TRILLION ENERGY INTERNATIONAL INC.
Suite 700 - 838 West Hastings Street, Vancouver, British Columbia, Canada V6C 0A6

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON DECEMBER 17, 2021

Dear Stockholder:

Our special meeting of stockholders will be held at the office of our law firm, Macdonald Tuskey, located at Suite 409 – 221 West Esplanade, North Vancouver, British Columbia V7M 3J3, Canada, at 10:00 a.m., local time, on December 17, 2021 for the following purposes:

1.	our corporate jurisdiction will be changed from the State of Delaware to the Province of British Columbia, Canada by means of a process called a “merger” and a “continuation”; and

2.	To transact such other business as may properly come before the special meeting or any adjournment thereof.

These items of business are more fully described in the accompanying proxy statement/prospectus.

Our board of directors has fixed the close of business on November 15, 2021 as the record date for the determination of the stockholders entitled to notice of, and to vote at, the special meeting or any adjournment thereof. Only the stockholders of record on the record date are entitled to vote at the special meeting.

Appraisal rights are available to the stockholders of record for their shares of our common stock under section 262 of the Delaware General Corporation Law (the “DGCL”), a copy of which is attached as Schedule “B” to the accompanying proxy statement/prospectus. See “Appraisal Rights” beginning on page 15 of the accompanying proxy statement/prospectus for a discussion of appraisal rights and how to exercise them.

Whether or not you plan on attending the special meeting, we ask that you vote by proxy by following the instructions provided in the enclosed proxy card as promptly as possible. If your shares are held of record by a broker, bank, or other nominee, please follow the voting instructions sent to you by your broker, bank, or other nominee in order to vote your shares.

Even if you have voted by proxy, you may still vote in person if you attend the special meeting. Please note, however, that if your shares are held of record by a broker, bank, or other nominee and you wish to vote at the special meeting, you must obtain a valid proxy issued in your name from that record holder.

Sincerely,

By Order of the Board of Directors

/s/ Arthur Halleran
Arthur Halleran
Chief Executive Officer and Chairman of the Board of Directors
October 27, 2021

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The information in this proxy statement/prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This proxy statement/prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated October 27, 2021

Proxy Statement/Prospectus

TRILLION ENERGY INTERNATIONAL INC.

Dear Stockholder:

You are cordially invited to attend a special meeting of stockholders to be held at the office of our law firm, Macdonald Tuskey, located at Suite 409 – 221 West Esplanade, North Vancouver, British Columbia V7M 3J3, Canada, at 10:00 a.m., local time, on December 17, 2021 for the following purposes:

1.	To approve the plan of merger, a copy of which is attached as Schedule “A” to this proxy statement/prospectus, whereby our corporate jurisdiction will be changed from the State of Delaware to the Province of British Columbia, Canada by means of a process called a “merger” and a “continuation”;

2.	To transact such other business as may properly come before the special meeting or any adjournment thereof.

Following the completion of the continuation, we anticipate that our common shares will continue to be quoted on the OTC Markets OTCQB under symbol, “TCFF.F”. We also anticipate that our common shares will continue to be listed on the Canadian Securities Exchange under our current symbol “TCF”.

See the “Risk Factors” beginning on page 18 of this proxy statement/prospectus for a discussion of certain risks that you should consider as stockholders of our company in regards to the continuation, and the ownership of shares of our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this proxy statement/prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This proxy statement/prospectus is dated October 27, 2021 and is first being sent or given to our stockholders on or about November 17, 2021.

This proxy statement/prospectus incorporates important business and financial information about our company that is not included in or delivered with this document. This information is available without charge to our stockholders upon written or oral request. Requests should be made to our company at the following address.

TRILLION ENERGY INTERNATIONAL INC.
Attention: President
Suite 700 - 838 West Hastings Street, Vancouver, British Columbia, Canada V6C 0A6
Telephone: (250) 996-4211

To obtain timely delivery, you must request the information no later than November 15, 2021.

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In this proxy statement/prospectus, unless otherwise specified, the terms “we”, “us”, “our” and “Trillion” mean Trillion Energy International Inc., a Delaware corporation whose shares you currently own, and its consolidated subsidiaries: Park Place Energy Corp., a Nevada corporation, Park Place Energy Bermuda, a Bermuda corporation, Park Place Energy Inc., a Delaware corporation, Park Place Energy Turkey Limited, a Cayman corporation, and BG Exploration EOOD, a Bulgarian corporation. The term “you” means you, the reader and a stockholder of our company. The term “Trillion BC” means Trillion Energy Inc., a British Columbia corporation whose shares you are expected to own after we change the corporate jurisdiction of our company from the State of Delaware to the Province of British Columbia.

All references to currency in this proxy statement/prospectus are in United States dollars unless otherwise stated and all financial statements are prepared in accordance with United States generally accepted accounting principles. Unless otherwise stated, conversion of Canadian dollars to United States dollars has been calculated at an exchange rate of CDN$1 equals US$0.75.

Please read this proxy statement/prospectus carefully. You should rely only on the information contained in this proxy statement/prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information provided by this proxy statement/prospectus is accurate as of any date other than the date on the front cover of this proxy statement/prospectus.

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GLOSSARY OF TERMS

Unless otherwise indicated in this prospectus, natural gas volumes are stated at the legal pressure base of the geographic area in which the reserves are located at 60 degrees Fahrenheit. Crude oil and natural gas equivalents are determined using the ratio of six Mcf. of natural gas to one barrel of crude oil, condensate or natural gas liquids. The following definitions shall apply to the technical terms used in this prospectus.

Terms used to describe quantities of crude oil and natural gas:

“Bbl” means one stock tank barrel, or 42 U.S. gallons liquid volume, used herein in reference to crude oil, condensate or NGLs.

“Boe” means a barrel of oil equivalent and a standard convention used to express crude oil, NGL and natural gas volumes on a comparable crude oil equivalent basis. Gas equivalents are determined under the relative energy content method by using the ratio of 6.0 Mcf of natural gas to 1.0 Bbl of crude oil or NGL. This is an energy content correlation and does not reflect a value or price relationship between the commodities.

“Bopd” means Boe per day.

“MBoe” means one thousand Boe.

“Mcf” means one thousand cubic feet of natural gas.

“MMBbl” means one million barrels of crude oil, condensate or NGLs.

“MMBoe” means one million Boe.

“MMcf” means one million cubic feet of natural gas equivalent.

“NGL” means natural gas liquids.

Terms used to assign a present value to or to classify our reserves:

“EUR” means estimated ultimate recovery. The sum of reserves remaining as of a given date and cumulative production as of that date.

“Pre-tax PV-10%” or “NPV10” means the estimated future net revenue, discounted at a rate of 10% per annum, before income taxes and with no price or cost escalation or de-escalation in accordance with guidelines promulgated by the SEC.

“Proved” reserves are those quantities of oil and gas, which, by analysis of geoscience and engineering data, can be estimated with reasonable certainty to be economically producible—from a given date forward, from known reservoirs, and under existing economic conditions, operating methods, and government regulations—prior to the time at which contracts providing the right to operate expire, unless evidence indicates that renewal is reasonably certain, regardless of whether deterministic or probabilistic methods are used for the estimation. The project to extract the hydrocarbons must have commenced or the operator must be reasonably certain that it will commence the project within a reasonable time. If deterministic methods are used, reasonable certainty means a high degree of confidence that the quantities will be recovered. If probabilistic methods are used, there should be at least a 90% probability that the quantities actually recovered will equal or exceed the estimate. A high degree of confidence exists if the quantity is much more likely to be achieved than not, and, as changes due to increased availability of geoscience (geological, geophysical, and geochemical), engineering, and economic data are made to EUR with time, reasonably certain EUR is much more likely to increase or remain constant than to decrease. The technical and economic data used in the estimation of the proved reserves include, but are not limited to, well logs, geologic maps, well-test data, production data (including flow rates), well data (including lateral lengths), historical price and cost information, and property ownership interests. GLJ Ltd., an independent petroleum engineering firm, uses this technical data, together with standard engineering and geoscience methods, or a combination of methods, including performance analysis, volumetric analysis, and analogy. The proved developed reserves and EURs per well are estimated using performance analysis and volumetric analysis. The estimates of the proved developed reserves and EURs for each developed well are used to estimate the proved undeveloped reserves for each proved undeveloped location (utilizing type curves, statistical analysis, and analogy).

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“Probable” reserves are those additional reserves that are less certain to be recovered than proved reserves. It is equally likely that the actual remaining quantities recovered will be greater or less than the sum of the estimated proved plus probable reserves.

“Possible” reserves are those additional reserves that are less certain to be recovered than probable reserves. There is a 10% probability that the quantities actually recovered will equal or exceed the sum of proved plus probable plus possible reserves.

“Proved developed producing reserves” or “PDPs” means reserves that can be expected to be recovered through existing wells with existing equipment and operating methods. Additional crude oil, NGLs, and natural gas expected to be obtained through the application of fluid injection or other improved recovery techniques for supplementing the natural forces and mechanisms of primary recovery are included in “proved developed reserves” only after testing by a pilot project or after the operation of an installed program has confirmed through production response that increased recovery will be achieved.

“Proved developed non-producing reserves” or “PDNPs” means proved crude oil, NGLs, and natural gas reserves that are developed behind pipe, shut-in or that can be recovered through improved recovery only after the necessary equipment has been installed, or when the costs to do so are relatively minor. Shut-in reserves are expected to be recovered from (1) completion intervals which are open at the time of the estimate but which have not started producing, (2) wells that were shut-in for market conditions or pipeline connections, or (3) wells not capable of production for mechanical reasons. Behind-pipe reserves are expected to be recovered from zones in existing wells that will require additional completion work or future recompletion prior to the start of production.

“Proved undeveloped reserves” or “PUDs” means reserves that are expected to be recovered from new wells on undrilled acreage, or from existing wells where a relatively major expenditure is required for development. Reserves on undrilled acreage are limited to those drilling units offsetting productive units that are reasonably certain of production when drilled. Proved reserves for other undrilled units are claimed only where it can be demonstrated with reasonable certainty that there is continuity of production from the existing productive formation. Estimates for proved undeveloped reserves will not be attributable to any acreage for which an application of fluid injection or other improved recovery technique is contemplated, unless such techniques have been proved effective by actual tests in the area and in the same reservoir or an analogous reservoir.

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PROXY STATEMENT/PROSPECTUS SUMMARY

This section highlights selected information in this proxy statement/prospectus. The summary may not contain all of the information important to you. To understand the proposals to be voted upon at the special meeting, you should read this entire document carefully, including the schedules to this proxy statement/prospectus. See also “Where You Can Find More Information.” The plan of merger, a copy of which is attached as Schedule “A” to this proxy statement/prospectus, contains the terms and conditions of the continuation, including the proposed articles of Trillion BC.

The estimates of our oil and natural gas reserves, each at December 31, 2020, included in this prospectus and in the documents incorporated by reference are based upon the reports of GLJ Ltd., an independent petroleum engineering firm (“GLJ”).

Our Business

Industry Overview

Oil and natural gas exploration consists of identifying potential locations for drilling and extraction, conducting geological and geophysical testing at such locations, drilling of oil wells, and natural gas prospecting. Oil and natural gases are essential to our lives in the 21st century, and are used every day for transportation, for the generation of power (including but not limited to heating and electricity), and as a raw material for the creation of other products.

Business Overview

We are primarily engaged in the business of oil and gas production and exploration in Bulgaria and Turkey, as further described below. We sell natural gas in Turkey to local industrial users. Oil is sold to processors for processing and subsequent sale to customers. The Company recognizes revenue at a point in time when control of the oil is transferred. For oil sales, control is typically transferred to the customer upon receipt at the wellhead or a contractually agreed upon delivery point. For the Company’s natural gas contracts, control transfers upon delivery to the inlet or to a contractually agreed upon delivery point. The Company recognizes the revenue in these contracts based on the net proceeds received from the processor. Our primary objective at this time is to increase production and cash-flow through further developing our proved natural gas reserves in our natural gas property in Turkey, the SASB gas field, described below.

The South Akcakoca Sub-Basin

The Company owns a 49% interest in the offshore production licenses called the South Akcakoca Sub-Basin (“SASB”). SASB has four producing fields, each with a production platform plus subsea pipelines that connect the fields to an onshore gas plant. Gas is produced from Eocene age sandstone reservoirs at subsea depths ranging from 1,100 to 1,800 meters. The SASB fields are connected through subsea pipelines to an onshore gas plant which is tied into a national pipeline. Gas is sold to a local utility on a take-or pay basis. The SASB gas fields are located in shallow water (60-100m) off the north coast of Turkey towards the western end of the Black Sea. Total gross natural gas production to date from the SASB gas fields since inception in 2007 is more than 41 BCF.

The Company has assessed several future drilling targets for new production wells including those classified as PUDs by GLJ and additionally has assessed several additional what management believes are low risk natural gas prospects on SASB directly contiguous to the proved reserves. Historically, the Company has a high success rate at SASB when drilling exploration wells based on 3D seismic interpretation. If the Company is able to raise sufficient capital, the Company intends to conduct three workovers, and drill five new wells to produce PUDs. The Company also intends to drill up to 10 additional low risk exploration wells into prospects with the objective of discover more natural gas and to increase its reserves and production upon a discovery being made. In order to proceed, we will need to raise additional capital, and there is no guarantee that we will raise sufficient capital to take these steps. The Company also has numerous exploration prospects that have not yet been assessed by GLJ on the SASB block, which require the existing 3D seismic to be reprocessed to provide for greater certainty related to the prospective targets, which include stratigraphic targets.

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At December 31, 2020, the gross gas production rate for the three remaining producing wells in SASB was a nominal 0.70 MMcfd; the average daily 2020 gross production rate for the field was 0.945 MMcfd, which is a result of no new drillings or rig based workovers having been completed since 2011, a decrease over 95% since peak production occurred of over 11 BCF/annum (gross 100% interest) which occurred in 2011. At the end of June 2021, gas is currently sold at a price of approximately $5.50/MCF.

The Company continues to produce gas from SASB as a loss to avoid shutting down the field and facilities. Commencing in November 2021, the Company plans to commence a revitalization program by drilling new wells, which may ramp up production and generate positive net backs and earnings. Based on the current drilling schedule, two new wells and one well workover are anticipated to occur between November and December 2021, which may result in increased production revenues towards the end of 2021 or early 2022. Another three wells and one workover are anticipated to commence in or about February 2022 and brought into production at this time. This later drilling program will be followed by an additional approximately 10 well drilling program on the four SASB gas fields commencing in 2022. 3-D seismic will be reprocessed to delineate existing targets and expand the drilling program, since 13 additional targets have been identified and merit further study. Those additional targets may result in additional reserves and resources.

In March 2021, the Company announced its plans to investigate around the SASB development license area, which is currently 12,385 hectares, by applying for a Technical Investigation Survey Permit for 200,000 hectares of surrounding area (“the Permit”). Upon receiving the Permit, the Company plans to reprocess existing 3D and 2D seismic with new technology. Such new technology is expected to improve the resolution of the data and define new exploration targets around the SASB.

Cendere Oil Field

The Cendere onshore oil field (the “Cendere Field”), is a producing oil field with a total of 25 wells, located in Southeast Turkey. The Cendere Field was first discovered in 1988. Oil production commenced during 1990. The operator of the Cendere Field is TPAO. The Company’s interest is 19.6% for all wells except for wells C-13, C-15 and C-16, for which its interest is 9.8%. The produced oil has a gravity of 27.5o API. After the initial development of the Cendere Field, oil production was approximately 2,000 bopd from three wells and which peaked at approximately 7,000 bopd in 1992, when additional wells were put into production. The field started to produce water during the first year of production. As of June 30, 2021, 20.99 MMbbls of oil have been produced from the Cendere Field. As of June 30, 2021, the Company’s average net oil was 122 bopd at 96% water cut.

The Cendere Field is a long-term low decline oil reserve. At December 31, 2020, the gross oil production rate for the producing wells in Cendere oil field was 1,086 bbls/day; the average daily 2020 gross production rate for the field was 737 bbls/day. As of June 30, 2021, oil is currently sold at a price of approximately $70.94 per barrel for a netback per barrel of approximately $41.78/Bbl. At December 31, 2020, net production to us was 150 barrels of oil equivalent per day or Boe/d. For the year 2020, net production to us averaged 178 Boe/d. At June 30, 2021, the gross oil production rate for the producing wells in Cendere was 773 bbls/day; the average daily 2021 gross production rate for the field was 992 bbls/day. As of June 30, 2021, oil was sold at a price of approximately $70.94 per barrel for a netback per barrel of approximately $41.78/bbl. As at June 30, 2021, the Cendere field was producing 122 barrels of oil per day net to the PPE Turkey; and averaged 139 barrels per day during 2021 net to the PPE Turkey.

The reservoirs are located in the Southeast Anatolian Basin and within the Middle Cretaceous period. The carbonated Derdere Formation is the main reservoir in Cendere Field and has dolomitization and fracturing, which enhance its production characteristics. There are also four additional oil reservoirs contained within Cendere Field.

The Cendere Field is covered by 54 km2 of 3D seismic that was acquired in 2004.

The field was developed using a collection of dispersed oil wells from which production is collected and exported to the Cendere gathering station. The produced oil is exported to the TPAO Karakus processing facility, and then is transported onwards to the BOTAS-operated oil pipeline.

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There are 20 well pads which currently house 16 producing wells spread over an area of approximately 15 square kilometers. A field gathering station, located to the southwest of the Cendere Field collects the oil and produced water from a collection of flowlines and manifolds.

Bakuk gas field

The Company also owns a 50% operated interest in the Bakuk gas field located near the Syrian border. The Bakuk field is shut-in with no plans to revive production in the near term.

Bulgaria

Dobrudja Basin

The Company holds a 98,205-acre oil and gas exploration claim in the Dobrudja Basin, which is located in northeast Bulgaria. The Company intends to conduct exploration for natural gas and test production activities over a five-year period in accordance with or exceeding its minimum work program obligation. The Company’s commitment is to perform geological and geophysical exploration activities in the first 3 years of the initial term (the “Exploration and Geophysical Work Stage”), followed by drilling activities in years 4 and 5 of the initial term (the “Data Evaluation and Drilling Stage”). The Company is required to drill 10,000 meters (approximately 32,800 feet) of new wellbore (which may be vertical, horizontal or diagonal) and conduct other exploration activities during the initial term. The Company intends to commence its work program efforts once it receives all regular regulatory approvals of its work programs.

COVID-19

In December 2019, a novel strain of coronavirus (COVID-19) emerged in Wuhan, Hubei Province, China. While initially the outbreak was largely concentrated in China and caused significant disruptions to its economy, it has now spread to several other countries and infections have been reported globally.

Because COVID-19 infections have been reported throughout the world, certain governmental authorities have issued stay-at-home orders as well as proclamations and/or directives aimed at minimizing the spread of COVID-19. Additional, more restrictive proclamations and/or directives may be issued in the future. The outbreak and the related mitigation measures has had an adverse impact on global economic conditions as well as on the Company’s business activities. COVID-19 caused a decrease in economic activity and temporary decrease in oil and gas prices, due to reduced demand. Oil prices have since recovered. The Company has implemented work from home measures for its employees in its offices in Canada and Turkey. The coronavirus has caused delay in realizing the Company’s funding efforts. The extent of which the coronavirus may impact the Company’s business activities in the future will depend on future developments, such as the ultimate geographic spread of the disease, vaccine approvals and effectiveness, the duration of the outbreak, travel restrictions, business disruptions, and the effectiveness of actions taken in Canada, Turkey, Bulgaria, and other countries to contain and treat the disease. These events are highly uncertain and as such, the Company cannot determine their financial impact at this time. While certain restrictions are presently in the process of being relaxed, it is unclear when the world will return to the previous normal, if ever. This may adversely impact the expected implementation of the Company’s plans moving forward. We continue to assess possible similar accommodations to our operations in light of the impact of COVID-19.

The ultimate impact of the COVID-19 pandemic on the Company’s operations is unknown and will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the duration of the COVID-19 outbreak, new information which may emerge concerning the severity of the COVID-19 pandemic, and any additional preventative and protective actions that governments, or the Company, may direct, which may result in an extended period of continued business disruption, reduced customer traffic and reduced operations. Any resulting financial impact cannot be reasonably estimated at this time but is anticipated to have a material adverse impact on our business, financial condition, and results of operations.

The measures taken to date adversely impacted the Company’s business during the six months ended June 30, 2021 and will potentially continue to impact the Company’s business. Oil and gas prices have been negatively impacted by COVID-19. Delays in permitting may occur as a result of the closure of government offices. We have incurred delays because of COVID-19 in developing new wells as planned. Management expects that all of its business segments, across all of its geographies, will be impacted to some degree, but the significance of the impact of the COVID-19 outbreak on the Company’s business and the duration for which it may have an impact cannot be determined at this time.

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Summary Risk Factors

Our business is subject to numerous risks and uncertainties, including those in the section entitled “Risk Factors” and elsewhere in this Prospectus. These risks include, but are not limited to, the following:

●	our history of losses;

●	our cash needs and the adequacy of our cash flows and earnings;

●	our ability to access additional capital;

●	our dependence upon our executive officers, founders and key employees;

●	our ability to attract and retain qualified personnel;

●	our reliance on our technology systems, the impact of technological changes and cybersecurity risks;

●	changes in applicable laws or regulations;

●	fluctuations in oil and natural gas prices;

●	Increases in the cost to conduct oil and gas reserve development activities;

●	public health epidemics or outbreaks (such as the novel strain of coronavirus (COVID-19)) and our responses to such events could materially and adversely impact our business; and

●	the possibility that we may be adversely affected by other economic, business, and/or competitive factors.

In addition, our management has concluded that our historical recurring losses from operations and negative cash flows from operations as well as our dependence on securing private equity and other financings raise substantial doubt about our ability to continue as a going concern and our auditor has included an explanatory paragraph relating to our ability to continue as a going concern in its audit reports for the fiscal years ended December 31, 2020 and 2019.

Summary of Financial Data

The following table presents our selected historical consolidated financial data for the periods indicated. The selected historical consolidated financial data for the years ended December 31, 2020 and 2019 and the balance sheet data as of December 31, 2020 and 2019 are derived from the audited financial statements. The summary historical financial data for the six months ended June 30, 2021 and June 30, 2020 and the balance sheet data as of June 30, 2021 and June 30, 2020 are derived from our unaudited financial statements.

Historical results are included for illustrative and informational purposes only and are not necessarily indicative of results we expect in future periods, and results of interim periods are not necessarily indicative of results for the entire year. The data presented below should be read in conjunction with, and are qualified in their entirety by reference to, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and the notes thereto included elsewhere in this Prospectus.

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	Year Ended		Six months Ended
	December 31, 2020	December 31, 2019	June 30, 2021	June 30, 2020
			(unaudited)
Statement of Operations Data
Total revenues	$2,584,266	3,915,799	1,957,817	1,279,464
Total operating expenses	5,795,396	5,609,236	3,502,221	2,524,935
Loss from operations	(3,211,130)	(1,693,437)	(1,544,404)	(1,245,471)
Total other income	(322,154)	9,944	(6,036,635)	25,186
Loss before provision for taxes	(3,533,284)	(1,683,493)	(7,581,039)	(1,220,285)
Income tax provisions	-	-
Net loss	$(3,533,284)	(1,683,493)	(7,581,039)	(1,220,285)
Basic and diluted net loss per share	$(0.04)	(0.02)	(0.05)	(0.01)

Balance Sheet Data (at period end)
Cash and cash equivalents	$202,712	863,017	1,084,701	572,360
Working capital (deficit) (1)	(1,057,725)	391,237	117,571	(119,874)
Total assets	6,487,261	7,297,185	7,697,629	6,901,390
Total liabilities	7,929,696	5,497,278	14,124,319	6,465,395
Stockholders’ equity (deficit)	(1,442,435)	1,799,907	(6,426,690)	435,995

(1)	Working capital represents total current assets less total current liabilities.

Proposal 1 – The Continuation

On August 31, 2021, our board of directors determined that it would be in the best interest of our company to change our corporate jurisdiction from the State of Delaware to the Province of British Columbia, Canada. We intend to change the corporate jurisdiction of Trillion from the State of Delaware to the Province of British Columbia, Canada by means of a process called a “merger” under the Delaware General Corporation Law and a “continuation” followed by an amalgamation under the Business Corporations Act (British Columbia).

If our stockholders approve the proposed continuation then we intend to file articles of merger with the Secretary of State of Delaware and a continuation application with the Registrar of Companies of British Columbia. Upon receipt of a certificate of continuation from the Registrar of Companies of British Columbia, we will be continued as a British Columbia corporation and will be governed by the laws of British Columbia. The assets and liabilities of the British Columbia corporation immediately after the continuation will be identical to the assets and liabilities of the Delaware corporation immediately prior to the continuation. The officers and directors of our company immediately before the continuation becomes effective will be the officers and directors of the British Columbia corporation. The change of our corporate jurisdiction will not result in any material change to our business and will not have any effect on the relative equity or voting interests of our stockholders. Each previously outstanding share of our common stock will become one common share of the British Columbia corporation.

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The continuation and the plan of merger are also subject to approval by the holders of a majority of the outstanding shares of our common stock and the Canadian Securities Exchange.

Our board of directors approved the plan of merger as being in the best interest of our company and recommends that you vote “for” the approval of the plan of merger.

Our board of directors recommends that you vote FOR the approval of the plan of merger.

Reasons for the Change of Our Corporate Jurisdiction

We believe that the change of our corporate jurisdiction from the State of Delaware to the Province of British Columbia, Canada will more accurately reflect our operations, which operations are in Turkey and are headquartered in and managed from the Province of British Columbia, Canada. We also believe that changing our corporate jurisdiction to the Province of British Columbia, Canada more accurately reflects the identity of our company because Canada is the country from which we have derived much of our financing, and our common stock is listed on the Canadian Securities Exchange in Canada. Furthermore, all of our officers and the majority of our directors are located in Canada, and a large amount of our issued and outstanding stock is owned of record by persons not resident in the United States. We believe that the change of our corporate jurisdiction may also enable us to qualify as a “foreign private issuer” in the United States. As a foreign private issuer, we believe that our regulatory compliance costs may decrease and our ability to raise capital should improve because it should, under certain circumstances, enable us to issue securities in private placement offerings with a four-month hold period (for which we believe there is more demand than there is for securities issued in a private placement with a minimum hold period of six months, which is currently the case) without limiting our access to the U.S. capital markets.

Regulatory Approvals

In order for our company to carry out the continuation, it will be necessary for us to comply with the provisions of the corporate law of the State of Delaware and the Business Corporations Act (British Columbia). Under the Delaware corporate law, a Delaware corporation is required to obtain approval from the holders of a majority of its voting power in order to carry out a merger. We are now seeking approval from the holders of a majority of the outstanding shares of our common stock.

Our directors and executive officers, who currently hold approximately 13% of our outstanding common stock, have indicated that they intend to vote for the approval of the continuation.

If our stockholders approve the continuation, then we intend to file articles of merger with the Secretary of State of Delaware. After that, we intend to submit a continuation application to the Registrar of Companies of British Columbia. Upon the filing of the continuation application and subsequent receipt of a certificate of continuation from the Registrar of Companies of British Columbia, we will be continued as a British Columbia corporation.

The continuation is subject to the approval of the Canadian Securities Exchange.

Appraisal Rights

Under Delaware law, our stockholders are entitled, after complying with certain requirements of Delaware law, to dissent from approval of the continuation pursuant to section 262 of the Delaware General Corporation Law (“DGCL”) and to be paid the “fair value” of their shares of our common stock exclusive of any element of value arising from the accomplishment or expectation of the continuation, if the continuation is completed. Stockholders electing to exercise these appraisal rights must comply with the provisions of section 262 of the DGCL in order to perfect their rights. We will require strict compliance with the statutory procedures.

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Please refer to the discussion of “Appraisal Rights” beginning on page 15 of this proxy statement/prospectus for a more comprehensive discussion of appraisal rights and how to exercise them. A copy of section 262 of the DGCL is attached as Schedule “B” to this proxy statement/prospectus.

Certain Tax Consequences for Stockholders

The following is a brief summary of certain tax consequences the change of our corporate jurisdiction may have for our company and our stockholders. You should consult your own tax advisers with respect to your particular circumstances. A more detailed summary of the factors affecting the tax consequences for our company and our stockholders is set out under “Certain United States Federal Income Tax Consequences of the Change of Our Corporate Jurisdiction” and “Certain Canadian Federal Income Tax Consequences of the Change of Our Corporate Jurisdiction” on pages 46 and 51, respectively, of this proxy statement/prospectus.

United States Federal Income Tax Consequences

Trillion BC likely will be treated as a U.S. corporation for U.S. federal income tax purposes. Trillion BC, a non-U.S. corporation generally would be classified as a non-U.S. entity (and, therefore, non-U.S. tax residents) under general rules of U.S. federal income taxation. However, Section 7874 of the Internal Revenue Code of 1986, as amended (the “Code”), contains rules that can result in a non-U.S. corporation being taxed as a U.S. corporation for U.S. federal income tax purposes, unless certain specific tests regarding the level of business activities are satisfied. Based on the anticipated level of business activities of Trillion BC and its relevant affiliates, these tests likely will not be satisfied. Satisfaction of these tests will not be finally determined until after the time of the Change of Jurisdiction. If it were determined that Trillion BC would be taxed as a U.S. corporation for U.S. federal income tax purposes, Trillion BC will be liable for both Canadian and U.S. taxes, which could have a material adverse effect on its financial condition and results of operations.

On the other hand, if Trillion BC is to be treated as a non-U.S. corporation for U.S. federal tax purposes, certain adverse U.S. federal income tax consequences could apply to a U.S. Holder if Trillion BC were treated as a passive non-U.S. investment company (“PFIC”) for any taxable year during which the U.S. Holder holds Trillion BC shares. Trillion BC may be classified as a PFIC and there can be no assurance that Trillion BC or any of its non-U.S. corporate subsidiaries would not be treated as a PFIC for any taxable year. If Trillion BC were treated as a PFIC, U.S. Holders of Trillion BC shares generally would be subject to certain adverse U.S. federal income tax consequences with respect to a gain realized on a taxable disposition of such shares, and certain distributions received on such shares. In addition, dividends received with respect to Trillion BC shares or with respect to the relevant non-U.S. corporate subsidiary, as applicable, would not constitute qualified dividend income eligible for preferential tax rates if Trillion BC or the relevant non-U.S. corporate subsidiary, as applicable, were treated as a PFIC for the taxable year of the distribution or for its preceding taxable year. Certain elections may be available to U.S. Holders to mitigate some of the adverse tax consequences resulting from PFIC treatment.

Canadian Federal Income Tax Consequences

As a result of the continuation, Trillion will be considered to have disposed of its assets for proceeds of disposition equal to their fair market value and to have immediately reacquired those assets at a cost equal to their fair market value. Trillion will be subject to Canadian federal income tax liabilities with respect to any gains realized as a result of the deemed disposition of all of its assets that constitute “taxable Canadian property” for the purposes of Canadian federal income tax.

The continuation will not cause a disposition or deemed disposition of the shares of Trillion held by any stockholder, and therefore will not cause the realization of any capital gain or capital loss by the stockholder in respect of such shares. For a more detailed summary of the Canadian federal income tax consequences, please see “Certain Canadian Federal Income Tax Consequences of the Change of Our Corporate Jurisdiction” on page 51 of this proxy statement/prospectus.

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As a result of the amalgamation, Trillion Amalco will inherit the tax basis of Trillion and Trillion BC’s assets, as well as the tax attributes of each company. Trillion will be deemed to dispose of its shares of Trillion BC at an amount determined by formula, which could result in the realization of a capital gain.

The amalgamation will generally not result in the realization of a capital gain or capital loss by a stockholder, however a capital gain may be realized by stockholders who receive cash in lieu of fractional shares of Trillion Amalco, and by dissenting stockholders.

Our Authorized Capital after the Change of Our Corporate Jurisdiction

The application for the continuation provides that our authorized capital after the change of our corporate jurisdiction will consist of an unlimited number of common shares without par value and an unlimited number of preferred shares without par value. Our current authorized capital stock consists of (i) 400,000,000 shares of common stock, par value $0.00001 per share (“Common Stock”), and (ii) 10,000,000 shares of preferred stock, par value $0.00001. per share.

Accounting Treatment of the Change of Our Corporate Jurisdiction

For United States accounting purposes, the change of our corporate jurisdiction from the State of Delaware to the Province of British Columbia, Canada by means of the continuation represents a non-substantive exchange to be accounted for in a manner consistent with a transaction between entities under common control. All assets, liabilities, revenues and expenses will be reflected in the accounts of Trillion BC based on existing carrying values at the date of the exchange. The historical comparative figures of Trillion BC will be those of Trillion.

We currently prepare our financial statements in accordance with the United States generally accepted accounting principles but will begin to report our financial statements in accordance with IFRS after the consummation of the change of our corporate jurisdiction.

How the Change of Our Corporate Jurisdiction will Affect Your Rights as a Stockholder

You will continue to hold the same number of shares you now hold following the change of our corporate jurisdiction from the State of Delaware to the Province of British Columbia, Canada. However, the rights of stockholders under Delaware law differ in certain substantive ways from the rights of stockholders under British Columbia law. Examples of some of the changes in stockholder rights which will result from the change of our corporate jurisdiction are described in the discussion of “Material Differences of the Rights of Our Stockholders After the Change of Our Corporate Jurisdiction” beginning on page 40.

Exchange of Share Certificates

Upon the effectiveness of the continuation, Trillion BC will mail a letter of transmittal with instructions to each holder of record of shares of Trillion outstanding immediately before the effective time of the continuation for use in exchanging certificates formerly representing shares of Trillion for certificates representing shares of Trillion BC. Certificates should not be surrendered by the holder thereof until they have received the letter of transmittal from Trillion BC. See page 27 for a more complete discussion regarding the exchange of share certificates.

Reporting Obligations under Securities Laws

If we change our corporate jurisdiction to the Province of British Columbia, Canada, we will still have to comply with reporting requirements under both the United States and Canadian securities laws. However, these requirements should be reduced because we would no longer be a United States company.

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We currently prepare our financial statements in accordance with United States generally accepted accounting principles (“US GAAP”). We file our audited annual financial statements with the Securities and Exchange Commission on annual reports on Form 10-K and our unaudited interim financial statements with the Securities and Exchange Commission on quarterly reports on Form 10-Q. Additionally, we are a reporting issuer in the Provinces of British Columbia and Alberta. Upon completion of the continuation, we anticipate that we will meet the definition of a “foreign private issuer” under the Securities Exchange Act of 1934. As a foreign private issuer, we anticipate that we will file an annual report on Form 20-F each year with the Securities and Exchange Commission. We will not be required to file interim quarterly reports on Form 10-Q, however we will be required to file our interim financial statements and management’s discussion and analysis, in the form required by Canadian securities legislation, with the Securities and Exchange Commission on Form 6-K. We anticipate that we will prepare our financial statements in accordance with IFRS subsequent to the change of our corporate jurisdiction.

In addition, as a foreign private issuer, our directors, officers and stockholders owning more than 10% of our outstanding common stock will no longer be subject to the insider reporting requirements of Section 16(b) of the Securities Exchange Act of 1934 and we will no longer be subject to the proxy rules of Section 14 of the Securities Exchange Act of 1934. Furthermore, Regulation FD does not apply to non-United States companies and will not apply to us upon completion of the continuation.

Whether or not we change our corporate jurisdiction to the Province of British Columbia, Canada, we will remain subject to Canadian disclosure requirements including those requiring that we publish news releases, file reports about material changes to or for our company, send you information circulars with respect to meetings of our stockholders, file annual and quarterly financial statements and related management’s discussion and analysis and those that require that our officers, directors and major shareholders file reports about trading in our shares.

Quotation on the OTCQB and Listing on the Canadian Securities Exchange

Our common stock is quoted on the OTCQB Board under the symbol “TCFF” and our shares are listed for trading on the Canadian Securities Exchange under the symbol “TCF”. We expect that immediately following the continuation, the common shares of Trillion BC will continue to be quoted on the OTCQB under the new symbol “TCFF.F”, and listed on the Canadian Securities Exchange under the current symbol “TCF”.

RISK FACTORS

An investment in our common stock involves a number of very significant risks. You should carefully consider the following risks and uncertainties in addition to other information in this proxy statement/prospectus in evaluating the proposed continuation, our company and our business. Our business, operating results and financial condition could be seriously harmed as a result of the occurrence of any of the following risks. You could lose all or part of your investment due to any of these risks. You should invest in our common stock only if you can afford to lose your entire investment.

Risks Relating to the Continuation

We will likely still be treated as a U.S. corporation and taxed on our worldwide income after the continuation.

The continuation of our company from the State of Delaware to the Province of British Columbia, Canada is considered a migration of our company from the State of Delaware to the Province of British Columbia, Canada. Certain transactions whereby a U.S. corporation migrates to a foreign jurisdiction can be considered by the United States Congress to be an abuse of the U.S. tax rules because thereafter the foreign entity would not subject to U.S. tax on its worldwide income. Section 7874(b) of the Internal Revenue Code of 1986, as amended (the “Code”), was enacted in 2004 to address this potential abuse. Section 7874(b) of the Code provides generally that certain corporations that migrate from the U.S. will nonetheless remain subject to U.S. federal income tax on their worldwide income unless the migrating entity has substantial business activities in the foreign country to which it is migrating when compared to its total business activities.

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If Section 7874(b) of the Code applies to the migration of our company from the State of Delaware to the Province of British Columbia, Canada, our company would continue to be subject to U.S. federal income taxation on its world-wide income. Section 7874(b) of the Code would apply to our migration unless we have substantial business activities in Canada when compared to our total business activities.

If Trillion Amalco is treated as a U.S. corporation for U.S. federal income tax purposes under Section 7874 of the Code, then Trillion Amalco believes the Continuation into the Province of British Columbia, Canada would be treated as a reorganization under Section 368(a) of the Code and the following U.S. federal income tax consequences generally would result for U.S. Holders:

(a)	no gain or loss will be recognized by a U.S. Holder on the exchange of Trillion Shares for Trillion BC Shares pursuant to the Continuation and merger;

(b)	the tax basis of a U.S. Holder in the Trillion Amalco Shares acquired in exchange for Trillion Shares pursuant to the Continuation and merger would be equal to such U.S. Holder’s tax basis in Trillion Shares exchanged;

(c)	the holding period of a U.S. Holder with respect to the Trillion Amalco Shares acquired in exchange for Trillion Shares pursuant to the Continuation and merger will include such U.S. Holder’s holding period for Trillion Shares; and

(d)	U.S. Holders who exchange Trillion Shares for Trillion Amalco Shares pursuant to the Continuation and merger generally would be required to report certain information to the IRS on their U.S. federal income tax returns for the tax year in which the Continuation and merger occurs, and to retain certain records related to the Continuation and merger.

We may be classified as a Passive Foreign Investment Company as a result of the continuation.

Sections 1291 to 1298 of the Code contain the Passive Foreign Investment Company (“PFIC”) rules. These rules generally provide for punitive treatment to “U.S. holders” (as defined in the section titled “Certain United States Federal Income Tax Consequences”) of PFICs. A foreign corporation is classified as a PFIC if more than 75% of its gross income is passive income or more than 50% of its assets produce passive income or are held for the production of passive income. These rules would not apply if the Section 7874(b) rules, as noted above, deem Trillion BC to be considered as a U.S. corporation for U.S. federal income tax purposes.

Because we expect that most of our assets after the continuation will be cash or cash equivalents and shares of our wholly-owned subsidiary, we likely will in the future be classified as a PFIC if Section 7874 is not applicable. If we are classified as a PFIC after migration, then the U.S. holders of our company may be subject to PFIC provisions which may impose U.S. taxes, in addition to those normally applicable, on the sale of their shares of our company or on distribution from our company.

If we complete the continuation and merger, we will no longer be required to file quarterly financial statements that have been reviewed by our independent auditors on Forms 10-Q, as required by the Securities Exchange Act of 1934.

If we change our corporate jurisdiction to the Province of British Columbia, Canada, we will still have to comply with reporting requirements under United States securities laws. However, these requirements could be reduced because we will no longer be incorporated in a state of the United States.

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We currently prepare our financial statements in accordance with United States generally accepted accounting principles (“US GAAP”). We file our audited annual financial statements with the Securities and Exchange Commission with our annual reports on Form 10-K and we file our unaudited interim financial statements with the Securities and Exchange Commission with our quarterly reports on Form 10-Q. Upon completion of the continuation, we anticipate that we will meet the definition of a “foreign private issuer” under the Securities Exchange Act of 1934, as amended. As a foreign private issuer, we anticipate that we will be eligible to file our annual reports each year with the Securities and Exchange Commission on Form 20-F. As a foreign private issuer filing annual reports on Form 20F, we would not be required to file quarterly reports on Forms 10-Q. Instead, we would file with the Securities and Exchange Commission on a quarterly basis interim financial statements that are not required to be reviewed by our auditors, together with management’s discussion and analysis in the form required under Canadian securities legislation. We anticipate that we will begin to prepare our financial statements in accordance with IFRS subsequent to the change of our corporate jurisdiction.

If we complete the continuation, insiders of our company will no longer be required to file insider reports under Section 16(a) of the Securities Exchange Act of 1934 and they will no longer be subject to the “short swing profit rule” of Section 16(b) of the Securities Exchange Act of 1934.

As a foreign private issuer, our directors, officers and stockholders owning more than 10% of our outstanding common stock will be subject to the insider filing requirements imposed by Canadian securities laws but they will be exempt from the insider requirements imposed by Section 16 of the Securities Exchange Act of 1934. The Canadian securities laws do not impose on insiders any equivalent of the “short swing profit rule” imposed by Section 16 and, after completion of the continuation, our insiders will not be subject to liability for profits realized from any “short swing” trading transactions, or a purchase and sale, or a sale and purchase, of our equity securities within less than six months. As a result, our stockholders may not enjoy the same degree of protection against insider trading as they would under Section 16 of the Securities Exchange Act of 1934.

If we complete the continuation, our company will no longer be required to comply with Regulation FD.

Regulation FD, which was promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934 to prevent certain selective disclosure by reporting companies, does not apply to non-United States companies and will not apply to us upon completion of the continuation. As a result, our stockholders may not enjoy the same degree of protection against selective disclosure as they would under Section 16 of the Securities Exchange Act of 1934.

Your rights as a stockholder of our company will change as a result of the continuation.

Because of the differences between Delaware law and British Columbia law, your rights as a stockholder will change if the continuation is completed. For a detailed discussion of these differences, see “Material Differences of the Rights of Our Stockholders After the Change of Our Corporate Jurisdiction.” beginning at page 40 of this proxy statement/prospectus.

The market for shares of our company as a British Columbia corporation may differ from the market for shares of our company as a Delaware corporation.

Although we anticipate that our common shares will requalify to be quoted on the OTC Markets Group Inc.’s OTCQB and be listed on the Canadian Securities Exchange following the completion of the continuation, the market prices, trading volume and volatility of the shares of our company as a British Columbia corporation could be different from those of the shares of our company as a Delaware corporation. We cannot predict what effect, if any, the continuation will have on the market price prevailing from time to time or the liquidity of our common shares.

The exercise of dissent and appraisal rights by our shareholders may adversely impact Trillion BC.

Pursuant to the Dissenters Rights Provisions of Delaware corporate law, if the merger and continuation is completed, former stockholders who did not vote in favor of the continuation may elect to have the company purchase their shares for a cash price that is equal to the “fair value” of such shares, as determined in a judicial proceeding. The fair value means the value of such shares immediately before the effectuation of the continuation excluding any appreciation or depreciation in anticipation of the continuation, unless exclusion of any appreciation or depreciation would be inequitable. If sufficient shareholders elect to have us purchase their shares, the liability resulting from the fair value of those shares will adversely impact the financial condition of the company, cause significant volatility in the price of the our company’s common shares, or materially impair the ability of our company to execute its plan of operation.

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Risks Related to International Operations

The risks related to international operations, in particular in countries outside of the United States, could negatively affect the Company’s results.

The Company expects that receivables with respect to foreign sales in countries outside of the United States, such as Bulgaria and Turkey, will account for a significant amount of its total accounts and receivables. As such, the Company’s operations may be adversely affected by changes in foreign government policies and legislation or social instability and other factors which are not within the control of the Company, including, but not limited to, recessions in foreign economies, expropriation, nationalization and limitation or restriction on repatriation of funds, assets or earnings, longer receivables collection periods and greater difficulty in collecting accounts receivable, changes in consumer tastes and trends, renegotiation or nullification of existing contracts or licenses, changes in gaming policies, regulatory requirements or the personnel administering them, currency fluctuations and devaluations, exchange controls, economic sanctions and royalty and tax increases, risk of terrorist activities, revolution, border disputes, implementation of tariffs and other trade barriers and protectionist practices, taxation policies, including royalty and tax increases and retroactive tax claims, volatility of financial markets and fluctuations in foreign exchange rates, difficulties in the protection of intellectual property particularly in countries with fewer intellectual property protections, the effects that evolving regulations regarding data privacy may have on the Company’s online operations, adverse changes in the creditworthiness of parties with whom the Company has significant receivables or forward currency exchange contracts, labor disputes and other risks arising out of foreign governmental sovereignty over the areas in which the Company’s operations are conducted. The Company’s operations may also be adversely affected by social, political and economic instability and by laws and policies of such foreign jurisdictions affecting foreign trade, taxation and investment. If the Company’s operations are disrupted and/or the economic integrity of its contracts is threatened for unexpected reasons, its business may be harmed.

The Company’s international activities may require protracted negotiations with host governments, national companies and third parties. Foreign government regulations may favor or require the awarding of contracts to local contractors or require foreign contractors to employ citizens of, or purchase supplies from, a particular jurisdiction. In the event of a dispute arising in connection with the Company’s operations in a foreign jurisdiction where it conducts its business, the Company may be subject to the exclusive jurisdiction of foreign courts or may not be successful in subjecting foreign persons to the jurisdictions of the courts of United States or enforcing American judgments in such other jurisdictions. The Company may also be hindered or prevented from enforcing its rights with respect to a governmental instrumentality because of the doctrine of sovereign immunity. Accordingly, the Company’s activities in foreign jurisdictions could be substantially affected by factors beyond the Company’s control, any of which could have a material adverse effect on it. Some countries in which the Company may operate may be considered politically and economically unstable.

Doing business in the industries in which the Company operates often requires compliance with numerous and extensive procedures and formalities. These procedures and formalities may result in unexpected or lengthy delays in commencing important business activities. In some cases, failure to follow such formalities or obtain relevant evidence may call into question the validity of the entity or the actions taken. Management of the Company is unable to predict the effect of additional corporate and regulatory formalities which may be adopted in the future including whether any such laws or regulations would materially increase the Company’s cost of doing business or affect its operations in any area.

The Company may in the future enter into agreements and conduct activities outside of the jurisdictions where it currently carries on business, which expansion may present challenges and risks that the Company has not faced in the past, any of which could adversely affect the results of operations and/or financial condition of the Company.

The Company’s results of operations could be affected by natural events in the locations in which it operates.

The Company has operations in locations subject to natural occurrences such as severe weather and other geological events, including hurricanes, earthquakes, or flood that could disrupt operations. Any serious disruption at any of the Company’s sites due to a natural disaster could have a material adverse effect on the Company’s revenues and increase its costs and expenses. If there is a natural disaster or other serious disruption at any of the Company’s sites, it could impair its ability to adequately supply its customers, cause a significant disruption to its operations, cause the Company to incur significant costs to relocate or re-establish these functions and negatively impact its operating results. While the Company intends to seek insurance against certain business interruption risks, such insurance may not adequately compensate the Company for any losses incurred as a result of natural or other disasters. In addition, any natural disaster that results in a prolonged disruption to the operations of the Company’s customers may adversely affect its business, results of operations or financial condition.

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Risks Related to Regulation

The Company is subject to various laws relating to trade, export controls, and foreign corrupt practices, the violation of which could adversely affect its operations, reputation, business, prospects, operating results and financial condition.

We are subject to risks associated with doing business outside of the United States, including exposure to complex foreign and U.S. regulations such as the Foreign Corrupt Practices Act (the “FCPA”) and other anti-corruption laws which generally prohibit U.S. companies and their intermediaries from making improper payments to foreign officials for the purpose of obtaining or retaining business. Violations of the FCPA and other anti-corruption laws may result in severe criminal and civil sanctions and other penalties. It may be difficult to oversee the conduct of any contractors, third-party partners, representatives or agents who are not our employees, potentially exposing us to greater risk from their actions. If our employees or agents fail to comply with applicable laws or company policies governing our international operations, we may face legal proceedings and actions which could result in civil penalties, administration actions and criminal sanctions. Any determination that we have violated any anti-corruption laws could have a material adverse impact on our business. Changes in trade sanctions laws may restrict the Company’s business practices, including cessation of business activities in sanctioned countries or with sanctioned entities.

Violations of these laws and regulations could result in significant fines, criminal sanctions against the Company, its officers or its employees, requirements to obtain export licenses, disgorgement of profits, cessation of business activities in sanctioned countries, prohibitions on the conduct of its business and its inability to market and sell the Company’s products or services in one or more countries. Additionally, any such violations could materially damage the Company’s reputation, brand, international expansion efforts, ability to attract and retain employees and the Company’s business, prospects, operating results and financial condition.

Risks Related to our Operations

Our exploration, development and production activities may not be profitable or achieve our expected returns.

The future performance of our business will depend upon our ability to develop oil and natural gas reserves that are economically recoverable. Success will depend upon our ability to develop prospects from which oil and natural gas reserves are ultimately discovered in commercial quantities. Without successful exploration activities, we will not be able to develop oil and natural gas reserves or generate revenues. There are no assurances that oil and natural gas reserves will be produced or discovered in sufficient quantities to enable us to recover our exploration and development costs or sustain our business.

The successful development of oil and natural gas properties requires an assessment of recoverable reserves, future oil and natural gas prices and operating costs, potential environmental and other liabilities, and other factors. Such assessments are inherently uncertain. In addition, no assurance can be given that our exploration and development activities will result in the discovery of reserves. Operations may be curtailed, delayed or canceled as a result of lack of adequate capital and other factors, such as lack of availability of rigs and other equipment, title problems, weather, compliance with governmental regulations or price controls, mechanical difficulties, or unusual or unexpected formations, pressures and/or work interruptions. In addition, the costs of exploration and development may materially exceed our internal estimates.

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The development of estimated PUDs may take longer and may require higher levels of capital expenditures than anticipated. Therefore, estimated PUDs may not be ultimately developed or produced.

As of December 31, 2020, our assets located in Turkey contained 2,394 MBoe oil equivalent of proved oil and gas reserves (2,161 Mboe natural gas stated as oil equivalent and 233 Mboe oil reserves -all gross interest, net to us). Development of these proved reserves may take longer and require higher levels of capital expenditures than anticipated. Estimated future development costs relating to the development of such are approximately $21.5 million over the next five (5) years. Our ability to fund these expenditures is subject to a number of risks. Our development projects and acquisitions will require substantial capital expenditures. We may be unable to obtain required capital or financing on satisfactory terms, which could reduce its ability to access or grow production and reserves. Delays in the development of reserves, increases in costs to drill and develop such reserves or decreases in commodity prices will reduce the value of the estimated PUDs and future net revenues estimated for such reserves and may result in some projects becoming uneconomic. In addition, delays in the development of reserves could cause us to have to reclassify PUDs as unproved reserves. Furthermore, there is no certainty that we will be able to convert PUDs to developed reserves or that undeveloped reserves will be economically viable or technically feasible to produce.

We may be unable to acquire or develop additional reserves, which would reduce our cash flow and income.

In general, production from oil and natural gas properties declines over time as reserves are depleted, with the rate of decline depending on reservoir characteristics. If we are not successful in our exploration and development activities or in acquiring properties containing reserves, our reserves will generally decline as reserves are produced. Our oil and natural gas production will be highly dependent upon our ability to economically find, develop or acquire reserves in commercial quantities.

Our future oil and natural gas reserves, production, and cash flows, if any, are highly dependent upon us successfully exploiting known gas resources and proving reserves. A future increase in our reserves will depend not only on our ability to flow economic rates of natural gas and potentially develop the reserves we may have from time to time, but also on our ability to select and acquire suitable producing properties or prospects and technologies for exploitation. There are no absolute guarantees that our future efforts will result in the economic development of natural gas.

To the extent cash flow from operations is reduced, either by a decrease in prevailing prices for oil and natural gas or an increase in finding and development costs, and external sources of capital become limited or unavailable, our ability to make the necessary capital investment to maintain or expand our asset base of oil and natural gas reserves would be impaired. Even with sufficient available capital, our future exploration and development activities may not result in additional reserves, and we might not be able to drill productive wells at acceptable costs.

The development of prospective resources is uncertain. In addition, there are no assurances that our resources will be converted to proved reserves.

All of our Bulgarian oil and gas resources are classified as prospective resources as are a significant portion of the SASB resources. There is significant uncertainty attached to prospective resource estimates. The discovery, determination and exploitation of such resources require significant capital expenditures and successful drilling and exploration programs. We may not be able to raise the additional capital that we need to discover or develop these resources. There is no certainty that we will be able to convert prospective resources into proved reserves or that these resources will be economically viable or technically feasible to produce.

The establishment of proved reserves is subjective and subject to many uncertainties.

In general, estimates of recoverable natural resources are based upon a number of factors and assumptions made as of the date on which the resource estimates were determined, such as geological and engineering estimates, which have inherent uncertainties, and the assumed effects of regulation by governmental agencies and estimates of future commodity prices and operating costs, all of which may vary considerably from actual results. All such estimates are, to some degree, uncertain and classifications of resources are only attempts to define the degree of uncertainty involved. For these reasons, estimates of the recoverable natural resources, the classification of such resources based on risk of recovery, prepared by different engineers or by the same engineers at different times, may vary substantially.

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We could lose permits or licenses on certain of our properties unless the permits or licenses are extended or we commence production and convert the permits or licenses to production leases or concessions.

Our Turkey producing properties are held in the form of production leases. Initially, our Bulgarian property will be held in the form of a license agreement. Future properties may be held in the form of permits, leases and/or license agreements that contain expiration dates and specific requirements and stipulations. If our permits or licenses expire, we will lose our right to explore and develop the related properties. If we fail to meet specific requirements of the permits, leases and/or license agreements, we may be in breach and may lose our rights or be liable for damages. Our drilling plans for these areas are subject to change based upon various factors, including factors that are beyond our control. Such factors include drilling results, oil and natural gas prices, the availability and cost of capital, drilling and production costs, availability of drilling services and equipment, gathering system and pipeline transportation constraints, and regulatory approvals.

We are subject to political, economic, and other risks and uncertainties in the foreign countries in which we operate.

Any international operations performed may expose us to greater risks than those associated with more developed markets. Due to our foreign operations, we are subject to the following issues and uncertainties that can adversely affect our operations in Bulgaria or other countries in which we may operate properties in the future:

●	the risk of, and disruptions due to, expropriation, nationalization, war, revolution, election outcomes, economic instability, political instability, or border disputes;

●	the uncertainty of local contractual terms, renegotiation or modification of existing contracts and enforcement of contractual terms in disputes before local courts;

●	the risk of import, export and transportation regulations and tariffs, including boycotts and embargoes;

●	the risk of not being able to procure residency and work permits for our expatriate personnel;

●	the requirements or regulations imposed by local governments upon local suppliers or subcontractors, or being imposed in an unexpected and rapid manner;

●	taxation and revenue policies, including royalty and tax increases, retroactive tax claims and the imposition of unexpected taxes or other payments on revenues;

●	exchange controls, currency fluctuations and other uncertainties arising out of foreign government sovereignty over foreign operations;

●	laws and policies of the United States and of the other countries in which we may operate affecting foreign trade, taxation and investment, including anti- bribery and anti-corruption laws;

●	the possibility of being subjected to the exclusive jurisdiction of foreign courts in connection with legal disputes and the possible inability to subject foreign persons to the jurisdiction of courts in the United States; and

●	the possibility of restrictions on repatriation of earnings or capital from foreign countries.

There can be no assurance that changes in conditions or regulations in the future will not affect our profitability or ability to operate in such markets.

The Company will comply with regulations adopted in Bulgaria adopting a moratorium on fracture stimulation activities, and the inability to conduct such activities could result in increased costs and additional operating restrictions or delays.

Fracture stimulation is a commonly used process for the completion of oil and natural gas wells and involves the pressurized injection of water, sand and chemicals into rock formations to stimulate production. Recently, there has been increased public concern regarding the potential environmental impact of fracture stimulation activities. Bulgaria has adopted regulations banning all fracture stimulation activities in Bulgaria. Consequently, the Company will not conduct such activities in Bulgaria.

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We are subject to foreign currency risks.

Oil and gas operations in Turkey will generate revenues in Turkish Lira, while expenses will be incurred in Turkish Lira or U.S. dollars. Gas production in Turkey will generate Turkish Lira. Oil and gas operations in Bulgaria will generate revenues in Bulgarian Leva, while expenses will be incurred in Bulgarian Leva, U.S. dollars or Euros. Gas production in Bulgaria will generate Bulgarian Leva. As a result, any fluctuations of these currencies may result in a change in reported revenues, if any, that our projects could generate if they commence production. Accordingly, our future financial results are subject to risk based on changes to foreign currency rates.

If we lose the services of our management and key consultants, then our plan of operations may be delayed.

Our success depends to a significant extent upon the continued service of our executive management, directors and consultants. Losing the services of one or more key individuals could have a material adverse effect on the Company’s prospective business until replacements are found.

Drilling for and producing oil and natural gas are high-risk activities with many uncertainties that could adversely affect our business, financial condition or results of operations.

Our future success depends on the success of our exploration, development and production activities in our reserves and prospects. These activities will be subject to numerous risks beyond our control, including the risk that we will be unable to economically produce our reserves or be able to find commercially productive oil or natural gas reservoirs. Our decisions to purchase, explore, develop or otherwise exploit prospects or properties will depend in part on the evaluation of data obtained through geophysical and geological analyses, production data and engineering studies, the results of which are often inconclusive or subject to varying interpretations. The cost of drilling, completing and operating wells is often uncertain before drilling commences. Overruns in budgeted expenditures are common risks that can make a particular project unprofitable. Further, many factors may curtail, delay or prevent drilling operations, including:

●	unexpected drilling conditions;
●	pressure or irregularities in geological formations;

●	equipment failures or accidents;

●	pipeline and processing interruptions or unavailability;

●	title problems;

●	adverse weather conditions;

●	lack of market demand for oil and natural gas;

●	delays imposed by, or resulting from, compliance with environmental laws and other regulatory requirements;

●	declines in oil and natural gas prices; and

●	shortages or delays in the availability of drilling rigs, equipment and qualified personnel.

Our future drilling activities might not be successful, and drilling success rates overall or within a particular area could decline. We could incur losses by drilling unproductive wells. Shut-in wells, curtailed production and other production interruptions may materially adversely affect our business, financial condition and results of operations.

Shortages of drilling rigs, equipment, oilfield services and qualified personnel could delay our exploration and development activities and increase the prices that we pay to obtain such drilling rigs, equipment, oilfield services and personnel.

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Our industry is cyclical and, from time to time, there may be a shortage of drilling rigs, equipment, oilfield services and qualified personnel in countries in which we may operate in the future. Shortages of drilling and workover rigs, pipe and other equipment may occur as demand for drilling rigs and equipment increases, along with increases in the number of wells being drilled. These factors can also cause significant increases in costs for equipment, oilfield services and qualified personnel. Higher oil and natural gas prices generally stimulate demand and result in increased prices for drilling and workover rigs, crews and associated supplies, equipment and services. It is beyond our control and ability to predict whether these conditions will exist in the future and, if so, what their timing and duration will be. These types of shortages or price increases could significantly increase our costs, decrease our cash provided by operating activities, or restrict our ability to conduct the exploration and development activities that we currently have planned and budgeted or that we may plan in the future. In addition, the availability of drilling rigs can vary significantly from region to region at any particular time. An undersupply of drilling rigs in any of the regions in which we may operate may result in drilling delays and higher costs for drilling rigs.

A substantial or extended decline in oil and natural gas prices may adversely affect our ability to meet our future capital expenditure obligations and financial commitments.

Revenues, operating results and future rate of growth are substantially dependent upon the prevailing prices of, and demand for, oil and natural gas. Lower oil and natural gas prices may also reduce the amount of oil and natural gas that we will be able to produce economically. Historically, oil and natural gas prices and markets have been volatile, and they are likely to continue to be volatile in the future. The recent decline in oil prices has highlighted the volatility and if oil prices remain at this level for an extended period of time, such lower prices could adversely affect our business, financial condition, and results of operations.

A decrease in oil or natural gas prices will not only reduce revenues and profits but will also reduce the quantities of reserves that are commercially recoverable and may result in charges to earnings for impairment of the value of these assets. If oil or natural gas prices decline significantly for extended periods of time in the future, we might not be able to generate sufficient cash flow from operations to meet our obligations and make planned capital expenditures. Oil and natural gas prices are subject to wide fluctuations in response to relatively minor changes in the supply of, and demand for, oil and natural gas, market uncertainty and a variety of additional factors that are beyond our control. Among the factors that could cause fluctuations are:

●	market expectations regarding supply and demand for oil and natural gas;

●	levels of production and other activities of the Organization of Petroleum Exporting Countries and other oil and natural gas producing nations;

●	market expectations about future prices for oil and natural gas;

●	the level of global oil and natural gas exploration, production activity and inventories;

●	political conditions, including embargoes, in or affecting oil and natural gas production activities; and

●	the price and availability of alternative fuels.

Lower oil and natural gas prices may not only decrease our revenues on a per unit basis, but also may reduce the amount of oil and natural gas that we will be able to produce economically. A substantial or extended decline in oil or natural gas prices may have a material adverse effect on our business, financial condition and results of operations.

We are subject to operating hazards.

The oil and natural gas exploration and production business involves a variety of operating risks, including the risk of fire, explosion, blowout, pipe failure, casing collapse, stuck tools, uncontrollable flows of oil or natural gas, abnormally pressured formations and environmental hazards such as oil spills, surface cratering, natural gas leaks, pipeline ruptures, discharges of toxic gases, underground migration, surface spills, mishandling of fracture stimulation fluids, including chemical additives, and natural disasters. The occurrence of any of these events could result in substantial losses to us due to injury and loss of life, loss of or damage to well bores and/or drilling or production equipment, costs of overcoming downhole problems, severe damage to and destruction of property, natural resources and equipment, pollution and other environmental damage, clean-up responsibilities, regulatory investigation and penalties and suspension of operations. Gathering systems and processing facilities are subject to many of the same hazards and any significant problems related to those facilities could adversely affect our ability to market our production.

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Our oil and natural gas operations are subject to extensive and complex laws and government regulation, and compliance with existing and future laws may increase our costs or impair our operations.

Our oil and natural gas operations in countries in which we operate or may operate in the future will be subject to numerous laws and regulations, including those related to the environment, employment, immigration, labor, oil and natural gas exploration and development, payments to local, foreign and provincial officials, taxes and the repatriation of foreign earnings. If we fail to adhere to any applicable laws or regulations, or if such laws or regulations restrict exploration or production, or negatively affect the sale, of oil and natural gas, our business, prospects, results of operations, financial condition or cash flows may be impaired. We may be subject to governmental sanctions, such as fines or penalties, as well as potential liability for personal injury, property or natural resource damage and might be required to make significant capital expenditures to comply with federal, state or international laws or regulations. In addition, existing laws or regulations, as currently interpreted or reinterpreted in the future, or future laws or regulations, could adversely affect our business or operations, or substantially increase our costs and associated liabilities.

In addition, exploration for, and exploitation, production and sale of, oil and natural gas in countries in which we operate or may operate in the future are subject to extensive national and local laws and regulations requiring various licenses, permits and approvals from various governmental agencies. If these licenses or permits are not issued or unfavorable restrictions or conditions are imposed on our exploration or drilling activities, we might not be able to conduct our operations as planned. Alternatively, failure to comply with these laws and regulations, including the requirements of any licenses or permits, might result in the suspension or termination of operations and subject us to penalties. Our costs to comply with such laws, regulations, licenses and permits are significant.

Specifically, our oil and natural gas operations in countries in which we operate or may operate in the future will be subject to stringent laws and regulations relating to the release or disposal of materials into the environment or otherwise relating to environmental protection. Failure to comply with these laws and regulations may result in the imposition of administrative, civil and/or criminal penalties, incurring investigatory or remedial obligations and the imposition of injunctive relief.

Changes in environmental laws and regulations occur frequently, and any changes that result in more stringent or costly waste handling, storage, transport, disposal or cleanup requirements could require us to make significant expenditures to attain and maintain compliance and may otherwise have a material adverse effect on our industry in general and on our own results of operations, competitive position or financial condition. Although we intend to comply in all material respects with applicable environmental laws and regulations, there can be no assurance that we will be able to comply with existing or new regulations. In addition, the risk of accidental spills, leakages or other circumstances could expose us to extensive liability. We are unable to predict the effect of additional environmental laws and regulations that may be adopted in the future, including whether any such laws or regulations would materially adversely increase our cost of doing business or affect operations in any area.

Under certain environmental laws that impose strict, joint and several liability, we may be required to remediate our contaminated properties regardless of whether such contamination resulted from the conduct of others or from consequences of our own actions that were or were not in compliance with all applicable laws at the time those actions were taken. In addition, claims for damages to persons or property may result from environmental and other impacts of our operations. Moreover, new or modified environmental, health or safety laws, regulations or enforcement policies could be more stringent and impose unforeseen liabilities or significantly increase compliance costs. Therefore, the costs to comply with environmental, health or safety laws or regulations or the liabilities incurred in connection with them could significantly and adversely affect our business, financial condition or results of operations.

In addition, many countries have agreed to regulate emissions of “greenhouse gases.” Methane, a primary component of natural gas, and carbon dioxide, a by-product of burning of oil and natural gas, are greenhouse gases. Regulation of greenhouse gases could adversely impact some of our operations and demand for some of our services or products in the future.

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Competition in the oil and natural gas industry is intense, which will make it more difficult for us to acquire properties, market oil or natural gas and secure trained personnel.

Our ability to acquire additional prospects and to find and develop reserves in the future will depend on its ability to evaluate and select suitable properties for acquisitions and to consummate transactions in a highly competitive environment for acquiring properties, marketing oil and natural gas and securing trained personnel. Also, there is substantial competition for capital available for investment in the oil and natural gas industry. Many other oil and natural gas companies possess and employ greater financial, technical and personnel resources than us. Those companies may be able to pay more for productive properties and exploratory prospects and to evaluate, bid for and purchase a greater number of properties and prospects than our financial or personnel resources permit. In addition, other companies may be able to offer better compensation packages to attract and retain qualified personnel than we will be able to offer. The cost to attract and retain qualified personnel has historically continually increased due to competition and may increase substantially in the future. We may not be able to compete successfully in the future in acquiring prospective reserves, developing reserves, marketing hydrocarbons, attracting and retaining quality personnel and raising additional capital, which could have a material adverse effect on its business.

We might not be able to obtain necessary permits, approvals or agreements from one or more government agencies, surface owners, or other third parties, which could hamper our exploration, development or production activities.

In some areas, there are numerous permits, approvals, and agreements with third parties that will be necessary in order to enable us to proceed with our exploration, development or production activities and otherwise accomplish our objectives. The government agencies in international countries have discretion in interpreting various laws, regulations, and policies governing operations under licenses such as the license we are obtaining in Bulgaria. Further, we may be required to enter into agreements with private surface owners to obtain access to, and agreements for, the location of surface facilities. In addition, because many of the laws governing oil and natural gas operations in international countries have been enacted relatively recently, there is only a relatively short history of the government agencies handling and interpreting those laws, including the various regulations and policies relating to those laws. This short history does not provide extensive precedents or the level of certainty that allows us to predict whether such agencies will act favorably toward us. The governments have broad discretion to interpret requirements for the issuance of drilling permits. Our inability to meet any such requirements could have a material adverse effect on our exploration, development or production activities.

Risks Associated with Our Company

We have a limited operating history on which to base an evaluation of our business and prospects and we can provide investors with no assurance that we will generate any operating revenues or ever achieve profitable operations.

We have only relatively recently entered into the oil and gas business oversea that are our current operations and we have not yet generated any material revenues from our operations. In addition, our operating history has been restricted to the acquisition and exploration of our properties and subsequently the development of our current business and this does not provide a meaningful basis for an evaluation of our prospects. We anticipate that we will continue to incur operating costs without realizing any material revenues during the next fiscal year. During the 12 month period ending September 30, 2022, we expect to spend approximately $12,000,000 on the expansion of our operations and on general and administrative expenses. We therefore expect to continue to incur significant losses into the foreseeable future. If we are unable to generate significant revenues from operations, we will not be able to earn profits or continue operations. At this early stage of our operation, we also expect to face the risks, uncertainties, expenses and difficulties frequently encountered by companies at the start up stage of their business development. We cannot be sure that we will be successful in addressing these risks and uncertainties and our failure to do so could have a materially adverse effect on our financial condition. There is no history upon which to base any assumption as to the likelihood that we will prove successful and we can provide investors with no assurance that we will generate any operating revenues or ever achieve profitable operations.

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Our independent chartered professional accounting firm, in the notes to the audited financial statements for the year ended December 31, 2020 states that there is a substantial doubt that we will be able to continue as a going concern.

We have experienced significant losses since inception. Although our management believes that we have sufficient funds to meet our obligations as they become due for the next twelve months, future failure to arrange adequate financing on acceptable terms and to achieve profitability would have an adverse effect on our financial position, results of operations, cash flows and prospects. Accordingly, there is substantial doubt that we will be able to continue as a going concern.

Without additional financing to develop our business plan, our business may fail.

Because we have generated only minimal revenue from our business and cannot anticipate when we will be able to generate meaningful revenue from our business, we will need to raise additional funds to conduct and grow our business. We do not currently have sufficient financial resources to completely fund the development of our business plan. We anticipate that we will need to raise further financing. We do not currently have any arrangements for financing and we can provide no assurance to investors that we will be able to find such financing if required. The most likely source of future funds presently available to us is through the sale of equity capital. Any sale of share capital will result in dilution to existing security-holders.

Conflicts of interest between our company and our directors and officers may result in a loss of business opportunity.

Our directors and officers are not obligated to commit their full time and attention to our business and, accordingly, they may encounter a conflict of interest in allocating their time between our future operations and those of other businesses. In the course of their other business activities, they may become aware of investment and business opportunities which may be appropriate for presentation to us as well as other entities to which they owe a fiduciary duty. As a result, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented. They may also in the future become affiliated with entities, engaged in business activities similar to those we intend to conduct.

In general, officers and directors of a corporation are required to present business opportunities to a corporation if:

●	The corporation could financially undertake the opportunity;
●	The opportunity is within the corporation’s line of business; and
●	It would be unfair to the corporation and its stockholders not to bring the opportunity to the attention of the corporation.

We have adopted a code of ethics that obligates our directors, officers and employees to disclose potential conflicts of interest and prohibits those persons from engaging in such transactions without our consent. Despite our intentions, conflicts of interest may nevertheless arise which may deprive our company of a business opportunity, which may impede the successful development of our business and negatively impact the value of an investment in our company.

Because all of our officers and directors are located outside of the United States, you may have no effective recourse against them for misconduct and you may not be able to enforce judgment and civil liabilities against them.

All of our directors and officers are nationals and/or residents of countries other than the United States and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to enforce within the United States any judgments obtained against our officers or directors, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof.

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Risks Associated with Our Common Stock

Trading on the OCTQB and CSE may be volatile and sporadic, which could depress the market price of our common stock and make it difficult for our stockholders to resell their shares.

Our common stock is quoted on the OTCQB electronic quotation service operated by OTC Markets Group Inc. Trading in stock quoted on the OTCQB is often thin and characterized by wide fluctuations in trading prices, due to many factors that may have little to do with our operations or business prospects. This volatility could depress the market price of our common stock for reasons unrelated to operating performance. Moreover, the OTCQB is not a stock exchange, and trading of securities on the OTCQB is often more sporadic than the trading of securities listed on a quotation system like Nasdaq or a stock exchange like the NYSE. Accordingly, shareholders may have difficulty reselling any of the shares.

Our stock is a penny stock. Trading of our stock may be restricted by the Securities and Exchange Commission’s penny stock regulations which may limit a stockholder’s ability to buy and sell our stock.

Our stock is a penny stock. The Securities and Exchange Commission has adopted Rule 15g-9 which generally defines “penny stock” to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors”. The term “accredited investor” refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the Securities and Exchange Commission which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

The Financial Industry Regulatory Authority, or FINRA, has adopted sales practice requirements which may also limit a stockholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules described above, FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

Because we do not intend to pay any dividends on our shares, investors seeking dividend income or liquidity should not purchase our shares.

We have not declared or paid any dividends on our shares since inception, and do not anticipate paying any such dividends for the foreseeable future. We presently do not anticipate that we will pay dividends on any of our common stock in the foreseeable future. If payment of dividends does occur at some point in the future, it would be contingent upon our revenues and earnings, if any, capital requirements, and general financial condition. The payment of any common stock dividends will be within the discretion of our Board of Directors. We presently intend to retain all earnings to implement our business plan; accordingly, we do not anticipate the declaration of any dividends for common stock in the foreseeable future.

Investors seeking dividend income or liquidity should not invest in our shares.

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FORWARD-LOOKING STATEMENTS

This proxy statement/prospectus contains forward-looking statements. Forward-looking statements are projections of events, revenues, income, future economic performance or management’s plans and objectives for future operations. In some cases, you can identify forward-looking statements by the use of terminology such as “may”, “should”, “expect”, “plan”, “anticipate”, “believe”, “estimate”, “predict”, “potential” or “continue” or the negative of these terms or other comparable terminology. Examples of forward-looking statements made in this proxy statement/prospectus include statements about:

●	Our future drilling activities and oil and gas property development,
●	Our future capital expenditures, and
●	Our future investments in and acquisitions of other companies or property interests.

These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including:

●	General economic and business conditions,
●	Exposure to market risks in our financial instruments,
●	Fluctuations in worldwide prices and demand for our oil and gas,
●	Fluctuations in the levels of our development activities,
●	Regulatory and environmental uncertainties and potential liabilities,
●	Political changes in Canada and the United States, which could affect our operations there, and
●	The risks in the section of this proxy statement/prospectus entitled “Risk Factors”,

any of which may cause our company’s or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements and any assumptions upon which they are based are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States and Canada, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

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QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING OF STOCKHOLDERS

Why am I receiving these materials?

Our board of directors is soliciting proxies for use at the special meeting to be held at the office of our law firm, Macdonald Tuskey, located at Suite 409 – 221 West Esplanade, North Vancouver, British Columbia V7M 3J3, Canada, at 10:00 a.m., local time, on December 17, 2021 or at any adjournment of the meeting. These materials were first sent or given to our stockholders on or about November 17, 2021.

What is included in these materials?

These materials include:

●	the notice of the special meeting of stockholders;

●	this proxy statement/prospectus for the special meeting of stockholders; and

●	the proxy card.

What items will be voted at the special meeting?

Our stockholders will vote on:

●	the approval of the plan of merger, whereby our corporate jurisdiction will be changed from the State of Delaware to the Province of British Columbia, Canada by means of a process called a “merger” and a “continuation”.

What do I need to do now?

We urge you to carefully read and consider the information contained in this proxy statement/prospectus. We request that you cast your vote on each of the proposals described in this proxy statement/prospectus. You are invited to attend the special meeting, but you do not need to attend the special meeting in person in order to vote your shares. Even if you do not plan to attend the special meeting, please vote by proxy by following the instructions provided in the proxy card.

Who can vote at the special meeting?

Our board of directors has fixed the close of business on November 15, 2021 as the record date for the determination of the stockholders entitled to notice of, and to vote at, the special meeting or any adjournment. If you were a stockholder of record on the record date, you are entitled to vote at the special meeting.

As of the record date, 175,848,126 shares of our common stock were issued and outstanding and no other voting securities were issued and outstanding. Therefore, a total of 175,848,126 votes are entitled to be cast at the special meeting.

How many votes do I have?

On each proposal to be voted upon, you have one vote for each share of our common stock that you owned on the record date. There is no cumulative voting.

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How do I vote my shares?

If you are a stockholder of record, you may vote in person or by proxy.

●	To vote in person, come to the special meeting, and we will give you a ballot when you arrive.

●	If you do not wish to vote in person or if you will not be attending the special meeting, you may vote by proxy by mail, by telephone or via the Internet by following instructions provided in the proxy card.

If you hold your shares in “street name” and:

●	you wish to vote in person at the special meeting, you must obtain a valid proxy from your broker, bank, or other nominee that holds your shares giving you the right to vote the shares at the special meeting. Please follow the instructions from your broker, bank or other nominee, or contact your broker, bank or other nominee to request a proxy card.

●	you do not wish to vote in person or you will not be attending the special meeting, you must vote your shares in the manner prescribed by your broker, bank or other nominee. Your broker, bank or other nominee should have enclosed or otherwise provided a voting instruction card for you to use in directing the broker, bank or nominee how to vote your shares.

What is the difference between a stockholder of record and a “street name” holder?

If your shares are registered directly in your name with our transfer agent, Odyssey Trust Company, then you are a stockholder of record with respect to those shares.

If your shares are held in a stock brokerage account or by a bank or other nominee, then the broker, bank, or other nominee is the stockholder of record with respect to those shares. However, you are still the beneficial owner of those shares, and your shares are said to be held in “street name.” Street name holders generally cannot vote their shares directly and must instead instruct the broker, bank, or other nominee how to vote their shares. Street name holders are also invited to attend the special meeting.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, it means that you hold shares registered in more than one name or in different accounts. To ensure that all of your shares are voted, please vote by proxy by following instructions provided in each proxy card. If some of your shares are held in “street name,” you should have received voting instructions with these materials from your broker, bank or other nominee. Please follow the voting instructions provided to ensure that your vote is counted.

What vote is required for the approval of the proposal?

The proposals for approval and adoption of the plan of merger must receive votes “For” from the holders of a majority of the outstanding shares of our common stock.

How are votes counted?

For the approval and adoption of the plan of merger, you may vote “For”, “Against”, or “Abstain” for the proposals. Votes that abstain and broker non-votes will have the same effect as “Against” votes.

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A “broker non-vote” occurs when a broker, bank, or other nominee holding shares for a beneficial owner in street name does not vote on a particular proposal because it does not have discretionary voting power with respect to that proposal and has not received instructions with respect to that proposal from the beneficial owner of those shares, despite voting on at least one other proposal for which it does have discretionary authority or for which it has received instructions.

What happens if I do not make specific voting choices?

If you are a stockholder of record and you submit your proxy without specifying how you want to vote your shares, then the proxy holder will vote your shares in the manner recommended by our board of directors on all proposals.

If you hold your shares in street name and you do not give instructions to your broker, bank or other nominee to vote your shares, the rules that govern brokers, banks, and other nominees who are the stockholders of record of shares held in street name generally give the discretion to vote uninstructed shares on routine matters but withhold the discretion to vote them on non-routine matters.

What is the quorum requirement?

A quorum of stockholders is necessary for the transaction of business at the special meeting. The presence in person or by proxy of stockholders entitled to cast at least one third of the shares entitled to vote at the special meeting constitutes a quorum. Your shares will be counted towards the quorum requirement only if you or the registered holder of your shares is present in person or by proxy at the special meeting. Votes that abstain and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the officer presiding at the meeting will have power to adjourn the meeting from time to time until a quorum is present.

How does the board of directors recommend that I vote?

Our board of directors recommends that you vote your shares:

●	“For” the approval of the plan of merger;

Can I change my vote after submitting my proxy?

Yes. You may revoke your proxy and change your vote at any time before the final vote at the special meeting. If you are a stockholder of record, you may vote again on a later date via the Internet or by telephone (only your latest Internet or telephone proxy submitted prior to the special meeting will be counted), by signing and returning a new proxy card with a later date, or by attending the special meeting and voting in person. Your attendance at the special meeting will not automatically revoke your proxy unless you vote again at the special meeting or specifically request in writing that your prior proxy be revoked. You may also request that your prior proxy be revoked by delivering to us at Trillion Energy International Inc., Suite 700 - 838 West Hastings Street, Vancouver, British Columbia, Canada V6C 0A6, Attention: Chief Executive Officer, a written notice of revocation prior to the special meeting.

If you hold your shares in street name, you will need to follow the voting instructions provided by your broker, bank or other nominee regarding how to revoke or change your vote.

How can I attend the special meeting?

You may call us at (250) 996-4211 or the toll-free number 1- (888) 290-1175 if you want to obtain directions in order to attend the special meeting and vote in person.

You may be asked to present valid government issued picture identification, such as a driver’s license or passport, before being admitted to the special meeting. If you hold your shares in street name, you will also need proof of ownership to be admitted to the special meeting. A recent brokerage statement or letter from your broker, bank or other nominee is an example of proof of ownership.

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Who pays the cost of proxy preparation and solicitation?

We pay the cost of proxy preparation and solicitation, including the reasonable charges and expenses of brokers, banks or other nominees for forwarding proxy materials to street name holders.

We are soliciting proxies primarily by mail. In addition, our directors, officers and regular employees may solicit proxies by telephone, facsimile, mail, other means of communication or personally. These individuals will receive no additional compensation for such services.

We will ask brokers, banks, and other nominees to forward the proxy materials to their principals and to obtain their authority to execute proxies and voting instructions. We will reimburse them for their reasonable charges and expenses.

Common Stock

Holders of our common stock have one vote for each share on each matter submitted to a vote of our stockholders. Except as otherwise provided by law or as provided in any resolution adopted by our board of directors providing for the issuance of any series of preferred stock, the holders of our common stock possess all voting power. There is no cumulative voting in the election of directors. According to our bylaws, generally, all elections and questions are decided by the vote of a majority in interest of our stockholders present in person or represented by proxy and entitled to vote at the meeting. According to our bylaws, generally, the presence in person or by proxy of our stockholders entitled to cast at least one third of the shares entitled to vote at the meeting constitutes a quorum. According to our bylaws, generally, any action required to be taken at the meeting of our stockholders, or any action which may be taken at such meeting, may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon are present and voted. Our certificate of incorporation provides that our board of directors is expressly authorized to make, alter or repeal our bylaws.

The holders of our common stock are entitled to receive, when, as and if declared by our board of directors, out of funds legally available therefore, dividends payable in cash, stock or otherwise. Our board of directors is not obligated to declare a dividend. Any future dividends will be subject to the discretion of our board of directors and will depend upon, among other things, future earnings, the operating and financial condition of our company, its capital requirements, general business conditions and other pertinent factors. It is not anticipated that dividends will be paid in the foreseeable future.

Upon any liquidation of our company, the remaining net assets of our company are to be distributed pro rata to the holders of our common stock, to the exclusion of holders of our preferred stock.

Our common stock is not convertible or redeemable and has no preemptive, subscription or conversion rights. There are no conversions, redemption, sinking fund or similar provisions regarding our common stock.

PROPOSAL 1 – THE CONTINUATION

General Overview of the Continuation

On August 31, 2021, our board of directors determined that it would be in the best interest of our company to change our corporate jurisdiction from the State of Delaware to the Province of British Columbia, Canada. We intend to change the corporate jurisdiction of Trillion from the State of Delaware to the Province of British Columbia, Canada by means of a process called a “merger” under the Delaware General Corporation Law and a “continuation” under the Business Corporations Act (British Columbia) followed by an amalgamation between our company and its wholly-owned subsidiary in British Columbia.

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If our stockholders approve the proposed continuation then we intend to file articles of merger with the Secretary of State of Delaware and a continuation application with the Registrar of Companies of British Columbia. Upon receipt of a certificate of continuation from the Registrar of Companies of British Columbia, we will be continued as a British Columbia corporation and will be governed by the laws of British Columbia. The assets and liabilities of the British Columbia corporation immediately after the continuation will be identical to the assets and liabilities of the Delaware corporation immediately prior to the continuation. The officers and directors of Trillion Delaware immediately before the continuation becomes effective will be the officers and directors of the British Columbia corporation. The change of our corporate jurisdiction will not result in any material change to our business and will not have any effect on the relative equity or voting interests of our stockholders. Each previously outstanding share of our common and preferred stock will become one common or preferred share, as the case may be, of the British Columbia corporation.

The continuation and the plan of merger are also subject to approval by the holders of a majority of the outstanding shares of our common stock and the Canadian Securities Exchange.

The change of our corporate jurisdiction will result in changes in the rights and obligations of our current stockholders under applicable corporate laws. For an explanation of these differences see the discussion of “Material Differences of the Rights of Our Stockholders After the Change of Our Corporate Jurisdiction” beginning on page 40 of this proxy statement/prospectus. In addition, the change of our corporate jurisdiction may have material tax consequences to stockholders which may or may not be adverse to any particular stockholder depending on the stockholder’s particular circumstances. For a more detailed explanation of the tax consequences, see “Certain United States Federal Income Tax Consequences of the Change of Our Corporate Jurisdiction” and “Certain Canadian Federal Income Tax Consequences of the Change of Our Corporate Jurisdiction” beginning on pages 46 and 51, respectively, of this proxy statement/prospectus.

Certain Terms of the Plan of Merger

A summary of the material terms of the plan of merger is set forth below. The full text of the plan of merger is attached as Schedule “A” to this proxy statement/prospectus.

Principal Terms of the Merger

The plan of merger provides that at the effective time of the merger, Trillion will be converted into Trillion Energy International Inc., a British Columbia corporation continued under the Business Corporations Act (British Columbia). At the effective time of the merger, the continuation application and articles of Trillion BC, in the forms attached as Appendix “A” and Appendix “B”, respectively, of the plan of merger will replace the articles of incorporation and bylaws of Trillion.

Effective Time of the Merger

The plan of merger provides that, as promptly as practicable after the approval of the plan of merger by the holders of a majority of the outstanding shares of common stock of Trillion, Trillion will file the articles of merger with the Secretary of State of Delaware and a continuation application with the Registrar of Companies of British Columbia. The plan of merger provides that the effective date and time of the merger will be the date and time on and at which the continuation becomes effective under the laws of Delaware or the date and time on and at which the continuation becomes effective under the laws of British Columbia, whichever occurs later.

Manner and Basis of Converting Shares of Common Stock

At the effective time of the merger, each share of common stock of Trillion, with a par value of $0.001 per share, issued and outstanding immediately before the effective time of the merger will, by virtue of the merger and without any action on the part of the holder thereof, be converted into and become one validly issued, fully paid and non-assessable common share, without par value, of Trillion BC.

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Manner and Basis of Converting Options and Other Rights

At the effective time of the merger, each option, warrant or other right to acquire shares of common stock of Trillion Delaware that is or was outstanding immediately before the effective time of the merger will, by virtue of the merger and without any action on the part of the holder thereof, be converted into and become an option, warrant or right, respectively, to acquire, upon the same terms and conditions, the number of common shares of Trillion BC that such holder would have received had such holder exercised such option, warrant or right, respectively, in full immediately before the effective time of the merger (whether or not such option, warrant or right was then exercisable) and the exercise price per share under each such option, warrant or right, respectively will be equal to the exercise price per share thereof immediately before the effective time of the merger, unless otherwise provided in the instrument or agreement granting such option, warrant or right, respectively.

Effect of the Merger

At the effective time of the merger, Trillion will cease to exist as a Delaware corporation, and the title to all real estate vested by deed or otherwise under the laws of any jurisdiction, and the title to all other property, real and personal, owned by Trillion, and all debts due to Trillion on whatever account, as well as all other things in action or belonging to Trillion immediately before the merger, will be vested in Trillion BC, without reservation or impairment. Trillion BC will have all of the debts, liabilities and duties of Trillion Delaware, and all rights of creditors accruing and all liens placed upon any property of Trillion up to the effective time of the merger will be preserved unimpaired, and all debts, liabilities and duties of Trillion immediately before the merger will attach to Trillion BC and may be enforced against it to the same extent as if it had incurred or contracted such debts, liabilities and duties. Any proceeding pending against Trillion may be continued as if the merger had not occurred or Trillion BC may be substituted in the proceeding in place of Trillion.

Amendment

The boards of directors of Trillion may amend the plan of merger at any time before the effective time of merger, provided, however, that an amendment made subsequent to the approval of the merger by the stockholders of Trillion must not (a) alter or change the manner or basis of exchanging a stockholder’s shares of Trillion for a stockholder’s shares, rights to purchase a stockholder’s shares, or other securities of Trillion BC, or for cash or other property in whole or in part or (b) alter or change any of the terms and conditions of the plan of merger in a manner that adversely affects the stockholders of Trillion.

Termination

At any time before the effective time of the merger, the plan of merger may be terminated and the merger may be abandoned by the board of directors of Trillion, notwithstanding approval of the plan of merger by the stockholders of Trillion. We anticipate that the plan of merger will be terminated if the proposed merger is not approved by our stockholders at the special meeting.

Appraisal Rights

Under Delaware law, pursuant to the section 262 (the “Dissenters Rights Provisions”) our stockholders are entitled, after complying with certain requirements of Delaware law, to dissent from approval of the continuation pursuant to section 262 of the Delaware General Corporation Law of the State of Delaware (“DGCL”) and to be paid the “fair value” of their shares of our common stock exclusive of any element of value arising from the accomplishment or expectation of the continuation, if the continuation is completed. Stockholders electing to exercise these appraisal rights must comply with the provisions of section 262 of the DGCL in order to perfect their rights. We will require strict compliance with the statutory procedures.

In the context of the continuation, the Dissenters’ Rights Provisions provides that the former stockholders may elect to have our company purchase their shares held by the former stockholders for a cash price that is equal to the “fair value” of such shares, as determined in a judicial proceeding in accordance with the Dissenters’ Rights Provisions. The fair value of the shares of any former stockholder means the value of such shares immediately before the effectuation of the continuation excluding any appreciation or depreciation in anticipation of the continuation, unless exclusion of any appreciation or depreciation would be inequitable.

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A copy of the Dissenters’ Rights Provisions is attached as Schedule “B” hereto. If you wish to exercise your dissenters’ rights or preserve the right to do so, you should carefully review Schedule “B” hereto. IF YOU FAIL TO COMPLY WITH THE PROCEDURES SPECIFIED IN THE DISSENTERS’ RIGHTS PROVISIONS IN A TIMELY MANNER, YOU MAY LOSE YOUR DISSENTERS’ RIGHTS. BECAUSE OF THE COMPLEXITY OF THOSE PROCEDURES, YOU SHOULD SEEK THE ADVICE OF COUNSEL IF YOU ARE CONSIDERING EXERCISING YOUR DISSENTERS’ RIGHTS. Former stockholders who perfect their dissenters’ rights by complying with the procedures set forth in the Dissenters’ Rights Provisions will have the fair value of their Shares determined by a Delaware state district court and will be entitled to receive a cash payment equal to such fair value. Any such judicial determination of the fair value of shares could be based upon any valuation method or combination of methods the court deems appropriate. The value so determined could be more or less than the continuation to be paid in connection with the continuation. In addition, former stockholders who invoke dissenters’ rights may be entitled to receive payment of a fair rate of interest from the effective time of the continuation on the amount determined to be the fair value of their shares. If you do NOT plan to seek an appraisal of all of your shares, please execute (or, if you are not the record holder of such shares, to arrange for such record holder or such holder’s duly authorized representative to execute) and mail postage paid the enclosed Letter of Transmittal to the agent at the address set forth in the Letter of Transmittal. You should note that surrendering to Trillion certificates for your shares will constitute a waiver of your appraisal rights under the DGCL.

All demands for appraisal should be addressed to Arthur Halleran at Trillion Energy International Inc., Suite 700 - 838 West Hastings Street, Vancouver, British Columbia, Canada V6C 0A6, before the vote on the continuation is taken at the special meeting, and should be executed by, or on behalf of, the record holder of the shares of the common stock. The demand must reasonably inform us of the identity of the stockholder and the intention of the stockholder to demand appraisal of his, her or its shares of our common stock.

In view of the complexity of the Dissenter’s Rights Provisions in section 262, stockholders desiring to dissent from the continuation and pursue appraisal rights should consult their legal advisers.

Reasons for the Continuation

We believe that the change of our corporate jurisdiction to the Province of British Columbia, Canada will more accurately reflect our operations, which are located in Turkey but are headquartered in and managed from the Province of British Columbia, Canada. We also believe that changing our corporate jurisdiction to the Province of British Columbia, Canada more accurately reflects the identity of our company because Canada is the country from which we have derived much of our financing, and our common stock is listed on the Canadian Securities Exchange in Canada. Furthermore, all of our officers and the majority of our directors are located in Canada, and a large amount of our issued and outstanding stock is owned of record by persons not resident in the United States. We believe that the change of our corporate jurisdiction may also enable us to qualify as a “foreign private issuer” in the United States. As a foreign private issuer, we believe that our regulatory compliance costs may decrease and our ability to raise capital should improve because it should, under certain circumstances, enable us to issue securities in private placement offerings with a four-month hold period (for which we believe there is more demand than there is for securities issued in a private placement with a minimum hold period of six-months, which is currently the case) without limiting our access to the U.S. capital markets.

In addition to the potential benefits described above, the continuation will impose some moderate costs on our company and will expose us and our stockholders to some risk, including the risk of liability for taxation and the potential for greater impediments to enforcement of judgments and orders of United States courts and regulatory authorities against our company following the consummation of the continuation. Please see the section entitled “Risk Factors” commencing on page 18 for a more comprehensive discussion regarding the risk factors of the continuation. There are also differences between the laws of the State of Delaware and the laws of the Province of British Columbia. Please see the section entitled “Material Differences of the Rights of Our Stockholders After the Change of Our Corporate Jurisdiction” commencing on page 40 for a more comprehensive discussion of our stockholders’ rights before and after the proposed change of our corporate jurisdiction. Regardless of the risks and costs associated with the change of our corporate jurisdiction, our board of directors has determined that the potential advantages of the change of our corporate jurisdiction outweigh the risks and costs.

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Although our board of directors evaluated variations in the basic structure of the continuation, our board of directors believes, based on advice from management and its professional advisors, that the proposed structure of our company as a British Columbia corporation is the best structure to provide the advantages which our company is seeking without substantial operational or financial risks. No assurance can be given, however, that the anticipated benefits of the continuation will be realized.

Corporate Law Requirements

In order for our company to carry out the continuation, it will be necessary for us to comply with the provisions of the corporate law of the State of Delaware and the Business Corporations Act (British Columbia).

The corporate law of the State of Delaware allows a corporation that is incorporated under the Delaware corporate law to merge into a foreign entity pursuant to a merger approved by the stockholders of the Delaware corporation. Pursuant to the Delaware corporate law, the board of directors of Trillion has adopted the plan of merger attached as Schedule “A” to this proxy statement/prospectus, subject to approval by our stockholders.

If holders of a majority of the voting power of our stockholders vote to approve the plan of merger, we intend to file articles of merger with the Delaware Secretary of State. After we file the articles of merger and pay to the Secretary of State of the State of Delaware all prescribed fees, and we comply with all other requirements, the merger will become effective in accordance with the Delaware corporate law.

As we are proposing to continue into the jurisdiction of the Province of British Columbia, we must also comply with the applicable provisions of the Business Corporations Act (British Columbia) in order to successfully complete the continuation.

A foreign corporation is permitted to continue from a foreign jurisdiction into British Columbia by filing with the Registrar of Companies of British Columbia a continuation application and providing to the Registrar of Companies certain records and information that the Registrar of Companies may require. We expect that the continuation of Trillion into British Columbia will be effective on the date and time that the continuation application, the form of which is attached hereto as Appendix “A” of the plan of merger, is filed with the Registrar of Companies, assuming we provide the Registrar of Companies with any records and information it may require. After Trillion Delaware is continued into British Columbia, the Registrar of Companies must issue a certificate of continuation showing the name of the continued company (expected to be “Trillion Energy International Inc.”) and the date and time on which it is continued into British Columbia as a continued company.

If the continuation is approved by our stockholders, we expect to file the articles of merger and the continuation application promptly.

Exchange of Share Certificates

Upon the effectiveness of the continuation, Trillion BC will mail a letter of transmittal with instructions to each holder of record of shares of common stock of Trillion outstanding immediately before the effective time for use in exchanging certificates formerly representing shares of common stock of Trillion for certificates representing shares of Trillion BC. Certificates should not be surrendered by the holder thereof until they have received the letter of transmittal from Trillion BC.

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Description of Our Securities after the Continuation

Upon completion of the continuation, we will be authorized to issue an unlimited number of common shares without par value and an unlimited number of preferred shares without par value.

Common Shares

The holders of common shares of Trillion BC will be entitled to dividends, if, as and when declared by the board of directors of Trillion BC, entitled to one vote per share at meetings of shareholders or Trillion BC and, upon dissolution, entitled to share equally in such assets of Trillion BC as are distributable to the holders of common shares of Trillion BC and subject to the rights of the holders of preferred shares.

Preferred Shares

Trillion BC will be authorized to issue preferred shares in one or more series. Subject to the Business Corporations Act (British Columbia), the directors of Trillion BC may, by resolution, if none of the shares of any particular series are issued, alter articles of Trillion BC and authorize the alteration of the notice of articles of Trillion BC, as the case may be, to do one or more of the following:

●	determine the maximum number of shares of that series that Trillion BC is authorized to issue, determine that there is no such maximum number, or alter any such determination;
●	create an identifying name for the shares of that series, or alter any such identifying name; and
●	attach special rights or restrictions to the shares of that series, or alter any such special rights or restrictions.

The holders of preferred shares will be entitled, on the liquidation or dissolution of Trillion BC, whether voluntary or involuntary, or on any other distribution of the assets of Trillion BC among shareholders of Trillion BC for the purpose of winding up its affairs, to receive, before any distribution is made to the holders of common shares of Trillion BC or any other shares of Trillion BC ranking junior to the preferred shares with respect to the repayment of capital on the liquidation or dissolution of Trillion BC, whether voluntary or involuntary, or on any other distribution of the assets of Trillion BC among shareholders of Trillion BC for the purpose of winding up its affairs, the amount paid up with respect to each preferred share held by them, together with the fixed premium (if any) thereon, all accrued and unpaid cumulative dividends (if any and if preferential) thereon, which for such purpose will be calculated as if such dividends were accruing on a day-to-day basis up to the date of such distribution, whether or not earned or declared, and all declared and unpaid non-cumulative dividends (if any and if preferential) thereon. After payment to the holders of the preferred shares of the amounts so payable to them, they will not, as such, be entitled to share in any further distribution of the property or assets of Trillion BC, except as specifically provided in the special rights and restrictions attached to any particular series. All assets remaining after payment to the holders of preferred shares as aforesaid will be distributed rateably among the holders of common shares of Trillion BC.

Except for such rights relating to the election of directors on a default in payment of dividends as may be attached to any series of the preferred shares by the directors, holders of preferred shares will not be entitled, as such, to receive notice of, or to attend or vote at, any general meeting of shareholders of Trillion BC.

Material Differences of the Rights of Our Stockholders After the Change of Our Corporate Jurisdiction

After the continuation, our stockholders will become the holders of shares in the capital of a British Columbia corporation organized under the Business Corporations Act (British Columbia) (the “BCBCA”). The Delaware General Corporation Law of Delaware (the “DGCL”) differs in many respects from the BCBCA. The following is a summary description of the principal differences that could affect the rights of our stockholders.

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Director Election

Under the BCBCA, shareholders of a corporation must, by ordinary resolution at each annual meeting at which an election of directors is required, elect directors to hold office. An ordinary resolution means a resolution passed at a meeting of shareholders by a simple majority of the votes cast by shareholders voting shares that carry the right to vote at a meeting. Under the BCBCA, public companies such as our company must have at least three directors. The proposed articles of Trillion BC provide that changes in the number of directors must be approved by ordinary resolution. However, the proposed articles of Trillion BC also provide that the directors of Trillion BC may appoint up to one-third of the number of the directors at the time of the appointments (other than directors appointed by this method). Any director so appointed ceases to hold office immediately before the next election or appointment of directors, but is eligible for re-election or re-appointment.

The DGCL requires that a corporation have a minimum of one director. The number of directors must be fixed by, or in the manner provided in, the bylaws, unless the certificate of incorporation fixes the number of directors, in which case a change in the number of directors must be made only by amendment to the certificate, which requires stockholder approval. The number of directors may be changed by resolution of the board of directors if the certificate of incorporation or bylaws so provide. The certificate of incorporation of Trillion provides that the board of directors of Trillion must determine the number of directors, subject to the bylaws of Trillion. The bylaws of Trillion provide that the number of directors must be a minimum of 1unless and until otherwise determined by a vote of a majority of the board of directors of Trillion. Within these limits, the number of directors must be determined from time to time by resolution of the board of directors or by the stockholders at a meeting. The bylaws of Trillion provide that generally all elections must be decided by the vote of a majority in interest of the stockholders present in person or represented by proxy and entitled to vote at the meeting.

Removal of Directors

Under the BCBCA, a company may remove a director before the expiration of the director’s term of office by a special resolution. The special resolution means a resolution passed at a meeting of shareholders by at least 2/3 of the votes cast by shareholders voting shares that carry the right to vote at a meeting.

Under the DGCL, any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.

Personal Liability of Directors and Derivative Actions

The BCBCA entitles a shareholder, including a beneficial owner of a share of a corporation, or a director of a corporation and any person whom the court considers an appropriate person to make application, with the approval of the Supreme Court of British Columbia, and in the name of the corporation, to commence legal proceedings to enforce a right, duty or obligation owed to the corporation that could be enforced by the corporation itself or to obtain damages for any breach of a right, duty or obligation whether the right, duty or obligation arises under the BCBCA or otherwise. Derivative actions, therefore, may be brought by shareholders on behalf of a corporation against the corporation’s directors for damages or to enforce rights or duties owed by the director to the corporation. With leave of the court, a complainant may, in the name of and on behalf of a corporation, defend a legal proceeding brought against the corporation. Under the BCBCA, there is no statutory limitation with respect to the monetary liability which may be imposed on directors.

Under the DGCL, a stockholder may bring a derivative action against officers and directors of a corporation for breach of their fiduciary duties to a corporation and its stockholders or for other fraudulent misconduct, so long as the stockholder was a stockholder of the corporation at the time of the transaction in question, or the stockholder obtained the stock thereafter solely by operation of law, and remained so through the duration of the suit; the plaintiff makes a demand on the directors of the corporation to assert the corporate claim unless the demand would be futile; and the plaintiff is an adequate representative of the other stockholders.

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The DGCL permits a corporation to adopt a provision in its certificate of incorporation eliminating the liability of a director to the corporation or its stockholders for monetary damages for breach of the director’s fiduciary duty of care, except under certain circumstances. The certificate of incorporation of Trillion provides that no director of the corporation will be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided, however, that this provision shall not eliminate or limit the liability of a director

●	from a breach of the director’s duty of loyalty to the corporation or its stockholders;

●	from acts or omissions not in good faith involving intentional misconduct or a knowing violation of law;

●	from unlawfully paying a dividend or approving Delaware stock repurchases or redemptions;

●	from a transaction where the director derived an improper personal benefit.

Interested Shareholder Transactions and Anti-Takeover Provisions

Some powers granted to companies under the DGCL may allow a Delaware corporation to make itself potentially less vulnerable to hostile takeover attempts. These powers include the ability to:

●	require that notice of nominations for directors be given to the corporation prior to a meeting where directors will be elected, which may give management an opportunity to make a greater effort to solicit its own proxies;

●	only allow the board of directors to call a special meeting of stockholders, which may thwart a raider’s ability to call a meeting to make disruptive changes;
●	provide that the power to determine the number of directors and to fill vacancies be vested solely in the board, so that the incumbent board, not a raider, would control vacant board positions;

●	provide for supermajority voting in some circumstances, including mergers and certificate of incorporation amendments;

There is no similar provision under the BCBCA.

Amendments to the Governing Documents

A BCBCA corporation may resolve to alter its articles:

●	by the type of resolution specified by the BCBCA;

●	if the BCBCA does not specify the type of resolution, by the type of resolution specified by the articles;

●	if neither the BCBCA nor the articles specify the type of resolution, by a special resolution.

The special resolution means a resolution passed at a meeting of shareholders by at least 2/3 of the votes cast by shareholders voting shares that carry the right to vote at a meeting.

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According to the proposed articles of Trillion BC, subject to the BCBCA, Trillion BC may by resolution of the directors:

●	create one or more classes or series of shares or, if none of the shares of a class or series of shares are allotted or issued, eliminate that class or series of shares;

●	increase, reduce or eliminate the maximum number of shares that Trillion BC is authorized to issue out of any class or series of shares or establish a maximum number of shares that Trillion BC is authorized to issue out of any class or series of shares for which no maximum is established;

●	if Trillion BC is authorized to issue shares of a class of shares with par value:

(i)	decrease the par value of those shares;

(ii)	if none of the shares of that class of shares are allotted or issued, increase the par value of those shares;

(iii)	subdivide all or any of its unissued, or fully paid issued, shares with par value into shares of smaller par value; or

(iv)	consolidate all or any of its unissued, or fully paid issued, shares with par value into shares of larger par value;

●	subdivide all or any of its unissued, or fully paid issued, shares without par value;

●	consolidate all or any of its unissued, or fully paid issued, shares without par value;

●	subdivide all or any of its unissued, or fully paid issued, shares by way of a share dividend;

●	change all or any of its unissued, or fully paid issued, shares with par value into shares without par value or all or any of its unissued shares without par value into shares with par value;

●	alter the identifying name of any of its shares; or

●	otherwise alter its shares or authorized share structure when required or permitted to do so by the BCBCA.

According to the proposed articles of Trillion BC, Trillion BC may by resolution of the directors alter its notice of articles in order to change its name or adopt or change any transaction of that name. Also, if the BCBCA does not specify the type of resolution and the articles of Trillion BC do not specify another type of resolution, Trillion BC may by resolution of the directors alter the articles.

A BCBCA corporation may, by the type of shareholders’ resolution specified by the articles, or, if the articles do not specify the type of resolution, by a special resolution:

●	create special rights or restrictions for, and attach those special rights or restrictions to, the shares of any class or series of shares, whether or not any or all of those shares have been issued;

●	vary or delete any special rights or restrictions attached to the shares of any class or series of shares, whether or not any or all of those shares have been issued.

A right or special right attached to issued shares must not be prejudiced or interfered with under the BCBCA or under the memorandum, notice of articles or articles unless the shareholders holding the shares of the class or series of shares to which the right or special right is attached consent by a special separate resolution of those shareholders which, if passed at a meeting, requires the majority of the votes specified in the articles for a special separate resolution (or, failing which, a separate resolution) of that class or series. If the articles do not specify the majority required, then a majority of two-thirds of the votes cast is required. The special separate resolution is in addition to the resolution authorizing the alterations.

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The DGCL provide that the vote of holders of a majority of the outstanding shares entitled to vote is required to alter, amend, change or repeal a corporation’s certificate of incorporation, unless otherwise specified in a corporation’s certification of incorporation or bylaws. In addition, if the amendment to the certificate of incorporation would increase or decrease the aggregate number of authorized shares of a class, increase or decrease the par value of the shares of such class, or alter or change the powers, preferences or special rights of the shares of such class so as to affect them adversely, that class is entitled to vote separately on the amendment whether or not it is designated as voting stock. Furthermore, if the proposed amendment would alter or change the powers, preferences or special rights of one or more series of any class so as to affect them adversely, but will not so affect the entire class, then only the shares of the series so affected by the amendment will be considered a separate class for purposes of the class vote. The DGCL reserves the power to the stockholders to adopt, amend or repeal the bylaws unless the certificate of incorporation confers such power on the board of directors in addition to the stockholders. The certificate of incorporation of Trillion provides that the board of directors of Trillion is expressly authorized to make, alter or repeal our bylaws.

Shareholder Quorum and Voting Requirements

Under the BCBCA, the quorum for the transaction of business at a meeting of shareholders of a company may be established by the articles. The proposed articles of Trillion BC provides that, generally, the quorum for the transaction of business at a meeting of shareholders is 2 persons who are, or who represent by proxy, shareholders who, in the aggregate, hold at least 1/20 of the issued shares entitled to be voted at the meeting.

Except where the BCBCA or the articles require approval by a special resolution or unanimous resolution, a simple majority of the votes cast by shareholders voting shares that carry the right to vote at a meeting is required to approve any resolution properly brought before the stockholders.

Under the DGCL, a corporation’s certificate of incorporation and bylaws may specify the number of shares necessary to constitute a quorum at any meeting of shareholders; provided, however, that a quorum may not consist of less than one-third of the shares entitled to vote at the meeting. The bylaws of Trillion provide that the presence in person or by proxy of stockholders entitled to cast at least one third of the shares entitled to vote at the meetings of stockholders constitutes a quorum.

The bylaws of Trillion provide that generally all elections and questions must be decided by the vote of a majority in interest of the stockholders present in person or represented by proxy and entitled to vote at the meeting.

Special Meeting of Shareholders

The BCBCA provides that a board of directors or the holders of 5% of the issued shares of a corporation with a right to vote can call or requisition a special meeting.

Under the DGCL, a special meeting may be called by a board of directors or by any other person authorized to do so in the corporation’s certificate of incorporation or bylaws. The bylaws of Trillion provide that special meetings of the stockholders or of any class or series thereof entitled to vote may be called by the President or by the chairman of the board of directors, or at the request in writing by stockholders of record owning at least 20% percent of the issued and outstanding voting shares of common stock of Trillion.

Votes Required for Extraordinary Transactions

Under the BCBCA, approvals of amalgamations (except amalgamations between a corporation and wholly owned subsidiaries), consolidations, and sales, leases, or exchanges of substantially all the property of a corporation, other than in the ordinary course of business of the corporation requires approval by the stockholders by a special resolution at a duly called meeting. The special resolution means a resolution passed at a meeting of shareholders by at least 2/3 of the votes cast by shareholders voting shares that carry the right to vote at a meeting.

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Under the DGCL, mergers or consolidations generally require the approval of the holders of a majority of the outstanding stock of the corporation entitled to vote and stockholder approval is not required by a Delaware corporation:

●	if it is the surviving corporation in a merger requiring the issuance of common stock not exceeding 20% of the corporation’s common stock outstanding immediately prior to the merger, the merger agreement does not amend in any respect the survivor’s certification of incorporation, and stockholder approval is not specifically mandated in the survivor’s certification of incorporation;

●	if it is the surviving corporation in a merger with a subsidiary in which it ownership was 90% or greater.

Unless a greater percentage is required by the certificate of incorporation, a sale, lease, or exchange of all or substantially all the property or assets of a Delaware corporation or an amendment to its certificate of incorporation also requires the approval of the holders of a majority of the outstanding stock entitled to vote on the matter.

Shareholder Action by Written Consent (In Lieu of a Meeting)

Under the BCBCA, any action required or permitted to be taken at a meeting of the stockholders by an ordinary resolution may be taken by a written resolution signed by a special majority of the stockholders entitled to vote on such resolution. The proposed articles of Trillion BC provide that a special majority is two-thirds of the votes cast on the resolution. Any action required or permitted to be taken at a meeting of the stockholders by a special resolution may be taken by a written resolution signed by all the shareholders entitled to vote on such resolution.

Under the DGCL, stockholders may execute an action by written consent in lieu of a stockholder meeting, unless such right is eliminated in the corporation’s certificate of incorporation or bylaws, if holders of outstanding stock representing not less than the minimum number of votes that would be necessary to take the action at an annual or special meeting execute a written consent providing for the action.

Rights of Dissent and Appraisal

Under the BCBCA, in certain circumstances, a registered shareholder who disagrees with a proposed corporate action can require the company to purchase his or her shares for their fair value. The actions giving rise to a right of dissent are as follows:

●	an alteration in the articles of a company by altering the restrictions on the business carried on or to be carried on by the company, or in its powers;

●	various forms of corporation reorganizations, amalgamation, or arrangements (where permitted);

●	a proposed sale, lease or exchange of all or substantially all of the corporation’s assets; or

●	in respect of any resolution or court order or arrangement permitting dissent.

Under the DGCL, stockholders have the right to dissent and exercise appraisal rights only with respect to forms of corporate mergers and consolidations and not in the case of other fundamental change such as the sale of all or substantially all of the assets of the corporation or amendments to the certification of incorporation, unless so provided in the corporation’s certificate of incorporation. Stockholders who have neither voted in favor of nor consented to the merger or consolidation have the right to seek appraisal of their shares by demanding payment in cash for their shares equal to the fair value of such shares. Fair value is determined by a court in an action timely brought by the stockholders who have properly demanded appraisal of their shares. In determining fair value, the court may consider all relevant factors, including the rate of interest which the resulting or surviving corporation would have had to pay to borrow money during the pendency of the court proceedings. In addition, under the DGCL, appraisal rights are not available for any shares of the surviving corporation if the merger did not require the vote of the stockholders of the surviving corporation.

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Oppression Remedies

Under the BCBCA, a shareholder of a corporation has the right to apply to a court on the grounds that the corporation is acting or proposes to act in a way that is prejudicial to the shareholder. After the application is filed, the court may make any order as it sees fit, including an order to prohibit any act proposed by the corporation.

There are no equivalent statutory remedies under the DGCL; however, stockholders may be entitled to remedies for a violation of a director’s fiduciary duties under Delaware common law.

Inspection of Corporate Books and Records

Under the BCBCA, current shareholders of a corporation are entitled to inspect, without charge, all of the records the corporation is required to maintain under the BCBCA, except for minutes of directors’ meetings and directors’ consent resolutions (and those of committees of directors) and written dissents to resolutions of directors. However, shareholders have the right to inspect the portions of minutes of directors’ meetings, or of directors’ consent resolutions and other records that contain disclosures of conflicts of interest by directors and senior officers, and the right to inspect disclosures of certain financial assistance made by the corporation.

Under DGCL, stockholders have the right for any proper purpose to inspect, upon written demand under oath stating the purpose for such inspection, the corporation’s stock ledger, list of stockholders and its other books and records, and to make copies or extracts of the same. A proper purpose means a purpose reasonably related to a person’s interests as a stockholder.

Accounting Treatment of the Change of Our Corporate Jurisdiction

For United States accounting purposes, the change of our corporate jurisdiction from the State of Delaware to the Province of British Columbia, Canada by means of the continuation represents a non-substantive exchange to be accounted for in a manner consistent with a transaction between entities under common control. All assets, liabilities, revenues and expenses will be reflected in the accounts of Trillion BC based on existing carrying values at the date of the exchange. The historical comparative figures of Trillion BC will be those of Trillion.

We currently prepare our financial statements in accordance with the United States generally accepted accounting principles and will begin to submit our financial statements in accordance with IFRS after the consummation of the change of our corporate jurisdiction.

Certain United States Federal Income Tax Consequences of the Change of Our Corporate Jurisdiction

The following is a general summary of certain U.S. federal income tax considerations applicable to our company and our Shareholders resulting from the change of our corporate jurisdiction from the State of Delaware to the Province of British Columbia, Canada by means of the continuation (the “Continuation”) and the ownership and disposition of Trillion BC Shares.

This summary is for general information purposes only and does not purport to be a complete analysis or listing of all potential U.S. federal income tax considerations that may apply to a Shareholder. For example, it does not take into account the individual facts and circumstances of any particular Shareholder that may affect the U.S. federal income tax considerations applicable to such holder, nor does it address the state and local, federal estate and gift, federal alternative minimum tax or foreign tax consequences to a Shareholder relating to the Continuation and the ownership and disposition of Trillion BC Shares acquired thereby. Accordingly, this summary is not intended to be, and should not be construed as, legal or U.S. federal income tax advice with respect to any Shareholder. Each Shareholder is urged to consult its own tax advisor regarding the U. S. federal tax consequences which may apply as a result of the Continuation and the ownership and disposition of Trillion and Trillion BC shares.

No legal opinion from U.S. legal counsel or ruling from the Internal Revenue Service (the “IRS”) has been requested, or will be obtained, regarding the U.S. federal income tax consequences to Shareholders as a result of the of the Continuation. This summary is not binding on the IRS, and the IRS is not precluded from taking a position that is different from, and contrary to, the positions taken in this summary. In addition, because the authorities on which this summary are based are subject to various interpretations, the IRS and the U.S. courts could disagree with one or more of the positions taken in this summary.

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This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations (whether final, temporary, or proposed), published rulings of the IRS, published administrative positions of the IRS, the Convention Between Canada and the United States of America with Respect to Taxes on Income and on Capital, signed September 26, 1980, as amended (the “Canada-U.S. Tax Convention”), and U.S. court decisions that are applicable and, in each case, as in effect and available, as of the date of this registration statement. Any of the authorities on which this summary is based could be changed in a material and adverse manner at any time, and any such change could be applied on a retroactive or prospective basis which could affect the U.S. federal income tax considerations described in this summary. This summary does not discuss the potential effects, whether adverse or beneficial, of any proposed legislation that, if enacted, could be applied on a retroactive or prospective basis.

As used in this summary, the term “U.S. Holder” means a beneficial owner of Trillion Shares (or, after the Continuation has been consummated, a beneficial owner of Trillion BC Shares) that is for U.S. federal income tax purposes:

(a)	an individual who is a citizen or resident of the U.S.;

(b)	a corporation, or other entity classified as a corporation that is created or organized in or under the laws of the U.S. or any state in the U.S., including the District of Columbia;

(c)	an estate if the income of such estate is subject to U.S. federal income tax regardless of the source of such income; or

(d)	a trust if (i) such trust has validly elected to be treated as a U.S. person for U.S. federal income tax purposes; or (ii) is subject to the supervision of a court within the United States and the control of one or more U.S. persons as described in the Code.

For purposes of this summary, a “Non-U.S. Holder” is a beneficial owner of Trillion Shares (or, after the Continuation, a beneficial owner of Trillion BC Shares) that is neither a U.S. Holder nor a partnership.

This summary does not address the U.S. federal income tax considerations of the Continuation to Shareholders that are subject to special provisions under the Code, including: (a) Shareholders that are tax-exempt organizations, qualified retirement plans, individual retirement accounts, or other tax-deferred accounts; (b) Shareholders that are financial institutions, underwriters, insurance companies, real estate investment trusts, or regulated investment companies; (c) Shareholders that are broker-dealers, dealers, or traders in securities or currencies that elect to apply a mark-to-market accounting method; (d) Shareholders that have a “functional currency” other than the U.S. dollar; (e) Shareholders that own Trillion Shares (or after the Continuation is consummated, Trillion BC Shares) as part of a straddle, hedging transaction, conversion transaction, constructive sale, or other arrangement involving more than one position; (f) Shareholders that acquired Trillion Shares (or after the Continuation is consummated, Trillion BC Shares) in connection with the exercise of employee stock options or otherwise as compensation for services; (g) Shareholders that hold Trillion Shares (or after the Continuation is consummated, Trillion BC Shares) other than as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment purposes); and (h) partnerships and other pass-through entities (and investors in such partnerships and entities).

This summary also does not address the U.S. federal income tax considerations applicable to Shareholders who are: (a) U.S. expatriates or former long-term residents of the U.S.; (b) persons that have been, are, or will be a resident or deemed to be a resident in Canada for purposes of the Income Tax Act (Canada) (the “Canadian Act”); (c) persons that use or hold, will use or hold, or that are or will be deemed to use or hold Trillion Shares (or after the Continuation is consummated, Trillion BC Shares) in connection with carrying on a business in Canada; (d) persons whose Trillion Shares (or after the Continuation is consummated, Trillion BC Shares) constitute “taxable Canadian property” under the Canadian Act; or (e) persons that have a permanent establishment in Canada for the purposes of the Canada-U.S. Tax Convention. Shareholders that are subject to special provisions under the Code, including Shareholders described immediately above, should consult their own tax advisor regarding the U.S. federal, U.S. federal alternative minimum, U.S. federal estate and gift, U.S. state and local, and foreign tax consequences relating to the Continuation and the ownership and disposition of Trillion BC Shares received pursuant to the Continuation.

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Finally, this summary does not address the U.S. federal income tax consequences of transactions effected prior or subsequent to, or concurrently with the Continuation, including, without limitation: any vesting, conversion, assumption, disposition, exercise, exchange or other transaction involving any rights to acquire Trillion Shares or Trillion BC Shares, including any options or warrants of Trillion; and any transaction, other than the Continuation, in which securities of Trillion or Trillion BC are acquired.

If an entity that is classified as a partnership (or “pass-through” entity) for U.S. federal income tax purposes holds Trillion Shares (or after the Continuation is consummated, Trillion BC Shares), the U.S. federal income tax consequences to such partnership and the partners of such partnership of participating in the Continuation and the ownership of Trillion BC Shares received pursuant to the Continuation generally will depend on the activities of the partnership and the status of such partners. Partners of entities that are classified as partnerships for U.S. federal income tax purposes should consult their own tax advisors regarding the U.S. federal income tax consequences of the Continuation and the ownership and disposition of Trillion BC Shares received thereby.

This discussion provides general information only and is not intended to be tax advice to any particular Shareholder. Any U.S. Federal, state, or local tax advice included in this discussion was not intended or written to be used, and it cannot be used by any Shareholder, for the purpose of avoiding any penalties that may be imposed by any U.S. Federal, state or local governmental taxing authority or agency. This discussion was written solely to support the promotion or marketing of the transactions or matters addressed in this Memorandum. Investors should consult their own independent tax advisors in determining the application to them of the U.S. federal income tax consequences set forth below and any other U.S. federal, state, local foreign or other tax consequences to them of the purchase, ownership and disposition of Trillion and Trillion BC shares. Investors should note that no rulings have been or will be sought from the IRS with respect to any of the U.S. federal income tax consequences discussed below and no assurance can be given that the IRS will not take positions contrary to the conclusions stated below.

Tax Consequences of the Transaction to Trillion and Trillion BC

Neither Trillion nor Trillion BC will recognize a gain or loss in the Continuation.

The U.S. Anti-Inversion Rules

Trillion BC will be incorporated under the laws of British Columbia, Canada. Generally, corporations incorporated outside of the United States are not treated as U.S. corporations for U.S. federal income tax purposes. However, as described below, Section 7874 of the Code treats certain corporations incorporated outside the United States as U.S. corporations for U.S. federal income tax purposes. Trillion BC believes that it will be treated as a U.S. corporation for U.S. federal income tax purposes as a result of the Continuation.

Under Section 7874 of the Code, a corporation created or organized outside the United States (i.e., a non-U.S. corporation) may nevertheless be treated as a U.S. corporation for U.S. federal income tax purposes (and, therefore, a U.S. tax resident and subject to U.S. federal income tax on its worldwide income) if each of the following three conditions are met: (i) the non-U.S. corporation acquires, directly or indirectly, or is treated as acquiring under applicable Treasury Regulations, substantially all of the assets held, directly or indirectly, by a U.S. corporation, (ii) after the acquisition, the former stockholders of the U.S. corporation hold at least 80% (by vote or value) of the shares of the non-U.S. corporation by reason of holding shares of the U.S. corporation, and (iii) after the acquisition, the non-U.S. corporation’s expanded affiliated group does not have substantial business activities in the non-U.S. corporation’s country of organization or incorporation when compared to the expanded affiliated group’s total business activities.

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As a result of the Continuation, (i) Trillion BC will be treated as indirectly acquiring all of the assets of Trillion and (ii) after the Continuation, the former stockholders of Trillion will own, in the aggregate, at least 80% (by vote and value) of Trillion BC common shares by reason of their ownership of Trillion common stock, (iii) Trillion BC believes that it and its affiliated group does not have sufficient business activities in Canada, its country of incorporation, to satisfy the “substantial business activity” exception under applicable Section 7874 Treasury Regulations. Therefore, under current law, Trillion BC should be treated as a U.S. corporation for U.S. federal income tax purposes.

The remainder of this discussion assumes that Trillion BC will be treated as a U.S. corporation for U.S. federal income tax purposes. The U.S. federal income tax consequences of owning Trillion BC shares would be materially different than those stated herein if, notwithstanding Trillion BC’s expectation, Trillion BC were to be treated as a non-U.S. corporation for U.S. federal income tax purposes. See the discussion above under “Risk Factors— We may be classified as a Passive Foreign Investment Company…”

No ruling from the IRS or legal opinion concerning the U.S. federal income tax consequences of the Continuation has been obtained and none will be requested. Thus, there can be no assurance that the IRS will not challenge the qualification of the Continuation as a tax-deferred F reorganization under Section 368(a)(1)(F) of the Code, or that, if challenged, a U.S. court would not agree with the IRS.

If the Continuation qualifies as an F reorganization and Trillion BC is treated as a U.S. corporation for U.S. federal tax purposes under Section 7874 of the Code, then the following U.S. federal income tax consequences generally would result for U.S. Holders:

(a)	no gain or loss will be recognized by a U.S. Holder on the exchange of Trillion Shares for Trillion BC Shares pursuant to the Continuation;

(b)	the tax basis of a U.S. Holder in the Trillion BC Shares acquired in exchange for Trillion Shares pursuant to the Continuation would be equal to such U.S. Holder’s tax basis in Trillion Shares exchanged;

(c)	the holding period of a U.S. Holder with respect to the Trillion BC Shares acquired in exchange for Trillion Shares pursuant to the Continuation will include such U.S. Holder’s holding period for Trillion Shares; and

(d)	U.S. Holders who exchange Trillion Shares for Trillion BC Shares pursuant to the Continuation generally would be required to report certain information to the IRS on their U.S. federal income tax returns for the tax year in which the Continuation occurs, and to retain certain records related to the Continuation.

U.S. Holders are urged to consult their tax advisors as to the particular consequences of the exchange of Trillion stock for Trillion BC shares pursuant to the Continuation.

Distributions by Trillion BC and Disposition of Trillion BC-U.S. Holders

The gross amount of cash distributions on Trillion BC shares would generally be taxable to U.S. Holders as dividend income to the extent of the earnings and profits of Trillion BC as determined for U.S. federal income purposes.

To the extent that the amount of any distribution exceeds Trillion BC’s earnings and profits, the distribution would generally first be treated as a tax-free return of capital (with a corresponding reduction in the adjusted tax basis of a U.S. holder’s Trillion BC common shares), and thereafter would be taxed as a capital gain recognized on a taxable disposition.

Dividends paid in a currency other than U.S. dollars will be included in a U.S. Holder’s gross income in a U.S. dollar amount based on the spot exchange rate in effect on the date of actual or constructive receipt, whether or not the payment is converted into U.S. dollars at that time. The U.S. Holder will have a tax basis in such currency equal to such U.S. dollar amount, and any gain or loss recognized upon a subsequent sale or conversion of the foreign currency for a different U.S. dollar amount will be U.S. source ordinary income or loss. If the dividend were converted into U.S. dollars on the date of receipt, a U.S. Holder generally should not be required to recognize foreign currency gain or loss in respect of the dividend income.

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A U.S. Holder would generally recognize a taxable gain or loss on any sale or other taxable disposition of Trillion BC shares in an amount equal to the difference between the amount realized from such sale or other taxable disposition and the U.S. Holder’s adjusted tax basis in such shares. Such recognized gain or loss generally would be a capital gain or loss. Capital gains of non-corporate U.S. Holders (including individuals) generally would be subject to U.S. federal income tax at preferential rates if the U.S. Holder’s holding period of Trillion BC shares (which would include such U.S. Holder’s holding period for Trillion Shares) exceeds one year as of the date of the sale or other taxable disposition. The deductibility of capital losses is subject to limitations. Any gain or loss recognized by a U.S. Holder on the sale or other taxable disposition of Trillion BC shares generally would be treated as U.S. source gain or loss.

Material U.S. Federal Income Tax Considerations for Non-U.S. Holders

A non-U.S. Holder of Trillion BC shares generally would not be subject to U.S. federal income or withholding tax on any gain realized on the disposition of Trillion BC shares unless:

● the gain is effectively connected with a U.S. trade or business of such non-U.S. Holder (or, if an income tax treaty applies, is attributable to a United States “permanent establishment”); or

● such non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition, and certain other conditions are met.

Gain recognized by a non-U.S. Holder of Trillion BC shares described in the first bullet point above would generally be subject to tax under the rules described above as if it were a U.S. Holder of Trillion BC shares. An individual non-U.S. Holder of Trillion BC shares described in the second bullet point above would generally be subject to a 30% tax on the gain, which may be offset by U.S. source capital losses realized in the same year, even though the individual is not considered a resident of the United States.

Additionally, non-U.S. Holders generally would be required to recognize gain and be liable for U.S. federal income and withholding tax with respect to a taxable sale, exchange or other disposition of Trillion BC shares if Trillion BC were treated for U.S. federal income tax purposes as a “U.S. Real Property Holding Corporation” (“USRPHC”). Subject to certain exceptions, Trillion BC would generally be a USRPHC if at any point in the preceding 5 years the fair market value of its U.S. real property interests equaled or exceeded 50% of the sum of the fair market values of its worldwide real property interests and other assets used or held for use in a trade or business, all as determined under applicable Treasury Regulations. While not free from doubt, Trillion BC believes that Trillion BC has not been and will not be at the time of the Continuation a USRPHC for U.S. federal income tax purposes. Non-U.S. Holders are urged to consult their tax advisor about the consequences that could result if Trillion BC were a USRPHC.

Assuming that Trillion BC is to be treated as a U.S. corporation for U.S. federal income tax purposes, a non-U.S. Holder generally would be subject to U.S. federal withholding tax on dividends received from Trillion BC, and could be subject to U.S. federal income tax if the dividends were effectively connected with the non-U.S. Holder’s conduct of a trade or business in the United States (and, if an income tax treaty applies, the dividends are attributable to a permanent establishment or fixed place of business maintained by the non-U.S. Holder in the United States).

Opinion of Tax Advisors

The forgoing information under the heading “Certain United States Federal Income Tax Consequences of the Change of Our Corporate Jurisdiction” has been reviewed by, and is the opinion of, Dale Matheson Carr-Hilton LLP (“DMCL LLP”), United States and Canadian tax advisors to our company.

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Certain Canadian Federal Income Tax Consequences of the Change of Our Corporate Jurisdiction

The following summarizes certain Canadian federal income tax consequences under the Canadian Act applicable to our company and our stockholders resulting from the change of our corporate jurisdiction by means of the continuation, the amalgamation of Trillion and Trillion BC, and thereafter from holding and disposing of common shares in the capital of “Trillion Amalco” (also referenced as Trillion BC following the amalgamation)

Comments on tax consequences to shareholders is restricted to shareholders (each in this summary a “Holder”) of our company each of whom is an individual (other than a trust) or corporation who or which, at all material times for the purposes of the Canadian Act, holds all of its common shares in the capital of Trillion and, following the continuation and amalgamation, Trillion Amalco solely as capital property, acts at arm’s length with Trillion and Trillion Amalco, and is not a “financial institution” to which the “mark to market” rules apply, a “specified financial institution”, nor a shareholder in respect of whom our company is a “foreign affiliate” under the Canadian Act. Comment is further restricted, in the case of any Holder who is not resident in Canada for Canadian federal income tax purposes (in this commentary, a “Non-resident Holder”), to Non-resident Holders whose common shares in the capital of Trillion or Trillion Amalco are not used in or in the course of carrying on a business in Canada, and will not constitute “taxable Canadian property” at any particular time after the change of our corporate jurisdiction followed by the amalgamation to form Trillion Amalco. In general, a common share of Trillion Amalco held by a Non-resident Holder will not constitute taxable Canadian property at any particular time after the change of our corporate jurisdiction provided that at that time the common shares of Trillion Amalco are listed on a designated stock exchange for the purposes of the Canadian Act, which includes Tiers 1 and 2 of the Canadian Securities Exchange, unless at any particular time during the 60 month period that ends at that time either the Non-resident Holder, any one or more persons with whom the Non-resident Holder does not deal at arm’s length (“the Non-Arm’s Length Persons”), or partnerships in which the Non-resident Holder or the Non-Arm’s Length Persons alone or in any combination, held or had a right to acquire 25% or more of the issued shares of any class in the capital stock of Trillion Amalco and more than 50% of the fair market value of the common shares of Trillion Amalco was derived directly or indirectly from one or any combination of real or immovable property situated in Canada, Canadian resource properties, timber resource properties, or options in respect of or interests in the foregoing. –

Comment is based on the current provisions of the Canadian Act and regulations, all amendments thereto publicly proposed by the Minister of Finance of Canada to the date hereof, and our Canadian tax advisor’s understanding of the published administrative practices of the Canada Revenue Agency (“CRA”). Unless otherwise expressly stated, it is assumed that all such amendments will be enacted substantially as currently proposed, and that there will be no other material change to any relevant law or administrative practice, although no assurances can be given in these respects. Except to the extent otherwise expressly provided, this summary does not take into account any provincial, territorial or foreign tax law, nor any bilateral income tax treaty to which Canada is a party. Canadian income tax laws, regulations and the interpretation thereof are subject to change, which could materially alter the following summary. If there should be any change having retroactive effect in the Canadian Act, regulations or administrative practices of the CRA then there may also be material changes to the following summary.

This summary is of a general nature only and is not, and is not to be construed as, Canadian tax advice to any particular Holder. Each Holder is urged to obtain independent advice as to the legal and Canadian tax implications of the continuation and amalgamation, and thereafter of holding and disposing of common shares in the capital of Trillion BC, applicable to the Holder’s particular circumstances.

Our Company

Continuation

As a result of the continuation, Trillion BC will be deemed to have been incorporated in British Columbia from the time of the continuation and not to have been incorporated elsewhere, and will become a resident of Canada for the purposes of the Canadian Act. Trillion BC will be deemed to have had a taxation year end immediately before the time of the continuation, and will be deemed to have commenced a new tax year at the time of the continuation. Trillion BC will be able to choose a new fiscal year end falling within the 53 weeks following the date of the continuation.

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As a result of the continuation, Trillion will be deemed to have disposed of, and to have immediately thereafter reacquired, each property owned by Trillion at its fair market value immediately before the time of the continuation. Trillion will be subject to Canadian federal income tax liabilities with respect to any gains realized as a result of the deemed disposition of all of its assets that constitute “taxable Canadian property” for the purposes of the Canadian Act. Following the continuation, gains arising on the future disposition of property of Trillion will be subject to tax in Canada. However, the effect of the deemed disposition and reacquisition is that any gains or losses that accrued to Trillion before the continuation of Trillion to Canada will generally not be taken into account in determining Trillion’s liability for tax under the Canadian Act when Trillion actually disposes of, or is deemed to dispose of, the property. The deemed disposition and reacquisition will be relevant not only for capital gains purposes but also in determining the cost of Trillion’s property for capital cost allowance and inventory purposes.

Trillion BC will be deemed to have paid and Trillion will be deemed to have received a dividend on the common shares of Trillion BC immediately before the time of the continuation in an amount equal to the amount by which the fair market value of the common shares of Trillium BC exceeds their paid-up capital, both measured at a time before the continuation. Canadian withholding tax will apply to the amount of such dividend at a rate of 25%, subject to reduction under the Canada-US Income Tax Convention. Such dividend is expected to be nil or nominal.

Trillion is not expected to make a paid-up capital adjustment, if so eligible by virtue of becoming resident in Canada as a result of the continuation. Consequently, Trillion is not expected to be deemed to have paid a dividend to a Holder of its common shares (See below).

Amalgamation

As a result of the Amalgamation, Trillion and Trillion BC will be deemed to have had a taxation year end immediately before the time of amalgamation, and Trillion Amalco will be deemed to be a new corporation whose first tax year commenced at the time of amalgamation. Trillion Amalco will be able to choose a new fiscal year end falling within the 53 weeks following the date of the amalgamation.

Trillion will be deemed to dispose of its shares of Trillion BC for proceeds of disposition equal to an amount determined by formula. Where the amount so determined exceeds Trillion’s cost of its Trillion BC shares, Trillion will realize a capital gain. Such amount is expected to be nil or nominal.

Trillion Amalco’s tax basis in the assets received from Trillion and Trillion BC on the amalgamation will be equal to their tax basis to Trillion and Trillion BC. Trillion Amalco will inherit Trillion and Trillion BC’s Canadian tax attributes, if any.

Resident Holders (see below) and Non-resident Holders

Continuation

The continuation will not cause a disposition or deemed disposition of the shares of common stock of Trillion held by any Holder, and therefore will not cause the realization of any capital gain or capital loss by the Holder in respect of such shares.

The paid-up capital of shares of common stock of Trillion may be subject to adjustment because of the change in residency upon the continuation. Trillion will be deemed to have disposed of all of its assets immediately before the continuation and to have reacquired them on the continuation at a cost equal to their fair market value. If the resulting tax cost of Trillion’s assets, net of Trillion’s outstanding liabilities at the time of the continuation (“Net Tax Cost”) is less than the aggregate paid-up capital of the common shares of Trillion, the paid-up capital of the common shares of Trillion will be reduced to an amount equal the Net Tax Cost. If the Net Tax Cost is greater than the aggregate paid-up capital of the common shares of Trillion, Trillion may elect within 90 days of the continuation to increase the paid-up capital of the common shares of Trillion.

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If Trillion makes such an election, Trillion will be deemed to have paid prior to the continuation, and the holders of the common shares of Trillion will be deemed to have received pro rata, a dividend in respect of the common shares of Trillion. It is intended that Trillion will not make this election if available.

Amalgamation

As a result of the Amalgamation, Holders who hold their Trillion shares as capital property and who receive only shares of Trillion Amalco on the amalgamation will be deemed to dispose of their Trillion shares at their adjusted cost base, and to have acquired the shares of Trillion Amalco received on the amalgamation at the same amount.

Administratively, the Canada Revenue Agency will not deny the foregoing treatment to shareholders who receive cash in lieu of fractional shares of Trillion Amalco provided that the amount of cash received does not exceed $200. Any such shareholder must either report a gain or loss on the disposition of the fractional share, or reduce the adjusted cost basis of the their Trillion Amalco shares by the amount of cash received.

Disposing of Common Shares

Canadian Resident Holders

The normal rules for the taxation of capital gains and losses applicable before the change of our corporate jurisdiction to Holders who are resident in Canada for the purposes of the Canadian Act (each a “Resident Holder”) will continue to apply to Resident Holders in respect of a disposition of common shares in the capital of Trillion Amalco after the continuation and amalgamation.

In summary, these rules will provide that a Resident Holder who disposes of such a common share after the continuation and amalgamation will realize a capital gain (capital loss) equal to the amount by which the proceeds received by the Resident Holder on the disposition exceed (are exceeded by) the adjusted cost base of the common share to the Resident Holder.

The Resident Holder will be required to include one half of any such capital gain (taxable capital gain) in income to be taxed at normal rates.

The Resident Holder may deduct one half of any such capital loss (allowable capital loss) from taxable capital gains realized in the taxation year of the Resident Holder in which the disposition occurs and, to the extent not so deductible, from taxable capital gains realized in any of the three preceding taxation years or any subsequent taxation year.

If the Resident Holder is a “Canadian-controlled private corporation” as defined for the purposes of the Canadian Act, such Resident Holder will be required to include any taxable capital gain so arising in its “aggregate investment income”. Of the tax payable, tax at the rate of 30.67% will be added to the Resident Holder’s pool of refundable dividend tax on hand (“RDTOH”) and the Resident Holder will be entitled to a refund of such RDTOH at the rate of 38 1/3% for every CDN$1 of taxable dividends that it subsequently pays.

Non-resident Holders

Generally, a Non-resident Holder who is a US resident for the purposes of the Canada – U.S. Income Tax Convention (“a US Resident”) who disposes of common shares in the capital of Trillion Amalco after the change of our corporate jurisdiction will not incur any tax liability provided that at the time of disposition not more than 50% of the value of the common shares in the capital of Trillion Amalco is derived from “real property” situated in Canada, as defined for the purposes of the Canada – U.S. Income Tax Convention (which includes among other things, any right to explore for or exploit mineral deposits and sources in Canada and other natural resources in Canada, or any right to an amount computed by reference to the production, including profit, from, or to the value of production from, mineral deposits and sources in Canada and other natural resources in Canada).

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A Non-resident Holder who is not a US resident who disposes of common shares in the capital of Trillion Amalco after the change of our corporate jurisdiction will not incur any liability for Canadian federal income tax in respect of any taxable capital gain so arising, nor be permitted to deduct any allowable capital loss so arising from taxable capital gains (if any) of the Non-resident Holder otherwise subject to Canadian federal income tax if at the time of disposition such common shares are not taxable Canadian property to the Non-resident Holder. The common shares of Trillium Amalco are not expected to constitute taxable Canadian property of a Non-resident Holder.

A Non-resident Holder will not be required to obtain a tax clearance certificate from CRA in respect of a disposition of their common shares

Regardless, any Non-resident Holder who is contemplating disposing of common shares in the capital of Trillion Amalco after the change of our corporate jurisdiction should obtain Canadian tax advice as to whether the Non-resident Holder will be subject to Canadian tax, or be required to obtain a tax clearance certificate from CRA, in respect of the disposition.

Dividends on Common Shares

Canadian Resident Holders

A Resident Holder who is an individual will be required to include in income the amount of any dividend actually received or deemed to have been received on a common share in the capital of Trillion Amalco, subject to the usual dividend gross-up and dividend tax credit rules applicable to dividends paid by a taxable Canadian corporation.

A Resident Holder that is a corporation will be required to include in income the amount of any dividend actually or deemed to have been received on a common share in the capital of Trillion Amalco, but generally will be entitled to deduct an equivalent amount in computing its taxable income. The corporation, if it is a “private corporation” as defined for the purposes of the Canadian Act, or a corporation controlled by or for the benefit of an individual or any related group of individuals, may be liable for a 38 1/3% refundable tax (“Part IV Tax”) on any such dividend to the extent that the dividend was deductible in computing its taxable income, and will be entitled to a refund of such Part IV Tax at the rate of 38 1/3% of refund for every CDN$1 of taxable dividends that it subsequently pays.

Non-resident Holders

Each Non-resident Holder will be required to pay Canadian withholding tax on the amount of any dividend, including any stock dividend, paid or credited or deemed to be paid or credited by Trillion Amalco to the Non-resident Holder on a common share. The rate of withholding tax is 25% of the gross amount of the dividend, or such lesser rate as may be available under an applicable income tax treaty. The rate of withholding tax under the Canada – U.S. Income Tax Convention, subject to the limitation of benefits article, applicable to a dividend paid to a Non-resident Holder who is a resident of the United States for the purposes of the Canada – U.S. Income Tax Convention is 5% if the Non-resident Holder is a company that owns at least 10% of the voting stock of Trillion Amalco, and 15% in any other case, of the gross amount of the dividend. Trillion Amalco will be required to withhold any such tax from the dividend, and remit the tax directly to CRA for the account of the Non-resident Holder.

Opinion of Tax Advisors

The forgoing information under the heading “Certain Canadian Federal Income Tax Consequences of the Change of Our Corporate Jurisdiction” has been reviewed by, and is the opinion of, DMCL LLP, United States and Canadian tax advisors to our company.

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Reporting Obligations under Securities Laws

If we change our corporate jurisdiction to the Province of British Columbia, Canada, we will still have to comply with reporting requirements under both the United States and Canadian securities laws. However, these requirements should be reduced because we would no longer be a United States company.

We currently prepare our financial statements in accordance with United States generally accepted accounting principles (“US GAAP”). We file our audited annual financial statements with the Securities and Exchange Commission on annual reports on Form 10-K and our unaudited interim financial statements with the Securities and Exchange Commission on quarterly reports on Form 10-Q. Additionally, we are a reporting issuer in the Provinces of British Columbia and Ontario. Upon completion of the continuation, we anticipate that we will meet the definition of a “foreign private issuer” under the Securities Exchange Act of 1934. As a foreign private issuer, we anticipate that we will file an annual report on Form 20-F each year with the Securities and Exchange Commission. We will not be required to file interim quarterly reports on Form 10-Q, however we will be required to file our interim financial statements and management’s discussion and analysis, in the form required by Canadian securities legislation, with the Securities and Exchange Commission on Form 6-K. We anticipate that we will prepare our financial statements in accordance with IFRS subsequent to the change of our corporate jurisdiction.

In addition, as a foreign private issuer, our directors, officers and stockholders owning more than 10% of our outstanding common stock will no longer be subject to the insider reporting requirements of Section 16(b) of the Securities Exchange Act of 1934 and we will no longer be subject to the proxy rules of Section 14 of the Securities Exchange Act of 1934. Furthermore, Regulation FD does not apply to non-United States companies and will not apply to us upon completion of the continuation.

Whether or not we change our corporate jurisdiction to the Province of British Columbia, Canada, we will remain subject to Canadian disclosure requirements including those requiring that we publish news releases, file reports about material changes to or for our company, send you information circulars with respect to meetings of our stockholders, file annual and quarterly financial statements and related management’s discussion and analysis and those that require that our officers, directors and major shareholders file reports about trading in our shares.

Quotation on the OTCQB and Listing on the Canadian Securities Exchange

Our common stock is quoted on the OTCQB under the symbol “TCFF” and our shares are listed for trading on the Canadian Securities Exchange under the symbol “TCF”. We expect that immediately following the continuation, the common shares of Trillion BC will requalify to be quoted on the OTCQB under the new symbol “TCFF.F”, and continue to be listed on the Canadian Securities Exchange however under the symbol “TCF”.

Our board of directors recommends that you vote FOR the continuation.

EXPERTS AND COUNSEL

The financial statements for the years ended December 31, 2020 and 2019 of our company included in this proxy statement/prospectus have been audited by Harbourside CPA, LLP, to the extent and for the period set forth in their report (which contains an explanatory paragraph regarding our ability to continue as a going concern) appearing elsewhere in the proxy statement/prospectus, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Macdonald Tuskey, of Suite 409 – 221 West Esplanade, North Vancouver, British Columbia V7M 3J3, Canada has advised us in connection with certain U.S. and Canadian non-tax legal matters with respect to the continuation.

DMCL LLP of Vancouver, British Columbia has advised us in connection with certain U.S. and Canadian federal income tax consequences with respect to the continuation but only to the extent described above.

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INTEREST OF NAMED EXPERTS AND COUNSEL

No expert named in the registration statement of which this proxy statement/prospectus forms a part as having prepared or certified any part thereof (or is named as having prepared or certified a report or valuation for use in connection with such registration statement) or counsel named in this proxy statement/prospectus as having given an opinion upon the validity of the securities being offered pursuant to this proxy statement/prospectus or upon other legal matters in connection with the registration or offering such securities was employed for such purpose on a contingency basis. Also at the time of such preparation, certification or opinion or at any time thereafter, through the date of effectiveness of such registration statement or that part of such registration statement to which such preparation, certification or opinion relates, no such person had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in our company or any of its parents or subsidiaries. Nor was any such person connected with our company or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

DESCRIPTION OF BUSINESS

Corporate History

The Company was incorporated in Delaware in 2015 under the name Park Place Energy Inc. We were formed for the purpose of effecting a merger for the reincorporation in Delaware of Park Place Energy Corp., a Nevada corporation (“PPEC Nevada”). On or around July 16, 2015, the Company entered into that certain agreement and plan of merger with PPEC Nevada and PPEC Merger Corp., a Nevada corporation. Effective on or around March 19, 2019, we changed our name from Park Place Energy Inc. to Trillion Energy International Inc. The Company and its consolidated subsidiaries are in the business of international oil and natural gas exploration and production.

Subsidiaries

The wholly owned subsidiaries of Trillion Energy International Inc. are: Trillion BC, a British Columbia corporation, Park Place Energy Corp., a Nevada corporation, Park Place Energy Bermuda, a Bermuda corporation, Park Place Energy Inc., a Delaware corporation, Park Place Energy Turkey Limited, a Cayman corporation, and BG Exploration EOOD, a Bulgarian corporation.

Industry Overview

The oil and natural gas business involves the discovery, extraction, and sale of petroleum resources for use as a source of energy for various uses both industrial and consumer. Oil and gas exploration consists of identifying potential locations for drilling and extraction, conducting geological and geophysical testing at such locations, drilling of oil wells, and natural gas prospecting. Oil production involves extraction of crude oil from discovered reserves that is then refined and processed into consumable products, such as gasoline and plastics. Natural gas production involves extracting natural gas from reserves, processing, which is then transported to end users for use as energy, primarily for heating and industrial power. Oil and natural gases are essential to our lives in the 21st century, and are used every day for transportation, for the generation of power (including but not limited to heating and electricity), and as a raw material for the creation of other products.

Our Business

We are primarily engaged in the business of oil and gas exploration and production in Bulgaria and Turkey. We have oil and gas producing assets in Turkey and was awarded an oil and natural exploration natural gas permit in Bulgaria.

The Company sells oil and natural gas in Turkey. The oil and natural gas are typically sold in an unprocessed state to processors and other third parties for processing and sale to customers. The Company recognizes revenue at a point in time when control of the oil is transferred. For oil sales, control is typically transferred to the customer upon receipt at the wellhead or a contractually agreed upon delivery point. Under the Company’s natural gas contracts with processors, control transfers upon delivery at the wellhead or the inlet of the processing entity’s system. For the Company’s other natural gas contracts, control transfers upon delivery to the inlet or to a contractually agreed upon delivery point. In the cases where the Company sells to a processor, the Company has determined that the Company is the principal in the arrangement and the processors are the Company’s customers. The Company recognizes the revenue in these contracts based on the net proceeds received from the processor.

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Oil and Gas Reserves

The following tables summarizes our total estimated reserves, from as of December 31, 2020. The reserve estimates are based on the December 31, 2020 year end reserve report prepared by GLJ.

	SUMMARY OF OIL AND GAS RESERVES as of December 31, 2020
	Oil		Conventional Natural Gas		Oil Equivalent
Proved Reserves	Gross (MMbbl)	Net (MMbbl)	Company Gross MMcf	Company Net MMcf	Company Gross Mboe	Company Net Mboe
RESERVE CATEGORY
PROVED
Producing	233	204	0	0	233	204
Developed Non-Producing	0	0	0	0	0	0
Undeveloped	0	0	11,571	10,125	1,929	1,687

TOTAL PROVED	233	204	11,571	10,125	2,161	1,891
TOTAL PROBABLE	70	61	8,610	7,534	1,505	1,317
TOTAL PROVED PLUS PROBABLE	303	265	20,182	17,659	3,666	3,208
TOTAL POSSIBLE	67	59	11,073	9,689	1,913	1,674
TOTAL PPP	370	323	31,255	27,348	5,579	4,881

The following table estimates the value of our oil and gas proved, probable and possible reserves, before income taxes, as contained in GLJ’s reserve report dated December 31, 2020 discounted at 10% (Pre-tax PV-10%):

Pre-tax NPV-10 (before Income Taxes) ($ ‘000)
RESERVE CATEGORY
PROVED
Producing	$3,975
Developed Non Producing	0
Undeveloped	24,035
TOTAL PROVED	28,010
TOTAL PROBABLE	33,762
TOTAL PROVED PLUS PROBABLE	61,773
TOTAL POSSIBLE	45,200
TOTAL PPP	$106,973

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Turkey

Overview

The Company owns interests in the producing Cendere oil field, and in the producing South Akcakoca Sub-Basin (“SASB”) gas field in Turkey.

We own 19.6% interest in the onshore Cendere oil field except three wells and own 9.8% interest. We own 49% working interest in the offshore SASB.

As at June 30, 2021, net production to us from such fields was 199 barrels of oil equivalent per day or Boe/d. With this base of operations in Turkey and its experienced management team, the Company is poised to exploit these assets and for further growth in the region.

Cendere Oil Field

The Cendere onshore oil field (the “Cendere Field”) is a profitable, long-term, low decline oil reserve oil field with a total of 25 wells, located in Southeast Turkey. The Cendere Field was first discovered in 1988. Oil production commenced during 1990. The operator of the Cendere Field is TPAO. The Company’s interest is 19.6% for all wells except for wells C-13, C-15 and C-16, for which its interest is 9.8%. The produced oil has a gravity of 27.5 API. After the initial development of the Cendere Field, oil production was approximately 2,000 bopd from three wells and which peaked at approximately 7,000 bopd in 1992, when additional wells were put into production. The field started to produce water during the first year of production. As of June 30, 2021, 20.99 MMbbl. of oil have been produced from the Cendere Field.

At December 31, 2020, the gross oil production rate for Cendere oil field was 1,086 Bbl./day, net to Trillion was approximately 150 bopd; the average daily 2020 gross production rate for the field was 737 Bbl./day, net to Trillion 178 bopd. As of June 30, 2021, oil is currently sold at a price of approximately $70.94 per barrel for a netback per barrel of approximately $41,78/Bbl. At June 30, 2021, the Cendere field was producing 122 barrels of oil per day net to us; and averaged 139 barrels per day during 2021 net to us.

The reservoirs are located in the Southeast Anatolian Basin and within the Middle Cretaceous period. The carbonated Derdere Formation is the main reservoir in Cendere Field and has dolomitization and fracturing, which enhance its production characteristics. There are also four additional oil reservoirs contained within Cendere Field.

The Cendere Field is covered by 54 km2 of 3D seismic that was acquired in 2004.

The field was developed using a collection of dispersed oil wells from which production is collected and exported to the Cendere gathering station. The produced oil is exported to the TPAO Karakus processing facility, and then is transported onwards to the BOTAS-operated oil pipeline.

There are 20 well pads which currently house 16 producing wells spread over an area of approximately 15 square kilometers. A field gathering station, located to the southwest of the Cendere Field collects the oil and produced water from a collection of flowlines and manifolds.

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The South Akcakoca Sub-Basin

The Company owns a 49% working interest in an offshore production licenses called the South Akcakoca Sub-Basin (“SASB”). SASB has four producing fields, each with a production platform plus subsea pipelines that connect the fields to an onshore gas plant. Gas is produced from Eocene age sandstone reservoirs at subsea depths ranging from 1,100 to 1,800 meters. The SASB fields are connected through subsea pipelines to an onshore gas plant which is tied into the national pipeline. Gas is sold to a local utility on a take-or pay basis. The SASB gas fields are located in shallow water (60-100m) off the north coast of Turkey toward the western end of the Black Sea. Total gross natural gas production to date from the SASB gas fields since inception in 2007 is more than 41 BCF. The SASB gas field has four discovered proved unproduced gas pools which contain an estimated proved and probable reserves of 20.182 BCF of natural gas net to us, as set out in the Company’s December 31, 2020 year end reserve report prepared by GLJ, as discussed herein. A map of the SASB gas field prepared by GLJ is below:

The operations of SASB are governed by an operating agreement dated September 29, 1995 (the “Operating Agreement”), as amended. Pursuant to the terms of the Operating Agreement, Turkiye Petrolleri Anonim Ortakligi (“TPAO”) has a 51% interest, and we have a 49% interest, in SASB. Under the Operating Agreement, the respective parties share pro-rata the revenues and costs associated with operations, capital expenditures, and exploration. An operating committee is appointed for the overall supervision and direction of joint operations where each party appoints one member and one alternate member to the committee.

During the year, the Company assessed several additional low risk gas prospects on SASB directly contiguous to the proved reserves. The chance of discovery for these prospects as assessed by GLJ ranging from 50-90%. Historically, the Company has a greater than 80% success rate at SASB when drilling exploration wells based on 3D seismic interpretation. As a result, the Company intends to drill an additional 6 low risk gas pools based on these prospects to establish additional reserves and production. The Company also has numerous exploration prospects that have not yet been assessed by GLJ on the SASB block, which require the existing 3D seismic to be reprocessed.

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At June 30, 2020, the gross gas production rate for the three remaining producing wells in SASB was a nominal 1.232 MMcfd; the average daily 2020 gross production rate for the field was 0.945 MMcfd, which is a result of no new drillings or rig based workovers having been completed since 2011, a decrease over 95% since peak production occurred of over 11 BCF/annum (gross 100% interest) which occurred in 2011. As of June 30, 2021, gas was sold at a price of approximately $4.72/mcf. As at June 30, 2021, the gross gas production rate for the four producing wells in SASB was 0.972 MMcfd; the average daily 2021 gross production rate for the field was 0.710 MMcfd. The average gas sale price for 2021 year to date was $5.05/Mcf.

The Company continues to produce gas from SASB at a loss to avoid shutting down the field and facilities. Commencing in November 2021, the Company plans to commence a revitalization program by drilling new wells, which may ramp up production and generate positive net backs and earnings. Based on the current drilling schedule, two new wells and one well workover are anticipated to occur between November 2021 and January 2022, which may result in increased production revenues towards the end of 2021. Another three wells and one workover will occur commencing February 2022 and will be brought into production at this time. This later drilling program will be followed by an additional 10 well drilling program on the four SASB gas fields commencing in 2022. 3-D seismic will be reprocessed to delineate existing targets and expand the drilling program, since 13 additional targets have been identified and merit further study. Those additional targets may result in additional reserves and resources.

The Company plans to reprocess existing 3D and 2D seismic with new processing methods to improve the resolution of the data and define new exploration targets around the SASB.

The below map sets out the 2D seismic (light blue) covering the area the Company has data on relative to the production block (dark blue cross hatch):

Bakuk gas field

The Company also owns a 50% operated interest in the Bakuk gas field located near the Syrian border. The Bakuk field is shut-in with no plans to revive production in the near term.

Bulgaria

In October 2010, the Company was awarded an exploration permit for the “Vranino 1-11 Block”, a 98,205 acre oil and gas exploration land located in Dobrudja Basin, Bulgaria, by the Bulgarian Counsel of Ministers. On April 1, 2014, the Company entered into an Agreement for Crude Oil and Natural Gas Prospecting and Exploration in the Vranino 1-11 Block with the Ministry of Economy and Energy of Bulgaria (the “License Agreement”). The initial term of the License Agreement is five years. This five-year period will commence once the Bulgarian regulatory authorities approve of the Company’s work programs for the permit area. The License Agreement (or applicable legislation) provides for possible extension periods for up to five additional years during the exploration phase, as well as the conversion of the License Agreement to an exploitation concession, which can last for up to 35 years. Under the License Agreement, the Company will submit a yearly work program that is subject to the approval of the Bulgarian regulatory authorities.

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Before the license for the Bulgarian CBM project is “effective”, the Company’s overall work program and first year annual work program must be approved by both the Bulgarian environmental ministry and the energy ministry. The Company is currently working on an environmental assessment in order to finalize the exploration permit. Upon completion of same, an exploration contract will be signed with the Bulgarian ministry.

The Company holds a 98,205-acre oil and gas exploration claim in the Dobrudja Basin, which is located in northeast Bulgaria. The Company intends to conduct exploration for natural gas and test production activities over a five-year period in accordance with or exceeding its minimum work program obligation. The Company’s commitment is to perform geological and geophysical exploration activities in the first 3 years of the initial term (the “Exploration and Geophysical Work Stage”), followed by drilling activities in years 4 and 5 of the initial term (the “Data Evaluation and Drilling Stage”). The Company is required to drill 10,000 meters (approximately 32,800 feet) of new wellbore (which may be vertical, horizontal or diagonal) and conduct other exploration activities during the initial term. The Company intends to commence its work program efforts once it receives all regular regulatory approvals of its work programs.

COVID-19

In December 2019, a novel strain of coronavirus (COVID-19) emerged in Wuhan, Hubei Province, China. While initially the outbreak was largely concentrated in China and caused significant disruptions to its economy, it has now spread to several other countries and infections have been reported globally.

Because COVID-19 infections have been reported throughout the world, certain governmental authorities have issued stay-at-home orders as well as proclamations and/or directives aimed at minimizing the spread of COVID-19. Additional, more restrictive proclamations and/or directives may be issued in the future. The outbreak and the related mitigation measures has had an adverse impact on global economic conditions as well as on the Company’s business activities. COVID-19 has caused a decrease in economic activity and oil and gas prices, due to reduced demand. The Company has implemented work from home measures for its employees in its offices in Canada and Turkey. The coronavirus has caused delay in realizing the Company’s funding efforts. The extent of which the coronavirus may impact the Company’s business activities in the future will depend on future developments, such as the ultimate geographic spread of the disease, vaccine approvals and effectiveness, the duration of the outbreak, travel restrictions, business disruptions, and the effectiveness of actions taken in Canada, Turkey, Bulgaria, and other countries to contain and treat the disease. These events are highly uncertain and as such, the Company cannot determine their financial impact at this time. While certain restrictions are presently in the process of being relaxed, it is unclear when the world will return to the previous normal, if ever. This may adversely impact the expected implementation of the Company’s plans moving forward. We continue to assess possible similar accommodations to our operations in light of the impact of COVID-19.

The ultimate impact of the COVID-19 pandemic on the Company’s operations is unknown and will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the duration of the COVID-19 outbreak, new information which may emerge concerning the severity of the COVID-19 pandemic, and any additional preventative and protective actions that governments, or the Company, may direct, which may result in an extended period of continued business disruption, reduced customer traffic and reduced operations. Any resulting financial impact cannot be reasonably estimated at this time but is anticipated to have a material adverse impact on our business, financial condition and results of operations.

The measures taken to date adversely impacted the Company’s business during the six months ended June 30, 2021 and will potentially continue to impact the Company’s business. Oil and gas prices have been negatively impacted by COVID-19. Delays in permitting may occur as a result of the closure of government offices. We have incurred delays because of COVID-19 in developing new wells as planned. Management expects that all of its business segments, across all of its geographies, will be impacted to some degree, but the significance of the impact of the COVID-19 outbreak on the Company’s business and the duration for which it may have an impact cannot be determined at this time.

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Debt Obligations

Secured Convertible Debt

On September 30, 2019, the Company closed an unbrokered private placement of convertible debt, issuing $123,095 ($163,000 CAD) in debentures to two investors. The convertible debentures bear interest at 10% per annum, payable annually in advance. They are convertible any time during the term of the debenture into units (each unit consists of one share and one warrant; each warrant can acquire one share at an exercise price of $0.20 or $0.25 CAD per share, based on the currency initially subscribed) at a conversion price of $0.12 or $0.15 CAD per unit, based on the currency initially subscribed. The convertible debt matures on September 30, 2021 and is secured by a general security agreement over the assets of the Company. As the September 30, 2019 convertible debt included an embedded conversion feature denominated in Canadian dollars, the debt was determined to be a financial instrument comprising an embedded derivative representing the conversion feature with a residual host debt component. On initial recognition, the Company used the residual value method to allocate the principal amount of the debentures between the embedded derivative conversion feature and host debt components. The conversion feature was valued first with the residual allocated to the host debt component. On initial recognition of the convertible debt granted on September 30, 2019, the Company recognized a derivative liability of $81,956 and an offsetting convertible debt discount of $81,956. On July 1, 2020, the Company amended the conversion price of the convertible debentures. Under the amended terms, they are convertible any time during the term of the debenture into units (each unit consists of one share and one warrant; each warrant can acquire one share at an exercise price of $0.12 CAD per share, or approximately $0.09 per share) at a conversion price of $0.075 CAD per unit (approximately $0.06 per unit). In accordance with ASC 470-50-40-10, the carrying value of the debt of $90,264 was considered to be extinguished and a new issuance of $120,295 was recognized. A loss of $30,031 was recognized on the extinguishment. On initial recognition of the convertible debt amended on July 1, 2020, the Company recognized a derivative liability of $132,184 and an offsetting convertible debt discount of $120,295. As the fair value of the derivative liability is higher than the carrying value of the debt of $120,095, the difference has been recognized as a loss on the extinguishment of the debt of $11,889. On September 15, 2020, debt in the principal amount of $9,870 ($13,000 CAD) was converted by the holder to 173,333 units with a fair value of $8,840. The Company recognized a loss on the conversion of the debt of $1,030 and a derivative liability of $7,647 for the warrants attached to the units. On March 8, 2021, the Company amended the terms of the convertible debentures such that any warrants issued with the units upon the conversion of the debentures is exercisable at $0.10 per share. On March 8, 2021, the debt in the principal amount of $89,198 ($112,500 CAD) was converted to 1,500,000 units with a fair value of $439,485. The Company recognized a loss on extinguishment of debt of $52,904. On March 30, 2021, the debt in the principal amount of $29,528 ($37,500 CAD) and an accrued interest of $12,000 was converted to 660,000 units with a fair value of $162,360. The company recognized a loss on extinguishment of debt of $26,437.

On August 2, 2019, Garanti Bank extended a long-term loan to Park Place Turkey Limited in the amount of $53,600. The loan matures on August 2, 2022 and bears interest at 20.5% per annum. Principal and accrued interest are paid monthly.

On February 4, 2020, Garanti Bank extended a long-term loan to Park Place Turkey Limited in the amount of $83,500. The loan matures on February 4, 2022 and bears interest at 13.25% per annum. Principal and accrued interest are paid monthly.

On March 4, 2021, the Company received $500,000 from a third party repayable in one year from the date of disbursement. The amount is subject to an interest at a rate of 15% per annum. The Company granted 1,000,000 common share purchase warrants to the lender in conjunction with the loan. The warrants expire in two years and have an exercise price of $0.16 per warrant. The fair value of the share purchase warrants has been accounted as a debt issuance cost and offset against the loan and will be recognized as financing cost over the term of the loan. The fair value of the warrants was determined to be $152,751 based on the Black-Scholes Option Pricing Model using the following assumptions: expected dividend yield - 0%, expected volatility - 229%, risk-free interest rate - 0.08% and an expected remaining life – 2.00 years. During the six months ended June 30, 2021, the Company recognized $49,382 as financing cost and an accrued interest of $24,247.

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For the six months ended June 30, 2021 and the year ended December 31, 2020, loans payable consisted of the following:

As at	June 30, 2021	December 31, 2020
Unsecured, interest bearing loans at 10% per annum	$136,984	$184,235
Unsecured, interest bearing loans at 12% per annum	236,721	309,806
Unsecured, interest bearing loans at 15% per annum	396,632	-
Unsecured, interest bearing loan at 20.5% per annum	16,091	41,533
Unsecured, interest bearing loan at 13.25% per annum	20,929	25,625
Non-interest bearing loans	5,955	5,955
Total loans payable	813,312	567,154
Current portion of loans payable	(810,757)	(549,424)
Long term portion of loans payable	$2,555	$17,730

There are no assurances that we will be able to obtain further funds required for our continued operations. As noted herein, we are pursuing various financing alternatives to meet our immediate and long-term financial requirements. There can be no assurance that additional financing will be available to us when needed or, if available, that it can be obtained on commercially reasonable terms. If we are not able to obtain the additional financing on a timely basis, we will be unable to conduct our operations as planned, and we will not be able to meet our other obligations as they become due. In such event, we will be forced to scale down or perhaps even cease our operations. There is significant uncertainty as to whether we can obtain additional financing.

Our business plan does not anticipate that we will hire a large number of employees or that we will require extensive office space. We expect to be able to utilize contracted third parties for most of our production and distribution needs, instead focusing on our capital on higher value added aspects of the business such as research and development, and scientific testing. We have no current plans to build our own production facility.

Our company relies on the business experience of our existing management, on the technical abilities of consulting experts, and on the technical and operational abilities of its operating partner companies to evaluate business opportunities.

Government Regulation

Our current or future operations, including exploration and development activities on our properties, require permits from various governmental authorities, and such operations are and will be governed by laws and regulations of the jurisdiction in which we are conducting business. These laws and regulations concern exploration, development, production, exports, taxes, labor laws and standards, occupational health, waste disposal, toxic substances, land use, environmental protection and other matters. Compliance with these requirements may prove to be difficult and expensive. Due to our international operations, we are subject to the following issues and uncertainties that can affect our operations adversely:

●	the risk of expropriation, nationalization, war, revolution, political instability, border disputes, renegotiation or modification of existing contracts, and import, export and transportation regulations and tariffs;

●	laws of foreign governments affecting our ability to fracture stimulate oil or natural gas wells, such as the legislation enacted in Bulgaria in January 2012, discussed in greater detail below;

●	the risk of not being able to procure residency and work permits for our expatriate personnel;

●	taxation policies, including royalty and tax increases and retroactive tax claims;

●	exchange controls, currency fluctuations and other uncertainties arising out of foreign government sovereignty over international operations;

●	laws and policies of the United States affecting foreign trade, taxation and investment;

●	the possibility of being subjected to the exclusive jurisdiction of foreign courts in connection with legal disputes and the possible inability to subject foreign persons to the jurisdiction of courts in the United States; and

●	the possibility of restrictions on repatriation of earnings or capital from foreign countries.

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Permits and Licenses. In order to carry out exploration and development of oil and natural gas interests or to place these interests into commercial production, we may require certain licenses and permits from various governmental authorities. There can be no guarantee that we will be able to obtain all necessary licenses and permits that may be required. In addition, such licenses and permits are subject to change and there can be no assurances that any application to renew any existing licenses or permits will be approved.

Repatriation of Earnings. Currently, there are no restrictions on the repatriation of earnings or capital to foreign entities from Bulgaria. In Turkey, funds which are invested in the Turkish entities and which are registered with the Turkish authorities may be repatriated without tax. There is a 10% tax on dividends on profits which are transferred out of Turkey. However, there can be no assurance that any such restrictions on repatriation of earnings or capital from the aforementioned countries or any other country where we may invest will not be imposed, changed or increased in the future.

Environmental. The oil and natural gas industry is subject to extensive environmental regulations. Environmental regulations establish standards respecting health, safety and environmental matters and place restrictions and prohibitions on emissions of various substances produced concurrently with oil and natural gas. The regulatory requirements cover the handling and disposal of drilling and production waste products and waste created by water and air pollution control procedures. These regulations may have an impact on the selection of drilling locations and facilities, potentially resulting in increased capital expenditures. In addition, environmental legislation may require those wells and production facilities to be abandoned and sites reclaimed to the satisfaction of local authorities. Such regulation has increased the cost of planning, designing, drilling, operating and, in some instances, abandoning wells. We are committed to complying with environmental and operation legislation wherever we operate.

There has been a recent surge in interest among the media, government regulators and private citizens concerning the possible negative environmental and geological effects of fracture stimulation. Some have alleged that fracture stimulation results in the contamination of aquifers and may even contribute to seismic activity. In January 2012, the government of Bulgaria enacted legislation that banned the fracture stimulation of oil and natural gas wells in Bulgaria and imposed large monetary penalties on companies that violate that ban. Such legislation or regulations could impact our ability to drill and complete wells, and could increase the cost of planning, designing, drilling, completing and operating wells. We are committed to complying with legislation and regulations involving fracture stimulation wherever we operate.

Such laws and regulations not only expose us to liability for our own negligence but may also expose us to liability for the conduct of others or for our actions that were in compliance with all applicable laws at the time those actions were taken. We may incur significant costs as a result of environmental accidents, such as oil spills, natural gas leaks, ruptures, or discharges of hazardous materials into the environment, including clean-up costs and fines or penalties. Additionally, we may incur significant costs in order to comply with environmental laws and regulations and may be forced to pay fines or penalties if we do not comply.

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Competition

Bulgaria imports nearly all of their natural gas requirements; Turkey imports a substantial quantity of the same. Both countries encourage domestic production as a way to reduce imports and increase energy security. In Turkey, natural gas is imported from a number of countries so there is a vibrant market for natural gas produced in the country. In Bulgaria, currently one company, Gazprom, supplies Bulgaria with virtually all of its natural gas being marketed and consumed in Bulgaria through a pipeline that runs through Ukraine from Russia. On a regional level, we compete for license blocks and capital with other oil and gas exploration companies and independent producers who are actively seeking oil and natural gas properties throughout the world, but in particular, in Southeast Europe, Turkey and countries in the immediate vicinity.

The principal area of competition is encountered in the financial ability of our Company to acquire acreage positions and drill wells to explore for oil and natural gas, then, if warranted, install production equipment. Competition for the acquisition of oil and gas license areas is high in Europe. Therefore, we may or may not be successful in acquiring additional blocks in the face of this competition. Presently, we are not seeking additional license blocks.

From a general standpoint, we operate in the highly competitive areas of oil and natural gas exploration, development, production and acquisition with a substantial number of other companies, including U.S.-based and international companies doing business in each of the countries in which we operate. We face intense competition from independent, technology-driven companies as well as from both major and other independent oil and natural gas companies in each of the following areas:

●	seeking oil and natural gas exploration licenses and production licenses and leases;
●	acquiring desirable producing properties or new leases for future exploration;
●	marketing oil and natural gas production;
●	integrating new technologies; and
●	contracting for drilling services and equipment and securing the expertise necessary to develop and operate properties.

Many of our competitors have substantially greater financial, managerial, technological and other resources than we do. To the extent competitors are able to pay more for properties than we are paying, we will be at a competitive disadvantage. Further, many of our competitors enjoy technological advantages over us and may be able to implement new technologies more rapidly than we can. Our ability to explore for and produce oil and natural gas prospects and to acquire additional properties in the future will depend upon our ability to successfully conduct operations, implement advanced technologies, evaluate and select suitable properties and consummate transactions in this highly competitive environment.

Significant Acquisitions and Dispositions

We do not intend to purchase any significant equipment over the next twelve months.

Research and Development

We have not incurred any research or development expenditures since our incorporation.

Employees and Contractors

As of August 31, 2021, we had 11 full-time employees and no part-time employees. None of our employees is represented by a union.

65

We do not expect any material changes in the number of employees over the next 12-month period. We do and will continue to outsource contract employment as needed. However, with widespread consumer acceptance of our new products that requires more significant operations, we may retain additional employees.

DESCRIPTION OF PROPERTY

Principal Offices

Our corporate headquarters are located at Oran Mahallesi, Kudus Caddesi, Park Oran Ofis Plaza, 1/21, Daire:45, Kat:14, 06450, Oran, Cankaya, Ankara, Turkey, where we lease approximately 3,216 rentable square feet of office space from an unaffiliated third party. This lease expires in January 2025 and upon expiry date the terms will be renewed on an annual basis unless agreed otherwise. Terms of the office lease provide for a base rent payment of $2,200 per month. In total we lease approximately 3,216 rentable square feet of office space from unaffiliated third parties in Turkey for our corporate offices. We believe that this facility is adequate for our current and near-term future needs.

LEGAL PROCEEDINGS

We know of no material pending legal proceedings to which our company or our subsidiary is a party or of which any of our properties, or the properties of our subsidiary, is the subject. In addition, we do not know of any such proceedings contemplated by any governmental authorities.

We know of no material proceedings in which any of our directors, officers or affiliates, or any registered or beneficial stockholder is a party adverse to our company or our subsidiary or has a material interest adverse to our company or our subsidiary.

MARKET PRICE OF AND DIVIDENDS ON OUR COMMON EQUITY
AND RELATED STOCKHOLDER MATTERS

Market for Securities

Our common stock is quoted on the OTCQB under the name “Trillion Energy International Inc.” and the symbol “TCFF”.

On February 12, 2020 our shares were listed for trading on the Canadian Securities Exchange and now trade under the Symbol “TCF”.

The following table reflects the high and low bid information for our common stock for each fiscal quarter during the fiscal years ended December 31, 2020 and 2019, and during the six month period ended June 30, 2021. The bid information for our common stock on the OTCQB was obtained from the OTC Markets. These prices reflect inter-dealer prices, without retail mark-up, markdown or commission, and may not necessarily represent actual transactions.

	High	Low
Fiscal Year 2021
January 1 to March 31, 2021	$0.46	$0.04
April 1, 2021 to June 30, 2021	$0.46	$0.23
Fiscal Year 2020
October 1 to December 31, 2020	$0.09	$0.05
July 1 to September 30, 2020	$0.10	$0.04
April 1 to June 30, 2020	$0.10	$0.03
January 1 to March 31, 2020	$0.10	$0.02

Fiscal Year 2019
October 1 to December 31, 2019	$0.10	$0.07
July 1 to September 30, 2019	$0.14	$0.05
April 1 to June 30, 2019	$0.24	$0.09
January 1 to March 31, 2019	$0.06	$0.16

Our common stock is issued in registered form. Odyssey Trust Company of Suite 350 – 409 Granville Street Vancouver, BC V6C 1T2 is our registrar and transfer agent.

Holders of Our Common Stock

As of October 27, 2021, there were 331 registered holders of record of our common stock. As of such date, 175,848,126 of our common stock were issued and outstanding.

The merger and continuation will not affect the amount and percentage of present holdings of our common stock beneficially owned by any person.

Dividends

We have not declared any dividends since incorporation and do not anticipate that we will do so in the foreseeable future. Although there are no restrictions that limit the ability to pay dividends on our common shares, our intention is to retain future earnings for use in our operations and the expansion of our business.

66

FINANCIAL STATEMENTS

67

TRILLION ENERGY INTERNATIONAL INC.

Unaudited Interim Condensed Consolidated Balance Sheets

(Expressed in U.S. dollars)

	June 30, 2021	December 31, 2020

ASSETS
Current assets:
Cash and cash equivalents	$1,084,701	$202,712
Receivables	1,050,979	773,311
Prepaid expenses and deposits	225,431	24,302
Note receivable	-	-
Total current assets	2,361,111	1,000,325
Oil and gas properties, net	5,216,900	5,346,916
Property and equipment, net	109,278	128,257
Restricted cash	10,340	11,763
Total assets	$7,697,629	$6,487,261
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$1,421,947	$1,496,510
Loans payable - current	810,757	549,424
Operating lease liability - current	10,836	12,116
Total current liabilities	2,243,540	2,058,050
Asset retirement obligation	4,213,662	4,010,624
Loans payable – long term	2,555	17,730
Convertible debt	-	11,027
Derivative liability	7,645,005	1,804,572
Lease liability	19,557	27,693
Total liabilities	14,124,319	7,929,696
Stockholders’ equity:
Common stock Authorized: 250,000,000 shares, par value $0.00001; issued and outstanding: 155,102,806 shares.	1,549	1,253
Additional paid-in capital	30,306,142	27,508,468
Stock subscriptions and stock to be issued	-	15,342
Accumulated other comprehensive loss	(676,016)	(490,172)
Accumulated deficit	(36,058,365)	(28,477,326)
Total stockholders’ equity	(6,426,690)	(1,442,435)
Total liabilities and stockholders’ equity	$7,697,629	$6,487,261

68

TRILLION ENERGY INTERNATIONAL INC.

Unaudited Interim Condensed Consolidated Statements of Operations and Comprehensive Loss

(Expressed in U.S. dollars)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
Revenue
Oil and natural gas sales	$1,013,255	$647,902	$1,957,817	$1,279,464
Cost and expenses
Production	601,633	593,058	1,234,134	1,199,412
Depletion	66,354	69,794	135,573	136,245
Depreciation	6,801	5,272	13,808	12,974
Accretion of asset retirement obligation	102,772	93,106	203,038	183,942
Investor relations	639,425	211,999	723,574	211,999
Stock based compensation	124,391	-	161,291	-
General and administrative	547,179	436,,445	1,030,803	780,363
Total expenses	2,088,555	1,409,674	3,502,221	2,524,935
Loss before other income (expenses)	(1,075,300)	(761,772)	(1,544,404)	(1,245,471)
Other income (expenses)
Interest expense	(29,067)	(26,364)	(73,755)	(52,674)
Interest income	8,956	1,883	10,930	7,463
Finance cost	(38,083)	-	(49,382)	-
Foreign exchange gain (loss)	65,727	16,396	(918)	27,410
Other income (expense)	-	-	(36)	-
Loss on debt extinguishment	(73,560)	-	(225,006)	-
Change in fair value of derivative liability	3,032,128	(22,600)	(5,698,468)	42,987
Total other income (expenses)	2,965,901	(30,685)	(6,036,635)	25,186
Income(loss) for the period	$1,890,601	$(792,457)	$(7,581,039)	$(1,220,285)

Income (loss) per share - basic	$0.01	$(0.01)	$(0.05)	$(0.01)
Weighted average number of shares outstanding	153,646,730	87,628,823	142,003,395	87,628,823

Loss per share - diluted	$0.01	$(0.01)	$(0.05)	$(0.01)
Weighted average number of shares outstanding	189,512,490	87,628,823	142,003,395	87,628,823

Other comprehensive loss:
Foreign currency translation adjustments	$(103,227)	$(37,209)	$(185,844)	$(156,129)
Comprehensive income (loss)	$1,787,374	$(829,666)	$(7,766,883)	$(1,376,414)

See accompanying condensed notes to these interim consolidated financial statements.

69

TRILLION ENERGY INTERNATIONAL INC.

Unaudited Interim Condensed Consolidated Statements of Stockholders’ Equity

(Expressed in U.S. dollars)

(unaudited)

	Common stock		Additional paid-in	Stock subscriptions and stock to	Accumulated other comprehensive	Accumulated
	Shares	Amount	capital	be issued	income (loss)	deficit	Total
Balance, December 31, 2019	87,628,823	$876	$27,031,125	$23,052	$(311,104)	$(24,944,042)	$1,799,907
Stock subscriptions received	–	–	–	1,881	–	–	1,881
Currency translation adjustment	–	–	–	–	(118,920)	–	(118,920)
Net loss	–	–	–	–	–	(427,828)	(427,828)
Balance, March 31, 2020	87,628,823	$876	$27,031,125	$24,933	$(430,024)	$(25,371,870)	$1,255,040
Stock subscriptions received	–	–	–	4,412	–	–	4,412
Issuance of common stock	15,000,000	150	30,992	(24,933)	–	–	6,209
Currency translation adjustment	–	–	–	–	(37,209)	–	(37,209)
Net income	–	–	–	–	–	(792,457)	(792,457)
Balance, June 30, 2020	102,628,823	$1,026	$27,062,117	$4,412	$(467,233)	$(26,164,327)	$435,995

See accompanying condensed notes to these interim consolidated financial statements.

70

TRILLION ENERGY INTERNATIONAL INC.

Unaudited Interim Condensed Consolidated Statements of Stockholders’ Equity

(Expressed in U.S. dollars)

(unaudited)

	Common stock		Additional paid-in	Stock subscriptions and stock to	Accumulated other comprehensive	Accumulated
	Shares	Amount	capital	be issued	income (loss)	deficit	Total

Balance, December 31, 2020	125,339,156	$1,253	$27,508,468	$15,342	$(490,172)	$(28,477,326)	$(1,442,435)
Issuance of common stock	12,731,992	127	235,760	(15,342)	-	-	220,545
Stock issued for debt settlement	5,006,667	50	140,002	-	-	-	140,052
Stock issued for services	1,684,428	17	396,091	-	-	-	396,108
Restricted stock unit grants and vesting	150,000	2	36,898	-	-	-	36,900
Warrants exercised	3,304,600	33	330,427	-	-	-	330,460
Options exercised	750,000	8	136,777	-	-	-	136,785
Conversion of debentures	2,160,000	22	601,838	-	-	-	601,860
Warrants issued for loan	-	-	152,751	-	-	-	152,751
Currency translation adjustment	-	-	-	-	(82,617)	-	(82,617)
Net loss	-	-	-	-	-	(9,471,640)	(9,471,640)
Balance, March 31, 2021	151,126,843	$1,512	$29,539,013	$-	$(572,789)	$(37,948,966)	$(8,981,231)
Issuance of common stock	50,000	-	12,151	-	-	-	12,151
Stock issued for debt settlement	400,000	4	109,683	-	-	-	109,687
Warrants exercised	2,549,800	25	244,042	-	-	-	244,067
Options exercised	30,000	-	2,403	-	-	-	2,403
Stock issued for services	946,163	9	274,459	-	-	-	274,468
Options issued	-	-	108,775	-	-	-	108,775
Warrants issued			15,616				15,616
Currency translation adjustment	-	-	-	-	(103,227)	-	(103,227)
Net loss	-	-	-	-	-	1,890,601	1,890,601
Balance, June 30, 2021	155,102,806	$1,549	$30,306,142	$-	$(676,016)	$(36,058,365)	$(6,426,690)

See accompanying condensed notes to these interim consolidated financial statements.

71

TRILLION ENERGY INTERNATIONAL INC.

Unaudited Interim Condensed Consolidated Statements of Cash Flows

(Expressed in U.S. dollars)

(unaudited)

	Six Months Ended June 30,
	2021	2020
Operating activities:
Net loss for the period	$(7,581,039)	$(1,220,285)
Adjustments to reconcile net loss to net cash used in operating activities:
Depletion	135,573	136,245
Depreciation	13,808	12,974
Accretion of asset retirement obligation	203,038	183,942
Accretive interest	74,688	14,375
Interest from loans payable	24,024	25,289
Stock based compensation	161,291	-
Stock issued for services	667,793	-
Unrealized foreign exchange gain	-	(2,357)
Change in fair value of derivative liability	5,698,468	(42,987)
Loss on extinguishment of debt	184,772	-
Changes in operating assets and liabilities:
Receivables	(472,868)	73,770
Prepaid expenses and deposits	(224,506)	(61,394)
Accounts payable and accrued liabilities	470,166	172,417
Net cash used in operating activities	(644,792)	(708,011)
Investing activities:
Property and equipment additions	(322)	(91,995)
Oil and natural gas properties expenditures	(6,800)	(3,408)
Net cash used in investing activities	(7,122)	(95,403)
Financing activities:
Proceeds from stock subscriptions received	642,096	533,443
Proceeds from exercise of options	29,761	-
Proceeds from the exercise of warrants	574,527	-
Proceeds from loans payable	496,035	83,651
Repayments of loans payable	(106,294)	(17,635)
Lease payments	(5,724)	-
Net cash provided by financing activities	1,630,401	599,459
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(97,921)	(168,510)
Change in cash and cash equivalents and restricted cash	880,566	(372,465)
Cash and cash equivalents and restricted cash at beginning of period	214,475	959,923
Cash and cash equivalents and restricted cash at end of period	$1,095,041	$587,458

Reconciliation of cash, cash equivalents and restricted cash:
Cash and cash equivalents, end of period	$1,084,701	$572,360
Restricted cash, end of period	10,340	15,098
Cash, cash equivalents and restricted cash, end of period	$1,095,041	$587,458

Non-cash investing and financing activities:
Operating lease right-of-use asset addition	$-	$57,919
Interest paid on credit facilities	$7,615	$7,790
Stock issued for debt settlement	$345,698	$-
Stock issued for debt conversion	$601,860	$-

See accompanying condensed notes to these interim consolidated financial statements.

72

TRILLION ENERGY INTERNATIONAL INC.

Notes to the Unaudited Interim Condensed Consolidated Financial Statements

(Expressed in U.S. dollars)

(unaudited)

1.	Organization

Trillion Energy International Inc. and its consolidated subsidiaries, (collectively referred to as the “Company”) is an international oil and natural gas exploration and production company. Our corporate headquarters are located at Turan Gunes Bulvari, Park Oran Ofis Plaza, 180-y, Daire:45, Kat:14, 06450, Oran, Cankaya, Anakara, Turkey. The Company has oil and gas operations in Turkey and an exploration license in Bulgaria. The Company was incorporated in Delaware in 2015.

2.	Summary of Significant Accounting Policies

(a)	Basis of Presentation and Going Concern

Basis of Presentation

The unaudited interim condensed consolidated financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”) and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three and six months ended June 30, 2021 are not necessarily indicative of the results that may be expected for the year ended December 31, 2021.

The consolidated balance sheet at December 31, 2020, has been derived from the audited consolidated financial statements at that date but does not include all the information and footnotes required by generally accepted accounting principles for complete financial statements. For further information, refer to the consolidated financial statements and footnotes thereto included in the Company’s annual report on Form 10-K for the year ended December 31, 2020.

Going Concern

The Company has suffered recurring losses and negative cash flows from operations. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The Company will need to raise funds through either the sale of its securities, issuance of corporate bonds, joint venture agreements and/or bank financing to accomplish its goals. If additional financing is not available when needed, the Company may need to cease operations. The Company may not be successful in raising the capital needed to drill and/or rework existing oil wells. Any additional wells that the Company may drill may be non-productive. Management believes that actions presently being taken to secure additional funding for the reworking of its existing infrastructure will provide the opportunity for the Company to continue as a going concern. Since the Company has an oil producing asset, its goal is to increase the production rate by optimizing its current infrastructure. The accompanying financial statements have been prepared assuming the Company will continue as a going concern; no adjustments to the financial statements have been made to account for this uncertainty.

The recent outbreak of the coronavirus, also known as “COVID-19”, has spread across the globe and is impacting worldwide economic activity. Conditions surrounding the coronavirus continue to rapidly evolve and government authorities have implemented emergency measures to mitigate the spread of the virus. The outbreak and the related mitigation measures has had an adverse impact on global economic conditions as well as on the Company’s business activities. The extent coronavirus has caused a modest drop in economic activity and oil and gas prices, due to reduced demand. The Company has implemented work from home measures for its employees in its offices in Canada and Turkey. The coronavirus has caused delay in realizing the Company’s funding efforts. To which the coronavirus may impact the Company’s business activities in the future will depend on future developments, such as the ultimate geographic spread of the disease, vaccine approvals and effectiveness, the duration of the outbreak, travel restrictions, business disruptions, and the effectiveness of actions taken in Canada and other countries to contain and treat the disease. These events are highly uncertain and as such, the Company cannot determine their financial impact at this time. While certain restrictions are presently in the process of being relaxed, it is unclear when the world will return to the previous normal, if ever. This may adversely impact the expected implementation of the Company’s plans moving forward.

73

TRILLION ENERGY INTERNATIONAL INC.

Notes to the Unaudited Interim Condensed Consolidated Financial Statements

(Expressed in U.S. dollars)

(unaudited)

Consolidation

The unaudited interim condensed consolidated financial statements include the accounts of Trillion Energy International Inc. and its wholly-owned subsidiaries Park Place Energy Corp., Park Place Energy Bermuda, BG Exploration EOOD, and Trillion Energy International Inc. All intercompany accounts, transactions and profits were eliminated in consolidation.

(b)	Use of Estimates

The preparation of consolidated financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to the estimated useful lives and recoverability of long-lived assets, impairment of oil and gas properties, fair value of stock-based compensation, fair value of derivative liabilities, interest rates used for lease calculations and deferred income tax asset valuation allowances. The Company bases its estimates and assumptions on current facts, historical experience, and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected. There were no new estimates in the period.

(c)	Reclassifications

Certain prior year amounts have been reclassified for consistency with the current period presentation. These reclassifications had no effect on the reported results of operations or cash flow.

(d)	New Accounting Pronouncements

Any recent accounting pronouncements issued by FASB, including its Emerging Issues Task Force, the American Institute of Certified Public Accountants, and the Securities and Exchange Commission did not or are not believed by management to have a material impact on the Company’s interim condensed consolidated financial statements.

3.	Restricted Cash

The restricted cash relates to drilling bonds provided to GDPA (General Directorate of Petroleum Affairs) for the exploration licenses due to Turkish Petroleum Law. The amounts are for 2% of the annual work budget of the different Turkish licenses which is submitted to GDPA on an annual basis.

74

TRILLION ENERGY INTERNATIONAL INC.

Notes to the Unaudited Interim Condensed Consolidated Financial Statements

(Expressed in U.S. dollars)

(unaudited)

4.	Oil and Gas Properties

	Unproven properties	Proven properties
	Bulgaria	Turkey	Total
December 31, 2019	$3,115,904	$2,458,391	$5,574,295
Expenditures	-	5,084	5,084
Depletion	-	(239,002)	(239,002)
Foreign currency translation change	6,539	-	6,539
December 31, 2020	3,122,443	2,224,473	5,346,916
Expenditures	-	6,800	6,800
Depletion	-	(135,573)	(135,573)
Foreign currency translation change	(1,243)	-	(1,243)
June 30, 2021	$3,121,200	$2,095,700	$5,216,900

Bulgaria

The Company holds a 98,205-acre oil and gas exploration claim in the Dobrudja Basin located in northeast Bulgaria. The Company intends to conduct exploration for natural gas and test production activities over a five-year period in accordance with or exceeding its minimum work program obligation. The Company’s commitment is to perform geological and geophysical exploration activities in the first 3 years of the initial term (the “Exploration and Geophysical Work Stage”), followed by drilling activities in years 4 and 5 of the initial term (the “Data Evaluation and Drilling Stage”). The Company is required to drill 10,000 meters (approximately 32,800 feet) of new wellbore (which may be vertical, horizontal or diagonal) and conduct other exploration activities during the initial term. The Company intends to commence its work program efforts once it receives all regular regulatory approvals of its work programs.

Turkey

Cendere oil field

The primary asset of the PPE Turkey Companies is the Cendere onshore oil field, which is a profitable oil field located in South East Turkey having a total of 25 wells. The Cendere Field was first discovered in 1988. Oil production commenced during 1990. The operator of the Cendere Field is TPAO. The Company’s interest is 19.6% for all wells except for wells C-13, C-15 and C-16, for which its interest is 9.8%. The produced oil has a gravity of 27.5o API.

The Cendere Field is a long-term low decline oil reserve. The Company has a 19.6% interest in the Cendere oil field located in Southeast Turkey. This mature oilfield consistently produces 144 barrels oil per day net to the Company.

At June 30, 2021, the Cendere field was producing 122 barrels of oil per day, net to the PPE Turkey Companies; and averaged 139 barrels of oil equivalent per day during the six month period ending June 30, 2021 net to the PPE Turkey Companies. The field started to produce water during the first year of production.

The South Akcakoca Sub-Basin (“SASB”)

The Company owns offshore production licenses called the South Akcakoca Sub-Basin (“SASB”). The Company now owns a 49% working interest in SASB. SASB has four producing fields, each with a production platform plus subsea pipelines that connect the fields to an onshore gas plant. The four SASB fields are located off the north coast of Turkey towards the western end of the Black Sea in water depths ranging from 60 to100 meters. Gas is produced from Eocene age sandstone reservoirs at subsea depths ranging from 1,100 to 1,800 meters.

75

TRILLION ENERGY INTERNATIONAL INC.

Notes to the Unaudited Interim Condensed Consolidated Financial Statements

(Expressed in U.S. dollars)

(unaudited)

Bakuk gas field

The Company also owns a 50% operated interest in the Bakuk gas field located near the Syrian border. The Bakuk field is shut-in with no plans to revive production in the near term.

5.	Property and Equipment

	Right-of-use asset	Leasehold improvements	Other equipment	Total
January 1, 2020	$4,759	$–	$40,357	$45,116
Additions	57,919	85,319	387	143,625
Depreciation	(11,999)	(17,064)	(8,570)	(37,633)
Disposals	–	–	(11,981)	(11,981)
Foreign currency translation change	(10,870)	–	–	(10,870)
December 31, 2020	39,809	68,255	20,193	128,257
Additions	-	322	-	322
Depreciation	(3,923)	(6,856)	(3,029)	(13,808)
Disposals	-	-	-	-
Foreign currency translation change	(5,493)	-	-	(5,493)
June 30, 2021	$30,393	$61,721	$17,164	$109,278

6.	Loans Payable

As at	June 30,2021	December 31, 2020
Unsecured, interest bearing loans at 10% per annum	$136,984	$184,235
Unsecured, interest bearing loans at 12% per annum	236,721	309,806
Unsecured, interest bearing loan at 20.5% per annum	16,091	41,533
Unsecured, interest bearing loan at 13.25% per annum	20,929	25,625
Unsecured, interest bearing loan at 15% per annum	396,632	-
Non-interest bearing loans	5,955	5,955
Total loans payable	813,312	567,154
Current portion of loans payable	(810,757)	(549,424)
Long term portion of loans payable	$2,555	$17,730

On August 2, 2019, Garanti Bank extended a long-term loan to Park Place Turkey Limited in the amount of ₺300,000 (or approximately US$53,600). The loan matures on August 2, 2022 and bears interest at 20.5% per annum. Principal and accrued interest are paid monthly.

On February 4, 2020, Garanti Bank extended a long-term loan to Park Place Turkey Limited in the amount of ₺500,000 (or approximately US$83,500). The loan matures on February 4, 2022 and bears interest at 13.25% per annum. Principal and accrued interest are paid monthly.

On March 4, 2021, the Company received $500,000 from a third party (the “Lender”) repayable in one year from the date of disbursement. The amount is subject to an interest at a rate of 15% per annum. The Company granted 1,000,000 common share purchase warrants to the lender in conjunction with the loan. The warrants expire in two years and have an exercise price of $0.16 per warrant. The fair value of the share purchase warrants has been accounted as a debt issuance cost and offset against the loan and will be recognized as financing cost over the term of the loan. The fair value of the warrants was determined to be $152,751 based on the Black-Scholes Option Pricing Model using the following assumptions: expected dividend yield - 0%, expected volatility - 229%, risk-free interest rate - 0.08% and an expected remaining life – 2.00 years. During the six months ended June 30, 2021, the Company recognized $49,382 as financing cost and an accrued interest of $24,247.

76

TRILLION ENERGY INTERNATIONAL INC.

Notes to the Unaudited Interim Condensed Consolidated Financial Statements

(Expressed in U.S. dollars)

(unaudited)

7.	Leases

The Company leases certain assets under lease agreements. On January 1, 2020 the Company entered into a one-year lease for office space, which the Company elected the short-term lease measurement and recognition exemption. On January 3, 2020 the Company entered into a five-year lease for an office space that was classified as an operating lease on recognition.

During the three and six months ended June 30, 2021, the Company recognized operating lease expense of $2,307 and $5,354, respectively (2020- $7,456 and $19,299, respectively), which is included in general and administrative expenses. As of June 30, 2021, the Company’s leases had a weighted average remaining lease term of 3.50 years. Operating right-of-use assets have been included within property and equipment as follows:

Right-of-use asset	June 30, 2021	December 31, 2020
Beginning balance	$39,809	$4,759
Additions, cost	-	57,919
Amortization	(3,923)	(11,999)
Foreign currency translation change	(5,493)	(10,870)
Net book value	$30,393	$39,809

Operating lease liabilities are measured at the commencement date based on the present value of future lease payments. As the Company’s lease did not provide an implicit rate, the Company uses its incremental borrowing rate based on the information available at the commencement date in determining the present value of future payments. The Company used a weighted average discount rate of 10% in determining its lease liabilities. The discount rate was derived from the Company’s assessment of current borrowings.

Operating lease right-of-use assets include any prepaid lease payments and exclude any lease incentives and initial direct costs incurred. Lease expense for minimum lease payments is recognized on a straight-line basis over the lease term. The lease terms may include options to extend or terminate the lease if it is reasonably certain that the Company will exercise that option.

As at June 30, 2021, the Company’s lease liability is as follows:

Lease liability	June 30, 2021	December 31, 2020
Current portion of operating lease liabilities	$10,836	$12,116
Long-term portion of operating lease liabilities	19,557	27,693
	$30,393	$39,809

Future minimum lease payments to be paid by the Company as a lessee as of June 30, 2021 are as follows:

Operating lease commitments and lease liability
Remainder of 2021	$5,164
2022	10,836
2023	10,836
2024	10,836
Total future minimum lease payments	37,672
Discount	(7,279)
Total	$30,393

77

TRILLION ENERGY INTERNATIONAL INC.

Notes to the Unaudited Interim Condensed Consolidated Financial Statements

(Expressed in U.S. dollars)

(unaudited)

8. Asset Retirement Obligations

Asset retirement obligations (“AROs”) associated with the retirement of tangible long-lived assets are recognized as liabilities with an increase to the carrying amounts of the related long-lived assets in the period incurred. The fair value of AROs is recognized as of the acquisition date for business combinations. The cost of the tangible asset, including the asset retirement cost, is depleted over the life of the asset. AROs are recorded at estimated fair value, measured by reference to the expected future cash outflows required to satisfy the retirement obligations discounted at the Company’s credit-adjusted risk-free interest rate. Accretion expense is recognized over time as the discounted liabilities are accreted to their expected settlement value. If estimated future costs of AROs change, an adjustment is recorded to both the ARO and the long-lived asset. Revisions to estimated AROs can result from changes in retirement cost estimates, revisions to estimated inflation rates and changes in the estimated timing of abandonment. The Company’s ARO is measured using primarily Level 3 inputs. The significant unobservable inputs to this fair value measurement include estimates of plugging costs, remediation costs, inflation rate and well life. The inputs are calculated based on historical data as well as current estimated costs.

The following is a continuity of the Company’s asset retirement obligations:

	June 30, 2021	December 31, 2020

Asset retirement obligations at beginning of period	$4,010,624	$3,633,427
Accretion expense	203,038	377,197
Change in estimate	-	-
Asset retirement obligations at end of period	$4,213,662	$4,010,624

9. Convertible Debentures

On September 30, 2019, the Company closed an unbrokered private placement of convertible debt, issuing $123,095 ($163,000 CAD) in debentures to two investors. The convertible debentures bear interest at 10% per annum, payable annually in advance. They are convertible any time during the term of the debenture into units (each unit consists of one share and one warrant; each warrant can acquire one share at an exercise price of $0.20 USD or $0.25 CAD per share, based on the currency initially subscribed) at a conversion price of $0.12 USD or $0.15 CAD per unit, based on the currency initially subscribed. The convertible debt matures on September 30, 2021 and is secured by a general security agreement over the assets of the Company.

As the September 30, 2019 convertible debt included an embedded conversion feature denominated in Canadian dollars, the debt was determined to be a financial instrument comprising an embedded derivative representing the conversion feature with a residual host debt component. On initial recognition, the Company used the residual value method to allocate the principal amount of the debentures between the embedded derivative conversion feature and host debt components. The conversion feature was valued first with the residual allocated to the host debt component.

On initial recognition of the convertible debt granted on September 30, 2019, the Company recognized a derivative liability of $81,956 and an offsetting convertible debt discount of $81,956.

On July 1, 2020, the Company amended the conversion price of the convertible debentures. Under the amended terms, they are convertible any time during the term of the debenture into units (each unit consists of one share and one warrant; each warrant can acquire one share at an exercise price of $0.12 CAD per share, or approximately US$0.09 per share) at a conversion price of $0.075 CAD per unit (approximately US$0.06 per unit). In accordance with ASC 470-50-40-10, the carrying value of the debt of $90,264 was considered to be extinguished and a new issuance of $120,295 was recognized. A loss of $30,031 was recognized on the extinguishment.

On initial recognition of the convertible debt amended on July 1, 2020, the Company recognized a derivative liability of $132,184 and an offsetting convertible debt discount of $120,295. As the fair value of the derivative liability is higher than the carrying value of the debt of $120,095, the difference has been recognized as a loss on the extinguishment of the debt of $11,889.

78

TRILLION ENERGY INTERNATIONAL INC.

Notes to the Unaudited Interim Condensed Consolidated Financial Statements

(Expressed in U.S. dollars)

(unaudited)

On September 15, 2020, debt in the principal amount of $9,870 ($13,000 CAD) was converted by the holder to 173,333 units with a fair value of $8,840. The Company recognized a loss on the conversion of the debt of $1,030 and a derivative liability of $7,647 for the warrants attached to the units.

On March 8, 2021, the Company amended the terms of the convertible debentures such that any warrants issued with the units upon the conversion of the debentures is exercisable at US$0.10 per share.

On March 8, 2021, the debt in the principal amount of $89,198 ($112,500 CAD) was converted to 1,500,000 units with a fair value of $439,485. The Company recognized a loss on extinguishment of debt of $52,904.

On March 30, 2021, the debt in the principal amount of $29,528 ($37,500 CAD) and an accrued interest of $12,000 was converted to 660,000 units with a fair value of $162,360. The company recognized a loss on extinguishment of debt of $26,437.

The following is a continuity of the Company’s convertible debt:

	Host debt instrument	Embedded conversion feature	Total
Balance, January 1, 2020	$48,033	$79,458	$127,491
Extinguished during the period	(60,213)	(30,051)	(90,264)
Re-issued during the period	120,295	-	120,295
Allocated to derivative	(120,295)	120,295	-
Accretion	34,586	-	34,586
Change in fair value of derivative	-	(81,713)	(81,713)
Conversion	(9,870)	(7,647)	(17,517)
Foreign currency translation change	(1,509)	-	(1,509)
Balance, December 31, 2020	11,027	80,342	91,369
Accretion	19,943	-	19,943
Converted to units	(30,970)	(80,342)	(111,312)
Balance, June 30, 2021	$-	$-	$-

10. Common Stock

For the six months ended June 30, 2021

On March 8, 2021, the Company closed a non-brokered private placement financing for aggregate gross proceeds of $481,350 CAD (approximately US$400,792) (the “March Offering”). Under the March Offering, the Corporation issued an aggregate of 8,015,832 units, at a price of $0.06 CAD per unit (approximately US$0.05 per unit). Each unit was comprised of one Common Share and one-half of one share purchase warrant. Each warrant entitles the holder to purchase one Common Share at a price of $0.10 CAD (approximately $0.08) for a period of 30 months from the closing date.

On March 8, 2021, the Company settled a total of $265,000 CAD (US$220,833) in outstanding debt through the issuance to a creditor of 4,416,667 units, at a price of $0.06 CAD (US$0.05) per unit. Each unit issued in the Debt Settlement consists of one Common Share and one warrant under the same terms as the March Offering.

On March 8, 2021, the Company closed a private placement for aggregate proceeds of $235,808 (the “US Private Placement”). Under the US Private Placement, the corporation issued an aggregate of 4,716,160 units at a price of $0.05 per unit. Each unit was comprised of one Common Share and one-half of one share purchase warrant. Each warrant entitles the holder to purchase one Common Share at a price of $0.08 for a period of 30 months from the closing date.

79

TRILLION ENERGY INTERNATIONAL INC.

Notes to the Unaudited Interim Condensed Consolidated Financial Statements

(Expressed in U.S. dollars)

(unaudited)

On March 8, 2021, debt in the principal amount of $112,500 CAD (US$89,198) was converted to 1,500,000 units at $0.075 CAD per unit (approximately US$0.06). Each unit issued consists of one Common Share and one warrant. Each warrant entitles the holder to purchase one Common Share at a price of US$0.10 for a period of 24 months from the closing date.

On March 30, 2021, debt in the principal amount of $37,500 CAD (US$29,528) and accrued interest of $12,000 CAD (US$9,478) was converted to 660,000 units at $0.075 CAD per unit (approximately US$0.06). Each unit issued consists of one Common Share and one warrant. Each warrant entitles the holder to purchase one Common Share at a price of US$0.10 for a period of 24 months from the closing date.

On March 30, 2021, the Company granted 150,000 restricted share units which vested immediately. In connection with the grant, 150,000 Common Shares with a fair value of $36,900 were issued.

On March 30, 2021, the Company issued 3,304,600 Common Shares for the exercise of warrants at $0.10 for gross proceeds of $330,460.

On March 30, 2021, the Company issued 150,000 Common Shares for the exercise of options at $0.18 for gross proceeds of $27,358. In addition, the Company also issued 600,000 Common Shares for the exercise of options. In lieu of cash, the Company settled $109,427 of outstanding debt.

On March 30, 2021, the Company issued 400,000 Common Shares for the exercise of 400,000 warrants, with a fair value of $98,400 to settle long-term notes payable in the amount of $38,062. The Company recognized the loss on settlement of debt of $60,338.

On March 30, 2021, the Company issued 1,684,428 Common Shares with a fair value of $396,108 for services provided.

On March 30, 2021, the Company issued 190,000 Common Shares with a fair value of $41,608 to settle debt of $8,602. A loss of $33,006 was recognized pursuant to the issuance.

On April 16, 2021, the Company issued 1,000,000 Common Shares for the exercise of 1,000,000 warrants at $0.12 CAD (approximately US$0.10). In lieu of cash, debt in the amount of $120,000 CAD (US$95,959) was settled.

On April 16, 2021, the Company issued 600,000 Common Shares with a fair value of $188,729 for services provided.

On April 16, 2021, the Company issued 75,000 Common Shares with a fair value of $23,989 to settle accounts payable in the same amount.

On April 16, 2021, the Company issued 150,000 Common Shares with a fair value of $43,549 to settle debt in the amount of $7,908. A loss of $36,451 was recognized pursuant to the issuance.

On April 28, 2021, the Company issued 1,414,800 Common Shares at $0.12 CAD (approximately US$0.10) per share for gross proceeds of $169,776 CAD (US$135,670) relating to the exercise of 1,414,800 warrants.

On April 28, 2021, the Company issued 30,000 Common Shares at $0.10 CAD (approximately US$0.08) per share for gross proceeds of $3,000 CAD (US$2,404) relating to the exercise of 30,000 options.

On June 28, 2021, the Company issued 135,000 Common Shares for the exercise of 145,000 warrants at prices ranging from $0.10 CAD - $0.12 CAD (approximately US$0.08 – US$0.10) for gross proceeds of $16,500 CAD (US$12,438). At June 30, 2021, 10,000 common shares are required to be issued.

On June 28, 2021, the Company issued 346,163 Common Shares with a fair value of $82,956 for services provided.

80

TRILLION ENERGY INTERNATIONAL INC.

Notes to the Unaudited Interim Condensed Consolidated Financial Statements

(Expressed in U.S. dollars)

(unaudited)

On June 28, 2021, the Company issued 150,000 Common Shares with a fair value of $36,939 to settle accounts payable in the same amount.

On June 28, 2021, the Company issued 25,000 Common Shares with a fair value of $5,208 to settle debt in the amount of $1,101. A loss of $4,107 was recognized pursuant to the issuance.

On June 28, 2021, the Company issued 50,000 Common Shares at $0.30 CAD (approximately US$0.24) per share for gross proceeds of $15,000 CAD (US$12,151).

For the year ended December 31, 2020

On June 19, 2020 the Company closed a non-brokered private placement financing for aggregate gross proceeds of $720,000 CAD (approximately US$529,968) (the “Offering”). Under the Offering, the Corporation issued an aggregate of 14,400,000 units (“Units”), at a price of $0.05 CAD per Unit (approximately US$0.04 per Unit). Each Unit was comprised of one common share in the capital of the Corporation (each a “Common Share”) and one Common Share purchase warrant (“Warrant”). Each Warrant entitles the holder to purchase one Common Share at a price of $0.12 CAD (approximately US$0.09) for a period of 24 months from the closing date. In addition, with the Offering, the Corporation settled a total of $30,000 CAD (US$22,115) in outstanding debt through the issuance to certain creditors of 600,000 Units, at a price of $0.05 CAD per Unit (the “Debt Settlement”). Each Unit issued in the Debt Settlement consists of one Common Share and one Warrant under the same terms as the Offering.

On July 31, 2020 the Company closed a non-brokered private placement financing, by:

●	issuing 933,333 units for cash at a price of $0.06 CAD per unit (approximately US$0.04 per unit), for proceeds of $56,000 CAD (US$41,298);
●	issuing 2,050,000 Units for services, valued at US$91,779; and
●	issuing 6,202,334 Units for debt settlement of US$277,289.

Each unit was comprised of one Common Share and one Warrant. Each Warrant entitles the holder to purchase one Common Share at a price of $0.12 CAD (approximately US$0.09) for a period of 24 months from the closing date.

On July 31, 2020, the Company granted 525,000 restricted share units which vested immediately. In connection with the grant, 525,000 Common Shares with a fair value of $29,400 were issued.

On September 4, 2020, the Company closed a private placement of 3,601,333 units at $0.06 CAD per unit, for gross proceeds of $216,080 CAD (approximately US$156,538). Each unit consists of one Common Share and one Warrant. Each Warrant entitles the holder to purchase one Common Share at a price of $0.12 CAD (or US$0.09) for a period of 24 months from the closing date. In connection with the private placement, the Company issued 149,800 broker warrants with a fair value of $7,117. The broker warrants have the same terms as the warrants attached to the units.

On September 15, 2020, the Company issued 173,333 units with a fair value of $11,644 in settlement of convertible debt of $9,870. Each unit consists of one share and one warrant; each warrant can acquire one share at an exercise price of $0.12 CAD per share, or approximately US$0.09 per share.

On November 17, 2020, the Company closed a non-brokered private placement financing for aggregate gross proceeds of $222,600 CAD (approximately US$170,875) (the “November Offering”). Under the November Offering, the Corporation issued an aggregate of 3,710,000 units, at a price of $0.06 CAD per unit (approximately US$0.04 per unit). Each unit was comprised of one Common Share and one warrant. Each warrant entitles the holder to purchase one Common Share at a price of $0.12 CAD (approximately US$0.09) for a period of 24 months from the closing date. In addition, the Company settled a total of $18,000 (US$14,140) in outstanding debt through the issuance to a creditor of 300,000 units, at a price of $0.06 per unit. Each unit issued in the Debt Settlement consists of one Common Share and one warrant under the same terms as the November Offering.

On November 17, 2020, the Company granted 1,900,000 restricted share units which vested immediately. In connection with the grant, 1,900,000 Common Shares with a fair value of $134,900 were issued.

On December 10, 2020, the Company closed a non-brokered private placement financing for aggregate gross proceeds of $30,000 CAD (approximately US$23,566) (the “December Offering”). Under the December Offering, the Corporation issued an aggregate of 500,000 units, at a price of $0.06 CAD per unit (approximately US$0.04 per unit). Each unit was comprised of one Common Share and one warrant. Each warrant entitles the holder to purchase one Common Share at a price of $0.12 CAD (approximately US$0.09) for a period of 30 months from the closing date. In addition, with the December Offering, the Corporation issued 35,000 units valued at $2,100 CAD (US$1,650), at a price of $0.06 CAD per unit, for services. Each unit issued for services consists of one Common Share and one warrant under the same terms as the December Offering.

81

TRILLION ENERGY INTERNATIONAL INC.

Notes to the Unaudited Interim Condensed Consolidated Financial Statements

(Expressed in U.S. dollars)

(unaudited)

On December 17, 2020, the Company closed a non-brokered private placement financing for aggregate gross proceeds of $116,200 CAD (US$89,217) (the “December 17 Offering”). Under the December 17 Offering, the Company issued an aggregate of 1,660,000 units, at a price of $0.07 CAD per unit (approximately US$0.05 per unit). Each unit was comprised of one Common Share and one-half warrant. Each warrant entitles the holder to purchase one Common Share at a price of $0.12 CAD (approximately US$0.09) for a period of 30 months from the closing date. In addition, with the December 17 Offering, the Company settled a total of $28,000 CAD (US$21,498) in outstanding debt through the issuance to a creditor of 400,000 units, at a price of $0.07 CAD per unit. In addition to this, the Company also issued 400,000 units at a price of $0.07 CAD per unit, for services valued at $28,000 CAD (US$21,498). Each unit issued in the Debt Settlement and issued for services consists of one Common Share and one-half of warrant under the same terms as the December 17 Offering. In connection with the December 17 Offering, the Company issued 245,000 broker warrants with a fair value of $18,287. The broker warrants have the same terms as the warrants attached to the units.

On December 17, 2020, the Company issued 320,000 for the exercise of stock options. In lieu of cash, the Company settled $19,655 of outstanding debt.

11. Earnings Per Share

	6 Months ended June 30, 2021			3 Months ended June 30, 2021
	Income (Numerator)	Shares (Denominator)	Per-Share Amount	Income (Numerator)	Shares (Denominator)	Per-Share Amount
Basic EPS
Income (loss)	(7,581,039)	142,003,395	(0.05)	1,890,601	153,646,730	0.01

Effect of Dilutive Securities
Options		-			7,003,756
Warrants		-			28,862,004

Diluted EPS
Income (loss)	(7,581,039)	142,003,395	(0.05)	1,890,601	189,512,490	0.01

Options to purchase 450,000 common shares at $0.31 per share were outstanding during the period ended June 30, 2021 but were not included in the computation of diluted EPS because the options’ exercise price was greater than the average market price of the common shares. The options, which expire on June 22, 2024 (200,000) and 2026 (250,000), were still outstanding as at June 30, 2021.

Warrants to purchase 1,696,717 common shares at $0.30 per share were outstanding during the period ended June 30, 2021 but were not included in the computation of diluted EPS because the warrants’ exercise price was greater than the average market price of the common shares. The warrants, which expire on September 30, 2021, were still outstanding as at June 30, 2021.

82

TRILLION ENERGY INTERNATIONAL INC.

Notes to the Unaudited Interim Condensed Consolidated Financial Statements

(Expressed in U.S. dollars)

(unaudited)

12. Stock Options

The Board of Directors adopted the 2013 Long-Term Incentive Equity Plan (the “Incentive Plan” or “2013 Plan”) effective as of October 29, 2013. The Incentive Plan permits grants of stock options (including incentive stock options and nonqualified stock options), stock appreciation rights, restricted stock awards, and other stock-based awards.

The Incentive Plan authorizes the following types of awards:

●	incentive stock options and nonqualified stock options to purchase Common Stock at a set price per share;
●	stock appreciation rights (“SARs”) to receive upon exercise Common Stock or cash equal to the appreciation in value of a share of Common Stock;
●	restricted stock, which are shares of Common Stock granted subject to a restriction period and/or a condition which, if not satisfied, may result in the complete or partial forfeiture of the shares; and
●	other stock-based awards, which provide for awards denominated in or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of Common Stock of the Company, which may include performance shares or options and restricted stock units which provide for shares to be issued or cash to be paid upon the lapse of predetermined restrictions.

Under the 2013 Plan, the maximum number of shares of authorized stock that may be delivered is 10% of the total number of shares of common stock issued and outstanding of the Company as determined on the applicable date of grant of an award under the 2013 Plan. Under the 2013 Plan, the exercise price of each option (or other stock-based award) shall not be less than the market price of the Company’s stock as calculated immediately preceding the day of the grant. The vesting schedule for each option or other stock-based award shall be specified by the Board of Directors at the time of grant. The maximum term of options or other stock-based award granted is ten years or such lesser time as determined by the Board of Directors at the time of grant.

The following is a continuity of the Company’s outstanding stock options:

	Number of options	Weighted average exercise price
Outstanding, December 31, 2019	8,250,000	$0.13
Granted	4,070,000	0.07
Exercised	(320,000)	0.06
Expired	(100,000)	0.19
Outstanding, December 31, 2020	11,900,000	0.11
Granted	450,000	0.31
Exercised	(780,000)	0.18
Expired	(150,000)	0.18
Outstanding, June 30, 2021	11,420,000	$0.11

At June 30, 2021, the Company had the following outstanding stock options:

Outstanding	Exercise Price	Expiry Date	Vested
1,000,000	0.12	September 15, 2022	1,000,000
2,450,000	0.12	October 24, 2023	2,450,000
3,800,000	0.12	September 19, 2024	3,800,000
2,150,000	0.06	July 31, 2025	2,150,000
1,570,000	0.08	December 17, 2022	1,570,000
200,000	0.34	June 6, 2024	200,000
250,000	0.31	June 6, 2026	250,000
11,420,000			11,420,000

83

TRILLION ENERGY INTERNATIONAL INC.

Notes to the Unaudited Interim Condensed Consolidated Financial Statements

(Expressed in U.S. dollars)

(unaudited)

As of June 30, 2021, all stock options have fully vested. The weighted average remaining contractual life of outstanding stock options is 2.80 years. The aggregate intrinsic value of the stock options at June 30, 2021 is $1,289,220.

For the six months ended June 30, 2021, the Company recognized $108,775 in stock-based compensation expense (2020 - $nil) for options granted and vested. At June 30, 2021, the Company has no unrecognized compensation expense related to stock options.

13. Warrants

The following is a continuity of the Company’s outstanding stock purchase warrants:

	Number of warrants	Weighted average exercise price
Outstanding, December 31, 2019	19,389,961	$0.26
Issued	34,130,133	0.09
Expired	(17,654,782)	0.25
Outstanding, December 31, 2020	35,865,312	0.10
Issued	14,017,663	0.09
Exercised	(6,264,400)	0.09
Expired	(38,462)	0.30
Outstanding, June 30, 2021	43,580,113	$0.10

At June 30, 2021, the Company had the following outstanding stock purchase warrants:

Outstanding	Exercise Price	Expiry Date
1,696,717	0.30 USD	September 30, 2021
11,395,400	0.09 USD	June 19, 2022
8,785,667	0.09 USD	July 31, 2022
3,536,333	0.09 USD	September 4, 2022
173,333	0.09 USD	September 15, 2022
2,510,000	0.09 USD	November 17, 2022
535,000	0.09 USD	December 10, 2022
1,230,000	0.16 USD	June 17, 2023
245,000	0.16 USD	June 17, 2023
3,962,916	0.08 USD	September 8, 2023
4,416,667	0.08 USD	September 8, 2023
1,000,000	0.10 USD	March 31, 2023
1,000,000	0.16 USD	March 8, 2023
660,000	0.10 USD	March 31, 2023
2,358,080	0.08 USD	September 8, 2023
75,000	0.32 USD	June 6, 2023
43,580,113

The weighted average remaining contractual life of outstanding warrants as at June 30, 2021 is 1.40 years.

The Company’s warrants which are exercisable in Canadian dollars are considered to be derivative financial instruments as they have an exercise price denominated in a currency other than the Company’s functional currency of the US dollar. Under US GAAP, the Company is required to present these warrants as derivative liabilities on the balance sheet and to measure them at fair value at the end of each reporting period. As at June 30, 2021, the balance of the derivative liability associated with these warrants is $7,645,005.

84

TRILLION ENERGY INTERNATIONAL INC.

Notes to the Unaudited Interim Condensed Consolidated Financial Statements

(Expressed in U.S. dollars)

(unaudited)

On March 8, 2021, in connection with a private placement of units, the Company issued 4,007,916 warrants with an exercise price of $0.10 CAD (approximately US$0.08) per warrant and a contractual life of 30 months. As the warrants have an exercise price denominated in a currency other than the Company’s functional currency, they are derivative financial instruments measured at fair value at the end of each reporting period. The fair value of the derivative warrants on issuance was determined to be $400,712 based on the Black-Scholes Option Pricing Model using the following assumptions: expected dividend yield - 0%, expected volatility - 234%, risk-free interest rate - 0.34% and an expected remaining life - 2.5 years.

On March 8, 2021, in connection with a debt settlement, the Company issued 4,416,667 warrants with an exercise price of $0.12 CAD (approximately US$0.10) per warrant and a contractual life of 30 months. As the warrants have an exercise price denominated in a currency other than the Company’s functional currency, they are derivative financial instruments measured at fair value at the end of each reporting period. The fair value of the derivative warrants on issuance was determined to be $220,789 based on the Black-Scholes Option Pricing Model using the following assumptions: expected dividend yield - 0%, expected volatility - 234%, risk-free interest rate - 0.34% and an expected remaining life - 2.5 years.

On June 7, 2021, in connection to a prior private placement in which warrants were owed to certain subscribers, the Company issued 75,000 warrants with an exercise price of US$0.32 per warrant and a contractual life of 24 months. The fair value of the warrants on issuance was determined to be $15,616 based on the Black-Scholes Option Pricing Model using the following assumptions: expected dividend yield - 0%, expected volatility - 215%, risk-free interest rate - 0.16% and an expected remaining life - 2.0 years. At issuance, the fair value of these warrants was recognized in the consolidated statement of comprehensive loss as stock based compensation expense.

The following is a continuity of the Company’s derivative warrant liability:

Total
Balance, January 1 and December 31, 2020	$1,804,572
Issued during the period	621,500
Extinguished during the period	(479,535)
Change in fair value of derivative	5,698,468
Balance, June 30, 2021	$7,645,005

14. Restricted Stock Units

During the six months ended June 30, 2021, the Company granted 150,000 restricted stock units (“RSUs”) as consideration for management and consulting contracts. The RSUs were valued at $36,900 based on the fair market value of the closing price of the common stock of the Company at the grant date and are recognized evenly over the vesting period.

For the three and six months ended June 30, 2021, the Company recognized $36,900 (2020 – $Nil) in stock-based compensation expense for RSUs granted and vested. At June 30, 2021, the Company has no unrecognized compensation expense related to RSUs.

	Number of restricted stock units	Weighted average fair value per award
Balance, December 31, 2019	–	$–
Granted	2,425,000	0.10
Vested	(2,425,000)	0.10
Balance, December 31, 2020	-	–
Granted	150,000	0.25
Vested	(150,000)	0.25
Balance, June 30, 2021	-	$-

85

TRILLION ENERGY INTERNATIONAL INC.

Notes to the Unaudited Interim Condensed Consolidated Financial Statements

(Expressed in U.S. dollars)

(unaudited)

15. Related Party Transactions

At June 30, 2021, accounts payable and accrued liabilities included $61,099 (December 31, 2020 - $117,000) due to related parties for outstanding management and consulting fees. The amounts are unsecured, non-interest bearing and due on demand. The Company issued 1,416,667 units for the settlement of accounts payable owed to related parties in the amount of $70,833, resulting in no gain or loss and 200,000 common shares pursuant to the options exercised by related parties to settle the accounts payable . Refer to Note 10

During the six months ended June 30, 2021, $123,254 (June 30, 2020 - $166,417) is included in general and administrative expenses in respect to directors and management fees.

16. Segment Information

The Company’s operations are in the resource industry in Bulgaria and Turkey with head offices in the United States and a satellite office in Sofia, Bulgaria. The Company’s operating segments include a head office in Canada, oil and gas operations in Turkey and oil and gas properties located in Bulgaria.

As at and for the period ended June 30, 2021

	Bulgaria	North America	Turkey	Total
Revenue
Oil and natural gas sales	$–	$–	$1,957,817	$1,957,817
Cost and expenses
Production	–	–	1,234,134	1,234,134
Depletion	–	–	135,573	135,573
Depreciation	–	–	13,808	13,808
Accretion of asset retirement obligation	–	–	203,038	203,038
Stock based compensation	-	161,291	-	161,291
General and administrative and investor relations	50	1,326,504	427,823	1,754,377
Total expenses	50	1,487,795	2,014,376	3,502,217
Loss before other income (expenses)	(50)	(1,487,795)	(56,559)	(1,544,404)
Other income (expenses)
Interest expense	–	(73,755)	-	(73,755)
Interest income	–	-	10,930	10,930
Finance cost	–	(49,382)	-	(49,382)
Foreign exchange gain (loss)	188	37,909	(38,639)	(918)
Other income (expense)	(36)	-	-	(36)
Change in fair value of derivative liability	–	(5,698,468)	–	(5,698,468)
Loss on debt extinguishment	–	(225,006)	–	(225,006)
Total other income (expenses)	(224)	(6,009,072)	(27,709)	(6,036,629)
Net loss for the period	$(272)	(7,496,497)	$(84,268)	(7,581,039)

Long lived assets	$3,121,200	$-	$2,215,318	$5,336,518

86

TRILLION ENERGY INTERNATIONAL INC.

Notes to the Unaudited Interim Condensed Consolidated Financial Statements

(Expressed in U.S. dollars)

(unaudited)

As at and for the period ended June 30, 2020
	Bulgaria	North America	Turkey	Total
Revenue
Oil and natural gas sales	$–	$–	$1,279,464	$1,279,464

Cost and expenses
Production	–	–	1,199,412	1,199,412
Depletion	–	–	136,245	136,245
Depreciation	–	–	12,974	12,974
Accretion of asset retirement obligation	–	–	183,942	183,942
General and administrative	5,742	505,003	481,617	992,362
Total (recovery) expenses	$5,742	$505,003	$2,014,190	$2,524,935

Income (loss) before other income (expenses)	$(5,742)	$(505,003)	$(734,726)	$(1,245,471)
Other income (expenses)
Interest income	–	–	7,463	7,463
Interest expense	(66)	(45,520)	(7,088)	(52,674)
Foreign exchange gain (loss)	373	2,362	24,675	27,410
Change in fair value of derivative Liability	–	42,987	–	42,987

Total other income (expense)	$307	$(171)	$25,050	$25,186

Net Income (loss)	$(5,435)	$(505,574)	$(709,676)	$(1,220,285)

Long lived assets	$3,115,995	$–	$2,507,489	$5,623,484

17. Subsequent Events

On July 6, 2021, the Company announced that it is electing to accelerate all Warrants issued in 2020. The Warrants issued in 2020 contain the following language: “In the event that company’s share prices close at a price of CAD $0.25 per share for a period of 10 consecutive trading days on the Canadian Security Exchange or such other stock exchange on which the Common Stock are listed or quoted, the Company will that the option to provide notice to the warrant holders in writing or via press release to accelerate the term of the warrant to a period of 30 days following such notice.” As share price has been above CAD $0.25 since March 8, 2021, and in connection with the drilling expenses of the Saturn Project, the Company is electing to accelerate all Warrants issued in 2020.

On July 20, 2021, the Company issued 50,000 Common Shares at $0.30 CAD per share for gross proceeds of $15,000 CAD.

On August 6, 2021, the Company issued 16,134,000 shares, as a result of the exercise of 16,134,000 warrants. The shares issued include 2,860,000 to two related parties where the Company entered into promissory note agreements with the two related parties for total principal receivable by Company of $276,842 (CAD$343,200). Both notes bear interest at 5% per annum and mature in July 2023.

87

Financial Statements for the Years Ended December 31, 2020 and 2019

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

Trillion Energy International Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Trillion Energy International, Inc. and subsidiaries (the “Company” and formerly known as Park Place Energy, Inc.) as of December 31, 2020 and 2019, and the related consolidated statements of operations and comprehensive loss, stockholders’ equity, and cash flows for the years then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019 and the results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the entity will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the entity has suffered recurring losses from operations, has a working capital deficit, and expects continuing future losses and has stated that substantial doubt exists about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Harbourside CPA, LLP

(formerly Buckley Dodds, LLP)

We have served as the Company’s auditor since 2019

Vancouver, British Columbia

March 31, 2021

F-2

TRILLION ENERGY INTERNATIONAL INC.

Consolidated Balance Sheets

(Expressed in U.S. dollars)

	December 31, 2020	December 31, 2019
ASSETS
Current assets:
Cash and cash equivalents	$202,712	$863,017
Account receivables	773,311	637,145
Prepaid expenses and deposits	24,302	30,035
Note receivable	-	50,671
Total current assets	1,000,325	1,580,868
Oil and gas properties, net	5,346,916	5,574,295
Property and equipment, net	128,257	45,116
Restricted cash	11,763	96,906
Total assets	$6,487,261	$7,297,185
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$1,496,510	$1,170,568
Loans payable – current	549,424	14,304
Operating lease liability - current	12,116	4,759
Total current liabilities	2,058,050	1,189,631
Asset retirement obligation	4,010,624	3,633,427
Loans payable	17,730	546,729
Convertible debt	11,027	48,033
Derivative liability	1,804,572	79,458
Lease liability	27,693	-
Total liabilities	7,929,696	5,497,278
Stockholders’ equity:
Common stock; authorized: 250,000,000 shares, par value $0.00001; issued and outstanding: 125,339,156 shares	1,253	876
Additional paid-in capital	27,508,468	27,031,125
Stock subscriptions and stock to be issued	15,342	23,052
Accumulated other comprehensive loss	(490,172)	(311,104)
Accumulated deficit	(28,477,326)	(24,944,042)
Total stockholders’ equity	(1,442,435)	1,799,907
Total liabilities and stockholders’ equity	$6,487,261	$7,297,185

See accompanying notes to consolidated financial statements

F-3

TRILLION ENERGY INTERNATIONAL INC.

Consolidated Statements of Operations and Comprehensive Loss

(Expressed in U.S. dollars)

	Year Ended December 31,
	2020	2019
Revenue
Oil and gas revenue	$2,584,266	$3,915,799
Cost and expenses
Production	2,378,626	2,593,180
Depletion	239,002	302,094
Depreciation	37,633	76,413
Accretion of asset retirement obligation	377,197	417,965
Stock-based compensation	410,555	437,725
General and administrative	2,352,383	1,781,859
Total expenses	5,795,396	5,609,236
Loss before other income (expense)	(3,211,130)	(1,693,437)
Other income (expense)
Provision for loan receivable	(54,008)
Interest income	13,026	29,780
Interest expense	(85,100)	(44,628)
Accretion of convertible debt discount	(34,586)	(6,101)
Foreign exchange gain (loss)	58,196	(4,232)
Other income	2,513	60,637
Change in fair value of derivative liability	(199,789)	2,498
Gain (loss) on debt settlement	(22,406)	(28,010)
Total other income (expense)	(322,154)	9,944
Net loss	$(3,533,284)	$(1,683,493)

Loss per share, basic and diluted	$(0.04)	$(0.02)
Weighted average number of shares outstanding basic and diluted	96,770,433	83,850,414

Other comprehensive loss
Foreign currency translation adjustments	$(179,068)	$(180,444)
Comprehensive loss	$(3,712,352)	$(1,863,937)

See accompanying notes to consolidated financial statements

F-4

TRILLION ENERGY INTERNATIONAL INC.

Consolidated Statements of Stockholders’ Equity

(Expressed in U.S. dollars)

	Common stock		Additional paid-in	Stock subscriptions and stock to	Accumulated other comprehensive	Accumulated
	Shares	Amount	capital	be issued	income (loss)	deficit	Total

Balance, December 31, 2018	83,360,966	$834	$26,220,157	$41,302	$(130,660)	$(23,260,549)	$2,871,084
Issuance of common stock	439,423	4	56,438	(40,750)	–	–	15,692
Stock issued for debt settlement	3,393,434	34	339,309	–	–	–	339,343
Restricted stock unit grants and vesting	585,000	6	58,494	–	–	–	58,500
Stock-based compensation expense	–	–	379,225	–	–	–	379,225
Returned to treasury	(150,000)	(2)	(22,498)	22,500	–	–	–
Currency translation adjustment	–	–	–	–	(180,444)	–	(180,444)
Net loss	–	–	–	–	–	(1,683,493)	(1,683,493)
Balance, December 31, 2019	87,628,823	$876	$27,031,125	$23,052	$(311,104)	$(24,944,042)	$1,799,907
Issuance of common stock	24,804,666	248	56,968	(7,710)	–	–	49,506
Stock issued for debt settlement	7,502,334	75	8,165	–	–	–	8,240
Stock issued for services	2,485,000	25	6,238	-	-	-	6,263
Restricted stock unit grants and vesting	2,425,000	24	164,276	–	–	–	164,300
Stock-based compensation expense	-	-	246,255	–	–	–	246,255
Options exercised	320,000	3	19,652	-	–	–	19,655
Broker’s warrant	-	-	(25,404)	-	-	-	(25,404)
Conversion of debentures	173,333	2	1,193	–	–	–	1,195
Currency translation adjustment	–	–	–	–	(179,068)	–	(179,068)
Net loss	-	-	-	-	-	(3,533,284)	(3,533,284)
Balance, December 31, 2020	125,339,156	1,253	27,508,468	15,342	(490,172)	(28,477,326)	(1,442,435)

See accompanying notes to consolidated financial statements

F-5

TRILLION ENERGY INTERNATIONAL INC.

Consolidated Statements of Cash Flows

(Expressed in U.S. dollars)

	Year Ended December 31,
	2020	2019
Operating activities:
Net loss for the period	$(3,533,284)	$(1,683,493)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	410,555	437,725
Stock issued for services	114,491	-
Depletion	239,002	302,094
Depreciation	37,633	76,413
Accretion of asset retirement obligation	377,197	417,965
Accretion of convertible debt discount	34,586	6,101
Change in fair value of derivative liability	199,789	(2,498)
Unrealized foreign exchange loss	1,813	16,537
Accrued interest	80,278	41,613
Loss on settlement of debt	22,406	28,010
Provision for loan receivable	54,008	-
Changes in operating assets and liabilities:
Accounts receivable	(234,969)	24,153
Prepaid expenses and deposits	5,733	266,792
Accounts payable and accrued liabilities	565,459	244,905
Net cash provided by (used in) operating activities	(1,625,303)	176,317
Investing activities:
Property and equipment expenditures	(73,725)	(10,615)
Oil and gas properties expenditures	(5,084)	(37,449)
Net cash used in investing activities	(78,809)	(48,064)
Financing activities:
Proceeds from stock subscriptions received	1,004,228	15,692
Proceeds from loans payable	83,651	46,283
Repayment of loans payable	(59,177)	(71,227)
Lease payments	(25,369)	-
Proceeds from convertible debt	-	123,095
Net cash provided by financing activities	1,003,333	113,843
Effect of exchange rate changes on cash and cash equivalents	(44,669)	(180,444)
Net (decrease) increase in cash, cash equivalents, and restricted cash	(745,448)	61,652
Cash, cash equivalents and restricted cash, beginning of year	959,923	898,271
Cash, cash equivalents and restricted cash, end of year	$214,475	$959,923

Reconciliation of cash, cash equivalents and restricted cash:
Cash and cash equivalents, end of period	$202,712	$863,017
Restricted cash, end of period	11,763	96,906
Cash, cash equivalents and restricted cash, end of period	$214,475	$959,923

Non-cash investing and financing activities:
Accounts payable and debt settled by issuance of shares	$355,087	$339,343
Initial recognition of right-of-use asset	$57,919	$4,759
Asset retirement revaluation	$-	$810,667

See accompanying notes to consolidated financial statements

F-6

TRILLION ENERGY INTERNATIONAL INC.

Notes to Consolidated Financial Statements

For the year ended December 31, 2020 and 2019

(Expressed in U.S. dollars)

1.	Organization

Trillion Energy International Inc. and its consolidated subsidiaries, (collectively referred to as the “Company”) is a U.S. based oil and gas exploration and production company. Effective April 10, 2020, our corporate headquarters moved from Suite 700, 838 West Hastings Street, Vancouver, B.C., Canada to Turan Gunes Bulvari, Park Oran Ofis Plaza, 180-y, Daire:54, Kat:14, 06450, Oran, Cankaya, Anakara, Turkey. The Company also has a registered office in Canada and Bulgaria. The Company was incorporated in Delaware in 2015.

2.	Summary of Significant Accounting Policies

(a)	Basis of Presentation and Going Concern Consolidation

The consolidated financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”) and are expressed in U.S. dollars. These consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries Park Place Energy Corp., Park Place Energy Inc., Park Place Energy Bermuda, BG Exploration EOOD, and Park Place Energy Turkey. All intercompany accounts and transactions have been eliminated. Certain comparative information has been reclassified to conform with the financial statement presentation adopted in the current year.

Going Concern

The Company has suffered recurring losses and negative cash flows from operations. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The Company will need to raise funds through either the sale of its securities, issuance of corporate bonds, joint venture agreements and/or bank financing to accomplish its goals. If additional financing is not available when needed, the Company may need to cease operations. The Company may not be successful in raising the capital needed to drill and/or rework existing oil wells. Any additional wells that the Company may drill may be non-productive. Management believes that actions presently being taken to secure additional funding for the reworking of its existing infrastructure will provide the opportunity for the Company to continue as a going concern. Since the Company has an oil producing asset, its goal is to increase the production rate by optimizing its current infrastructure. The accompanying financial statements have been prepared assuming the Company will continue as a going concern; no adjustments to the financial statements have been made to account for this uncertainty.

The recent outbreak of the coronavirus, also known as “COVID-19”, has spread across the globe and is impacting worldwide economic activity. Conditions surrounding the coronavirus continue to rapidly evolve and government authorities have implemented emergency measures to mitigate the spread of the virus. The outbreak and the related mitigation measures has had an adverse impact on global economic conditions as well as on the Company’s business activities. The extent coronavirus has caused a modest drop in economic activity and oil and gas prices, due to reduced demand. The Company has implemented work from home measures for its employees in its offices in Canada and Turkey. The coronavirus has caused delay in realizing the Company’s funding efforts. To which the coronavirus may impact the Company’s business activities in the future will depend on future developments, such as the ultimate geographic spread of the disease, vaccine approvals and effectiveness, the duration of the outbreak, travel restrictions, business disruptions, and the effectiveness of actions taken in Canada and other countries to contain and treat the disease. These events are highly uncertain and as such, the Company cannot determine their financial impact at this time. While certain restrictions are presently in the process of being relaxed, it is unclear when the world will return to the previous normal, if ever. This may adversely impact the expected implementation of the Company’s plans moving forward.

F-7

(b)	Use of Estimates

The preparation of consolidated financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to the estimated useful lives and recoverability of long-lived assets, impairment of oil and gas properties, fair value of stock-based compensation, leases, convertible debt and deferred income tax asset valuation allowances. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

(c)	Cash and Cash Equivalents

The Company considers all highly liquid instruments with maturity of three months or less at the time of issuance to be cash equivalents.

(d)	Revenue Recognition

In May 2014, the FASB issued Accounting Standards Update (“ASU”) 2014-09, Revenue from Contracts with Customers (“ASU 2014-09”). The Company adopted this standard using the modified retroactive basis on January 1, 2018. No financial statement impact occurred upon adoption.

Revenue from Contracts with Customers

The Company recognizes revenue when it satisfies a performance obligation by transferring control over a product to a customer. Revenue is measured based on the consideration the Company expects to receive in exchange for those products.

Performance Obligations and Significant Judgments

The Company sells oil and natural gas products in Turkey. The Company enters into contracts that generally include one type of distinct product in variable quantities and priced based on a specific index related to the type of product.

The oil and natural gas are typically sold in an unprocessed state to processors and other third parties for processing and sale to customers. The Company recognizes revenue at a point in time when control of the oil is transferred. For oil sales, control is typically transferred to the customer upon receipt at the wellhead or a contractually agreed upon delivery point. Under the Company’s natural gas contracts with processors, control transfers upon delivery at the wellhead or the inlet of the processing entity’s system. For the Company’s other natural gas contracts, control transfers upon delivery to the inlet or to a contractually agreed upon delivery point. In the cases where the Company sells to a processor, the Company has determined that the Company is the principal in the arrangement and the processors are the Company’s customers. The Company recognizes the revenue in these contracts based on the net proceeds received from the processor.

Transfer of control drives the presentation of transportation and gathering costs within the accompanying consolidated statements of operations. Transportation and gathering costs incurred prior to control transfer are recorded within the transportation and gathering expense line item on the accompanying consolidated statements of operations, while transportation and gathering costs incurred subsequent to control transfer are recorded as a reduction to the related revenue.

A portion of the Company’s product sales are short-term in nature. For those contracts, the Company uses the practical expedient in Accounting Standards Codification (“ASC”) 606-10-50-14 exempting us from disclosure of the transaction price allocated to remaining performance obligations if the performance obligation is part of a contract that has an original expected duration of one year or less.

For the Company’s product sales that have a contract term greater than one year, the Company uses the practical expedient in ASC 606-10-50-14(a) which states the Company is not required to disclose the transaction price allocated to remaining performance obligations if the variable consideration is allocated entirely to an unsatisfied performance obligation. Under these sales contracts, each unit of product represents a separate performance obligation; therefore, future volumes are unsatisfied, and disclosure of the transaction price allocated to remaining performance obligations is not required. The Company has no unsatisfied performance obligations at the end of each reporting period.

The Company does not believe that significant judgments are required with respect to the determination of the transaction price, including any variable consideration identified. There is a low level of uncertainty due to the precision of measurement and use of index-based pricing with predictable differentials. Additionally, any variable consideration identified is not constrained.

F-8

(e)	Accounts Receivable

Accounts receivable consist of oil and gas receivables. The Company has classified these as short-term assets in the balance sheet because the Company expects repayment or recovery within the next 12 months. The Company evaluates these accounts receivable for collectability and, when necessary, records allowances for expected unrecoverable amounts. The Company deems all accounts receivable to be collectable and has not recorded any allowance for doubtful accounts.

(f)	Oil and Gas Properties

The Company follows the full cost method of accounting for oil and natural gas operations, whereby all costs of exploring for and developing oil and natural gas reserves are capitalized and accumulated in cost centers on a country-by-country basis. Costs include: license and land acquisition costs, geological, engineering, geophysical, seismic and other data, carrying charges on non-productive properties and costs of drilling and completing both productive and non-productive wells. General and administrative costs which are associated with acquisition, exploration and development activities are capitalized. General and administrative costs are capitalized other than to the extent of the Company’s working interest in operated capital expenditure programs on which operator’s fees have been charged equivalent to standard industry operating agreements.

The costs in each cost center, including the costs of well equipment, are depleted and depreciated using the unit-of-production method based on the estimated proved reserves before royalties. The costs of acquiring and evaluating significant unproved properties are initially excluded from depletion calculations. These unevaluated properties are assessed periodically to ascertain whether impairment has occurred. When proved reserves are assigned or the property is considered to be impaired, the cost of the property or the amount of the impairment is added to costs subject to depletion.

The capitalized costs (less accumulated depletion and depreciation in each cost center) are limited to an amount equal to the estimated future net revenue from proved reserves (based on prices and costs at the balance sheet date) plus the cost (net of impairments) of unproved properties. The total capitalized costs, less accumulated depletion and depreciation, site restoration provision and future income taxes of all cost centers, is further limited to an amount equal to the future net revenue from proved reserves plus the cost (net of impairments) of unproved properties of all cost centers less estimated future site restoration costs, general and administrative expenses, financing costs and income taxes.

Proceeds from the sale of oil and natural gas properties are applied against capitalized costs, with no gain or loss recognized, unless such a sale would significantly decrease the Company’s total proven reserves.

F-9

(g)	Property and Equipment

Property and equipment are stated at cost and depreciated using the straight-line method over the shorter of the estimated useful life of the asset or the lease term. The estimated useful lives are: other assets are depreciated over 20 years; and leasehold improvements are depreciated over the term of the lease.

(h)	Long-Lived Assets

The Company tests long-lived assets or asset groups for recoverability when events or changes in circumstances indicate that their carrying amount may not be recoverable. Circumstances that could trigger a review include, but are not limited to: significant decreases in the market price of the assets; significant adverse changes in the business climate or legal factors; accumulation of costs significantly in excess of the amount originally expected for the acquisition or construction of the assets; current period cash flow or operating losses combined with a history of losses or a forecast of continuing losses associated with the use of the assets; and current expectation that the assets will more likely than not be sold or disposed significantly before the end of their estimated useful life. Recoverability is assessed based on the carrying amount of the assets and their fair value, which is generally determined based on the sum of the undiscounted cash flows expected to result from the use and the eventual disposal of the assets, as well as specific appraisal in certain instances. An impairment loss is recognized when the carrying amount of the assets is not recoverable and exceeds fair value.

(i)	Asset Retirement Obligations

The Company records the fair value of an asset retirement obligation as a liability in the period in which it incurs a legal obligation associated with the retirement of tangible long-lived assets that results from the acquisition, construction, development, and/or normal use of the long-lived assets. The Company also records a corresponding asset that is amortized over the life of the asset. Subsequent to the initial measurement of the asset retirement obligation, the obligation is adjusted at the end of each period to reflect the passage of time (accretion expense) and changes in the estimated future cash flows underlying the obligation (asset retirement cost).

(j)	Financial Instruments and Fair Value Measurement

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability (i.e. the “exit price”) in an orderly transaction between market participants at the measurement date. The hierarchy is broken down into three levels based on the observability of inputs as follows:

●	Level 1 – Valuations based on quoted prices in active markets for identical assets or liabilities that the Company has the ability to access. Valuation adjustments and block discounts are not applied to Level 1 instruments. Since valuations are based on quoted prices that are readily and regularly available in an active market, valuation of these products does not entail a significant degree of judgment.

●	Level 2 – Valuations based on one or more quoted prices in markets that are not active or for which all significant inputs are observable, either directly or indirectly.

●	Level 3 – Valuations based on inputs that are unobservable and significant to the overall fair value measurement.

The carrying values of cash and cash equivalents, account receivables, note receivable, restricted cash and accounts payable and accrued liabilities approximate their fair values because of their immediate or short-term to maturity.

The carrying value of loans payable, operating lease liability and convertible debt, less any unamortized discounts, approximate their fair value due to minimal changes in interest rates and the Company’s credit risk since initial recognition.

The Company’s derivative liability is measured at its fair value at the end of each reporting period and is categorized as Level 2 in the fair value hierarchy.

(k)	Income Taxes

The Company accounts for income taxes using the asset and liability method in accordance with ASC 740, “Accounting for Income Taxes”. The asset and liability method provides that deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities and for operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using the currently enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company records a valuation allowance to reduce deferred tax assets to the amount that is believed more likely than not to be realized.

As of December 31, 2020, and 2019, the Company did not have any amounts recorded pertaining to uncertain tax positions. The Company recognizes interest and penalties related to uncertain tax positions in general and administrative expense. The Company did not incur any penalties or interest during the years ended December 31, 2020 and 2019. On December 22, 2017 the U.S. enacted the Tax Cuts and Jobs Act (“the Tax Act”) which significantly changed U.S. tax law. The Tax Act lowered the Company’s statutory federal income tax rate from a maximum of 39% to a rate of 21% effective January 1, 2018. The Company has deferred tax losses and assets and they were adjusted as a result of the change in tax law reducing the federal income tax rate. The Company’s tax years 2014 and forward remain open.

(l)	Foreign Currency Translation

Operations outside the United States prepare financial statements in currencies other than the United States dollar. The income statement amounts are translated at average exchange rates for the year, while the assets and liabilities are translated at year-end exchange rates. Translation adjustments are accumulated as a separate component of stockholders’ equity and other comprehensive income (loss). The functional currency of the Company’s Bulgarian operations is the Bulgarian Lev. The functional currency of the Company’s Turkish operations is the Turkish Lira.

F-10

(m)	Stock-Based Compensation

The Company records stock-based compensation in accordance with ASC 718 (“Compensation – Stock Compensation”) using the fair value method. All transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable.

The Company uses the Black-Scholes option pricing model to calculate the fair value of stock-based awards. This model is affected by the Company’s stock price as well as assumptions regarding a number of subjective variables. These subjective variables include, but are not limited to, the Company’s expected stock price volatility over the term of the awards, and actual and projected stock option exercise behaviors. The value of the portion of the award that is ultimately expected to vest is recognized as an expense in the statement of operations over the requisite service period.

The Company records restricted stock units at the grant date fair value and recognizes the related expense evenly over the vesting period. In circumstances where the restricted stock units vest on the date of grant, the expense would be immediately recognized on grant.

(n)	Loss per Share

The Company computes loss per share of Company stock in accordance with ASC 260 “Earnings per Share” which requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the income statement. Basic EPS is computed by dividing the loss available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive.

(o)	New Accounting Pronouncements

Adopted in the Current Year

In June 2016, FASB issued ASU 2016-13, Measurement of Credit Loss on financial Instruments. ASU 2016 13 replaces the current incurred loss impairment methodology with the expected credit loss impairment model, which requires consideration of a broader range of reasonable and supportable information to estimate expected credit losses over the life of the instrument instead of only when losses are incurred. This standard applies to financial assets measured at amortized cost basis and investments in leases recognized by the lessor. The Company adopted ASU 2016-13 on January 1, 2020 with no impact on the interim condensed consolidated financial statements.

Other recent accounting pronouncements issued by FASB, including its Emerging Issues Task Force, the American Institute of Certified Public Accountants, and the Securities and Exchange Commission did not or are not believed by management to have a material impact on the Company’s interim condensed consolidated financial statements.

F-11

3.	Restricted cash

The restricted cash relates to drilling bonds provided to GDPA (General Directorate of Petroleum Affairs) for the exploration licenses due to Turkish Petroleum Law. The amounts are for 2% of the annual work budget of the different Turkish licenses which is submitted to GDPA on an annual basis.

4.	Oil and Gas Properties

	Unproven properties	Proven properties
	Bulgaria	Turkey	Total
January 1, 2019	3,117,229	3,533,703	6,650,932
Expenditures	–	37,449	37,449
Asset retirement revaluation	–	(810,667)	(810,667)
Depletion	–	(302,094)	(302,094)
Foreign currency translation change	(1,325)	–	(1,325)
December 31, 2019	$3,115,904	$2,458,391	$5,574,295
Expenditures	–	5,084	5,084
Depletion	–	(239,002)	(239,002)
Foreign currency translation change	6,539	–	6,539
December 31, 2020	3,122,443	2,224,473	5,346,916

F-12

Bulgaria

The Company holds a 98,205-acre oil and gas exploration claim in the Dobrudja Basin located in northeast Bulgaria. The Company intends to conduct exploration for natural gas and test production activities over a five-year period in accordance with or exceeding its minimum work program obligation. The Company’s commitment is to perform geological and geophysical exploration activities in the first 3 years of the initial term (the “Exploration and Geophysical Work Stage”), followed by drilling activities in years 4 and 5 of the initial term (the “Data Evaluation and Drilling Stage”). The Company is required to drill 10,000 meters (approximately 32,800 feet) of new wellbore (which may be vertical, horizontal or diagonal) and conduct other exploration activities during the initial term. The Company intends to commence its work program efforts once it receives all regular regulatory approvals of its work programs.

Turkey

Cendere oil field

The primary asset of the PPE Turkey Companies is the Cendere onshore oil field, which is a profitable oil field located in South East Turkey having a total of 25 wells. The Cendere Field was first discovered in 1988. Oil production commenced during 1990. The operator of the Cendere Field is TPAO. The Company’s interest is 19.6% for all wells except for wells C-13, C-15 and C-16, for which its interest is 9.8%. The produced oil has a gravity of 27.5o API.

The Cendere Field is a long-term low decline oil reserve. The Company has a 19.6% interest in the Cendere oil field located in Southeast Turkey. This mature oilfield consistently produces 118 bopd (barrels oil per day) net to the Company. During February 2021, the Company’s average net oil was 139 bopd at 96% water cut.

At December 31, 2020, the Cendere field was producing 150 barrels of oil per day, net to the PPE Turkey Companies; and averaged 118 barrels of oil equivalent per day during 2020 net to the PPE Turkey Companies. The field started to produce water during the first year of production. As of February 28, 2021, 20.88 MMbbl of oil have been produced from the Cendere Field.

The South Akcakoca Sub-Basin (“SASB”)

The Company owns offshore production licenses called the South Akcakoca Sub-Basin (“SASB”). The Company now owns a 49% working interest in SASB. SASB has four producing fields, each with a production platform plus subsea pipelines that connect the fields to an onshore gas plant. The four SASB fields are located off the north coast of Turkey towards the western end of the Black Sea in water depths ranging from 60 to 100 meters. Gas is produced from Eocene age sandstone reservoirs at subsea depths ranging from 1,100 to 1,800 meters.

Bakuk gas field

The Company also owns a 50% operated interest in the Bakuk gas field located near the Syrian border. The Bakuk field is shut-in with no plans to revive production in the near term.

F-13

5.	Property and equipment

	Right-of-use asset	Leasehold improvements	Other equipment	Total
January 1, 2019	$–	44,476	61,679	106,155
Adoption of Topic 842	50,065	–	–	50,065
Additions	19,193	–	–	19,193
Depreciation	(16,839)	(44,476)	(15,098)	(76,413)
Disposals	(47,660)	–	–	(47,660)
Foreign currency translation change	–	–	(6,224)	(6,224)
December 31, 2019	4,759	$–	$40,357	$45,116
Additions	57,919	85,319	387	143,625
Depreciation	(11,999)	(17,064)	(8,570)	(37,633)
Disposals	-	-	(11,981)	(11,981)
Foreign currency translation change	(10,870)	-	-	(10,870)
December 31, 2020	$39,809	68,255	20,193	128,257

6.	Note Receivable

In April 2015, the Company loaned BGN 92,667 ($38,570) to a Bulgarian company pursuant to a revolving credit facility, enabling such Bulgarian company to buy and manage land in Bulgaria to be leased by the Company for future well sites. The credit facility has a maximum loan obligation of BGN 1,000,000 ($625,000 at December 31, 2019) bears interest at 6.32%, has a five-year term and is secured by the land the Bulgarian company buys. Payment on the facility is due the earlier of the end of the five-year term (April 6, 2020) or demand by the Company. As of December 31, 2020, due to the uncertainty around the collectability of the loan, the entire amount has been provisioned for and the Company recognized a loss of $54,008.

7.	Loans Payable

As at	December 31, 2020	December 31, 2019
Unsecured, interest bearing loans at 10% per annum	$184,235	$317,981
Unsecured, interest bearing loans at 12% per annum	309,806	141,914
Unsecured, interest bearing loan at 13.25% per annum	41,533	_
Unsecured, interest bearing loan at 20.5% per annum	25,625	46,283
Non-interest bearing loans	5,955	54,855
Total loans payable	567,154	561,033
Current portion of loans payable	(549,424)	(14,304)
Long term portion of loans payable	$17,730	$546,729

Loans bearing interest, accrue at 10% and 12% per annum are all unsecured.

On August 2, 2019, Garanti Bank extended a long-term loan to Park Place Turkey Limited in the amount of ₺300,000 (or approximately $53,600). The loan matures on August 2, 2022 and bears interest at 20.5% per annum. Principal and accrued interest are paid monthly.

On February 4, 2020, Garanti Bank extended a long-term loan to Park Place Turkey Limited in the amount of ₺500,000 (or approximately $83,500). The loan matures on February 4, 2022 and bears interest at 13.25% per annum. Principal and accrued interest are paid monthly.

F-14

8.	Leases

The Company leases certain assets under lease agreements. On January 1, 2020, the Company entered into a one-year lease for office space, which the Company elected the short-term lease measurement and recognition exemption. On January 3, 2020, the Company entered into a five-year lease for an office space that was classified as an operating lease on recognition.

During the year ended December 31, 2020, the Company recognized operating lease expense of $20,279 (2019 – $20,279), which is included in general and administrative expenses. As of December 31, 2020, the Company’s leases had a weighted average remaining lease term of 4 years. Operating right-of-use assets have been included within property and equipment as follows:

Right-of-use asset	December 31, 2020	December 31, 2019
Beginning balance	$4,759	$	_
Additions, cost	57,919		18,345
Accumulated amortization	(11,999)		(13,586)
Foreign exchange	(10,870)		_
Net book value	$39,809		$4,759

Operating lease liabilities are measured at the commencement date based on the present value of future lease payments. As the Company’s lease did not provide an implicit rate, the Company uses its incremental borrowing rate based on the information available at the commencement date in determining the present value of future payments. The Company used a weighted average discount rate of 10% in determining its lease liabilities. The discount rate was derived from the Company’s assessment of current borrowings.

Operating lease right-of-use assets include any prepaid lease payments and exclude any lease incentives and initial direct costs incurred. Lease expense for minimum lease payments is recognized on a straight-line basis over the lease term. The lease terms may include options to extend or terminate the lease if it is reasonably certain that the Company will exercise that option.

As at December 31, 2020, the Company’s lease liability is as follows:

	December 31, 2020	December 31, 2019
Current portion of operating lease liability	$12,116	$4,759
Long-term portion of operating lease liabilities	27,693	-
Total future minimum lease payments and total lease liability	$39,809	$4,759

Future minimum lease payments to be paid by the Company as a lessee as of December 31, 2020 are as follows:

Operating lease commitments and lease liability	December 31, 2020
2021	12,116
2022	12,116
2023	12,116
2024	12,116
Total future minimum lease payments	48,464
Discount	(8,655)
Total	39,809

9.	Asset Retirement Obligations

Asset retirement obligations (“AROs”) associated with the retirement of tangible long-lived assets are recognized as liabilities with an increase to the carrying amounts of the related long-lived assets in the period incurred. The fair value of AROs is recognized as of the acquisition date for business combinations. The cost of the tangible asset, including the asset retirement cost, is depleted over the life of the asset. AROs are recorded at estimated fair value, measured by reference to the expected future cash outflows required to satisfy the retirement obligations discounted at the Company’s credit-adjusted risk-free interest rate. Accretion expense is recognized over time as the discounted liabilities are accreted to their expected settlement value. If estimated future costs of AROs change, an adjustment is recorded to both the ARO and the long-lived asset. Revisions to estimated AROs can result from changes in retirement cost estimates, revisions to estimated inflation rates and changes in the estimated timing of abandonment. The Company’s ARO is measured using primarily Level 3 inputs. The significant unobservable inputs to this fair value measurement include estimates of plugging costs, remediation costs, inflation rate and well life. The inputs are calculated based on historical data as well as current estimated costs.

The following is a continuity of the Company’s asset retirement obligations:

	December 31, 2020	December 31, 2019

Asset retirement obligations at beginning of year	$3,633,427	$4,026,129
Accretion expense	377,197	417,965
Change in estimate	-	(810,667
Asset retirement obligations at end of year	$4,010,624	$3,633,427

F-15

10.	Convertible Debentures

On September 30, 2019, the Company closed an unbrokered private placement of convertible debt, issuing $123,095 ($163,000 CAD) in debentures to two investors. The convertible debentures bear interest at 10% per annum, payable annually in advance. They are convertible any time during the term of the debenture into units (each unit consists of one share and one warrant; each warrant can acquire one share at an exercise price of $0.20 USD or $0.25 CAD per share, based on the currency initially subscribed) at a conversion price of $0.12 USD or $0.15 CAD per unit, based on the currency initially subscribed. The convertible debt matures on September 30, 2021 and is secured by a general security agreement over the assets of the Company.

As the September 30, 2019 convertible debt included an embedded conversion feature denominated in Canadian dollars, the debt was determined to be a financial instrument comprising an embedded derivative representing the conversion feature with a residual host debt component. On initial recognition, the Company used the residual value method to allocate the principal amount of the debentures between the embedded derivative conversion feature and host debt components. The conversion feature was valued first with the residual allocated to the host debt component.

On initial recognition of the convertible debt granted on September 30, 2019, the Company recognized a derivative liability of $81,956 and an offsetting convertible debt discount of $81,956.

On July 1, 2020, the Company amended the conversion price of the convertible debentures. Under the amended terms, they are convertible any time during the term of the debenture into units (each unit consists of one share and one warrant; each warrant can acquire one share at an exercise price of $0.12 CAD per share, or approximately US$0.09 per share) at a conversion price of $0.075 CAD per unit (approximately US$0.06 per unit). In accordance with ASC 470-50-40-10, the carrying value of the debt of $90,264 was considered to be extinguished and a new issuance of $120,295 was recognized. A loss of $30,031 was recognized on the extinguishment.

On initial recognition of the convertible debt amended on July 1, 2020, the Company recognized a derivative liability of $132,184 and an offsetting convertible debt discount of $120,295. As the fair value of the derivative liability is higher than the carrying value of the debt of $120,095, the difference has been recognized as a loss on the extinguishment of the debt of $11,889.

On September 15, 2020, debt in the principal amount of $9,870 ($13,000 CAD) was converted by the holder to 173,333 units with a fair value of $8,840. The Company recognized a loss on the conversion of the debt of $1,030 and a derivative liability of $7,647 for the warrants attached to the units.

The fair value of the conversion features was determined based on the Black-Scholes Option Pricing Model using the following weighted average assumptions:

2020
Risk-free interest rate	0.13%
Expected life (years)	1.01
Expected volatility	228%
Dividend yield	0%

A continuity of convertible debt and the embedded derivative conversion feature for the year ended December 31, 2020 is as follows:

	Host debt instrument	Embedded conversion feature	Total
Balance, January 1, 2019	$–	$–	$–
Issued during the period	123,095	–	123,095
Allocated to derivative	(81,956)	81,956	–
Accretion	6,101	–	6,101
Change in fair value of derivative	–	(2,498)	(2,498)
Foreign currency translation change	793	–	793
Balance, December 31, 2019	$48,033	$79,458	$127,491
Extinguished during the period	(60,213)	(30,051)	(90,264)
Re-issued during the year	120,295	-	120,295
Allocated to derivative	(120,295)	120,295
Accretion	34,586	-	34,586
Change in fair value of derivative	_	(81,713)	(81,713)
Conversion	(9,870)	(7,647)	(17,517)
Foreign currency translation change	(1,509)		(1,509)
Balance December 31, 2020	11,027	80,342	91,369

F-16

11.	Common Stock

For the year ended December 31, 2020

On June 19, 2020 the Company closed a non-brokered private placement financing for aggregate gross proceeds of $720,000 CAD (approximately US$529,968) (the “Offering”). Under the Offering, the Corporation issued an aggregate of 14,400,000 units (“Units”), at a price of $0.05 CAD per Unit (approximately US$0.04 per Unit). Each Unit was comprised of one common share in the capital of the Corporation (each a “Common Share”) and one Common Share purchase warrant (“Warrant”). Each Warrant entitles the holder to purchase one Common Share at a price of $0.12 CAD (approximately US$0.09) for a period of 24 months from the closing date. In addition, with the Offering, the Corporation settled a total of $30,000 CAD (US$22,115) in outstanding debt through the issuance to certain creditors of 600,000 Units, at a price of $0.05 CAD per Unit (the “Debt Settlement”). Each Unit issued in the Debt Settlement consists of one Common Share and one Warrant under the same terms as the Offering.

On July 31, 2020 the Company closed a non-brokered private placement financing, by:

●	issuing 933,333 units for cash at a price of $0.06 CAD per unit (approximately US$0.04 per unit), for proceeds of $56,000 CAD (US$41,298);
●	issuing 2,050,000 Units for services, valued at US$91,779; and
●	issuing 6,202,334 Units for debt settlement of US$277,289.

Each unit was comprised of one Common Share and one Warrant. Each Warrant entitles the holder to purchase one Common Share at a price of $0.12 CAD (approximately US$0.09) for a period of 24 months from the closing date.

On July 31, 2020, the Company granted 525,000 restricted share units which vested immediately. In connection with the grant, 525,000 Common Shares with a fair value of $29,400 were issued.

On September 4, 2020, the Company closed a private placement of 3,601,333 units at $0.06 CAD per unit, for gross proceeds of $216,080 CAD (approximately US$156,538). Each unit consists of one Common Share and one Warrant. Each Warrant entitles the holder to purchase one Common Share at a price of $0.12 CAD (or US$0.09) for a period of 24 months from the closing date. In connection with the private placement, the Company issued 149,800 broker warrants with a fair value of $7,117. The broker warrants have the same terms as the warrants attached to the units.

On September 15, 2020, the Company issued 173,333 units with a fair value of $11,644 in settlement of convertible debt of $9,870. Each unit consists of one share and one warrant; each warrant can acquire one share at an exercise price of $0.12 CAD per share, or approximately US$0.09 per share.

On November 17, 2020, the Company closed a non-brokered private placement financing for aggregate gross proceeds of $222,600 CAD (approximately US$170,875) (the “November Offering”). Under the November Offering, the Corporation issued an aggregate of 3,710,000 units, at a price of $0.06 CAD per unit (approximately US$0.04 per unit). Each unit was comprised of one Common Share and one warrant. Each warrant entitles the holder to purchase one Common Share at a price of $0.12 CAD (approximately US$0.09) for a period of 24 months from the closing date. In addition, the Company settled a total of $18,000 (US$14,140) in outstanding debt through the issuance to a creditor of 300,000 units, at a price of $0.06 per unit. Each unit issued in the Debt Settlement consists of one Common Share and one warrant under the same terms as the November Offering.

On November 17, 2020, the Company granted 1,900,000 restricted share units which vested immediately. In connection with the grant, 1,900,000 Common Shares with a fair value of $134,900 were issued.

On December 10, 2020, the Company closed a non-brokered private placement financing for aggregate gross proceeds of $30,000 CAD (approximately US$23,566) (the “December Offering”). Under the December Offering, the Corporation issued an aggregate of 500,000 units, at a price of $0.06 CAD per unit (approximately US$0.04 per unit). Each unit was comprised of one Common Share and one warrant. Each warrant entitles the holder to purchase one Common Share at a price of $0.12 CAD (approximately US$0.09) for a period of 30 months from the closing date. In addition, with the December Offering, the Corporation issued 35,000 units valued at $2,100 CAD (US$1,650), at a price of $0.06 CAD per unit, for services. Each unit issued for services consists of one Common Share and one warrant under the same terms as the December Offering.

F-17

On December 17, 2020, the Company closed a non-brokered private placement financing for aggregate gross proceeds of $116,200 CAD (US$89,217) (the “December 17 Offering”). Under the December 17 Offering, the Company issued an aggregate of 1,660,000 units, at a price of $0.07 CAD per unit (approximately US$0.05 per unit). Each unit was comprised of one Common Share and one-half warrant. Each warrant entitles the holder to purchase one Common Share at a price of $0.12 CAD (approximately US$0.09) for a period of 30 months from the closing date. In addition, with the December 17 Offering, the Company settled a total of $28,000 CAD (US$21,498) in outstanding debt through the issuance to a creditor of 400,000 units, at a price of $0.07 CAD per unit. In addition to this, the Company also issued 400,000 units at a price of $0.07 CAD per unit, for services valued at $28,000 CAD (US$21,498). Each unit issued in the Debt Settlement and issued for services consists of one Common Share and one-half of warrant under the same terms as the December 17 Offering. In connection with the December 17 Offering, the Company issued 245,000 broker warrants with a fair value of $18,287. The broker warrants have the same terms as the warrants attached to the units.

On December 17, 2020, the Company issued 320,000 for the exercise of stock options. In lieu of cash, the Company settled $19,655 of outstanding debt.

For the year ended December 31, 2019

On February 15, 2019, the Company issued 112,500 units at $0.10 per unit for gross proceeds of $11,250, pursuant to a private placement which closed on November 12, 2018, and included in stock subscriptions and to be issued as of December 31, 2018. Each unit consisted of one common share and ½ of one share purchase warrant, resulting in the issuance of 56,250 warrants. Each whole share purchase warrant is exercisable for a period of 24 months at an exercise price of $0.30 per share of common stock.

On February 15, 2019, the Company issued 150,000 units at $0.15 per unit for gross proceeds of $22,500, pursuant to a private placement which closed on November 12, 2018, of which $8,000 was cash and $14,500 was included in stock subscriptions and to be issued as of December 31, 2018. Each unit consisted of one common share and one share purchase warrant , resulting in the issuance of 150,000 warrants. Each whole share purchase warrant is exercisable for a period of 24 months at an exercise price of $0.30 per share of common stock. On July 19, 2019, the Company retired these 150,000 common shares as the incorrect number of shares were issued. The correct amount of 100,000 of shares and warrants was re-issued on July 23, 2019 for $15,000. The $22,500 was transferred back to ‘stock subscriptions and stock to be issued’. As a result, at September 30, 2019, $7,500 remains in stock to be issued.

On September 30, 2019, the Company closed a private placement of 76,923 units for gross proceeds of $7,692 which was received in cash. Each unit consists of one common share and ½ of one share purchase warrant, resulting in the issuance of 38,462 warrants. Each whole share purchase warrant is exercisable for a period of 24 months at an exercise price of $0.30 per share of common stock.

On September 30, 2019, the Company issued 3,393,434 units for a total of $339,343. These units were issued to related parties (Note 16) and were used to reduce accounts payable owed to these parties. There was no gain or loss in the settlement of these accounts payable. Each unit consists of one common share and ½ of one share purchase warrant, resulting in the issuance of 1,696,717 warrants. Each whole share purchase warrant is exercisable for a period of 24 months at an exercise price of $0.30 per share of common stock.

12.	Stock Options

The Board of Directors adopted the Park Place Energy Corp. 2013 Long-Term Incentive Equity Plan (the “Incentive Plan” or “2013 Plan”) effective as of October 29, 2013. The Incentive Plan permits grants of stock options (including incentive stock options and nonqualified stock options), stock appreciation rights, restricted stock awards and other stock-based awards.

The Incentive Plan authorizes the following types of awards:

●	incentive stock options and nonqualified stock options to purchase common stock at a set price per share;

●	stock appreciation rights (“SARs”) to receive upon exercise common stock or cash equal to the appreciation in value of a share of Common Stock;

●	restricted stock, which are shares of common stock granted subject to a restriction period and/or a condition which, if not satisfied, may result in the complete or partial forfeiture of the shares;

●	other stock-based awards, which provide for awards denominated in or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of common stock of the Company, which may include performance shares or options and restricted stock units which provide for shares to be issued or cash to be paid upon the lapse of predetermined restrictions.

F-18

Under the 2013 Plan, the maximum number of shares of authorized stock that may be delivered is 10% of the total number of shares of common stock issued and outstanding of the Company as determined on the applicable date of grant of an award under the 2013 Plan. Under the 2013 Plan, the exercise price of each option (or other stock-based award) shall not be less than the market price of the Company’s stock as calculated immediately preceding the day of the grant. The vesting schedule for each option or other stock-based award shall be specified by the Board of Directors at the time of grant. The maximum term of options or other stock-based award granted is ten years or such lesser time as determined by the Board of Directors at the time of grant.

A continuity of the Company’s outstanding stock options for the years ended December 31, 2020 and 2019 is presented below:

	Number of options	Weighted average exercise price
Outstanding, December 31, 2018	4,565,000	0.13
Granted	3,800,000	0.13
Expired	(115,000)	0.10
Outstanding, December 31, 2019	8,250,000	$0.13
Granted	4,070,000	0.07
Exercised	(320,000)	0.06
Expired	(100,000)	0.19
Outstanding, December 31, 2020	11,900,000	0.11

At December 31, 2020, the Company had the following outstanding stock options:

Outstanding	Exercise Price	Expiry Date	Vested
900,000	$0.18	March 26, 2021	900,000
1,000,000	$0.12	September 15, 2022	1,000,000
2,450,000	$0.12	October 24, 2023	2,450,000
3,800,000	$0.12	September 19, 2024	3,800,000
2,150,000	$0.06	July 13, 2025	2,150,000
1,600,000	$0.08	December 17, 2022	1,600,000
11,900,000			11,900,000

As at December 31, 2020, the weighted average remaining contractual life of outstanding stock options is 3.02 years. The aggregate intrinsic value of the stock options at December 31, 2020 is $Nil (2019 - $Nil).

For the year ended December 31, 2020, the Company recognized $246,255 (2019 - $379,225) in stock-based compensation expense for options granted and vested. At December 31, 2020 and 2019, the Company has no unrecognized compensation expense related to stock options.

The fair values for stock options granted have been estimated using the Black-Scholes option pricing model using the following weighted average assumptions:

	2020	2019
Risk-free interest rate	0.17%	1.61%
Expected life (years)	3.5	5.00
Expected volatility	255%	278%
Dividend yield	0%	0%
Weighted average fair value per share	$0.10	$0.12

F-19

13.	Warrants

A continuity of the Company’s outstanding share purchase warrants for the years ended December 31, 2020 and 2019 is presented below:

	Number of warrants	Weighted average exercise price
Outstanding, December 31, 2018	17,498,532	0.25
Issued	1,891,429	0.30
Outstanding, December 31, 2019	19,389,961	$0.26
Issued	34,130,133	0.09
Expired	(17,654,782)	0.25
Outstanding, December 31, 2020	35,865,312	0.10

At December 31, 2020, the Company had the following outstanding share purchase warrants:

Outstanding	Exercise Price	Expiry Date
38,462	0.30	May 1, 2021
1,696,717	0.30	September 30, 2021
15,000,000	0.09	June 19, 2022
9,185,667	0.09	July 31, 2022
3,751,133	0.09	September 4, 2022
173,333	0.09	September 15, 2022
4,010,000	0.09	November 17, 2022
535,000	0.09	June 10, 2023
1,230,000	0.15	June 17, 2023
245,000	0.16	June 17, 2023

35,865,312

As at December 31, 2020, the weighted average remaining contractual life of outstanding warrants is 1.59 years.

On June 19, 2020, in connection with a private placement and debt settlement, the Company issued 15,000,000 warrants with an exercise price of $0.12 CAD (approximately US$0.09) per warrant and a contractual life of 2 years. As the warrants have an exercise price denominated in a currency other than the Company’s functional currency, they are derivative financial instruments measured at fair value at the end of each reporting period. The fair value of the derivative warrants on issuance was determined to be $520,941 based on the Black-Scholes Option Pricing Model using the following assumptions: expected dividend yield - 0%, expected volatility - 282%, risk-free interest rate - 0.19% and an expected remaining life - 2.0 years.

On July 31, 2020, in connection with a private placement, debt settlement, and units issued for services, the Company issued 9,185,667 warrants with an exercise price of $0.12 CAD (approximately US$0.09) per warrant and a contractual life of 2 years. As the warrants have an exercise price denominated in a currency other than the Company’s functional currency, they are derivative financial instruments measured at fair value at the end of each reporting period. The fair value of the derivative warrants on issuance was determined to be $410,666 based on the Black-Scholes Option Pricing Model using the following assumptions: expected dividend yield - 0%, expected volatility - 260%, risk-free interest rate - 0.11% and an expected remaining life - 2.0 years.

On September 4, 2020, in connection with a private placement, the Company issued 3,751,133 warrants, of which 149,800 were broker warrants, with an exercise price of $0.12 CAD (approximately US$0.09) per warrant and a contractual life of 2 years. As the warrants have an exercise price denominated in a currency other than the Company’s functional currency, they are derivative financial instruments measured at fair value at the end of each reporting period. The fair value of the derivative warrants on issuance was determined to be $163,621 based on the Black-Scholes Option Pricing Model using the following assumptions: expected dividend yield - 0%, expected volatility - 260%, risk-free interest rate - 0.13% and an expected remaining life - 2.0 years.

On September 4, 2020, in connection with the conversion of convertible debt, the Company issued 173,333 warrants with an exercise price of $0.12 CAD (approximately US$0.09) per warrant and a contractual life of 2 years. As the warrants have an exercise price denominated in a currency other than the Company’s functional currency, they are derivative financial instruments measured at fair value at the end of each reporting period. The fair value of the derivative warrants on issuance was determined to be $7,647 based on the Black-Scholes Option Pricing Model using the following assumptions: expected dividend yield - 0%, expected volatility - 231%, risk-free interest rate - 0.13% and an expected remaining life - 2.0 years.

On November 17, 2020, in connection with a private placement and debt settlement, the Company issued 4,010,000 warrants with an exercise price of $0.12 CAD (approximately US$0.09) per warrant and a contractual life of 2 years. As the warrants have an exercise price denominated in a currency other than the Company’s functional currency, they are derivative financial instruments measured at fair value at the end of each reporting period. The fair value of the derivative warrants on issuance was determined to be $185,012 based on the Black-Scholes Option Pricing Model using the following assumptions: expected dividend yield - 0%, expected volatility - 251%, risk-free interest rate - 0.22% and an expected remaining life - 2.0 years.

On December 10, 2020, in connection with a private placement units issued for services, the Company issued 535,000 warrants with an exercise price of $0.12 CAD (approximately US$0.09) per warrant and a contractual life of 2.5 years. As the warrants have an exercise price denominated in a currency other than the Company’s functional currency, they are derivative financial instruments measured at fair value at the end of each reporting period. The fair value of the derivative warrants on issuance was determined to be $25,211 based on the Black-Scholes Option Pricing Model using the following assumptions: expected dividend yield - 0%, expected volatility - 250%, risk-free interest rate - 0.17% and an expected remaining life - 2.5 years.

On December 17, 2020, in connection with a private placement, debt settlement and units issued for services, the Company issued 1,475,000 warrants, of which 245,000 were broker warrants, with an exercise price of $0.20 CAD (approximately US$0.16) per warrant and a contractual life of 3 years. As the warrants have an exercise price denominated in a currency other than the Company’s functional currency, they are derivative financial instruments measured at fair value at the end of each reporting period. The fair value of the derivative warrants on issuance was determined to be $110,098 based on the Black-Scholes Option Pricing Model using the following assumptions: expected dividend yield - 0%, expected volatility - 250%, risk-free interest rate - 0.19% and an expected remaining life - 2.5 years.

The following is a continuity of the Company’s derivative warrant liability:

Total
Balance, January 1 and December 31, 2019	$79,458
Issued during the period	1,924,903
Change in fair value of derivative	(199,789)
Balance, December 31, 2020	$1,804,572

F-20

14.	Restricted Stock Units

During the year ended December 31, 2020, the Company granted 2,425,000 (2019 - 585,000) restricted stock units (“RSUs”) as consideration for management and consulting contracts. The RSUs were valued at $164,300 (2019 - $58,500) based on the fair market value of the closing price of the common stock of the Company at the grant date and are recognized evenly over the vesting period. Within 30 days of vesting, the RSUs are exchanged for shares of common stock of the Company.

For the year ended December 31, 2020, the Company recognized $164,300 (2019 - $58,500) in stock-based compensation expense for RSUs granted and vested. At December 31, 2020 and 2019, the Company has no unrecognized compensation expense related to RSUs.

	Number of restricted stock units	Weighted average fair value per award
Balance, December 31, 2018	–	–
Granted	585,500	0.10
Vested	(585,500)	0.10
Balance, December 31, 2019	–	$–
Granted	2,425,000	0.07
Vested	(2,425,000)	0.07
Balance, December 31, 2020	–	–

15.	Related Party Transactions

At December 31, 2020, accounts payable and accrued liabilities included $117,000 (2019 - $58,438) due to related parties. The amounts are unsecured, non-interest bearing and due on demand.

During the year ended December 31, 2020, management fees of $502,452 (2019 - $482,429) and director fees of $12,769 were incurred to related parties.

During the year ended December 31, 2020, the Company issued 3,060,000 units for the settlement of accounts payable owed to related parties in the amount of $183,600 CAD (US$135,415), resulting in no gain or loss. Refer to Note 12.

F-21

16.	Segment Information

During the years ended December 31, 2020 and 2019, the Company’s operations were in the resource industry in Bulgaria, and Turkey with head offices in the United States and a satellite office in Sofia, Bulgaria. The Company’s operating segments included, a head office in Canada, oil and gas operations in Turkey and oil and gas properties located in Bulgaria.

For the year ended December 31, 2020
	Bulgaria	North America		Turkey		Total
Revenue
Oil and natural gas sales	$–	$–		$2,584,266			$2,584,266
				2,584,266			2,584,266
Cost and expenses
Production	–	–		2,378,626			2,378,626
Depletion	–	–		239,002			239,002
Depreciation	–	–		37,633			37,633
Accretion of asset retirement obligation	–	–		377,197			377,197
Stock-based compensation	–	410,555		-			410,555
General and administrative	6,791	1,368,410		977,182			2,352,383
Total (recovery) expenses	$6,791	$1,778,965		$4,009,640			$5,795,396

Income (loss) before other income (expenses)	$(6,791)	$(1,778,965)		$(1,425,374)			$(3,211,130)
Other income (expenses)
Interest income	-	-		13,026			13,026
Interest expense	(172)	(70,075)		(14,853)			(85,100)
Accretion of convertible debt discount	-	(34,586)		-	_		(34,586)
Other income (expense)	2,513	-	_	-	_		2,513
Foreign exchange gain (loss)	(3,576)	(1,644)		63,416			58,196
Loss on debt settlement	-	(22,406)		-			(22,406)
Change in fair value of derivative liability	-	(199,789)		-			(199,789)
Provision for loan receivable	(54,008)	-		-			(54,008)
Total other income (expense)	$(55,243)	$(328,500)		$61,589			$(322,154)

Net income (loss)	$(62,034)	$(2,107,465)		$(1,363,785)			$(3,533,284)

Long-lived assets	$3,122,443	$–		$2,364,493		$	$ 5,486,936

For the year ended December 31, 2019
	Bulgaria	North America	Turkey	Total
Revenue
Oil and natural gas sales	$–	$–	$3,915,799	$3,915,799

Cost and expenses
Production	–	–	2,593,180	2,593,180
Depletion	–	–	302,094	302,094
Depreciation	–	–	76,413	85,633
Accretion of asset retirement obligation	–	–	417,965	417,965
Stock-based compensation	–	437,725	–	437,725
General and administrative	(748)	712,872	1,069,735	1,781,859
Total (recovery) expenses	$(748)	$1,150,597	$4,459,387	$5,609,236

Income (loss) before other income (expenses)	$748	$(1,150,597)	$(543,588)	$(1,693,437)
Other income (expenses)
Interest income	–	–	29,780	29,780
Interest expense	–	(44,628)	–	(44,628)
Accretion of convertible debt discount	–	(6,101)	–	(6,101)
Other income (expense)	–	–	60,637	60,637
Foreign exchange gain (loss)	–	(16,537)	12,305	(4,232)
Loss on debt settlement	–	(28,010)	–	(28,010)
Change in fair value of derivative liability	–	2,498	–	2,498
Total other income (expense)	$–	$(92,778)	$102,722	$9,944

Net income (loss)	$748	$(1,243,375)	$(440,866)	$(1,683,493)

Long-lived assets	$3,155,904	$–	$2,560,413	$5,716,317

F-22

17.	Income Taxes

The Company has net operating losses carried forward of $21,364,582 available to offset taxable income in future years which expire beginning in fiscal 2025.

The Company is subject to United States federal and state income taxes at a rate of 21% in 2020 (2019 - 21%). The reconciliation of the provision for income taxes at the United States federal statutory rate compared to the Company’s income tax expense as reported is as follows:

	2020	2019
Benefit at statutory rate	$(741,990)	$(353,534)
Permanent differences and other	(86,216)	(91,922)
Valuation allowance change	828,206	445,456
Income tax provision	$–	$–

The significant components of deferred income tax assets and liabilities as of December 31, 2020 and 2019 are as follows:

	2020	2019
Net operating losses carried forward	$4,486,562	$3,744,572
Oil and gas properties	77,556	77,556
Stock compensation expense	1,228,834	1,142,618
Other	233	233
Total deferred income tax assets	5,793,185	4,964,979
Valuation allowance	(5,793,185)	(4,964,979)
Net deferred income tax asset	$–	$–

18.	Subsequent Events

On March 8, 2021 we closed a non-brokered private placement offering in Canada (the “Canadian Offering”) at a price of CAD $0.06 per each Unit. Each Unit is comprised of one (1) common share of the Company (the “Common Shares” and each a “Common Share”) and a warrant to purchase one-half of one (1/2) Common Share (the “Warrants” and each a “Warrant”). A Warrant to purchase one (1) Common Share entitles the holder to purchase one Common Share at a price of CAD $0.10 for a period of 24 months from the closing of the Canadian Offering. 8,015,832 Units were sold in the Canadian Offering which generated gross proceeds of CAD $480,950 (USD $384,760).

On March 8, 2021, the Company also closed a non-brokered private placement offering in the U.S. (the “U.S. Offering”) at a price of USD $0.05 per each Unit. Each Unit is comprised of one (1) Common Share and a warrant to purchase one-half of one (1/2) Common Share (the “Warrants” and each a “Warrant”). A Warrant to purchase one (1) Common Share entitles the holder to purchase one Common Share at a price of USD $0.08 for a period of 24 months from the closing date of the U.S. Offering. 4,716,160 Units were sold in the U.S. Offering which generated gross proceeds of USD $235,808.

On March 8, 2021, the Company settled a total of CND $265,000 (USD $212,000) in outstanding debt through the issuance to certain creditors of 4,416,667 debt units (the “Debt Units” and each a “Debt Unit”), at a price of CAD $0.06 per Debt Unit (the “Debt Settlement”). Each Debt Unit issued in the Debt Settlement consists of one (1) Common Share and a warrant to purchase one (1) Common Share (the “Warrants” and each a “Warrant”). A Warrant to purchase one (1) Common Share entitles the holder to purchase one Common Share at a price of CAD $0.10 for a period of 24 months from the date of entry into the Debt Settlement.

On March 8, debt in the principal amount of $85,410 ($112,500 CAD) was converted by the holder to 1,500,000 units. Each unit consists of one share and one warrant; each warrant can acquire one share at an exercise price of $0.12 CAD per share, (approximately US$0.09 per share) at a conversion price of $0.075 CAD per unit (approximately US$0.06 per unit.

On March 8, 2021, the Company entered into a loan agreement (the “Loan Agreement”) in respect of a loan with an arm’s length third party (the “Lender”) in the amount of USD $500,000 (the “Loan”). The Loan has a term of one (1) years from the disbursement date under the Loan (the “Maturity Date”) and shall bear interest at a rate of 15% per annum. Pursuant to the terms of the Loan Agreement the Company may prepay the Loan in whole or in part without any notice or penalty, except that in the event the Company repays the Loan prior to the Maturity Date, the interest paid by the Company to the Lender shall equal no less than USD $37,500 (the “Minimum Interest”). If the Company has not paid the Minimum Interest, such amount shall be paid to the Lender to provide the Lender with an interest total equal to the Minimum Interest. In the event the Borrower has already paid the Minimum Interest amount at the time of repayment, no further interest payment shall be necessary other than amounts accrued pursuant to the Loan. In connection with the Loan Agreement, the Company issued 1,000,000 common share purchase warrants to the lender, exercisable at $0.16 per warrant for a period of two years.

F-23

MANAGEMENT DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Our management’s discussion and analysis of financial condition and results of operations provides a narrative about our financial performance and condition that should be read in conjunction with the audited and unaudited consolidated financial statements and related notes thereto included in this proxy statement/prospectus. This discussion contains forward looking statements reflecting our current expectations and estimates and assumptions about events and trends that may affect our future operating results or financial position. Our actual results and the timing of certain events could differ materially from those discussed in these forward-looking statements due to a number of factors, including, but not limited to, those set forth in the sections of this prospectus titled “Risk Factors” beginning at page 18 above and “Forward-Looking Statements” beginning at page 31 above.

Plan of Operations

We are primarily engaged in the business of oil and natural gas exploration in Bulgaria and Turkey. We have oil and gas producing assets in Turkey and a coal bed methane exploration license in Bulgaria.

Turkey

The Company owns interests in the producing Cendere oil field and producing South Akcakoca Sub-Basin (“SASB”) gas field in Turkey. The Cendere Field is a long-term low decline oil reserve. The Company has a 19.6% interest in the Cendere oil field located in Southeast Turkey. This mature oilfield consistently produces approximately 150 bopd (barrels oil per day) net to the Company. As at June 30, 2021, the gross gas production rate for the three producing wells in SASB was 0.972 MMcfd; the average daily 2021 gross production rate for the field was 0.710 MMcfd. At the end of June 2021, gas is currently sold at a price of approximately $5.05 per MCF. The low net back is a result of relatively lower production levels being incurred due to natural decline, down approximately 96% since peak production rates occurred during 2011, given no new wells have been drilled since 2011.

We believe that SASB holds significant upside through exploitation of reserves and resources where significant infrastructure is in place to realize same. The Company plans to drill approximately 17 new wells on SASB, which, if successful, likely will produce reserves and discover and produce low risk resources. The Company anticipates that as new wells come online, the netback will increase substantially as will natural gas production. The Company is in discussions with offshore rig drilling companies to determine cost and timing of the SASB development drilling program which is anticipated to commence in the fourth quarter of 2021. The well cost net to the Company is approximately $3.92 million per new well, and $0.7 million for well workovers plus rig mobilization costs. We require additional financing to drill and develop the wells on SASB to realize cashflow from producing the reserves, which are proved undeveloped.

Bulgaria

In October of 2010, the Company was awarded an exploration permit for the “Vranino 1-11 Block”, a 98,205 acre oil and gas exploration land located in Dobrudja Basin, Bulgaria, by the Bulgarian Counsel of Ministers. On April 1, 2014, the Company entered into an Agreement for Crude Oil and Natural Gas Prospecting and Exploration in the Vranino 1-11 Block with the Ministry of Economy and Energy of Bulgaria (the “License Agreement”). The initial term of the License Agreement is five years. This five-year period will commence once the Bulgarian regulatory authorities approve of the Company’s work programs for the permit area. The License Agreement (or applicable legislation) provides for possible extension periods for up to five additional years during the exploration phase, as well as the conversion of the License Agreement to an exploitation concession, which can last for up to 35 years. Under the License Agreement, the Company will submit a yearly work program that is subject to the approval of the Bulgarian regulatory authorities.

Strategic Focus

We are currently focused on obtaining funding to produce our reserves in our oil and gas fields in Turkey, which we expect will generate significant cash-flow and profits for the Company. Further development is contingent upon receiving further funding, and our plan is to further develop the fields when funding is received. The SASB contains significant upside potential and is the focus of development in the near term.

88

Estimated Funding Required During the 12 Months beginning September 30, 2021

Based on our current plan of operations, we estimate that we will require approximately $12,000,000 to cover our plan of operations over the next 12 months. We plan to spend approximately $50,000 on an environmental report for Bulgaria Vranino exploration block. We also plan to improve our working capital surplus by raising cash and paying off accounts payable and notes for $600,000. We will require approximately $11,350,000 for drilling wells at SASB.

Our current plan of operations is the drilling of up to five (5) new wells at SASB and to reenter three existing wells to perform workovers to increase gas production. An additional 9 wells are planned to be drilled after these first eight wells are drilled. Depending on the timing of the drilling operations at our current interest (currently 49%), we project we will incur up to an additional $16 to $25 million in capital expenditures of

For the fiscal years ended December 31, 2020 and 2019, we generated revenues of $2,584,266 and $3,915,799, respectively, and reported net losses of $3,533,284 and $1,683,493, respectively, and negative cash flow from operating activities of $1,625,303 and positive cash flow of $176,317, respectively. For the six months ended June 30, 2021 and June 30, 2020, we generated revenues of $1,957,817 and $1,279,464, respectively, and reported net losses of $7,581,039 and $1,220,285, respectively, and negative cash flow from operating activities of $644,792 and $708,011, respectively. As noted in our consolidated financial statements, as of June 30, 2021, we had an accumulated deficit of $36,058,365. There is substantial doubt regarding our ability to continue as a going concern as a result of our historical recurring losses and negative cash flows from operations as well as our dependence on private equity and financings. If we are able to bring on new wells at the SASB gas field, we believe that we could become profitable and our financial position will improve. However, we will need to raise a minimum of $10 million in additional capital in order to bring new wells into production. There is no guarantee that we will raise sufficient capital to produce our reserves. We are actively seeking additional capital for further development of reserves on the SASB gas field. See “Risk Factors—We have a history of operating losses and our management has concluded that factors raise substantial doubt about our ability to continue as a going concern and our auditor has included an explanatory paragraph relating to our ability to continue as a going concern in its audit report for the fiscal year ended December 31, 2020 and 2019.

Our plans are dependent upon our ability to obtain sufficient capital to execute and during the previous year we did not raise sufficient capital to fulfill all our plans. Without sufficient capital, our plans will change, and could change materially.

Results of Operation for the Six Months Ended June 30, 2021 and 2020

The following summary of our results of operations should be read in conjunction with our unaudited interim condensed consolidated financial statements for the three and six months ended June 30, 2021 and 2020 which are included herein.

Revenue

For the three months ended June 30, 2021, the Company had oil and gas revenue of $1,013,255, compared to $647,902 for the three months ended June 30, 2020. Revenue increased mainly due to the increase in production and also due to the increase in oil price. Oil and gas revenue denominated in Turkish Liras was ₺8,422,441 for three months ended June 30, 2021, compared to ₺ 4,436,366 for the three months ended June 30, 2020.

For the six months ended June 30, 2021, the Company had oil and gas revenue of $1,957,817, compared to $1,279,464 for the six months ended June 30, 2020. Revenue increased mainly due to the increase in production and also due to the increase in oil price. Oil and gas revenue denominated in Turkish Liras was ₺15,396,727 for six months ended June 30, 2021, compared to ₺ 8,292,053 for the six months ended June 30, 2020.

89

Expenses

For the three months ended June 30, 2021, the Company incurred production expenses related to its Turkey operations of $601,633 (2020 - $593,058), depletion charges of $66,354 (2020 - $69,794), depreciation expense of $6,801 (2020 - $5,272) and asset retirement obligation accretion expense of $102,772 (2020 - $93,106). Production expenses increased by $8,575 largely due to increase in production volumes as discussed above. Depletion and depreciation expenses were consistent with the prior period. Accretion of asset retirement costs increased by $9,666 for the three months ended June 30, 2021 primarily due to revaluation of the asset retirement obligation at December 31, 2020 which increased the carrying value of the obligation.

For the six months ended June 30, 2020, the Company incurred production expenses related to its Turkey operations of $1,234,134 (2020 - $1,199,412), depletion charges of $135,573 (2020 - $136,245), depreciation expense of $13,808 (2020 - $12,974) and asset retirement obligation accretion expense of $203,038 (2020 - $183,942). Production expenses increased by $34,722 largely due to increase in production volumes as discussed above. Depletion and depreciation expenses were consistent with the prior period. Accretion of asset retirement costs increased by $19,096 for the six months ended June 30, 2021 primarily due to revaluation of the asset retirement obligation at December 31, 2020 which increased the carrying value of the obligation.

For the three months ended June 30, 2021, the Company had general and administrative expenses of $547,179, compared to $436,445 for the three months ended June 30, 2020. $281,847 in expenses were from the North American head office and $265,332 for the Turkey office.

For the six months ended June 30, 2021, the Company had general and administrative expenses of $1,030,803, compared to $780,363 for the six months ended June 30, 2020. $602,930 in expenses were from the North American head office and $427,873 for the Turkey office.

For the three months ended June 30, 2021, the Company had investor relations expenses of $639,425, compared to $211,999 for the three months ended June 30, 2020. $639,425 in expenses were from the North American head office and $nil for the Turkey office.

For the six months ended June 30, 2021, the Company had investor relations expenses of $723,574, compared to $211,999 for the six months ended June 30, 2020. $723,574 in expenses were from the North American head office and $nil for the Turkey office.

Other Income (Expense)

For the three months ended June 30, 2021, the Company had other income of $2,965,901 compared to other expenses of $30,685 for the three months ended June 30, 2020. Other income for the three months ended June 30, 2021 consists mainly of the change in the fair value of the derivative liability of $3,032,128. The derivative liability arises from the Company’s warrants which are exercisable in Canadian dollars as they have an exercise price denominated in a currency other than the Company’s functional currency of the US dollar.

For the six months ended June 30, 2021, the Company had other expenses of $6,036,635 compared to other income of $25,186 for the six months ended June 30, 2020. Other expenses for the six months ended June 30, 2021 consists mainly of the loss from the change in the fair value of the derivative liability of $5,698,468. The derivative liability arises from the Company’s warrants which are exercisable in Canadian dollars as they have an exercise price denominated in a currency other than the Company’s functional currency of the US dollar. Over the period, the value of the derivative liability increased substantially as a result of the increase in the Company’s share price from $0.06 as at December 31, 2020 to a $0.24 as at June 30, 2021. The Company has changed its policy from denominating warrants in CND to USD, to avoid future derivative liabilities being recorded in the future.

Net Income (Loss)

The changes in overall net income or loss for the three and six months ended June 30, 2021, compared to the three and six months ended June 30, 2020 a result of the factors as described above.

90

Results of Operations for our Year Ended December 31, 2020 and December 31, 2019

The following summary of our results of operations should be read in conjunction with our audited consolidated financial statements for the years ended December 31, 2020 and 2019, which are included herein.

Revenue

For the year ended December 31, 2020, the Company had oil and gas revenue of $2,584,266, compared to $3,915,799 for the year ended December 31, 2019. Oil and gas revenue denominated in Turkish Liras was ₺17,982,881 for the year ended December 31, 2020, compared to ₺22,244,942 for the year ended December 31, 2019. Production levels decreased by 6.6% year over year. Additionally, revenue also decreased due to the devaluation of the Turkish Lira compared to the U.S. dollar of approximately 18% over the comparable period.

Expenses

For the year ended December 31, 2020, the Company incurred production expenses related to its PPE Turkey operations of $2,378,626 (2019 - $2,593,180), depletion charges of $239,002 (2019 - $302,094 ), depreciation expense of $37,633 (2019 - $76,413) and asset retirement obligation accretion expense of $377,197 (2019 - $417,965). Accretion of asset retirement costs decreased by $40,768 for the year ended December 31, 2020 primarily due to the decrease in the asset retirement obligation cost base from the revisions to SASB field on December 31, 2019. Depreciation decreased by $38,780 for the year ended December 31, 2020 primarily due to the accelerated depreciation of leasehold improvements after terminating an office lease arrangement in the prior year. Production expenses and depletion charges decreased by $214,554 and $63,092, respectively, primarily due to devaluation of the Turkish Lira compared to the U.S. dollar of approximately 18% over the comparable period and decreased production levels from the prior year.

For the year ended December 31, 2020, the Company had stock-based compensation of $410,555, compared to $437,725 for the year ended December 31, 2019. The expense for the year ended December 31, 2020 included $246,255 for the grant of 4,070,000 stock options under the 2013 Option Plan and $164,300 for the grant and vesting of 2,425,000 RSU’s.

For the year ended December 31, 2020, the Company had general and administrative expenses of $2,352,383, compared to $1,781,860 for the year ended December 31, 2019. $1,368,410 in expenses were from the North American head office. In general & administrative expenses in the North American operations, $650,478 was for consulting and management fees, $45,719 for legal and professional fees and $137,934 for audit and financial services. Turkey general and administrative expenses accounted for $977,183 of the total general and administrative for 2020.

Other Income (Expense)

For the year ended December 31, 2020, the Company had net other expenses of $322,154, compared to other income of $9,944 for the year ended December 31, 2019. For the year ended December 31, 2020, other income (expense) consisted primarily of the loss from the change in fair value of derivative liability, interest expense, and the provision for the loan receivable, partially offset by foreign exchange gain. For the year ended December 31, 2019, other income (expense) consisted primarily of interest expense and foreign exchange loss, partially offset by other income and interest income.

Net Loss

Our net loss for the year ended December 31, 2020 was $3,533,284, compared to $1,683,493 for the year ended December 31, 2019 for the reasons explained above.

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Liquidity and Financial Condition

Liquidity is the ability of an enterprise to generate adequate amounts of cash to meet its needs for cash requirements. We had cash and cash equivalents of $1,084,701 and $202,712 as of June 30, 2021 and December 31, 2020, respectively.

The following table summarizes our liquidity position:

	June 30, 2021	December 31, 2020
	(Unaudited)
Cash	$1,084,701	$202,712
Working capital	117,571	(1,057,725)
Total assets	7,697,629	6,487,261
Total liabilities	14,124,319	7,929,696
Stockholders’ equity	(6,426,690)	(1,442,435)

Cash Used in Operating Activities

Net cash used in operating activities for the six months ended June 30, 2021 was $644,792, compared to $708,011 cash used in operating activities for the six months ended June 30, 2020. The current period loss of $7,581,039 was offset by $7,163,455 in net non-cash items and $227,208 in changes in working capital items for the six months ended June 30, 2021. This compares to a prior year loss of $1,220,285, offset by $327,481 in net non-cash items and $184,793 in changes in working capital items.

Net cash used in operating activities for the year ended December 31, 2020 was $1,625,303, compared to $176,317 cash used in operating activities for the year ended December 31, 2019. The current year loss of $3,533,284 was offset by $1,571,758 in net non-cash items and $336,223 in changes in working capital items. This compares to a prior year loss of $1,683,493, offset by $1,323,960 in net non-cash items and $535,850 in changes in working capital items.

Cash Used in Investing Activities

Net cash used in investing activities for the six months ended June 30, 2021 was $7,122, compared to $95,403 used for the six months ended June 30, 2020. Oil and gas properties expenditures increased to $6,800 from $3,408 in the comparative period whereas property and equipment expenditures decreased to $322 from $91,995 in the comparative period.

Net cash used for investing activities for the year ended December 31, 2020 was $78,809, compared to $48,064 used for the year ended December 31, 2019. Oil and gas properties expenditures decreased to $5,084 from $37,449 in 2019.

Cash Provided by Financing Activities

We have funded our business to date from sales of our common stock through private placements and loans from shareholders.

Net cash provided by financing activities for the six months ended June 30, 2021 was $1,630,401, compared to $599,459 for the six months ended June 30, 2020. Cash provided by financing activities in the current period was primarily related to $1,246,384 in proceeds for the issuance of shares related to private placements and warrant and option exercises. The Company also received a $500,000 loan during the period. In the comparative period cash from financing activities was primarily related to $533,443 in stock subscriptions received related to a private placement and a new bank loan in the Company’s Turkey subsidiary.

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Net cash provided by financing activities for the year ended December 31, 2020 was $1,003,333, compared to $113,843 for the year ended December 31, 2019. Cash provided by financing activities in the current year was mainly from the issuance of common shares, partially offset by repayment of loans payable. This compares to the prior year where cash provided by financing activities was from issuance of common stock, partially offset by repayment of loans payable.

Future Operating Requirements

Based on our current plan of operations, we estimate that we will require approximately $12,000,000 to cover our plan of operations over the next 12 months. We plan to spend approximately $50,000 on an environmental report for Bulgaria Vranino exploration block. We also plan to improve our working capital surplus by raising cash and paying off accounts payable and notes for $600,000. We will require approximately $11,350,000 for drilling wells at SASB.

Our current plan of operations is the drilling of up to five (5) new wells at SASB and to reenter three existing wells to perform workovers to increase gas production. An additional 9 wells are planned to be drilled after these first eight wells are drilled. Depending on the timing of the drilling operations at our current interest (currently 49%), we project we will incur up to an additional $16 to $25 million in capital expenditures of which approximately $12,000,000 will be incurred over the next 12 months to enable us to conduct such operations.

As of June 30, 2021 the Company had unrestricted cash of $1,084,701 and current liabilities of $2,243,540. The Company is attempting to raise additional capital to fund its future exploration and operating requirements.

Off-Balance Sheet Arrangements

On October 1, 2018 the Company entered into an agreement to grant to a consultant of the Company a 2% (two percent) gross overriding royalty on petroleum substances produced from certain of its currently undeveloped exploration properties, namely: Block 1-11 Vranino situated in Dobrich District, Bulgaria and seven contiguous exploration licenses in the province of Hakkari Yuksekova Semdiali Derecik, Turkey. The Grant of the royalty agreement was for services involving technical and corporate advisory services.

On October 1, 2018 the Company entered into an agreement to grant to the CEO of the Company a 0.5% (one half of one percent) gross overriding royalty on petroleum substances produced from certain of its currently undeveloped exploration properties, namely: Block 1-11 Vranino situated in Dobrich District, Bulgaria and seven contiguous exploration licenses in the province of Hakkari Yuksekova Semdiali Derecik, Turkey. The Grant of the royalty agreement was for services involving technical and corporate advisory services.

Going Concern

The Company’s unaudited consolidated financial statements have been prepared assuming that it will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.

The Company has suffered recurring losses and negative cash flows from operations. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The Company will need to raise funds through either the sale of its securities, issuance of corporate bonds, joint venture agreements and/or bank financing to accomplish its goals. If additional financing is not available when needed, the Company may need to cease operations. The Company may not be successful in raising the capital needed to drill and/or rework existing oil wells. Although the Company plans to drill its proved reserves, any additional wells that the Company may drill may fail due to faulty service company error and other factors beyond our control. Management believes that actions presently being taken to secure additional funding for the reworking of its existing infrastructure will provide the opportunity for the Company to continue as a going concern. Since the Company has an oil producing asset, its goal is to increase the production rate by optimizing its current infrastructure. The accompanying financial statements have been prepared assuming the Company will continue as a going concern; no adjustments to the financial statements have been made to account for this uncertainty.

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COVID-19

In December 2019, a novel strain of coronavirus (COVID-19) emerged in Wuhan, Hubei Province, China. While initially the outbreak was largely concentrated in China and caused significant disruptions to its economy, it has now spread to several other countries and infections have been reported globally.

Because COVID-19 infections have been reported throughout the world, certain governmental authorities have issued stay-at-home orders as well as proclamations and/or directives aimed at minimizing the spread of COVID-19. Additional, more restrictive proclamations and/or directives may be issued in the future. The outbreak and the related mitigation measures has had an adverse impact on global economic conditions as well as on the Company’s business activities. COVID-19 has caused a decrease in economic activity and oil and gas prices, due to reduced demand. The Company has implemented work from home measures for its employees in its offices in Canada and Turkey. The coronavirus has caused delay in realizing the Company’s funding efforts. The extent of which the coronavirus may impact the Company’s business activities in the future will depend on future developments, such as the ultimate geographic spread of the disease, vaccine approvals and effectiveness, the duration of the outbreak, travel restrictions, business disruptions, and the effectiveness of actions taken in Canada, Turkey, Bulgaria, and other countries to contain and treat the disease. These events are highly uncertain and as such, the Company cannot determine their financial impact at this time. While certain restrictions are presently in the process of being relaxed, it is unclear when the world will return to the previous normal, if ever. This may adversely impact the expected implementation of the Company’s plans moving forward. We continue to assess possible similar accommodations to our operations in light of the impact of COVID-19.

The ultimate impact of the COVID-19 pandemic on the Company’s operations is unknown and will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the duration of the COVID-19 outbreak, new information which may emerge concerning the severity of the COVID-19 pandemic, and any additional preventative and protective actions that governments, or the Company, may direct, which may result in an extended period of continued business disruption, reduced customer traffic and reduced operations. Any resulting financial impact cannot be reasonably estimated at this time but is anticipated to have a material adverse impact on our business, financial condition, and results of operations.

The measures taken to date adversely impacted the Company’s business during the three months ended June 30, 2021 and will potentially continue to impact the Company’s business. Oil and gas prices have been negatively impacted by COVID-19. Delays in permitting may occur as a result of the closure of government offices. We have incurred delays because of COVID-19 in developing new wells as planned. Management expects that all of its business segments, across all of its geographies, will be impacted to some degree, but the significance of the impact of the COVID-19 outbreak on the Company’s business and the duration for which it may have an impact cannot be determined at this time.

Stock Based Compensation

We have a stock-based compensation plan covering our employees, consultants, and directors. See the Notes to the Consolidated Financial Statements.

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Contractual obligations

We do not have any long-term capital lease obligations, operating lease obligations or long-term liabilities, except as follows:

Bulgaria license

In October of 2010, the Company was awarded an exploration permit for the “Vranino 1-11 Block”, a 98,205 acre oil and gas exploration land located in Dobrudja Basin, Bulgaria, by the Bulgarian Counsel of Ministers. On April 1, 2014, the Company entered into an Agreement for Crude Oil and Natural Gas Prospecting and Exploration in the Vranino 1-11 Block with the Ministry of Economy and Energy of Bulgaria (the “License Agreement”). The initial term of the License Agreement is five years. This five-year period will commence once the Bulgarian regulatory authorities approve of the Company’s work programs for the permit area. The License Agreement (or applicable legislation) provides for possible extension periods for up to five additional years during the exploration phase, as well as the conversion of the License Agreement to an exploitation concession, which can last for up to 35 years. Under the License Agreement, the Company will submit a yearly work program that is subject to the approval of the Bulgarian regulatory authorities.

Before the license for the Bulgarian CBM project is “effective”, the Company’s overall work program and first year annual work program must be approved by both the Bulgarian environmental ministry and the energy ministry. The Company is currently working on an environmental assessment in order to finalize the exploration permit.

Leases

The Company leases certain assets under lease agreements. On January 1, 2020 the Company entered into a one-year lease for office space, which the Company elected the short-term lease measurement and recognition exemption. On January 3, 2020 the Company entered into a five-year lease for an office space that was classified as an operating lease on recognition.

During the three and six months ended June 30, 2021, the Company recognized operating lease expense of $2,307 and $5,354, respectively (2020- $7,456 and $19,299, respectively), which is included in general and administrative expenses. As of June 30, 2021, the Company’s leases had a weighted average remaining lease term of 3.50 years. Operating right-of-use assets have been included within property and equipment as follows:

Summary of Operating Right-of-use Assets and Lease Liabilities

Right-of-use asset	June 30, 2021	December 31, 2020
Beginning balance	$39,809	$4,759
Additions, cost	-	57,919
Amortization	(3,923)	(11,999)
Foreign currency translation change	(5,493)	(10,870)
Net book value	$30,393	$39,809

Operating lease liabilities are measured at the commencement date based on the present value of future lease payments. As the Company’s lease did not provide an implicit rate, the Company uses its incremental borrowing rate based on the information available at the commencement date in determining the present value of future payments. The Company used a weighted average discount rate of 10% in determining its lease liabilities. The discount rate was derived from the Company’s assessment of current borrowings.

Operating lease right-of-use assets include any prepaid lease payments and exclude any lease incentives and initial direct costs incurred. Lease expense for minimum lease payments is recognized on a straight-line basis over the lease term. The lease terms may include options to extend or terminate the lease if it is reasonably certain that the Company will exercise that option.

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As at June 30, 2021, the Company’s lease liability is as follows:

Lease liability	June 30, 2021	December 31, 2020
Current portion of operating lease liabilities	$10,836	$12,116
Long-term portion of operating lease liabilities	19,557	27,693
	$30,393	$39,809

Future minimum lease payments to be paid by the Company as a lessee as of June 30, 2021 are as follows:

Operating lease commitments and lease liability
Remainder of 2021	$5,164
2022	10,836
2023	10,836
2024	10,836
Total future minimum lease payments	37,672
Discount	(7,279)
Total	$30,393

Debt Obligations

On August 2, 2019, Garanti Bank extended a long-term loan to Park Place Turkey Limited in the amount of ₺300,000 (or approximately US$53,600). The loan matures on August 2, 2022 and bears interest at 20.5% per annum. Principal and accrued interest are paid monthly.

On February 4, 2020, Garanti Bank extended a long-term loan to Park Place Turkey Limited in the amount of ₺500,000 (or approximately US$83,500). The loan matures on February 4, 2022 and bears interest at 13.25% per annum. Principal and accrued interest are paid monthly.

On March 4, 2021, the Company received $500,000 from a third party (the “Lender”) repayable in one year from the date of disbursement. The amount is subject to an interest at a rate of 15% per annum. The Company granted 1,000,000 common share purchase warrants to the lender in conjunction with the loan. The warrants expire in two years and have an exercise price of $0.16 per warrant. The fair value of the share purchase warrants has been accounted as a debt issuance cost and offset against the loan and will be recognized as financing cost over the term of the loan. The fair value of the warrants was determined to be $152,751 based on the Black-Scholes Option Pricing Model using the following assumptions: expected dividend yield - 0%, expected volatility - 229%, risk-free interest rate - 0.08% and an expected remaining life – 2.00 years. During the six months ended June 30, 2021, the Company recognized $49,382 as financing cost and an accrued interest of $24,247.

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The following table summarizes our debt obligations as at June 30 2021:

As at	June 30, 2021	December 31, 2020
Unsecured, interest bearing loans at 10% per annum	$136,984	$184,235
Unsecured, interest bearing loans at 12% per annum	236,721	309,806
Unsecured, interest bearing loans at 15% per annum	396,632	-
Unsecured, interest bearing loan at 20.5% per annum	16,091	41,533
Unsecured, interest bearing loan at 13.25% per annum	20,929	25,625
Non-interest bearing loans	5,955	5,955
Total loans payable	813,312	567,154
Current portion of loans payable	(810,757)	(549,424)
Long term portion of loans payable	$2,555	$17,730

Adoption of 2013 Long-Term Incentive Equity

The Board of Directors adopted the 2013 Long-Term Incentive Equity Plan (the “Incentive Plan” or “2013 Plan”) effective as of October 29, 2013. The Incentive Plan permits grants of stock options (including incentive stock options and nonqualified stock options), stock appreciation rights, restricted stock awards, and other stock-based awards.

The Incentive Plan authorizes the following types of awards:

●	Incentive stock options and nonqualified stock options to purchase Common Stock at a set price per share;

●	stock appreciation rights (“SARs”) to receive upon exercise Common Stock or cash equal to the appreciation in value of a share of Common Stock;

●	restricted stock, which are shares of Common Stock granted subject to a restriction period and/or a condition which, if not satisfied, may result in the complete or partial forfeiture of the shares; and

●	other stock-based awards, which provide for awards denominated in or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of Common Stock of the Company, which may include performance shares or options and restricted stock units which provide for shares to be issued or cash to be paid upon the lapse of predetermined restrictions.

Under the 2013 Plan, the maximum number of shares of authorized stock that may be delivered is 10% of the total number of shares of common stock issued and outstanding of the Company as determined on the applicable date of grant of an award under the 2013 Plan. Under the 2013 Plan, the exercise price of each option (or other stock-based award) shall not be less than the market price of the Company’s stock as calculated immediately preceding the day of the grant. The vesting schedule for each option or other stock-based award shall be specified by the Board of Directors at the time of grant. The maximum term of options or other stock-based award granted is ten years or such lesser time as determined by the Board of Directors at the time of grant.

Critical Accounting Policies and Estimates

Our consolidated financial statements and accompanying notes have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis. The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.

We regularly evaluate the accounting policies and estimates that we use to prepare our consolidated financial statements. In general, management’s estimates are based on historical experience, on information from third party professionals, and on various other assumptions that are believed to be reasonable under the facts and circumstances. Actual results could differ from those estimates made by management.

We believe that our critical accounting policies and estimates include the following:

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Oil and gas properties

The Company follows the full cost method of accounting for oil and natural gas operations, whereby all costs of exploring for and developing oil and natural gas reserves are capitalized and accumulated in cost centers on a country-by-country basis. Costs include land acquisition costs, geological and geophysical charges, carrying charges on non-productive properties and costs of drilling both productive and non-productive wells. General and administrative costs are not capitalized other than to the extent of the Company’s working interest in operated capital expenditure programs on which operator’s fees have been charged equivalent to standard industry operating agreements.

The costs in each cost center, including the costs of well equipment, are depleted and depreciated using the unit-of-production method based on the estimated proved reserves before royalties. Natural gas reserves and production are converted to equivalent barrels of crude oil based on relative energy content. The costs of acquiring and evaluating significant unproved properties are initially excluded from depletion calculations. These unevaluated properties are assessed periodically to ascertain whether impairment has occurred. When proved reserves are assigned or the property is considered to be impaired, the cost of the property or the amount of the impairment is added to costs subject to depletion.

The capitalized costs less accumulated depletion and depreciation in each cost center are limited to an amount equal to the estimated future net revenue from proved reserves (based on prices and costs at the balance sheet date) plus the cost (net of impairments) of unproved properties. The total capitalized costs less accumulated depletion and depreciation, site restoration provision and future income taxes of all cost centers are further limited to an amount equal to the future net revenue from proved reserves plus the cost (net of impairments) of unproved properties of all cost centers less estimated future site restoration costs, general and administrative expenses, financing costs and income taxes.

Proceeds from the sale of oil and natural gas properties are applied against capitalized costs, with no gain or loss recognized, unless such a sale would significantly alter the rate of depletion and depreciation.

Stock-based compensation

The Company accounts for share-based compensation under the provisions of the Financial Accounting Standards Board’s Accounting Standards Codification (“ASC”)718 “Compensation – Stock Compensation”. ASC 718 requires that all stock-based compensation be recognized as an expense in the financial statements and that such cost be measured at the fair value of the award. We use the Black-Scholes option-pricing model to estimate the fair value of the options on the date of each grant. The Black-Scholes option-pricing model utilizes highly subjective and complex assumptions to determine the fair value of stock-based compensation, including the option’s expected term and price volatility of the underlying stock.

The discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with the accounting principles generally accepted in the United States of America. Preparing consolidated financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, and expenses. These estimates and assumptions are affected by management’s application of accounting policies. We believe that understanding the basis and nature of the estimates and assumptions involved with the aspects of our financial statements are critical to an understanding of our financial statements as more particularly described in Note 2 to our audited annual consolidated financial statements included herein.

Recent Accounting Pronouncements

A summary of recent accounting pronouncements is presented in Note 2 of our audited annual consolidated Financial Statements for the year ended December 31, 2020 included herein.

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DIRECTORS AND EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Directors and Executive Officers

All directors of our company hold office until the next annual meeting of the security holders or until their successors have been elected and qualified. The officers of our company are appointed by our board of directors and hold office until their death, resignation or removal from office. Our directors and executive officers, their ages, positions held, and duration as such, are as follows:

Name	Age	Position	Date first elected or appointed
Arthur Halleran	63	President, Chief Executive Officer, and Director of the Company	Director since October 4, 2011 and CEO since August 2017
David M. Thompson	68	Chief Financial Officer and Director	Director since October 2013 and CFO since September 2017
Barry Wood	71	Director of the Company	Director since December 31, 2018
Kubilay Yildirim	46	Director of the Company	Director since December 31, 2018

Dr. Arthur Halleran. Dr. Halleran has been a director since October 4, 2011 and CEO since August 2017. Dr. Halleran has a Ph.D. in Geology from the University of Calgary and has 40 years of international petroleum exploration experience. His international experience includes work in countries such as Canada, Colombia, Egypt, India, Guinea, Sierra Leone, Sudan, Suriname, Chile, Brazil, Pakistan, Peru, Tunisia, Trinidad Tobago, Argentina, Ecuador and Guyana. Dr. Halleran’s experience includes work with Petro-Canada, Chevron, Rally Energy, Canacol Energy, United Hunter Oil and Gas Corp. and United Hydrocarbon International Corp. In 2007, Dr. Halleran founded Canacol Energy Ltd., a company with petroleum and natural gas exploration and development activities in Colombia, Brazil and Guyana, where he served as vice president of exploration. Previously, Dr. Halleran was a consulting geologist for Rally Energy Corp. (Egypt), which discovered prolific reservoirs in Egypt. Dr. Halleran previously served as Vice President of Exploration & Development for United Hydrocarbon International Corp., a company with oil interests in Chad, Africa. Dr. Halleran was appointed as a director of the Company to provide technical expertise and oversight to the Dobrudja Basin gas project in Bulgaria. His education and technical experience in the energy sector are valuable to our Company.

David M. Thompson. Mr. Thompson has been a director since October 2013 and CFO since September 2017. Mr. Thompson has 30 years of financial experience in the oil and gas industry. He successfully founded an oil trading company in Bermuda with offices in the U.S. and Europe (Geneva, Moscow and Amsterdam). He was responsible for that company’s production operations in Turkmenistan and successfully raised over $100 million in equity. Mr. Thompson also negotiated the farm-out of a number of company assets. Mr. Thompson is Managing Director of AMS Limited, a Bermuda based Management Company. In the past he served as Founder, President and CEO of Sea Dragon Energy Inc. (TSX:V), Chief Financial Officer of Aurado Energy, Chief Financial Officer of Forum Energy Corporation (OTC), Financial Director of Forum Energy Plc (AIM) and Senior Vice President at Larmag Group of Companies. Mr. Thompson is a Certified Management Accountant (1998). He currently also serves as a Director of United Hydrocarbon International Corp.

Dr. Barry Wood. Dr. Wood has been a director since December 31, 2018. From 2008 to the present Dr. Wood has been an Independent Exploration Advisor, having assisted companies such as Dana Gas, NPC, Sea Dragon, Maurel et Prom and others, establishing new offices, reviewing and recommending new opportunities, preparing contracts and managing G&G programs. From August 2012 to 2015, Dr. Wood was an Advisor, Exploration, to NPC (Egypt). From 2008 to August 2012 Dr. Wood was an Advisor, Exploration, to Sea Dragon Energy in Egypt. From 2006 to 2007, Dr. Wood was Country Manager for Maurel et Prom, based in Dar es Salaam, Tanzania. From 2001 to the present, Dr. Wood founded PetroQuest International Ltd. and advised to them in regard to new exploration fairways in Tanzania, Syria and Egypt. From 1997 to 2001 Dr. Wood was employed at Oxford University Research in regard to Reservoir & Structural Development through Lithospheric Folding. From 1993 to 1997 Dr. Wood was the Exploration Manager for Marathon International Oil Company, based in Cairo, Egypt. From 1989 to 1993 Dr. Wood was the Exploration and General Manager for Marathon International Oil Company, based in Damascus, Syria. From 1985 to 1989, Dr. Wood was the Area Manager, New Ventures, for Marathon International Oil Company, in the areas of Europe, N. & E. Africa, Middle East, based in London and Houston. From 1981 to 1985 Dr. Wood was an Advanced Senior Geologist with Marathon International Oil in Singapore. From 1980 to 1981 Dr. Wood was with Asamera Oil Ltd., Jakarta, Indonesia as a Senior Geologist (N. Sumatra evaluation); from 1978 to 1980 Oasis Oil Company of Libya, Tripoli, Libya as a Senior Geologist (Sirte Basin Evaluation); from 1976 to 1978 Pembina Pipeline, Calgary, Alberta as an Exploration Geologist, Western Canada Basin; and from 1972 to 1976 was with Shell Canada, Calgary, Alberta as a New Ventures Exploration Geologist (Canadian Frontier).

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Kubilay Yildirim. Mr. Yildirim has been a director since September 2019. Mr. Yildirim has over the past 20 years had hands on experience in drilling, production, seismic acquisition, and logistics for both onshore and offshore projects in Turkey. He has spent most of career with this company and its predecessor companies: Madison, Toreador and Tiway. He has also been involved in sales and divestitures of assets and has taken on significantly more managerial positions until being promoted to General Manager in 2009. Mr. Yildirim has a degree in Petroleum and Natural Gas Engineering from Middle East Technical University and an MBA from Bilgi University in Istanbul.

Family Relationships

There are no family relationships between our directors and executive officers.

Involvement in Certain Legal Proceedings

Our directors and executive officers have not been involved in any of the following events during the past ten years:

1.	any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.	being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities;

4.	being found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

5.	being the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of: (i) any federal or state securities or commodities law or regulation; or (ii) any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease- and-desist order, or removal or prohibition order; or (iii) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

6.	being the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Securities Exchange Act of 1934), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

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Corporate Governance

Public Availability of Corporate Governance Documents

Our key corporate governance documents, including our Code of Ethics and the charter of our audit committee are:

●	available on our corporate website;

●	available in print to any stockholder who requests them from our President; and

●	certain of them are filed as exhibits to our securities filings with the Securities and Exchange Commission.

Code of Ethics

Our board of directors has established a Code of Ethics and Business Conduct of Officers, Directors and Employees which applies to all of our officers, directors and employees. The Code of Ethics is intended to meet the requirements for a code of ethics under the Sarbanes-Oxley Act of 2002, or “SOX”, and under the policies of the Canadian Securities Exchange, a Canadian stock exchange, and is specifically applicable to our principal executive officer, principal financial and accounting officer and controller or persons performing similar functions. Among other matters, the Code of Ethics is designed to deter wrongdoing and to promote:

●	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

●	ethical and fair dealing with our financial institutions, suppliers, vendors, competitors, agents and employees;

●	full, fair, accurate, timely and understandable disclosure in our SEC reports and other public communications;

●	compliance with applicable governmental laws, rules and regulations;

●	lawful and ethical conduct when dealing with public officials and government entities;

●	prompt internal reporting of violations of the Code of Ethics to appropriate persons identified in the code; and

●	accountability for adherence to the Code of Ethics.

Waivers to the Code of Ethics may be granted only by our full board of directors. In the event that our board of directors grants any waiver of the elements listed above to any of our directors or officers, we expect to announce the waiver within four business days on the corporate governance section of our website at www.trillionenergy.com.

Meetings

During the fiscal year ended December 31, 2020, our board of directors held at least 10 meetings and each director attended all of the meetings of our board of directors and the committees upon which such member served.

Committees of the Board of Directors

Our board of directors has one standing committee, the audit committee, consisting of each member of our board of directors, including Arthur Halleran, David Thompson, Barry Wood and Kubilay Yildirim.

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Audit Committee and Audit Committee Financial Expert

Our board of directors created an audit committee and adopted an audit committee charter. Currently, we have appointed Arthur Halleran, David Thompson, Barry Wood and Kubilay Yildirim as members of our audit committee. Our board of directors has determined that David Thompson that qualifies as an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K. Two of the members of our audit committee are “independent” under Canadian Securities Exchange and SEC independence standards. We believe that the members of our audit committee are collectively capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting.

Our audit committee operates pursuant to a written charter adopted by our board of directors, a copy of which is on the corporate governance section of our website at www.trillionenergy.com. Among other things, the charter calls upon the audit committee to:

●	oversee our auditing, accounting and control functions, including having primary responsibility for our financial reporting process;

●	monitor the integrity of our financial statements to ensure the balance, transparency and integrity of published financial information;

●	monitor our outside auditors’ independence, qualifications and performance;

●	monitor our compliance with legal and regulatory requirements; and

●	monitor the effectiveness of our internal controls and risk management system.

It is not the duty of our audit committee to determine that our financial statements are complete and accurate and in accordance with generally accepted accounting principles. Our management is responsible for preparing our financial statements, and our independent registered public accounting firm is responsible for auditing those financial statements. Our audit committee does, however, consult with management and our independent registered public accounting firm prior to the presentation of financial statements to stockholders and, as appropriate, initiates inquiries into various aspects of our financial affairs. In addition, our audit committee is responsible for retaining, evaluating and, if appropriate, recommending the termination of our independent registered public accounting firm and approving professional services provided by them.

Audit Committee Report

Our audit committee oversees our financial reporting process. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal accounting controls.

Our audit committee has reviewed and discussed the audited financial statements for the year ended December 31, 2020 with management.

Our audit committee has discussed with Harbourside CPA, LLP, our independent registered public accounting firm for the year ended December 31, 2019, the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU Section 380) as adopted by the Public Accounting Oversight Board in Rule 3200T.

Our audit committee has received written disclosures and the letter from Harbourside CPA LLP required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees) as adopted the Public Company Accounting Oversight Board in Rule 3600T, and has discussed with Harbourside CPA LLP its independence.

Based on the reviews and discussions referred to above, our audit committee recommended to our board of directors that the audited financial statements referred to above to be included in our annual report on Form 10-K for the year ended December 31, 2020 for filing with the Securities and Exchange Commission.

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Director Independence

Our common stock is presently quoted on the OTCQB under the symbol “TCFF” and listed on the Canadian Stock Exchange (“CSE”) under the symbol “TCF.” Under the rules of the OTCQB and CSE, we are not required to maintain a majority of independent directors. Our Board of Directors has determined that Messrs. Wood and Yildirim are “independent directors” within the meaning of The Nasdaq Stock Market (“Nasdaq”) Marketplace Rule 5605(a)(2).

Stockholder Communications with Our Board of Directors

We do not have a formal procedure for stockholder communication with our board of directors. In general, members of our board of directors and executive officers are accessible by telephone or mail. Any matter intended for our board of directors, or for any individual member or members of our board of directors, should be directed to our President with a request to forward the communication to the intended recipient.

Board Leadership Structure

The positions of our principal executive officer and the chairman of our Board of Directors are served by one individual, Arthur Halleran. We have determined that the leadership structure of our board of directors is appropriate, especially given the early stage of our development and the size of our company. Our board of directors provides oversight of our risk exposure by receiving periodic reports from senior management regarding matters relating to financial, operational, legal and strategic risks and mitigation strategies for such risks.

The entire Board of Directors participates in the consideration of compensation issues and of director nominees. Candidates for director nominees are reviewed in the context of the current composition of the Board and the Company’s operating requirements and the long-term interests of its stockholders. In conducting this assessment, the Board of Directors considers skills, diversity, age, and such other factors as it deems appropriate given the current needs of the Board and the Company, to maintain a balance of knowledge, experience and capability.

The Board’s process for identifying and evaluating nominees for director, including nominees recommended by stockholders, will involve compiling names of potentially eligible candidates, conducting background and reference checks, conducting interviews with the candidate and others (as schedules permit), meeting to consider and approve the final candidates and, as appropriate, preparing an analysis with regard to particular recommended candidates.

Through their own business activities and experiences each of directors have come to understand that in today’s business environment, development of useful products and identification of undervalued real estate, along with other related efforts, are the keys to building our company. The directors will seek out individuals with relevant experience to operate and build our current and proposed business activities.

Section 16(a) Beneficial Ownership Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors, and persons who beneficially own more than 10% of our common stock, to file reports regarding ownership of, and transactions in, our securities with the Securities and Exchange Commission and to provide us with copies of those filings. Based solely on our review of the copies of such forms received by us, or written representations from certain reporting persons, we believe that during the fiscal year ended December 31, 2020, all filing requirements applicable to our executive officers, directors and persons who beneficially own more than 10% of our common stock were complied with.

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EXECUTIVE COMPENSATION

The following table sets forth all compensation received during the years ended December 31, 2020 and 2019 by our Chief Executive Officer, Chief Financial Officer and each of the other most highly compensated executive officers whose total compensation exceeded $100,000 in such fiscal year. These officers are referred to as the “named executive officers” in this proxy statement/prospectus.

Summary Compensation

The following table provides a summary of the compensation received by the persons set out therein for each of our last two fiscal years:

Name and Principal Position	Year	Salary and management fees ($)	Bonus ($)	Stock Awards ($) (1)	Option Awards ($) (1)	All Other Compensation ($)	Total ($)
Arthur Halleran	2020	$151,329	–	51,000	17,920	–	220,249
President & CEO	2019	$157,429	–	15,000	119,755	–	292,184

David M. Thompson	2020	44,769	–	37,500	17,920	–	87,420
Chief Financial Officer	2019	75,000	–	12,500	79,837	–	167,337

(1)	These columns represent the grant date fair value of stock options (or other stock-based awards) granted.

Employment Agreements

Arthur Halleran. On September 18, 2017, the Company entered into an employment agreement with Dr. Halleran to act as CEO (the “Halleran Employment Agreement”). Pursuant to the Halleran Employment Agreement, the Company issued 280,000 shares of its common stock to Dr. Halleran for payment of wages for the first three months of service, and thereafter a monthly salary of $6,000 in arrears with the option to convert wages payable into the Company’s common stock at the average of the 10-day market price preceding the end of the month the wages are payable. For the period following the month during which a $1,000,000 capital raise is completed, the Halleran Employment Agreement provides for a monthly salary of $10,000 payable in arrears with the option to convert such amount to shares of the Company’s common stock at the average of the 10-day market price preceding the end of the month the wages are payable. In the event of a capital raise greater than $5,000,000, the Company agreed to pay Dr. Halleran a monthly salary of $13,000. As a signing bonus, the Company issued Dr. Halleran 500,000 stock options, exercisable for a period of five years from the date of issuance at an exercise price of $0.12 per share. On each anniversary of the date of the Halleran Employment Agreement, the Company is obligated to issue to Dr. Halleran 100,000 fully vested restricted stock units (“RSUs”), so long as the Halleran Employment Agreement remains in effect. If during the term of the Halleran Employment Agreement the Company completes any cash financing whereby it receives $5,000,000 or more, the Company is obligated to issue to Dr. Halleran 250,000 fully vested RSUs for each $5,000,000 raised.

On September 10, 2020, the Company entered into an amendment to the Halleran Employment Agreement pursuant to which it increased the monthly salary to $13,000 per month. After the spudding of the first well by the Company, the monthly salary will increase to $20,000 and following the completion of phase III of the program, which refers to the first five new wells and two work overs on the South Akcakoca Sub-Basin (“SASB”) gas field, the salary would be further increased to $28,000 per month. This milestone has not yet been reached, as the phase III program has not yet commenced.

The Company agreed to issue Dr. Halleran (i) 750,000 RSUs as a signing bonus under the 2013 incentive equity plan at a deemed CAD 0.075 per share, and (ii) 100,000 fully vested RSUs on the anniversary of the Halleran Employment Agreement. If the Company achieves a cash financing of $5 million the Company agreed to issue to Dr. Halleran an additional 250,000 fully vested RSUs plus $25,000 for each $5,000,000 raised. Upon spudding of the first well, the Company agreed to award to Dr. Halleran 250,000 fully vested RSUs and an additional 250,000 RSUs on each anniversary of the spud date. Should the Company enter into any non-financing agreement during the term such as a royalty agreement or joint venture which allows the Company to commence phase III, then the Company will award Dr. Halleran a cash bonus of $100,000.

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David M. Thompson. On September 18, 2017, the Company entered into an agreement with David Thompson to act as the Company’s Chief Financial Officer (the “Thompson Employment Agreement”). Pursuant to the Thompson Employment Agreement, the Company issued 250,000 shares of its common stock for payment of wages for the first three months of service. Thereafter, the Company will pay Mr. Thompson a monthly salary of $4,000 in arrears, with the option to convert wages payable to the Company’s common stock at the average of the 10-day market price preceding the end of the month the wages are payable. For the period following the month during which a $1,000,000 capital raise is completed, Mr. Thompson is entitled to a monthly salary of $8,000 payable in arrears, with the option to convert wages payable to shares of the Company’s common stock at the average of the 10-day market price preceding the end of the month the wages are payable. In the event the Company completes a capital raise whereby the Company receives greater than $5,000,000, Mr. Thompson is entitled to be paid a monthly salary of $10,000. As a signing bonus, Mr. Thompson was issued 300,000 options to purchase the Company’s common stock, exercisable for a period of five years from the date of issuance at an exercise price of $0.12 per share. On each anniversary of the Thompson Employment Agreement, the Company is obligated to issue to Mr. Thompson 75,000 fully vested RSUs, so long as the Thompson Employment Agreement remains in effect. If during the term of the Thompson Employment Agreement the Company completes any cash financing of $5,000,000 or more, the Company is obligated to issue to Mr. Thompson 200,000 fully vested RSUs for each $5,000,000 raised.

On September 10, 2020, the Company entered into an amendment to the Thompson Employment Agreement whereby Mr. Thompson’s salary was increased to $10,000 per month. After the spudding of the first well by the Company, the monthly salary will increase to $18,000 and following the completion of the SASB Phase III work, Mr. Thompson salary will increase to $25,000 per month.

The Company agreed to issue Mr. Thompson 500,000 RSUs as a signing bonus under the 2013 incentive equity plan at a deemed CAD 0.075 per share. Additionally, the Company is obligated to issue to Mr. Thompson 75,000 fully vested RSUs on the anniversary of the Thompson Employment Agreement. If the Company achieves a cash financing of $5,000,000 or more, the Company agreed to issue to Mr. Thompson an additional 250,000 fully vested RSUs plus $20,000 for each $5,000,000 raised. Upon spudding of the first well, the Company will award Mr. Thompson with 250,000 fully vested RSUs and an additional 250,000 RSUs on each anniversary of the spud date. Should the Company enter into any non-financing agreement during the term of the Thompson Employment Agreement such as a royalty agreement or joint venture which will allow the Company to commence the SASB Phase III work, then the Company will award Mr. Thompson a cash bonus of $75,000.

Outstanding Equity Awards at Fiscal Year End

The following table summarizes the outstanding equity awards as of December 31, 2020 for each of our Named Executive Officers:

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Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
Arthur Halleran*	500,000	–	–	0.12	September 15, 2022
	350,000	–	–	0.12	October 24, 2023
	1,200,000	–	–	0.13	September 19, 2024
	320,000			0.06	July 13, 2025

David M. Thompson*	300,000	–	–	0.12	September 15, 2022
	350,000	–	–	0.12	September 15, 2022
	800,000	–	–	0.13	September 19, 2024
	320,000	–	–	0.06	July 13, 2025

Our Policy Concerning Transactions with Related Persons

Under Item 404 of SEC Regulation S-K, a related person transaction is any actual or proposed transaction, arrangement or relationship or series of similar transactions, arrangements or relationships, including those involving indebtedness not in the ordinary course of business, to which we or our subsidiaries were or are a party, or in which we or our subsidiaries were or are a participant, in which the amount involved exceeded or exceeds the lesser of $120,000 or 1% of the average of our total assets at year-end for the last two completed fiscal years and in which any of our directors, nominees for director, executive officers, beneficial owners of more than 5% of any class of our voting securities (a “significant shareholder”), or any member of the immediate family of any of the foregoing persons, had or will have a direct or indirect material interest.

We recognize that transactions between us and any of our directors or executives or with a third party in which one of our officers, directors or significant shareholders has an interest can present potential or actual conflicts of interest and create the appearance that our decisions are based on considerations other than the best interests of our Company and stockholders.

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The Board of Directors is charged with responsibility for reviewing, approving and overseeing any transaction between the Company and any related person (as defined in Item 404 of Regulation S-K), including the propriety and ethical implications of any such transactions, as reported or disclosed to the Board by the independent auditors, employees, officers, members of the Board of Directors or otherwise, and to determine whether the terms of the transaction are not less favorable to us than could be obtained from an unaffiliated party.

At December 31, 2020 and 2019, accounts payable and accrued liabilities included $117,000 and $58,438 respectively, due to related parties. The amounts are unsecured, non-interest bearing and due on demand.

During the years ended December 31, 2020 and 2019, management fees of $502,452 and $482,429, respectively, and director fees of $12,769 (2019 – $Nil) were incurred to related parties.

During the year ended December 31, 2020, the Company issued 3,060,000 units for the settlement of accounts payable owed to related parties in the amount of $183,600 CAD ($135,415), resulting in no gain or loss.

Option Exercises

During our fiscal year ended December 31, 2020, no options were exercised by our named officers.

Compensation of Directors

We do not have any agreements for compensating our directors for their services in their capacity as directors, although such directors are expected in the future to receive stock options to purchase shares of our common stock as awarded by our board of directors.

Pension, Retirement or Similar Benefit Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers. We have no material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of the board of directors or a committee thereof.

Indebtedness of Directors, Senior Officers, Executive Officers and Other Management

None of our directors or executive officers or any associate or affiliate of our company during the last two fiscal years is or has been indebted to our company by way of guarantee, support agreement, letter of credit or other similar agreement or understanding currently outstanding.

Compensation Committee Interlocks and Insider Participation

During 2020, we did not have a compensation committee or another committee of the board of directors performing equivalent functions. Instead the entire board of directors performed the function of compensation committee. Our board of directors approved the executive compensation, however, there were no deliberations relating to executive officer compensation during 2020.

Compensation Committee Report

None.

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TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND
CERTAIN CONTROL PERSONS

Except as disclosed in the above section of this registration statement entitled “EXECUTIVE COMPENSATION”, since the beginning of the year ended December 31, 2020, there have been no transactions or proposed transactions in which the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years in which any of our directors, executive officers or beneficial holders of more than 5% of the outstanding shares of our common stock, or any of their respective relatives, spouses, associates or affiliates, has had or will have any direct or material indirect interest.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of October 22, 2021, certain information with respect to the beneficial ownership of our common shares by each shareholder known by us to be the beneficial owner of more than 5% of our common shares, as well as by each of our current directors and executive officers as a group. Each person has sole voting and investment power with respect to the shares of common stock, except as otherwise indicated. Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated.

For purposes of the table below, beneficial ownership is defined by Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Except as otherwise indicated, we believe, based on information provided by each of the individuals named in the table below, that such individuals have sole investment and voting power with respect to such shares, subject to community property laws, where applicable. As of October 27, 2021, we had outstanding 175,848,126 shares of our common stock.

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership (2)		Percent of Class (3)
Arthur Halleran	12,591,768	(4)	7.16%
David M. Thompson	5,795,000	(5)	3.29%
Barry Wood	720,000	(6)	*
Kubilay Yildirim	1,600,000	(7)	*
All executive officers and directors as a group (4 persons)	20,706,768	(8)	11.79%

*	Less than 1%.

(1)	Except as stated in the above table, the address of the holder is c/o Trillion Energy International, Inc., Oran Mahellesi, Kudus Caddesi, Park Oran Ofis Plaza, 1/21-45 Cankaya, Ankara, Turkey.

(2)	Under Rule 13d-3 promulgated under the Exchange Act, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of October 27, 2021. Except as otherwise indicated, each of the stockholders listed in the above table has sole voting and investment power over the shares beneficially owned.

(3)	In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the number of shares beneficially owned by such person (and only such person). As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of common shares actually outstanding on October 27, 2021.

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(4)	Represents (i) 8,805,101 shares of common stock; (ii) 1,416,667 shares of common stock issuable within 60 days of October 27, 2021 upon exercise of warrants; and (iii) 2,370,000 shares of common stock issuable within 60 days of October 27, 2021 upon exercise of options.

(5)	Represents (i) 3,525,000 shares of common stock; (ii) 500,000 shares of common stock issuable within 60 days of October 27, 2021 upon exercise of warrants; and (iii) 1,770,000 shares of common stock issuable within 60 days of October 27, 2021 upon exercise of options.

(6)	Represents (i) 100,000 shares of common stock; and (ii) 620,000 shares of common stock issuable within 60 days of October 27, 2021 upon exercise of options.

(7)	Represents (i) 280,000 shares of common stock; and (ii) 1,320,000 shares of common stock issuable within 60 days of October 27, 2021 upon exercise of options.

(8)	Represents (i) 12,710,101 shares of common stock; (ii) 1,916,667 shares of common stock issuable within 60 days of October 27, 2021 upon exercise of warrants; and (iii) 6,080,000 shares of common stock issuable within 60 days of October 27, 2021 upon exercise of options.

Changes in Control

We are unaware of any contract or other arrangement the operation of which may at a subsequent date result in a change of control of our company.

FEES PAID TO OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Audit fees

The aggregate fees billed for the two most recently completed fiscal years ended December 31, 2020 and December 31, 2019 for professional services rendered by Harbourside CPA LLP for the audit of our annual consolidated financial statements, quarterly reviews of our interim consolidated financial statements and services normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements for these fiscal years were as follows:

	Year Ended December 31, 2020	Year Ended December 31, 2019
Audit Fees and Audit Related Fees	45,000	45,000
Tax Fees	-	-
All Other Fees	-	-
Total	45,000	45,000

In the above table, “audit fees” are fees billed by our independent registered public accounting firm for services provided in auditing our annual financial statements for the subject year. “Audit-related fees” are fees not included in audit fees that are billed by the independent registered public accounting firm for assurance and related services that are reasonably related to the performance of the audit review of our financial statements. “Tax fees” are fees billed by the independent registered public accounting firm for professional services rendered for tax compliance, tax advice and tax planning. “All other fees” are fees billed by the independent registered public accounting firm for products and services not included in the foregoing categories. The table shows the aggregate fees billed to us for these years by Harbourside and Whitley Penn.

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Policy on Pre-Approval by Audit Committee of Services Performed by Independent Registered Public Accounting Firm

Our audit committee pre-approves all services performed by Harbourside CPA LLP prior to Harbourside CPA LLP’s performance of such services. All of the above services were reviewed and pre-approved by our audit committee before those services were rendered.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director, executive officer, or nominee for election as a director of our company and no associate of any of the foregoing persons has any substantial interest, direct or indirect, by security holding or otherwise, in any matter to be acted upon at the special meeting.

“HOUSEHOLDING” OF PROXY MATERIALS

The Securities and Exchange Commission permits companies and intermediaries such as brokers to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement or annual report, as applicable, addressed to those stockholders. This process, which is commonly referred to as “householding”, potentially provides extra conveniences for stockholders and cost savings for companies.

Although we do not intend to household for our stockholders of record, some brokers household our proxy materials and annual reports, delivering a single copy of proxy statement or annual report to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate copy of proxy statement or annual report, or if you are receiving multiple copies of either document and wish to receive only one, please notify your broker. Stockholders who currently receive multiple copies of the proxy statement at their address from their brokers and would like to request “householding” of their communications should contact their brokers.

STOCKHOLDER PROPOSALS

Stockholder proposals to be considered for inclusion in the proxy statement and form of proxy relating to our next annual meeting of stockholders must be received no later than November 15, 2021. If we change the date of our next annual meeting of stockholders by more than 30 days from the date of the previous year’s annual meeting of stockholders, then the deadline is a reasonable time before we begin to print and send our proxy materials. All such proposals must comply with the requirements of Rule 14a-8 of Regulation 14A of the Securities Exchange Act of 1934, which sets forth specific requirements and limitations applicable to nominations and proposals at annual meetings of stockholders.

All stockholder proposals, notices and requests should be made in writing and sent via registered, certified or express mail, to Trillion Energy International Inc., Suite 700 - 838 West Hastings Street, Vancouver, British Columbia, Canada V6C 0A6, Attention: President.

With respect to business to be brought before our special meeting of stockholders to be held on December 17, 2021, we have received no notices from our stockholders that we were required to include in this proxy statement/prospectus.

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WHERE YOU CAN FIND MORE INFORMATION

We are not required to deliver an annual report to our stockholders unless our directors are elected at a meeting of our stockholders or by written consents of our stockholders. If our directors are not elected in such manner, we are not required to deliver an annual report to our stockholders and will not voluntarily send an annual report.

We are required to file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. Subsequent to the consummation of the continuation, we anticipate that we will qualify as a foreign private issuer for purposes of the Securities Exchange Act of 1934. Upon our company qualifying as a foreign private issuer, we intend to file annual reports on Form 20-F and will no longer required to file quarterly reports, however we will be required to file our interim financial statements and management discussion and analysis that we prepare as a reporting issuer under Canadian securities legislation with the Securities and Exchange Commission on Form 6-K. Such filings are available to the public over the internet at the Securities and Exchange Commission’s website at http://www.sec.gov.

We have filed with the Securities and Exchange Commission a registration statement on Form S-4/A under the Securities Act of 1933 with respect to the issuance of the common shares of Trillion BC in connection with the continuation. This proxy statement/prospectus, which forms a part of that registration statement, does not contain all information included in the registration statement. Certain information is omitted and you should refer to the registration statement and its exhibits.

You may review a copy of the registration statement at the Securities and Exchange Commission’s public reference room at 100 F Street, N.E. Washington, D.C. 20549 on official business days during the hours of 10 a.m. to 3 p.m. You may obtain information on the operation of the public reference room by calling the Securities and Exchange Commission at 1-800-SEC-0330. You may also read and copy any materials we file with the Securities and Exchange Commission at the Securities and Exchange Commission’s public reference room. Our filings and the registration statement can also be reviewed by accessing the Securities and Exchange Commission’s website at http://www.sec.gov.

We undertake, on your written request, to provide without charge a copy of our annual report on Form 10-K for the year ended December 31, 2020, as filed with the Securities and Exchange Commission on May 15, 2021. Request should be made to our company at Trillion Energy International Inc., Suite 700 - 838 West Hastings Street, Vancouver, British Columbia, Canada V6C 0A6, Attention: President.

OTHER MATTERS

Our board of directors does not intend to bring any other business before the special meeting, and so far as is known to our board of directors, no matters are to be brought before the special meeting except as specified in the notice of the special meeting. If any other matters are properly brought before the special meeting, it is the intention of the persons named on the proxy to vote the shares represented by the proxy on such matters in accordance with their judgment.

By Order of the Board of Directors

/s/Arthur Halleran
Arthur Halleran
Chief Executive Officer and Director
October 27, 2021

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Appendix “A”

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AGREEMENT AND PLAN OF MERGER AND AMALGAMATION

This Agreement and Plan of Merger and Amalgamation (this “Agreement”) is entered into as of August 31, 2021, by and among Trillion Energy International Inc., a Delaware corporation (“Trillion Delaware”), and Trillion Energy Inc., a British Columbia, Canada company (“Trillion BC”), a subsidiary of Trillion Delaware.

PRELIMINARY STATEMENTS

A. The board of directors of Trillion Delaware (the “Board”) and the board of directors of Trillion BC (the “BC Board”) have unanimously determined that it is advisable and in the best interests of their stockholders to reorganize the corporate structure of Trillion Delaware pursuant to which Trillion Delaware shall merge and amalgamate with and into Trillion BC with Trillion BC as the surviving corporation (the “Merger”).

B. The Board, and the BC Board have unanimously approved the Merger, this Agreement and, to the extent applicable to them, the other transactions described herein or contemplated hereby, pursuant to which Trillion BC shall be the surviving corporation in the Merger, all upon the terms and subject to the conditions set forth in this Agreement, and whereby each outstanding share of common stock, par value $0.0001 per share, of Trillion Delaware (“Common Stock”), other than those shares of Common Stock held by Trillion Delaware in treasury or by any subsidiaries of Trillion Delaware (but not any shares held for the benefit of any employee or director benefit plan), shall be converted into the right to receive one common share of Trillion BC, without par value (collectively, the “Common Shares”), all upon the terms and subject to the conditions set forth in this Agreement.

C. Trillion Delaware as the sole shareholder of Trillion BC has approved the Merger, this Agreement and, to the extent applicable, the other transactions described herein or contemplated hereby.

D. The Merger requires, among other things, the adoption of this Agreement by the affirmative vote of the holders of a majority of the issued and outstanding shares of Common Stock entitled to vote thereon.

E. Trillion Delaware and Trillion BC intend for the Merger to qualify as a reorganization under Section 368(a) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), and the Treasury regulations promulgated thereunder (the “Treasury Regulations”).

F. Trillion Delaware and Trillion BC further intend for this Agreement to constitute a plan of reorganization within the meaning of Section 368 of the Code and the Treasury Regulations.

AGREEMENT

In consideration of the foregoing, of the covenants and agreements contained herein, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I
THE MERGER AND AMALGAMTION

Section 1.1 The Merger. Subject to the terms and conditions of this Agreement, and in accordance with the Delaware General Corporation Law (the “DGCL”), at the Effective Time Trillion Delaware shall merge with and into Trillion BC in accordance with this Agreement and the separate corporate existence of Trillion Delaware shall thereupon cease. From and after the Effective Time and in accordance with the DGCL, Trillion BC shall continue as the surviving corporation in the Merger (sometimes hereinafter referred to as the “Surviving Corporation”). The Merger shall have the effects set forth in the DGCL.

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Section 1.2 Filing Certificate of Merger; Effective Time. As soon as practicable following the satisfaction or, to the extent permitted by applicable law or this Agreement, waiver of the conditions set forth in Article V, and if this Agreement shall not have been terminated as provided in Section 6.1, Trillion Delaware and Trillion BC shall cause a certificate of merger (the “Certificate of Merger”) meeting the requirements of Section 258 of the DGCL to be properly executed and filed in accordance with such section and otherwise make all other filings or recordings as required by the DGCL in connection with the Merger. The Merger shall become effective upon the filing of the Certificate of Merger (or such later date and time as the parties hereto shall agree, which shall be reflected in the Certificate of Merger) (the “Effective Time”).

Section 1.3 The Amalgamation. Trillion Delaware and Trillion BC agree to amalgamate, pursuant to the provisions of the British Columbia Business Corporations Act (the “Corporations Act”), and to continue as the Surviving Corporation effective as of the Effective Time, and shall file the Amalgamation Application attached hereto as Schedule “A”. The registered and records office address of the Surviving Corporation shall be located at 409 – 221 West Esplanade, North Vancouver, BC V7M 3J3, unless changed in accordance with the Corporations Act. The Surviving Corporation shall be authorized to issue an unlimited number of common shares without par value. There shall be no restrictions on the business that the Surviving Corporation is authorized to carry on or on the powers the Surviving Corporation may exercise.

ARTICLE II
CHARTER DOCUMENTS;
DIRECTORS AND OFFICERS OF SURVIVING CORPORATION

Section 2.1 Name of the Surviving Corporation. The name of the Surviving Corporation shall be “Trillion Energy International Inc.”

Section 2.2 Notice of Articles of Incorporation of the Surviving Corporation. From and after the Effective Time, the Notice of Articles of Incorporation of Trillion BC in effect immediately prior to the Effective Time shall be the Notice of Articles of Incorporation of the Surviving Corporation, until duly amended in accordance with its terms and applicable law.

Section 2.3 Articles of Surviving Corporation. From and after the Effective Time, the Articles of Trillion BC in effect immediately prior to the Effective Time shall be the Articles of the Surviving Corporation, until duly amended in accordance with their terms and applicable law.

Section 2.4 Directors of Surviving Corporation. From and after the Effective Time, the directors of Trillion Delaware immediately prior to the Effective Time shall be the directors of the Surviving Corporation, each such director to serve in such capacity until his or her earlier death, resignation or removal or until his or her successor is duly elected or appointed. The first directors of the Surviving Corporation shall be the persons whose names and addresses appear below:

Full Name	Prescribed Address
Arthur Halleran	Suite 700 – 838 West Hastings Street, Vancouver, BC, Canada V6C 0A6
David Thompson	Suite 700 – 838 West Hastings Street, Vancouver, BC, Canada V6C 0A6
Barry Wood	Suite 700 – 838 West Hastings Street, Vancouver, BC, Canada V6C 0A6
Kubilay Yildirim	Suite 700 – 838 West Hastings Street, Vancouver, BC, Canada V6C 0A6

Such directors shall hold office until the next annual meeting of shareholders of the Surviving Corporation or until their successors are elected or appointed.

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Section 2.5 Officers of Surviving Corporation. From and after the Effective Time, the officers of Trillion Delaware immediately prior to the Effective Time shall be the officers of the Surviving Corporation, each such officer to serve in such capacity until his or her earlier death, resignation or removal or until his or her successor is duly elected or appointed. The full names and offices of the first officers of the Surviving Corporation are:

Full Name	Office
Arthur Halleran	President and Chief Executive Officer
David Thompson	Treasurer and Chief Financial Officer

ARTICLE III
CANCELLATION AND CONVERSION OF STOCK

Section 3.1 Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any Common Stock in Trillion Delaware or the Trillion Delaware shareholdings in Trillion BC:

(a) Cancellation of Certain Common Stock. Each issued share of Common Stock that is owned or held by Trillion Delaware (as a treasury share or otherwise) or by any subsidiaries of Trillion Delaware (excluding, for the avoidance of doubt, any shares of Common Stock held in or for the benefit of any employee or director or otherwise held in trust, managed, custodial or nominee accounts and the like, including in respect of any employee or director benefit plans of Trillion Delaware or its subsidiaries) immediately prior to the Effective Time shall automatically be cancelled and retired and shall cease to exist, and no consideration shall be delivered or deliverable hereunder in connection with such cancellation.

(b) Conversion of Remaining Common Stock. Subject to Section 3.2(m), each outstanding share of Common Stock (other than the issued shares of Common Stock referenced in Section 3.1(a)) shall be converted into and shall become the right to receive one validly issued, fully paid and non-assessable Common Share.

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(c) Equity Incentive Plans. At the Effective Time, all outstanding options, awards of restricted stock or restricted stock units over Common Stock or other rights to purchase, acquire or receive shares of Common Stock (or the right to receive benefits or amounts by reference to those shares or their share price) under any of Trillion Delaware’s equity incentive plans, compensation plans and other benefit plans, agreements, awards and other similar arrangements (“Equity Plans”) shall be converted into options, awards of restricted stock or restricted stock units over Common Shares or other rights to purchase, acquire or receive Common Shares (or the right to receive benefits or amounts by reference to Common Shares or their share price), as applicable, on a one-for-one basis, as further described in Article IV.

Section 3.2 Surrender and Exchange of Shares.

(a) Following the date of this Agreement and in any event prior to the Effective Time, Trillion BC shall select a bank or trust company to act as exchange agent in connection with the Merger (including any successor and together with any other bank or trust company also selected by the Surviving Corporation, the “Exchange Agent”) for the purpose of delivering or causing to be delivered to each holder of Common Stock those Common Shares and any cash in lieu of fractional interests to which such holder shall become entitled to receive with respect to such holder’s shares of Common Stock pursuant to this Article III. The Exchange Agent shall act as agent for each holder of shares of Common Stock in connection therewith.

(b) The Exchange Agent shall act as the agent for each holder of shares of Common Stock to receive the Common Shares that such holder shall become entitled to receive with respect to such holder’s shares of Common Stock pursuant to this Article III.

(c) At or following the Effective Time, Trillion BC shall cause the deposit with the Exchange Agent, from time to time, of (i) such number of Common Shares, in such denominations as the Exchange Agent shall specify, as are deliverable pursuant to Section 3.1 and which, unless Trillion BC otherwise determines, shall be deposited with the Exchange Agent through the facilities of The Depository Trust Company (“DTC”), and (ii) such amount of cash that is payable pursuant to this Article III, in each case in respect of shares of Common Stock for which Certificates (as defined below) are expected to be properly delivered to the Exchange Agent.

(d) Except as the Surviving Corporation and Trillion BC shall otherwise determine, all Common Shares and cash in lieu of fractional interests, if any, deliverable in respect of shares of Common Stock held of record (other than such shares held of record by Cede & Co., as nominee for DTC) shall not be delivered to such holders of record directly, but shall be delivered instead to a bank or trust company selected by the Surviving Corporation and Trillion BC that is a participant in the facilities of DTC (the “Custodian”), which Custodian shall initially hold such shares for the benefit of such holders.

(e) Promptly after the Effective Time, the Surviving Corporation shall cause to be mailed to each record holder of shares of Common Stock immediately prior to the Effective Time, a letter of transmittal, which shall specify that delivery shall be effected, and risk of loss and title to any Certificates held by such holder representing such shares of Common Stock shall pass, only upon actual and proper delivery of the Certificates to the Exchange Agent.

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(f) Each holder of shares of Common Stock that are represented by certificates (“Certificates”) shall be entitled to receive in exchange for such holder’s shares of Common Stock that are represented by Certificates (excluding the holders of Dissenting Shares as defined herein), upon surrender to the Exchange Agent of one or more Certificates, together with a letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be required pursuant to such instructions, the number of whole Common Shares into which such holder’s shares of Common Stock represented by such holder’s properly surrendered Certificate(s) were converted in accordance with Section 3.1 and any cash dividends or other distributions that such holder has the right to receive pursuant to this Article III.

(g) If delivery of Common Shares is to be made to a person other than the person in whose name a surrendered Certificate is registered, it shall be a condition of delivery that the Certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer and that the person requesting such payment or delivery shall have (i) paid to the Exchange Agent any transfer and other taxes required by reason of the delivery of the Common Shares to a person other than the registered holder of the Certificate surrendered or (ii) shall have established to the satisfaction of the Exchange Agent that such tax either has been paid or is not applicable. Until so surrendered, each Certificate shall, after the Effective Time, represent for all purposes only the right to receive upon such surrender the applicable Common Shares as contemplated by this Article III and any cash dividends or other distributions that such holder has the right to receive pursuant to this Article III.

(h) At the Effective Time, the stock transfer books of Trillion Delaware shall be closed and thereafter there shall be no further registration of transfers of shares of Common Stock that were outstanding prior to the Effective Time. After the Effective Time, Certificates presented to the Surviving Corporation for transfer shall be cancelled and exchanged for the consideration provided for, and in accordance with the procedures set forth, in this Article III.

(i) Any Common Shares to be delivered plus any cash dividend or other distribution that a former holder of shares of Common Stock has the right to receive pursuant to this Article III that remains unclaimed by any former holder of shares of Common Stock after the Effective Time shall be held by the Exchange Agent. Any portion of such securities or funds that remains undistributed to the former holders of shares of Common Stock on the anniversary of the Effective Time shall be delivered to Trillion BC’s designee upon demand and any former holder of shares of Common Stock who has not theretofore complied with this Article III shall thereafter look only to Trillion BC for payment of any consideration due to it hereunder. None of the Surviving Corporation, Trillion BC, the Exchange Agent or any of their affiliates shall be liable to any former holder of shares of Common Stock for any securities properly delivered or any amount properly paid by the Exchange Agent or its nominee, as the case may be, to a public official pursuant to applicable abandoned property or escheat or similar law nine months after the Effective Time. If any Certificate has not been surrendered prior to the second anniversary of the Effective Time (or immediately prior to an earlier date on which the Common Shares in respect of the Certificate would otherwise escheat to or become the property of any governmental entity), any cash, share dividends and distributions otherwise payable in respect of the Certificate shall, to the extent permitted by applicable law, become the property of Trillion BC, free and clear of all claims or interest of any person previously entitled thereto.

(j) No dividends or other distributions with respect to Common Shares deliverable with respect to the shares of Common Stock shall be paid to the holder of any unsurrendered Certificates until after those Certificates are surrendered as provided in this Article III. After such surrender, there shall be delivered and/or paid to the holder of the Common Shares delivered in exchange therefor, without interest, (i) at the time of surrender, the dividends or other distributions payable with respect to those Common Shares with a record date on or after the date of the Effective Time and a payment date on or prior to the date of such surrender and not previously paid and (ii) at the appropriate payment date, the dividends or other distributions payable with respect to those Common Shares with a record date on or after the date of the Effective Time, but with a payment date subsequent to surrender.

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(k) No holder of Common Stock shall be entitled to exercise voting or other stockholder rights with respect to Common Shares deliverable with respect to such Common Stock until after such holder has surrendered the Certificates, if any, representing such Common Stock as provided in this Article III.

(l) In the event that any Certificate shall have been lost, stolen or destroyed, upon the holder’s compliance with the replacement requirements established by the Exchange Agent, including, if necessary, the posting by the holder of a bond in customary amount as indemnity against any claim that may be made against it with respect to the Certificate, the Exchange Agent shall deliver in exchange for the lost, stolen or destroyed Certificate the applicable Common Shares deliverable in respect of the shares of Common Stock represented by the Certificate pursuant to this Article III.

(m) Each holder of shares of Common Stock otherwise entitled to receive a fractional interest in an Common Share pursuant to the terms of this Article III shall be entitled to receive, in accordance with the provisions of this Section 3.2(m), a cash payment (without interest) in lieu of such fractional interest in an Common Share determined by multiplying the fractional interest in an Common Share to which such holder would otherwise be entitled by the closing price for Common Stock as reported on the OTC QB Tier operated by OTC Markets Inc. (“OTCQB”) on the last trading day prior to the date on which the Effective Time occurs. For purposes of this Section 3.2(m), all fractional interests to which a single holder would be entitled shall be aggregated and calculations shall be rounded to three decimal places. Any cash payment in lieu of a fractional interest shall be made in U.S. dollars and shall be rounded to the nearest cent.

(n) Notwithstanding anything in this Agreement to the contrary, the parties hereto and the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable to any former holder of shares of Common Stock pursuant to this Agreement any amounts as may be required to be deducted and withheld with respect to the making of such payment under the Code or under any provision of state, local or foreign tax law. To the extent that amounts are so withheld and paid over to the appropriate taxing authority, the relevant party shall be treated as though it withheld an appropriate amount of the type of consideration otherwise payable pursuant to this Agreement to any former holder of shares of Common Stock, sold this consideration for an amount of cash equal to the fair market value of the consideration at the time of the deemed sale and paid these cash proceeds to the appropriate taxing authority.

Section 3.3 Dissenters’ Rights. Each outstanding share of Common Stock, the holder of which has not approved the Merger transaction and demanded and perfected its demand for payment of the fair value of its shares in accordance with the DGCL applicable corporate laws (“Appraisal Rights”) and has not effectively withdrawn or lost its right to such payment (“Dissenting Shares”) shall not be converted into or represent a right to receive Common Shares pursuant to Section 3.2(f) hereof, and the holder thereof shall be entitled only to such rights as are granted by the Appraisal Rights. Each holder of Dissenting Shares who becomes entitled to payment for its shares of Common Stock pursuant to Appraisal Rights shall receive payment therefor from the Surviving Corporation (but only after the amount thereof shall have been agreed upon or finally determined pursuant to the Appraisal Rights).

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ARTICLE IV
EMPLOYEE BENEFIT AND COMPENSATION PLANS AND AGREEMENTS

Section 4.1 Assignment and Assumption of Equity Plans.

(a) At the Effective Time, Trillion Delaware shall assign to Trillion BC, and Trillion BC shall adopt and assume the rights and obligations of Trillion Delaware under any Trillion Delaware Stock Option or Incentive Plans, as amended (the “Incentive Plans”), including for purposes of Trillion BC granting new equity awards after the Effective Time, and such other plans, if any, so authorized by the Board (the “Assumed Plans”).

(b) At the Effective Time, Trillion Delaware shall assign to Trillion BC and Trillion BC shall assume all rights and obligations of Trillion Delaware with respect to all outstanding equity awards granted under any Equity Plans, including outstanding awards granted under the Incentive Plans, as amended, prior to the Effective Time, unless otherwise determined by the Board or the BC Board.

(c) To the extent an Equity Plan provides for the award of incentive stock options pursuant to Section 422 of the Code, approval of such plan prior to the Effective Time by Trillion Delaware, as shareholder of Trillion BC, shall be deemed, as of the Effective Time, to constitute shareholder approval of such Equity Plan and the issuance or delivery of Common Shares under the share limitations set forth thereunder for purposes of Section 422(b) of the Code, to the extent such shareholder approval is required. To the extent an Equity Plan is amended for purposes of facilitating compliance with British Columbia law or otherwise in connection with the Merger, including for purposes of compliance with the exemption applicable to employee share schemes under the British Columbia Corporations Act from certain provisions contained in the Corporations Act, adoption of this Agreement shall be deemed to constitute shareholder approval of such amendments.

Section 4.2 Application of Equity Plans to Common Shares. To the extent any Equity Plan provides for the grant, issuance, delivery or purchase of, or otherwise relates to, options, awards of restricted stock or restricted stock units or other rights to purchase, acquire or receive shares of Common Stock (or the right to receive benefits or amounts by reference to those shares or their share price), from and after the Effective Time, Trillion BC (or Trillion Delaware, if applicable) shall cause such Equity Plan to be amended to provide for the grant, issuance, delivery, acquisition or purchase of, or otherwise relate to Common Shares, as applicable, and all options or awards issued, or benefits available or based upon (including by reference to) the value of a specified number of shares of Common Stock, under such Equity Plans after the Effective Time shall entitle the holder thereof to purchase or receive, or receive payment based on (including by reference to), as applicable, an equal number of Common Shares in accordance with the terms of such Equity Plans. Except as provided in this Section 4.2 and for certain amendments to the Equity Plans to reflect the Merger and comply or facilitate compliance with applicable British Columbia and/or U.S. corporate, regulatory and tax law requirements, including (without limitation) amendments for purposes of compliance with the exemption applicable to employee share schemes under the Corporations Act from certain provisions contained in the Corporations Act, the outstanding options, restricted stock awards, restricted stock unit awards or other equity-based awards or benefits available under the terms of any Equity Plan at and following the Effective Time shall be subject to the same terms and conditions as under such Equity Plan and the agreements relating thereto immediately prior to the Effective Time (including, for greater certainty, having the same exercise or measurement price). Notwithstanding the foregoing, the number of Common Shares, as applicable, issuable or available upon the exercise, payment, issuance or availability of such option, award or benefit immediately after the Effective Time, and the exercise or measurement price of each such option, award or benefit, shall be subject to adjustment by Trillion BC, (or Trillion Delaware, if applicable) only to the extent necessary to comply with British Columbia and/or U.S. law. The foregoing adjustments shall be made in accordance with British Columbia and/or U.S. law (and administrative practice of applicable governmental authorities), including but not limited to (a) Section 409A of the Code and (b) the Treasury Regulations promulgated thereunder, to the extent such provisions are applicable to an option, award, or benefit.

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ARTICLE V
CONDITIONS PRECEDENT

Section 5.1 Conditions Precedent to the Obligations of Each Party. The obligations of the respective parties hereto to effect the Merger are subject to the satisfaction or waiver (if permitted by and subject to applicable law, unless otherwise indicated) of the following conditions:

(a) the adoption of this Agreement shall have been approved by the affirmative vote of the holders of a majority of the issued and outstanding shares of Common Stock entitled to vote thereon;

(b) Trillion Delaware shall have obtained any required consents, amendments and/or waivers with respect to its material contracts, and (ii) any other material credit and debt arrangements to which Trillion Delaware is a party, to the consummation of the Merger without triggering any acceleration or other material adverse consequences for Trillion Delaware or Trillion BC or other obligors thereunder;

(c) the Common Shares shall have been authorized for listing on the Canadian Securities Exchange, subject to official notice of issuance and satisfaction of other standard conditions;

(d) Andersen Tax LLP tax counsel to Trillion Delaware and Trillion BC, shall have delivered a tax opinion, as of the effective date of the Merger, in form and substance acceptable to Trillion BC;

(e) the registration statement on Form S-4/A of F-4 (as applicable), filed with the U.S. Securities and Exchange Commission by Trillion BC in connection with the offer of the Common Shares to be delivered as consideration pursuant to the Merger (the “Registration Statement”), shall have become effective under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and no stop order with respect thereto shall be in effect;

(f) no decree, order or injunction shall have been in effect with respect to the Registration Statement;

(g) no law or order prohibiting or pending lawsuit seeking to prohibit the Merger shall have been issued or filed by any competent U.S., Canada or British Columbia governmental entity;

(h) other than the filing of the Certificate of Merger provided for under Article I, all material consents and authorizations of, filings or registrations with, and notices to any governmental or regulatory authority required of Trillion Delaware, Trillion BC or any of their respective subsidiaries to consummate the Merger and the other transactions contemplated hereby, including without limitation any filings required under (i) applicable U.S. state securities and “Blue Sky” laws and (ii) applicable British Columbia securities laws, shall have been obtained or made;

(i) the Common Shares shall have been deemed eligible for deposit, book-entry and clearance services by DTC and its affiliates;

(j) Trillion BC has at all times, is and shall be solvent (and this condition shall not be subject to waiver); and

(k) Not in excess of 2% of the total issued and outstanding shares of Common Stock shall constitute Dissenting Shares as at the Effective Time of the Merger.

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ARTICLE VI
TERMINATION, AMENDMENT AND WAIVER

Section 6.1 Termination. This Agreement may be terminated and the Merger abandoned by action of the Board at any time prior to or after approval of the adoption of this Agreement by the stockholders of Trillion Delaware, but before the Effective Time.

Section 6.2 Effect of Termination. In the event this Agreement is terminated as provided in Section 6.1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Trillion Delaware, Trillion BC or any of their affiliates.

Section 6.3 Amendment. This Agreement may be amended by the parties hereto at any time before or after the stockholders of Trillion Delaware approve the adoption of this Agreement; provided, however, that after any such adoption by the Trillion Delaware stockholders, this Agreement shall not be further amended without the approval of the Trillion Delaware stockholders unless any such amendment shall not require the approval of such stockholders under applicable law. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

Section 6.4 Waiver. At any time prior to the Effective Time, the parties hereto may waive compliance with any of the agreements or covenants contained in this Agreement, or may (if permitted by and subject to applicable law) waive any of the conditions to the consummation of the Merger contained in this Agreement. Any agreement to any such waiver on behalf of a party hereto shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

ARTICLE VII
COVENANTS

Section 7.1 Rule 16b-3 Approval. Trillion Delaware and Trillion BC shall take, and cause their respective subsidiaries to take, all such steps as may reasonably be required to cause the transactions contemplated by Section 3.1 and any other dispositions of Trillion Delaware equity securities (including derivative securities thereof) or acquisitions of Common Shares (including derivative securities thereof) in connection with this Agreement by each individual who (a) is a director or officer of Trillion Delaware, or (b) at the Effective Time, is or shall become a director or officer of Trillion BC, to be exempt under Rule 16b-3 promulgated under the U.S. Securities Exchange Act of 1934, as amended.

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ARTICLE VIII
GENERAL PROVISIONS

Section 8.1 Assignment; Binding Effect; Benefit. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise), without the prior written consent of each of the other parties hereto. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

Section 8.2 Entire Agreement. This Agreement and any documents delivered by the parties hereto in connection (including any subscription agreement between one or more of the parties hereto) herewith constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties hereto with respect thereto.

Section 8.3 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its rules of conflict of laws that would apply any other law.

Section 8.4 Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by each of the parties hereto.

Section 8.5 Headings. Headings of the Articles and Sections of this Agreement are for the convenience of the parties hereto only and shall be given no substantive or interpretative effect whatsoever.

Section 8.6 Severability. If any provision of this Agreement is determined by any court or arbitrator of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such provision shall be enforced to the maximum extent possible given the intent of the parties hereto. If such clause or provision cannot be so enforced, such provision shall be stricken from this Agreement and the remainder of this Agreement shall be enforced as if such invalid, illegal or unenforceable clause or provision had (to the extent not enforceable) never been contained in this Agreement.

(Remainder of page intentionally left blank)

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The parties hereto have executed and delivered this Agreement as of the date indicated in the first sentence of this Agreement.

TRILLION ENERGY INTERNATIONAL INC.

By:	/s/Arthur Halleran
Name:	Arthur Halleran
Title:	CEO, Director

TRILLION ENERGY INC.

By:	/s/Arthur Halleran
Name:	Arthur Halleran
Title:	CEO, Director

(Signature Page to Agreement and Plan of Merger)

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SCHEDULE A

Amalgamation Application

AMALGAMATION APPLICATION

FORM 13 – BC COMPANY

A. INITIAL INFORMATION - When the amalgamation is complete, your company will be a BC limited company.

What kind of company (ies) will be involved in this amalgamation ?

(Check all applicable boxes.)

X	BC	Company

BC	unlimited liability company

B. NAME OF COMPANY

The amalgamated company is to adopt, as its name, the name of one of the amalgamating companies.

The name of the amalgamating company being adopted is: TRILLION ENERGY INTERNATIONAL INC.

The incorporation number of that company is:

C. AMALGAMATION STATEMENT – Please indicate the statement applicable to this amalgamation

X Without Court Approval:

This amalgamation has been effected without court approval. A copy of all of the required affidavits under section 277(1) have been obtained and the affidavit obtained from each amalgamating company has been deposited in that company’s records office.

D. AMALGAMATION EFFECTIVE DATE – Choose one of the following:

X The amalgamation is to take effect at the time that this application is filed with the registrar.

E. AMALGAMATING CORPORATIONS

Enter the name of each amalgamating corporation below. For each company, enter the incorporation number. If the amalgamating corporation is a foreign corporation, enter the foreign corporation’s jurisdiction and if registered in BC as an extraprovincial company, enter the extraprovincial company’s registration number. Attach an additional sheet if more space is required.

NAME OF AMALGAMATING CORPORATION	BC INCORPORTION NUMBER OR EXTRAPROVINCIAL REGISTRATION NUMBER IN BC	FOREIGN CORPORATION’S JURISDICTION
TRILLION ENERGY INC.	BC1145384

TRILLION ENERGY INTERNATIONAL INC.		Delaware

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F. FORMALITIES TO AMALGAMATION

If any amalgamating corporation is a foreign corporation, section 275 (1)(b) requires an authorization for the amalgamation from the foreign corporation’s jurisdiction to be filed.

G. CERTIFIED CORRECT - I have read this form and found it to be correct.

This form must be signed by an authorized signing authority for each of the amalgamating companies as set out in Item E.

NAME OF AUTHORIZED SIGNING AUTHORITY FOR THE AMALGAMATING CORPORATION	SIGNATURE OF AUTHORIZED SIGNING AUTHORITY FOR THE AMALGAMATING CORPORATION	DATE SIGNED
Arthur Halleran, President and Director of Trillion Energy Inc.	/s/Arthur Halleran	August 30, 2021

Arthur Halleran, President and Director of Trillion Energy International Inc.	/s/Arthur Halleran	August 30, 2021

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APPENDIX “B”

ARTICLES

Continuation No.

BUSINESS CORPORATIONS ACT

ARTICLES

OF

TRILLION ENERGY INC.

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BUSINESS CORPORATIONS ACT

ARTICLES

OF

TRILLION ENERGY INTERNATIONAL INC.
(the “Company”)

PART 1– INTERPRETATION

1.1	Definitions

Without limiting Article 1.2, in these Articles, unless the context requires otherwise:

“adjourned meeting” means the meeting to which a meeting is adjourned under Article 8.7 or 8.11;

“board” and “directors” mean the directors or sole director of the Company for the time being;

“Business Corporations Act” means the Business Corporations Act, S.B.C. 2002, c.57, and includes its regulations;

“Interpretation Act” means the Interpretation Act, R.S.B.C. 1996, c. 238;

“trustee”, in relation to a shareholder, means the personal or other legal representative of the shareholder, and includes a trustee in bankruptcy of the shareholder.

1.2	Business Corporations Act definitions apply

The definitions in the Business Corporations Act apply to these Articles.

1.3	Interpretation Act applies

The Interpretation Act applies to the interpretation of these Articles as if these Articles were an enactment.

1.4	Conflict in definitions

If there is a conflict between a definition in the Business Corporations Act and a definition or rule in the Interpretation Act relating to a term used in these Articles, the definition in the Business Corporations Act will prevail in relation to the use of the term in these Articles.

1.5	Conflict between Articles and legislation

If there is a conflict between these Articles and the Business Corporations Act, the Business Corporations Act will prevail.

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PART 2 – SHARES AND SHARE CERTIFICATES

2.1	Form of share certificate

Each share certificate issued by the Company must comply with, and be signed as required by, the Business Corporations Act.

2.2	Shareholder Entitled to Certificate or Acknowledgement

Each shareholder is entitled, without charge, to (a) one share certificate representing the shares of each class or series of shares registered in the shareholder’s name or (b) a non-transferable written acknowledgement of the shareholder’s right to obtain such a share certificate, provided that in respect of a share held jointly by several persons, the Company is not bound to issue more than one share certificate and delivery of a share certificate for a share to one of several joint shareholders or to one of the shareholders’ duly authorized agents will be sufficient delivery to all.

2.3	Sending of share certificate

Any share certificate to which a shareholder is entitled may be sent to the shareholder by mail and neither the Company nor any agent is liable for any loss to the shareholder because the certificate sent is lost in the mail or stolen.

2.4	Replacement of worn out or defaced certificate

If the directors are satisfied that a share certificate is worn out or defaced, they must, on production to them of the certificate and on such other terms, if any, as they think fit,

(a)	order the certificate to be cancelled, and

(b)	issue a replacement share certificate.

2.5	Replacement of lost, stolen or destroyed certificate

If a share certificate is lost, stolen or destroyed, a replacement share certificate must be issued to the person entitled to that certificate if the directors receive

(a)	proof satisfactory to them that the certificate is lost, stolen or destroyed, and

(b)	any indemnity the directors consider adequate.

2.6	Splitting share certificates

If a shareholder surrenders a share certificate to the Company with a written request that the Company issue in the shareholder’s name 2 or more certificates, each representing a specified number of shares and in the aggregate representing the same number of shares as the certificate, so surrendered, the Company must cancel the surrendered certificate and issue replacement share certificates in accordance with that request.

PART 3 – ISSUE OF SHARES

3.1	Directors authorized to issue shares

The directors may, subject to the rights of the holders of the issued shares of the Company, issue, allot, sell, grant options on or otherwise dispose of the unissued shares, and issued shares held by the Company, at the times, to the persons, including directors, in the manner, on the terms and conditions and for the issue prices that the directors, in their absolute discretion, may determine.

3.2	Company need not recognize unregistered interests

Except as required by law or these Articles, the Company need not recognize or provide for any person’s interests in or rights to a share unless that person is the shareholder of the share.

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PART 4 – SHARE TRANSFERS

4.1	Recording or registering transfer

A transfer of a share of the Company must not be registered

(a)	unless a duly signed instrument of transfer in respect of the share has been received by the Company and the certificate representing the share to be transferred has been surrendered and cancelled, or

(b)	if no certificate has been issued by the Company in respect of the share, unless a duly signed instrument of transfer in respect of the share has been received by the Company.

4.2	Form of instrument of transfer

The instrument of transfer in respect of any share of the Company must be either in the form, if any, on the back of the Company’s share certificates or in any other form that may be approved by the directors from time to time.

4.3	Signing of instrument of transfer

If a shareholder, or his or her duly authorized attorney, signs an instrument of transfer in respect of shares registered in the name of the shareholder, the signed instrument of transfer constitutes a complete and sufficient authority to the Company and its directors, officers and agents to register the number of shares specified in the instrument of transfer, or, if no number is specified, all the shares represented by share certificates deposited with the instrument of transfer,

(a)	in the name of the person named as transferee in that instrument of transfer, or

(b)	if no person is named as transferee in that instrument of transfer, in the name of the person on whose behalf the share certificate is deposited for the purpose of having the transfer registered.

4.4	Enquiry as to title not required

Neither the Company nor any director, officer or agent of the Company is bound to inquire into the title of the person named in the instrument of transfer as transferee or, if no person is named as transferee in the instrument of transfer, of the person on whose behalf the instrument is deposited for the purpose of having the transfer registered or is liable for any claim related to registering the transfer by the shareholder or by any intermediate owner or holder of the shares, of any interest in the shares, of any share certificate representing such shares or of any written acknowledgment of a right to obtain a share certificate for such shares.

4.5	Transfer fee

There must be paid to the Company, in relation to the registration of any transfer, the amount determined by the directors.

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PART 5 – ACQUISITION OF SHARES

5.1	Company authorized to purchase shares

Subject to the special rights and restrictions attached to any class or series of shares, the Company may, if it is authorized to do so by the directors, purchase or otherwise acquire any of its shares.

5.2	Company authorized to accept surrender of shares

The Company may, if it is authorized to do so by the directors, accept a surrender of any of its shares by way of gift or for cancellation.

5.3	Company authorized to convert fractional shares into whole shares

The Company may, if it is authorized to do so by the directors, convert any of its fractional shares into whole shares in accordance with, and subject to the limitations contained in, the Business Corporations Act.

PART 6 – BORROWING POWERS

6.1	Powers of directors

The directors may from time to time on behalf of the Company

(a)	borrow money in the manner and amount, on the security, from the sources and on the terms and conditions that they consider appropriate,

(b)	issue bonds, debentures and other debt obligations either outright or as security for any liability or obligation of the Company or any other person, and at any discount or premium and on such other terms as they consider appropriate,

(c)	guarantee the repayment of money by any other person or the performance of any obligation of any other person, and

(d)	mortgage or charge, whether by way of specific or floating charge, or give other security on the whole or any part of the present and future assets and undertaking of the Company.

PART 7 – GENERAL MEETINGS

7.1	Annual general meetings

Unless an annual general meeting is deferred or waived in accordance with section 182(2)(a) or (c) of the Business Corporations Act, the Company must hold its first annual general meeting within 18 months after the date on which it was incorporated or otherwise recognized, and after that must hold an annual general meeting at least once in each calendar year and not more than 15 months after the last annual general meeting.

7.2	When annual general meeting is deemed to have been held

If all of the shareholders who are entitled to vote at an annual general meeting consent by a unanimous resolution under the Business Corporations Act to all of the business that is required to be transacted at that annual general meeting, the annual general meeting is deemed to have been held on the date of the unanimous resolution. The shareholders must, in any unanimous resolution passed under this Article 7.2, select as the Company’s annual reference date a date that would be appropriate for the holding of the applicable annual general meeting.

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7.3	Calling of shareholder meetings

The directors may, whenever they think fit, call a meeting of shareholders.

7.4	Notice for meetings of shareholders

The Company must send notice of the date, time and location of any meeting of shareholders, in the manner provided in these Articles, or in such other manner, if any, as may be prescribed by ordinary resolution (whether previous notice of the resolution has been given or not), to each shareholder entitled to attend the meeting, to each director and to the auditor of the Company, unless these Articles otherwise provide, at least the following number of days before the meeting:

(a)	if and for so long as the Company is a public company, 21 days;

(b)	otherwise, 10 days.

7.5	Record date for notice

The directors may set a date as the record date for the purpose of determining shareholders entitled to notice of any meeting of shareholders. The record date must not precede the date on which the meeting is to be held by more than two months or, in the case of a general meeting requisitioned by shareholders under the Business Corporations Act, by more than four months. The record date must not precede the date on which the meeting is held by fewer than:

(a)	if and for so long as the Company is a public company, 21 days;

(b)	otherwise, 10 days.

If no record date is set, the record date is 5 p.m. on the day immediately preceding the first date on which the notice is sent or, if no notice is sent, the beginning of the meeting.

7.6	Record date for voting

The directors may set a date as the record date for the purpose of determining shareholders entitled to vote at any meeting of shareholders. The record date must not precede the date on which the meeting is to be held by more than two months or, in the case of a general meeting requisitioned by shareholders under the Business Corporations Act, by more than four months. If no record date is set, the record date is 5 p.m. on the day immediately preceding the first date on which the notice is sent or, if no notice is sent, the beginning of the meeting.

7.7	Failure to give notice and waiver of notice

The accidental omission to send notice of any meeting to, or the non-receipt of any notice by, any of the persons entitled to notice does not invalidate any proceedings at that meeting. Any person entitled to notice of a meeting of shareholders may, in writing or otherwise, waive or reduce the period of notice of such meeting.

7.8	Notice of special business at meetings of shareholders

If a meeting of shareholders is to consider special business within the meaning of Article 8.1, the notice of meeting must:

(a)	state the general nature of the special business; and

(b)	if the special business includes considering, approving, ratifying, adopting or authorizing any document or the signing of or giving of effect to any document, have attached to it a copy of the document or state that a copy of the document will be available for inspection by shareholders:

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(i)	at the Company’s records office, or at such other reasonably accessible location in British Columbia as is specified in the notice; and

(ii)	during statutory business hours on any one or more specified days before the day set for the holding of the meeting.

PART 8 – PROCEEDINGS AT MEETINGS OF SHAREHOLDERS

8.1	Special business

At a meeting of shareholders, the following business is special business:

(a)	at a meeting of shareholders that is not an annual general meeting, all business is special business except business relating to the conduct of or voting at the meeting;

(b)	at an annual general meeting, all business is special business except for the following:

(i)	business relating to the conduct of or voting at the meeting;

(ii)	consideration of any financial statements of the Company presented to the meeting;

(iii)	consideration of any reports of the directors or auditor;

(iv)	the setting or changing of the number of directors;

(v)	the election or appointment of directors;

(vi)	the appointment of an auditor;

(vii)	the setting of the remuneration of an auditor;

(viii)	business arising out of a report of the directors not requiring the passing of a special resolution or an exceptional resolution;

(ix)	any other business which, under these Articles or the Business Corporations Act, may be transacted at a meeting of shareholders without prior notice of the business being given to the shareholders.

8.2	Special majority

The majority of votes required for the Company to pass a special resolution at a meeting of shareholders is two-thirds of the votes cast on the resolution.

8.3	Quorum

Subject to the special rights and restrictions attached to the shares of any class or series of shares, the quorum for the transaction of business at a meeting of shareholders is 2 persons who are, or who represent by proxy, shareholders who, in the aggregate, hold at least 1/20 of the issued shares entitled to be voted at the meeting.

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8.4	One shareholder may constitute quorum

If there is only one shareholder entitled to vote at a meeting of shareholders,

(a)	the quorum is one person who is, or who represents by proxy, that shareholder, and

(b)	that shareholder, present in person or by proxy, may constitute the meeting.

8.5	Other persons may attend

The directors, the president, if any, the secretary, if any, and any lawyer or auditor for the Company are entitled to attend any meeting of shareholders, but if any of those persons do attend a meeting of shareholders, that person is not to be counted in the quorum, and is not entitled to vote at the meeting, unless that person is a shareholder or proxy holder entitled to vote at the meeting.

8.6	Requirement of quorum

No business, other than the election of a chair of the meeting and the adjournment of the meeting, may be transacted at any meeting of shareholders unless a quorum of shareholders entitled to vote at the meeting is present at the commencement of the meeting.

8.7	Lack of quorum

If, within 1/2 hour from the time set for the holding of a meeting of shareholders, a quorum is not present,

(a)	in the case of a general meeting convened by requisition of shareholders, the meeting is dissolved, and

(b)	in the case of any other meeting of shareholders, the meeting stands adjourned to the same day in the next week at the same time and place.

8.8	Lack of quorum at succeeding meeting

If, at the meeting to which the first meeting referred to in Article 8.7 was adjourned, a quorum is not present within 1/2 hour from the time set for the holding of the meeting, the persons present and who are, or who represent by proxy, shareholders entitled to attend and vote at the meeting constitute a quorum.

8.9	Chair

The following individual is entitled to preside as chair at a meeting of shareholders:

(a)	the chair of the board, if any;

(b)	if the chair of the board is absent or unwilling to act as chair of the meeting, the president, if any.

8.10	Alternate chair

At any meeting of shareholders, the directors present must choose one of their number to be chair of the meeting if: (a) there is no chair of the board or president present within 15 minutes after the time set for holding the meeting; (b) the chair of the board and the president are unwilling to act as chair of the meeting; or (c) if the chair of the board and the president have advised the secretary, if any, or any director present at the meeting, that they will not be present at the meeting. If, in any of the foregoing circumstances, all of the directors present decline to accept the position of chair or fail to choose one of their number to be chair of the meeting, or if no director is present, the shareholders present in person or by proxy must choose any person present at the meeting to chair the meeting.

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8.11	Adjournments

The chair of a meeting of shareholders may, and if so directed by the meeting must, adjourn the meeting from time to time and from place to place, but no business may be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

8.12	Notice of adjourned meeting

It is not necessary to give any notice of an adjourned meeting or of the business to be transacted at an adjourned meeting of shareholders except that, when a meeting is adjourned for 30 days or more, notice of the adjourned meeting must be given as in the case of the original meeting.

8.13	Motion need not be seconded

No motion proposed at a meeting of shareholders need be seconded unless the chair of the meeting rules otherwise, and the chair of any meeting of shareholders is entitled to propose or second a motion.

8.14	Manner of taking a poll

Subject to Article 8.15, if a poll is duly demanded at a meeting of shareholders,

(a)	the poll must be taken

(i)	at the meeting, or within 7 days after the date of the meeting, as the chair of the meeting directs, and

(ii)	in the manner, at the time and at the place that the chair of the meeting directs,

(b)	the result of the poll is deemed to be a resolution of, and passed at, the meeting at which the poll is demanded, and

(c)	the demand for the poll may be withdrawn.

8.15	Demand for a poll on adjournment

A poll demanded at a meeting of shareholders on a question of adjournment must be taken immediately at the meeting.

8.16	Demand for a poll not to prevent continuation of meeting

The demand for a poll at a meeting of shareholders does not, unless the chair of the meeting so rules, prevent the continuation of a meeting for the transaction of any business other than the question on which a poll has been demanded.

8.17	Poll not available in respect of election of chair

No poll may be demanded in respect of the vote by which a chair of a meeting of shareholders is elected.

8.18	Casting of votes on poll

On a poll, a shareholder entitled to more than one vote need not cast all the votes in the same way.

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8.19	Chair must resolve dispute

In the case of any dispute as to the admission or rejection of a vote given on a poll, the chair of the meeting must determine the same, and his or her determination made in good faith is final and conclusive.

8.20	Chair has no second vote

In case of an equality of votes, the chair of a meeting of shareholders does not, either on a show of hands or on a poll, have a casting or second vote in addition to the vote or votes to which the chair may be entitled as a shareholder.

8.21	Declaration of result

The chair of a meeting of shareholders must declare to the meeting the decision on every question in accordance with the result of the show of hands or the poll, as the case may be, and that decision must be entered in the minutes of the meeting.

8.22	Meetings by telephone or other communications medium

A shareholder or proxy holder who is entitled to participate in a meeting of shareholders may do so in person, or by telephone or other communications medium, if all shareholders and proxy holders participating in the meeting are able to communicate with each other; provided, however, that nothing in this Section shall obligate the Company to take any action or provide any facility to permit or facilitate the use of any communications medium at a meeting of shareholders. If one or more shareholders or proxy holders participate in a meeting of shareholders in a manner contemplated by this Section,

(a)	each such shareholder or proxy holder shall be deemed to be present at the meeting, and

(b)	the meeting shall be deemed to be held at the location specified in the notice of the meeting.

PART 9 – ALTERATIONS

9.1	Alteration of Authorized Share Structure

Subject to the Business Corporations Act, the Company may by resolution of the directors:

(a)	create one or more classes or series of shares or, if none of the shares of a class or series of shares are allotted or issued, eliminate that class or series of shares;

(b)	increase, reduce or eliminate the maximum number of shares that the Company is authorized to issue out of any class or series of shares or establish a maximum number of shares that the Company is authorized to issue out of any class or series of shares for which no maximum is established;

(c)	if the Company is authorized to issue shares of a class of shares with par value:

(i)	decrease the par value of those shares;

(ii)	if none of the shares of that class of shares are allotted or issued, increase the par value of those shares;

(iii)	subdivide all or any of its unissued, or fully paid issued, shares with par value into shares of smaller par value; or

(iv)	consolidate all or any of its unissued, or fully paid issued, shares with par value into shares of larger par value;

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(d)	subdivide all or any of its unissued, or fully paid issued, shares without par value;

(e)	consolidate all or any of its unissued, or fully paid issued, shares without par value;

(f)	subdivide all or any of its unissued, or fully paid issued, shares by way of a share dividend;

(g)	change all or any of its unissued, or fully paid issued, shares with par value into shares without par value or all or any of its unissued shares without par value into shares with par value;

(h)	alter the identifying name of any of its shares; or

(i)	otherwise alter its shares or authorized share structure when required or permitted to do so by the Business Corporations Act.

9.2	Change of Name

The Company may by resolution of the directors alter its Notice of Articles in order to change its name or adopt or change any translation of that name.

9.3	Other Alterations

If the Business Corporations Act does not specify the type of resolution and these Articles do not specify another type of resolution, the Company may by resolution of the directors alter these Articles.

PART 10 – VOTES OF SHAREHOLDERS

10.1	Voting rights

Subject to any special rights or restrictions attached to any shares and to the restrictions imposed on joint registered holders of shares under Article 10.3,

(a)	on a vote by show of hands, every person present who is a shareholder or proxy holder and entitled to vote at the meeting has one vote, and

(b)	on a poll, every shareholder entitled to vote has one vote in respect of each share held by that shareholder that carries the right to vote on that poll and may exercise that vote either in person or by proxy.

10.2	Trustee of shareholder may vote

A person who is not a shareholder may vote on a resolution at a meeting of shareholders, whether on a show of hands or on a poll, and may appoint a proxy holder to act at the meeting in relation to that resolution, if, before doing so, the person satisfies the chair of the meeting at which the resolution is to be considered, or satisfies all of the directors present at the meeting, that the person is a trustee for a shareholder who is entitled to vote on the resolution.

10.3	Votes by joint shareholders

If there are joint shareholders registered in respect of any share,

(a)	any one of the joint shareholders, but not both or all, may vote at any meeting, either personally or by proxy, in respect of the share as if that joint shareholder were solely entitled to it, or

(b)	if more than one of the joint shareholders is present at any meeting, personally or by proxy, the joint shareholder present whose name stands first on the central securities register in respect of the share is alone entitled to vote in respect of that share.

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10.4	Trustees as joint shareholders

Two or more trustees of a shareholder in whose sole name any share is registered are, for the purposes of Article 10.3, deemed to be joint shareholders.

10.5	Representative of a corporate shareholder

If a corporation that is not a subsidiary of the Company is a shareholder, that corporation may appoint a person to act as its representative at any meeting of shareholders of the Company, and,

(a)	for that purpose, the instrument appointing a representative must

(i)	be received at the registered office of the Company or at any other place specified, in the notice calling the meeting, for the receipt of proxies, at least 2 business days before the day set for the holding of the meeting, or

(ii)	be provided, at the meeting, to the chair of the meeting, and

(b)	if a representative is appointed under this Article 10.5,

(i)	the representative is entitled to exercise in respect of and at that meeting the same rights on behalf of the corporation that the representative represents as that corporation could exercise if it were a shareholder who is an individual, including, without limitation, the right to appoint a proxy holder, and

(ii)	the representative, if present at the meeting, is to be counted for the purpose of forming a quorum and is deemed to be a shareholder present in person at the meeting.

10.6	When proxy provisions do not apply

Articles 10.7 to 10.13 do not apply to the Company if and for so long as it is a public company.

10.7	Appointment of proxy holder

Every shareholder of the Company, including a corporation that is a shareholder but not a subsidiary of the Company, entitled to vote at a meeting of shareholders of the Company may, by proxy, appoint a proxy holder to attend and act at the meeting in the manner, to the extent and with the powers conferred by the proxy.

10.8	Alternate proxy holders

A shareholder may appoint one or more alternate proxy holders to act in the place of an absent proxy holder.

10.9	When proxy holder need not be shareholder

A person must not be appointed as a proxy holder unless the person is a shareholder, although a person who is not a shareholder may be appointed as a proxy holder if

(a)	the person appointing the proxy holder is a corporation or a representative of a corporation appointed under Article 10.5,

(b)	the Company has at the time of the meeting for which the proxy holder is to be appointed only one shareholder entitled to vote at the meeting, or

(c)	the shareholders present in person or by proxy at and entitled to vote at the meeting for which the proxy holder is to be appointed, by a resolution on which the proxy holder is not entitled to vote but in respect of which the proxy holder is to be counted in the quorum, permit the proxy holder to attend and vote at the meeting.

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10.10	Form of proxy

A proxy, whether for a specified meeting or otherwise, must be either in the following form or in any other form approved by the directors or the chair of the meeting:

(Name of Company)

The undersigned, being a shareholder of the above named Company, hereby appoints ___________________or, failing that person,___________________ , as proxy holder for the undersigned to attend, act and vote for and on behalf of the undersigned at the meeting of shareholders to be held on the day of and at any adjournment of that meeting.

Signed ______this day of ___________________, __________

_______________________________
Signature of shareholder

10.11	Provision of proxies

A proxy for a meeting of shareholders must

(a)	be received at the registered office of the Company or at any other place specified, in the notice calling the meeting, for the receipt of proxies, at least the number of business days specified in the notice, or if no number of days is specified, 2 business days, before the day set for the holding of the meeting, or

(b)	unless the notice provides otherwise, be provided at the meeting to the chair of the meeting.

10.12	Revocation of proxies

Subject to Article 10.13, every proxy may be revoked by an instrument in writing that is

(a)	received at the registered office of the Company at any time up to and including the last business day before the day set for the holding of the meeting at which the proxy is to be used, or

(b)	provided at the meeting to the chair of the meeting.

10.13	Revocation of proxies must be signed

An instrument referred to in Article 10.12 must be signed as follows:

(a)	if the shareholder for whom the proxy holder is appointed is an individual, the instrument must be signed by the shareholder or his or her trustee;

(b)	if the shareholder for whom the proxy holder is appointed is a corporation, the instrument must be signed by the corporation or by a representative appointed for the corporation under Article 10.5.

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10.14	Validity of proxy votes

A vote given in accordance with the terms of a proxy is valid despite the death or incapacity of the shareholder giving the proxy and despite the revocation of the proxy or the revocation of the authority under which the proxy is given, unless notice in writing of that death, incapacity or revocation is received

(a)	at the registered office of the Company, at any time up to and including the last business day before the day set for the holding of the meeting at which the proxy is to be used, or

(b)	by the chair of the meeting, before the vote is taken.

10.15	Production of evidence of authority to vote

The chair of any meeting of shareholders may, but need not, inquire into the authority of any person to vote at the meeting and may, but need not, demand from that person production of evidence as to the existence of the authority to vote.

PART 11 – DIRECTORS

11.1	First directors; number of directors

The first directors are the persons designated as directors of the Company in the Notice of Articles that applies to the Company when it is recognized under the Business Corporations Act. The number of directors, excluding additional directors appointed under Article 12.8, is set at:

(a)	subject to paragraph (b), the number of directors that is equal to the number of the Company’s first directors;

(b)	the number most recently established:

(i)	by ordinary resolution (whether or not previous notice of the resolution was given); and

(ii)	under Article 12.4;

provided, however, if the Company is a public company, the Company must have at least 3 directors.

11.2	Change in number of directors

If the number of directors is set under Articles 11.1(b)(i):

(a)	the shareholders may elect or appoint the directors needed to fill any vacancies in the board of directors up to that number;

(b)	if, contemporaneously with setting that number, the shareholders do not elect or appoint the directors needed to fill vacancies in the board of directors up to that number, then the directors may appoint, or the shareholders may elect or appoint, directors to fill those vacancies.

11.3	Directors’ acts valid despite vacancy

An act or proceeding of the directors is not invalid merely because fewer directors have been appointed or elected than the number of directors set or otherwise required under these Articles.

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11.4	Qualifications of directors

A director is not required to hold a share in the capital of the Company as qualification for his or her office but must be qualified as required by the Business Corporations Act to become, act or continue to act as a director.

11.5	Remuneration of directors

The directors are entitled to the remuneration, if any, for acting as directors as the directors may from time to time determine. If the directors so decide, the remuneration of the directors will be determined by the shareholders. That remuneration may be in addition to any salary or other remuneration paid to a director in such director’s capacity as an officer or employee of the Company.

11.6	Reimbursement of expenses of directors

The Company must reimburse each director for the reasonable expenses that he or she may incur in and about the business of the Company.

11.7	Special remuneration for directors

If any director performs any professional or other services for the Company that in the opinion of the directors are outside the ordinary duties of a director, or if any director is otherwise specially occupied in or about the Company’s business, he or she may be paid remuneration fixed by the directors, or, at the option of that director, fixed by ordinary resolution, and such remuneration may be either in addition to, or in substitution for, any other remuneration that he or she may be entitled to receive.

11.8	Gratuity, pension or allowance on retirement of director

Unless otherwise determined by ordinary resolution, the directors on behalf of the Company may pay a gratuity or pension or allowance on retirement to any director who has held any salaried office or place of profit with the Company or to his or her spouse or dependants and may make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension or allowance.

PART 12 – ELECTION AND REMOVAL OF DIRECTORS

12.1	Election at annual general meeting

At every annual general meeting and in every unanimous resolution contemplated by Article 7.2:

(a)	the shareholders entitled to vote at the annual general meeting for the election of directors must elect, or in the unanimous resolution appoint, a board of directors consisting of the number of directors for the time being set under these Articles; and

(b)	all the directors cease to hold office immediately before the election or appointment of directors under paragraph (a), but are eligible for re-election or re-appointment.

12.2	Consent to be a director

No election, appointment or designation of an individual as a director is valid unless:

(a)	that individual consents to be a director in the manner provided for in the Business Corporations Act;

(b)	that individual is elected or appointed at a meeting at which the individual is present and the individual does not refuse, at the meeting, to be a director; or

(c)	with respect to first directors, the designation is otherwise valid under the Business Corporations Act.

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12.3	Failure to elect or appoint directors

If:
(a) the Company fails to hold an annual general meeting, and all the shareholders who are entitled to vote at an annual general meeting fail to pass the unanimous resolution contemplated by Article 7.2, on or before the date by which the annual general meeting is required to be held under the Business Corporations Act; or

(b)	the shareholders fail, at the annual general meeting or in the unanimous resolution contemplated by Article 7.2, to elect or appoint any directors;

then each director in office at such time continues to hold office until the earlier of:

(c)	the date on which his or her successor is elected or appointed; and

(d)	the date on which he or she otherwise ceases to hold office under the Business Corporations Act or these Articles.

12.4	Places of retiring directors not filled

If, at any meeting of shareholders at which there should be an election of directors, the places of any of the retiring directors are not filled by that election, those retiring directors who are not re-elected and who are asked by the newly elected directors to continue in office will, if willing to do so, continue in office to fill the vacancies in the number of directors set pursuant to these Articles until further new directors are elected at a meeting of shareholders convened for that purpose. If any such election or continuance of directors does not result in the election or continuance of the number of directors set pursuant to these Articles, the number of directors of the Company is deemed to be set at the number of directors actually elected or continued in office.

12.5	Directors may fill casual vacancies

Any casual vacancy occurring in the board of directors may be filled by the directors.

12.6	Remaining directors’ power to act

The directors may act notwithstanding any vacancy in the board of directors, but if the Company has fewer directors in office than the number set pursuant to these Articles as the quorum of directors, the directors may only act for the purpose of appointing directors up to that number or for the purpose of summoning a meeting of shareholders to fill any vacancies on the board of directors or for any other purpose permitted by the Business Corporations Act.

12.7	Shareholders may fill vacancies

If the Company has no directors or fewer directors in office than the number set pursuant to these Articles as the quorum of directors, the shareholders may elect or appoint directors to fill any vacancies on the board of directors.

12.8	Additional directors

Notwithstanding Articles 11.1 and 11.2, between annual general meetings or unanimous resolutions contemplated by Article 7.2, the directors may appoint one or more additional directors, but the number of additional directors appointed under this Article 12.8 must not at any time exceed:

(a)	one-third of the number of first directors, if, at the time of the appointments, one or more of the first directors have not yet completed their first term of office; or

(b)	in any other case, one-third of the number of the current directors who were elected or appointed as directors other than under this Article 12.8.

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Any director so appointed ceases to hold office immediately before the next election or appointment of directors under Article 12.1(a), but is eligible for re-election or re-appointment.

12.9	Ceasing to be a director

A director ceases to be a director when:

(a)	the term of office of the director expires;

(b)	the director dies;

(c)	the director resigns as a director by notice in writing provided to the Company or a lawyer for the Company; or

(d)	the director is removed from office pursuant to Articles 12.10 or 12.11.

12.10	Removal of director by shareholders

The Shareholders may, by special resolution, remove any director before the expiration of his or her term of office, and may, by ordinary resolution, elect or appoint a director to fill the resulting vacancy. If the shareholders do not contemporaneously elect or appoint a director to fill the vacancy created by the removal of a director, then the directors may appoint, or the shareholders may elect or appoint by ordinary resolution, a director to fill that vacancy.

12.11	Removal of director by directors

The directors may remove any director before the expiration of his or her term of office if the director is convicted of an indictable offence, or if the director ceases to be qualified to act as a director of a company and does not promptly resign, and the directors may appoint a director to fill the resulting vacancy.

PART 13 – PROCEEDINGS OF DIRECTORS

13.1	Meetings of directors

The directors may meet together for the conduct of business, adjourn and otherwise regulate their meetings as they think fit, and meetings of the board held at regular intervals may be held at the place, at the time and on the notice, if any, that the board may by resolution from time to time determine.

13.2	Chair of meetings

Meetings of directors are to be chaired by

(a)	the chair of the board, if any,

(b)	in the absence of the chair of the board, the president, if any, if the president is a director, or

(c)	any other director chosen by the directors if

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(i)	neither the chair of the board nor the president, if a director, is present at the meeting within 15 minutes after the time set for holding the meeting,

(ii)	neither the chair of the board nor the president, if a director, is willing to chair the meeting, or

(iii)	the chair of the board and the president, if a director, have advised the secretary, if any, or any other director, that they will not be present at the meeting.

13.3	Voting at meetings

Questions arising at any meeting of directors are to be decided by a majority of votes and, in the case of an equality of votes, the chair of the meeting does not have a second or casting vote.

13.4	Meetings by telephone or other communications medium

A director may participate in a meeting of the directors or of any committee of the directors in person, or by telephone or other communications medium, if all directors participating in the meeting are able to communicate with each other. A director may participate in a meeting of the directors or of any committee of the directors by a communications medium other than telephone if all directors participating in the meeting, whether in person or by telephone or other communications medium, are able to communicate with each other and if all directors who wish to participate in the meeting agree to such participation. A director who participates in a meeting in a manner contemplated by this Article 13.4 is deemed for all purposes of the Business Corporations Act and these Articles to be present at the meeting and to have agreed to participate in that manner.

13.5	Who may call extraordinary meetings

A director may call a meeting of the board at any time. The secretary, if any, must on request of a director , call a meeting of the board.

13.6	Notice of extraordinary meetings

Subject to Articles 13.7 and 13.8, if a meeting of the board is called under Article 13.5, reasonable notice of that meeting, specifying the place, date and time of that meeting, must be given to each of the directors

(a)	by mail addressed to the director’s address as it appears on the books of the Company or to any other address provided to the Company by the director for this purpose,

(b)	by leaving it at the director’s prescribed address or at any other address provided to the Company by the director for this purpose, or

(c)	orally, by delivery of written notice or by telephone, voice mail, e-mail, fax or any other method of legibly transmitting messages.

13.7	When notice not required

It is not necessary to give notice of a meeting of the directors to a director if

(a)	the meeting is to be held immediately following a meeting of shareholders at which that director was elected or appointed or is the meeting of the directors at which that director is appointed, or

(b)	the director has filed a waiver under Article 13.9.

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13.8	Meeting valid despite failure to give notice

The accidental omission to give notice of any meeting of directors to any director, or the non-receipt of any notice by any director, does not invalidate any proceedings at that meeting.

13.9	Waiver of notice of meetings

Any director may file with the Company a document signed by the director waiving notice of any past, present or future meeting of the directors and may at any time withdraw that waiver with respect to meetings of the directors held after that withdrawal.

13.10	Effect of waiver

After a director files a waiver under Article 13.9 with respect to future meetings of the directors, and until that waiver is withdrawn, notice of any meeting of the directors need not be given to that director unless the director otherwise requires in writing to the Company.

13.11	Quorum

The quorum necessary for the transaction of the business of the directors may be set by the directors and, if not so set, is a majority of the directors.

13.12	If only one director

If, in accordance with Article 11.1, the number of directors is one, the quorum necessary for the transaction of the business of the directors is one director, and that director may constitute a meeting.

PART 14 – COMMITTEES OF DIRECTORS

14.1	Appointment of committees

The directors may, by resolution,

(a)	appoint one or more committees consisting of the director or directors that they consider appropriate,

(b)	delegate to a committee appointed under paragraph (a) any of the directors’ powers, except

(i)	the power to fill vacancies in the board,

(ii)	the power to change the membership of, or fill vacancies in, any committee of the board, and

(iii)	the power to appoint or remove officers appointed by the board, and

(c)	make any delegation referred to in paragraph (b) subject to the conditions set out in the resolution.

14.2	Obligations of committee

Any committee formed under Article 14.1, in the exercise of the powers delegated to it, must

(a)	conform to any rules that may from time to time be imposed on it by the directors, and

(b)	report every act or thing done in exercise of those powers to the earliest meeting of the directors to be held after the act or thing has been done.

14.3	Powers of board

The board may, at any time,

(a)	revoke the authority given to a committee, or override a decision made by a committee, except as to acts done before such revocation or overriding,

(b)	terminate the appointment of, or change the membership of, a committee, and

(c)	fill vacancies in a committee,

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14.4	Committee meetings

Subject to Article 14.2(a),

(a)	the members of a directors’ committee may meet and adjourn as they think proper,

(b)	a directors’ committee may elect a chair of its meetings but, if no chair of the meeting is elected, or if at any meeting the chair of the meeting is not present within 15 minutes after the time set for holding the meeting, the directors present who are members of the committee may choose one of their number to chair the meeting,

(c)	a majority of the members of a directors’ committee constitutes a quorum of the committee, and

(d)	questions arising at any meeting of a directors’ committee are determined by a majority of votes of the members present, and in case of an equality of votes, the chair of the meeting has no second or casting vote.

PART 15 – OFFICERS

15.1	Appointment of officers

The board may, from time to time, appoint a president, secretary or any other officers that it considers necessary, and none of the individuals appointed as officers need be a member of the board.

15.2	Functions, duties and powers of officers

The board may, for each officer,

(a)	determine the functions and duties the officer is to perform,

(b)	entrust to and confer on the officer any of the powers exercisable by the directors on such terms and conditions and with such restrictions as the directors think fit, and

(c)	from time to time revoke, withdraw, alter or vary all or any of the functions, duties and powers of the officer.

15.3	Remuneration

All appointments of officers are to be made on the terms and conditions and at the remuneration (whether by way of salary, fee, commission, participation in profits or otherwise) that the board thinks fit and are subject to termination at the pleasure of the board.

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PART 16 – CERTAIN PERMITTED ACTIVITIES OF DIRECTORS

16.1	Other office of director

A director may hold any office or place of profit with the Company (other than the office of auditor of the Company) in addition to his or her office of director for the period and on the terms (as to remuneration or otherwise) that the directors may determine.

16.2	No disqualification

No director or intended director is disqualified by his or her office from contracting with the Company either with regard to the holding of any office or place of profit the director holds with the Company or as vendor, purchaser or otherwise.

16.3	Professional services by director or officer

Subject to compliance with the provisions of the Business Corporations Act, a director or officer of the Company, or any corporation or firm in which that individual has an interest, may act in a professional capacity for the Company, except as auditor of the Company, and the director or officer or such corporation or firm is entitled to remuneration for professional services as if that individual were not a director or officer.

16.4	Remuneration and benefits received from certain entities

A director or officer may be or become a director, officer or employee of, or may otherwise be or become interested in, any corporation, firm or entity in which the Company may be interested as a shareholder or otherwise, and, subject to compliance with the provisions of the Business Corporations Act, the director or officer is not accountable to the Company for any remuneration or other benefits received by him or her as director, officer or employee of, or from his or her interest in, such other corporation, firm or entity.

PART 17 – INDEMNIFICATION

17.1	Indemnification of directors

The directors must cause the Company to indemnify its directors and former directors, and their respective heirs and personal or other legal representatives to the greatest extent permitted by Division 5 of Part 5 of the Business Corporations Act.

17.2	Deemed contract

Each director is deemed to have contracted with the Company on the terms of the indemnity referred to in Article 17.1.

PART 18 – AUDITOR

18.1	Remuneration of an auditor

The directors may set the remuneration of the auditor of the Company.

18.2	Waiver of appointment of an auditor

The Company shall not be required to appoint an auditor if all of the shareholders of the Company, whether or not their shares otherwise carry the right to vote, resolve by a unanimous resolution to waive the appointment of an auditor. Such waiver may be given before, on or after the date on which an auditor is required to be appointed under the Business Corporations Act, and is effective for one financial year only.

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PART 19 – DIVIDENDS

19.1	Declaration of dividends

Subject to the rights, if any, of shareholders holding shares with special rights as to dividends, the directors may from time to time declare and authorize payment of any dividends the directors consider appropriate.

19.2	No notice required

The directors need not give notice to any shareholder of any declaration under Article 19.1.

19.3	Directors may determine when dividend payable

Any dividend declared by the directors may be made payable on such date as is fixed by the directors.

19.4	Dividends to be paid in accordance with number of shares

Subject to the rights of shareholders, if any, holding shares with special rights as to dividends, all dividends on shares of any class or series of shares must be declared and paid according to the number of such shares held.

19.5	Manner of paying dividend

A resolution declaring a dividend may direct payment of the dividend wholly or partly by the distribution of specific assets or of paid up shares or fractional shares, bonds, debentures or other debt obligations of the Company, or in any one or more of those ways, and, if any difficulty arises in regard to the distribution, the directors may settle the difficulty as they consider expedient, and, in particular, may set the value for distribution of specific assets.

19.6	Dividend bears no interest

No dividend bears interest against the Company.

19.7	Fractional dividends

If a dividend to which a shareholder is entitled includes a fraction of the smallest monetary unit of the currency of the dividend, that fraction may be disregarded in making payment of the dividend and that payment represents full payment of the dividend.

19.8	Payment of dividends

Any dividend or other distribution payable in cash in respect of shares may be paid by cheque, made payable to the order of the person to whom it is sent, and mailed

(a)	subject to paragraphs (b) and (c), to the address of the shareholder,

(b)	subject to paragraph (c), in the case of joint shareholders, to the address of the joint shareholder whose name stands first on the central securities register in respect of the shares, or

(c)	to the person and to the address as the shareholder or joint shareholders may direct in writing.

19.9	Receipt by joint shareholders

If several persons are joint shareholders of any share, any one of them may give an effective receipt for any dividend, bonus or other money payable in respect of the share.

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PART 20 – ACCOUNTING RECORDS

20.1	Recording of financial affairs

The board must cause adequate accounting records to be kept to record properly the financial affairs and condition of the Company and to comply with the provisions of the Business Corporations Act.

PART 21 – EXECUTION OF INSTRUMENTS

21.1	Who may attest seal

The Company’s seal, if any, must not be impressed on any record except when that impression is attested by the signature or signatures of

(a)	any 2 directors,

(b)	any officer, together with any director,

(c)	if the Company has only one director, that director, or

(d)	any one or more directors or officers or persons as may be determined by resolution of the directors.

21.2	Sealing copies

For the purpose of certifying under seal a true copy of any resolution or other document, the seal must be impressed on that copy and, despite Article 21.1, may be attested by the signature of any director or officer.

21.3	Execution of documents not under seal

Any instrument, document or agreement for which the seal need not be affixed may be executed for and on behalf of and in the name of the Company by any one director or officer of the Company, or by any other person appointed by the directors for such purpose.

PART 22 – NOTICES

22.1	Method of giving notice

Unless the Business Corporations Act or these Articles provides otherwise, a notice, statement, report other record required or permitted by the Business Corporations Act or these Articles to be sent by or person may be sent by any one of the following methods:

(a)	mail addressed to the person at the applicable address for that person as follows:

(i)	for a record mailed to a shareholder, the shareholder’s registered address;

(ii)	for a record mailed to a director or officer, the prescribed address for mailing shown for the director or officer in the records kept by the Company or the mailing address provided by the recipient for the sending of that record or records of that class;

(iii)	in any other case, the mailing address of the intended recipient;

(b)	delivery at the applicable address for that person as follows, addressed to the person:

(i)	for a record delivered to a shareholder, the shareholder’s registered address;

(ii)	for a record delivered to a director or officer, the prescribed address for delivery shown for the director or officer in the records kept by the Company or the delivery address provided by the recipient for the sending of that record or records of that class;

(iii)	in any other case, the delivery address of the intended recipient;

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(c)	sending the record by fax to the fax number provided by the intended recipient for the sending of that record or records of that class;

(d)	sending the record by email to the email address provided by the intended recipient for the sending of that record or records of that class;

(e)	physical delivery to the intended recipient.

22.2	Deemed receipt of mailing

A record that is mailed to a person by ordinary mail to the applicable address for that person referred to in Article 22.1 is deemed to be received by the person to whom it was mailed on the day, Saturdays, Sundays and holidays excepted, following the date of mailing.

22.3	Certificate of sending

A certificate signed by the secretary, if any, or other officer of the Company or of any other corporation acting in that behalf for the Company stating that a notice, statement, report or other record was addressed as required by Article 22.1, prepaid and mailed or otherwise sent as permitted by Article 22.1 is conclusive evidence of that fact.

22.4	Notice to joint shareholders

A notice, statement, report or other record may be provided by the Company to the joint registered shareholders of a share by providing the notice to the joint registered shareholder first named in the central securities register in respect of the share.

22.5	Notice to trustees

A notice, statement, report or other record may be provided by the Company to the persons entitled to a share in consequence of the death, bankruptcy or incapacity of a shareholder by:

(a)	mailing the record, addressed to them:

(i)	by name, by the title of the legal personal representative of the deceased or incapacitated shareholder, by the title of trustee of the bankrupt shareholder or by any similar description; and

(ii)	at the address, if any, supplied to the Company for that purpose by the persons claiming to be so entitled; or

(b)	if an address referred to in Article 22.5(a)(ii) has not been supplied to the Company, by giving the notice in a manner in which it might have been given if the death, bankruptcy or incapacity had not occurred.

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PART 23 – RESTRICTION ON SHARE TRANSFER

23.1	Application

Article 23.2 does not apply to the Company if and for so long as it is a public company.

23.2	Consent required for transfer

No shares may be sold, transferred or otherwise disposed of without the consent of the directors and directors are not required to give any reason for refusing to consent to any such sale, transfer or disposition.

PART 24 – SPECIAL RIGHTS AND RESTRICTIONS

24.1	Preferred shares issuable in series

The Preferred shares may include one or more series and, subject to the Business Corporations Act, the directors may, by resolution, if none of the shares of any particular series are issued, alter the Articles of the Company and authorize the alteration of the Notice of Articles of the Company, as the case may be, to do one or more of the following:

(a)	determine the maximum number of shares of that series that the Company is authorized to issue, determine that there is no such maximum number, or alter any such determination;

(b)	create an identifying name for the shares of that series, or alter any such identifying name; and

(c)	attach special rights or restrictions to the shares of that series, or alter any such special rights or restrictions.

24.2	Dissolution or winding up

The holders of Preferred shares shall be entitled, on the liquidation or dissolution of the Company, whether voluntary or involuntary, or on any other distribution of its assets among its shareholders for the purpose of winding up its affairs, to receive, before any distribution is made to the holders of Common shares or any other shares of the Company ranking junior to the Preferred shares with respect to the repayment of capital on the liquidation or dissolution of the Company, whether voluntary or involuntary, or on any other distribution of its assets among its shareholders for the purpose of winding up its affairs, the amount paid up with respect to each Preferred share held by them, together with the fixed premium (if any) thereon, all accrued and unpaid cumulative dividends (if any and if preferential) thereon, which for such purpose shall be calculated as if such dividends were accruing on a day-to-day basis up to the date of such distribution, whether or not earned or declared, and all declared and unpaid non-cumulative dividends (if any and if preferential) thereon. After payment to the holders of the Preferred shares of the amounts so payable to them, they shall not, as such, be entitled to share in any further distribution of the property or assets of the Company, except as specifically provided in the special rights and restrictions attached to any particular series. All assets remaining after payment to the holders of Preferred shares as aforesaid shall be distributed rateably among the holders of the Common shares.

24.3	Preferred shares do not confer right to receive notice of, attend or vote at general meetings

Except for such rights relating to the election of directors on a default in payment of dividends as may be attached to any series of the Preferred shares by the directors, holders of Preferred shares shall not be entitled, as such, to receive notice of, or to attend or vote at, any general meeting of shareholders of the Company.

Full Name and Signature of Authorized Signatory:	Date of Signing

ARTHUR HALLERAN
,
Authorized Signatory for
TRILLION ENERGY INTERNATIONAL INC.

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SCHEDULE “B”

The text of Section 262 of Title 8 of the DGCL reads as follows:

“§ 262. Appraisal rights.

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 257, § 258, § 263 or § 264 of this title:

(1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of § 251 of this title.

(2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

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(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2) If the merger or consolidation was approved pursuant to § 228 or § 253 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

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(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

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(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation. (8 Del. C. 1953, § 262; 56 Del. Laws, c. 50; 56 Del. Laws, c. 186, § 24; 57 Del. Laws, c. 148, §§ 27-29; 59 Del. Laws, c. 106, § 12; 60 Del. Laws, c. 371, §§ 3-12; 63 Del. Laws, c. 25, § 14; 63 Del. Laws, c. 152, §§ 1, 2; 64 Del. Laws, c. 112, §§ 46-54; 66 Del. Laws, c. 136, §§ 30-32; 66 Del. Laws, c. 352, § 9; 67 Del. Laws, c. 376, §§ 19, 20; 68 Del. Laws, c. 337, §§ 3, 4; 69 Del. Laws, c. 61, § 10; 69 Del. Laws, c. 262, §§ 1-9; 70 Del. Laws, c. 79, § 16; 70 Del. Laws, c. 186, § 1; 70 Del. Laws, c. 299, §§ 2, 3; 70 Del. Laws, c. 349, § 22; 71 Del. Laws, c. 120, § 15; 71 Del. Laws, c. 339, §§ 49-52; 73 Del. Laws, c. 82, § 21.)”

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